As filed with the Securities and Exchange Commission on August 31, 2020

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MDC PARTNERS INC.
(Exact Name of Registrant as Specified in Its Charter)
Canada*	7311	98-0364441
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
330 Hudson Street, 10th Floor, New York, New York 10013
(646) 429-1800
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Jonathan B. Mirsky
General Counsel
330 Hudson Street, 10th Floor, New York, New York 10013
(646) 429-1800
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)
Copies of all communications to:
Craig B. Brod Adam E. Fleisher Kimberly R. Spoerri Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000	Grant McGlaughlin Gesta Abols Alex Nikolic Fasken Martineau DuMoulin LLP 333 Bay Street, Suite 2400 Toronto, Ontario, M5H 2T6 (416) 366-8381
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and the consummation of the domestication transaction covered hereby.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated Filer ☐	Accelerated filer ☒
Non-accelerated Filer ☐	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-border Issuer Tender Offer)   ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Class A Common Stock	75,375,875	$2.02	$152,259,268(2)	$19,763.25
Class B Common Stock	3,743	$-2.54(3)	$0	$0
Total	75,379,618		$152,259,268	$19,763.25

(1)
Represents the maximum number of shares of common stock of MDC US (as defined below) to be converted from common shares of MDC Partners Inc. (“MDC Canada”), in the proposed U.S. Domestication of MDC Canada described in the proxy statement/prospectus included in this registration statement, pursuant to which MDC Canada’s jurisdiction of incorporation will change from the federal jurisdiction of Canada to the State of Delaware pursuant to a “continuance” effected in accordance with Section 188 of the CBCA (as defined below) and a concurrent “domestication” effected in accordance with Section 388 of the General Corporation Law of the State of Delaware.

(2)
Calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices for MDC Canada Class A Common Shares as reported on NASDAQ on August 24, 2020 ($2.02 per share) multiplied by 75,375,875 (which is the sum of (a) the estimated maximum number of MDC Class A Common Shares and (b) the estimated maximum number of MDC Canada Class A Common Shares underlying the Company Incentive Awards).

(3)
Calculated pursuant to Rule 457(f)(2) solely for the purpose of calculating the registration fee based on the book value of the Class B Common Shares of the Registrant as of June 30, 2020.

(4)
The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act by multiplying the proposed maximum aggregate offering price for the securities by .0001298.

The Company hereby amends this Proxy Statement/Prospectus on such date or dates as may be necessary to delay its effective date until the Company files a further amendment which specifically states that this Proxy Statement/Prospectus shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Proxy Statement/Prospectus shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*
The Registrant intends, subject to shareholder approval, to effect a domestication under Section 388 of the General Corporation Law of the State of Delaware, pursuant to which the Registrant’s state of incorporation will be Delaware.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Proxy Statement/Prospectus shall not constitute any offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.
PRELIMINARY — SUBJECT TO COMPLETION — DATED AUGUST 31, 2020
PROXY STATEMENT/PROSPECTUS
PROPOSED U.S. DOMESTICATION — YOUR VOTE IS IMPORTANT
MDC Partners Inc. (the “Company” or “MDC Canada”) is proposing and submitting for approval a special resolution to change the Company’s jurisdiction of incorporation from the federal jurisdiction of Canada to the State of Delaware to:
(i) the holders (the “MDC Canada Common Shareholders”) of Class A Subordinate Voting shares of MDC Canada (the “MDC Canada Class A Common Shares”) and Class B shares of MDC Canada (the “MDC Canada Class B Common Shares” and, together with the MDC Canada Class A Common Shares, the “MDC Canada Common Shares”) and
(ii) the holders (the “MDC Canada Preferred Shareholders”) of MDC Canada Series 4 Convertible Preference Shares (the “MDC Canada Series 4 Shares”) and MDC Canada Series 6 Convertible Preference Shares (the “MDC Canada Series 6 Shares” and, together with the MDC Canada Series 4 Shares, the “MDC Canada Preferred Shares”).
The MDC Canada Common Shareholders and the MDC Canada Preferred Shareholders are collectively referred to herein as the “MDC Canada Shareholders” or the “Company Shareholders”. The MDC Canada Common Shares and the MDC Canada Preferred Shares are collectively referred to herein as the “MDC Canada Shares” or “Company Shares”.
A special meeting of the MDC Canada Shareholders will be held virtually at [           ] [a.m./p.m.] on [           ], 2020 (the “Meeting”), or at any adjournment or postponement thereof, at which MDC Canada Shareholders will be asked to consider a special resolution (the “U.S. Domestication Resolution”) to change the Company’s jurisdiction of incorporation from the federal jurisdiction of Canada to the State of Delaware (the “U.S. Domestication”) pursuant to a “continuance” effected in accordance with Section 188 of the Canada Business Corporations Act (the “CBCA”) and a concurrent “domestication” effected in accordance with Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”). The Company will become subject to the DGCL on the date of the U.S. Domestication (the Company from and after the U.S. Domestication, “MDC US”), but will be deemed for the purposes of the DGCL to have commenced its existence in Delaware on the date the Company amalgamated in Canada.
Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and shareholders, the Company has decided that the Meeting will be held solely by means of remote communication as a virtual meeting. A virtual Meeting enables registered Company Common Shareholders and duly appointed proxyholders to join us online, listen to the Meeting, ask questions online, and vote online at [           ] by clicking “I have a control number” and then entering your unique 13-digit control number located on your form of proxy and the password “[           ]” (case-sensitive). Company Common Shareholders and duly appointed proxyholders will have the ability to submit questions during the Meeting via the Meeting website.
To be effective, the U.S. Domestication Resolution must be approved by the affirmative vote of at least (i) two-thirds of the votes cast on the U.S. Domestication Resolution, virtually or by proxy by the Company Shareholders, voting together as a single class, and (ii) a majority of the votes cast on the U.S. Domestication Resolution, virtually or by proxy by the Company Shareholders, excluding the votes attached to Company Shares held by persons described in items (a) through (d) of Section 8.1(2) of Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions, with each class of Company Shares voting separately as a class. Each (i) issued and outstanding MDC Canada Class A Common Share, MDC Canada Series 4 Share and MDC Canada Series 6 Share on the Record Date is entitled to one vote and (ii) each issued and outstanding MDC Canada Class B Common Share on the Record Date is entitled to twenty votes on the U.S. Domestication Resolution.
Following the U.S. Domestication:
(a) each MDC Canada Class A Common Share held by non-dissenting holders will remain outstanding as a share of Class A Common Stock, par value $0.001 per share, of MDC US (the “MDC US Class A Common Shares”),
(b) each MDC Canada Class B Common Share held by non-dissenting holders will remain outstanding as a share of Class B Common Stock, par value $0.001 per share, of MDC US (the “MDC US Class B Common Shares” and, together with the MDC US Class A Common Shares, the “MDC US Common Shares”),
(c) each MDC Canada Series 4 Share held by non-dissenting holders will remain outstanding as a share of Series 4 Convertible Preferred Stock, par value $0.001 per share, of MDC US (the “MDC US Series 4 Shares”) and
(d) each MDC Canada Series 6 Share held by non-dissenting holders will remain outstanding as a share of Series 6 Convertible Preferred Stock, par value $0.001 per share, of MDC US (the “MDC US Series 6 Shares” and, together with the MDC US Series 4 Shares, the “MDC US Preferred Shares” and the MDC US Preferred Shares together with the MDC US Common Shares, “MDC US Shares”).
Registered MDC Canada Shareholders who dissent will have the right to be paid fair value by the Company for their MDC Canada Shares in accordance with the CBCA, provided that the holder strictly complies with the dissent procedures with respect to the U.S. Domestication Resolution and the U.S. Domestication becomes effective. For further information please see “The U.S. Domestication — Dissenting Shareholder Rights”.
The economic and other rights of the MDC US Class A Common Shares will be substantially similar to the economic and other rights of the MDC Canada Class A Common Shares and the economic and other rights of the MDC US Class B Common Shares will be substantially similar to the economic and other rights of the MDC Canada Class B Common Shares. The terms of the MDC US Series 4 Shares will be substantially similar in all respects to the terms of the MDC Canada Series 4 Shares. The terms of the MDC US Series 6 Shares will be substantially similar in all respects to the terms of the MDC Canada Series 6 Shares.
Due to differences between the laws of Canada and Delaware law, the rights of a shareholder of MDC Canada and the rights of a shareholder of MDC US will be different. In addition, there are differences between MDC Canada’s existing articles of amalgamation and by-law and MDC US’s Certificate of Incorporation (the “MDC US Certificate of Incorporation”) and bylaws (the “MDC US Bylaws”) as they will be in effect upon the completion of the U.S. Domestication. For further information regarding these differences, see “Comparison of Stockholder Rights” and “Description of Capital Stock”.
After the U.S. Domestication is complete, the business, assets and liabilities of MDC Canada immediately prior to the U.S. Domestication will be the same as the business, assets and liabilities of MDC US.
The board of directors of the Company (the “MDC Board”) unanimously recommends (with Mark Penn and Charlene Barshefsky abstaining from voting on, or participating in any deliberations with respect to, the U.S. Domestication) that MDC Canada Shareholders vote FOR the U.S. Domestication Resolution.

The MDC Board believes that the opportunity to enhance long-term value for shareholders will be greater as a U.S. company than as a Canadian company. In particular, the MDC Board, with the advice of its advisors, carefully considered the following reasons for proposing the U.S. Domestication.
•
Value — The MDC Board believes that the opportunity to enhance long-term value will be greater as a U.S. company than as a Canadian company. The MDC Board believes that changing its jurisdiction of incorporation to Delaware will make investing in our securities more desirable to certain investors, particularly to investors in investment vehicles that only include securities of U.S.-domiciled companies.

•
Better Reflection of the Operating Business — The MDC Board believes the U.S. Domestication will better reflect the Company’s U.S.-focused business and operations.

•
Certainty of Delaware Corporate Law — The MDC Board believes that the U.S. Domestication will provide more predictability and certainty under applicable Delaware law and provide investors with greater certainty as many U.S. public companies are incorporated in Delaware.

•
Streamlined Decision-making and Reduction in Legal Costs — The MDC Board believes that management will be able to streamline its decision-making and that the Company will be able to save certain external legal costs due to the diminished need for certain Canadian legal analyses following the U.S. Domestication.

•
Flexibility in Choosing Directors — The MDC Board believes that the Company will benefit from having more flexibility in choosing the members of our board of directors.

•
Approval of MDC Shareholders — The U.S. Domestication requires the approval of at least two-thirds of the votes cast by all of the Company Shareholders (with all holders voting as a single class) and at least the majority of the disinterested votes of the Company Shareholders (with each class of Company Shares voting separately as a class).

•
Dissent Rights — Registered Company Shareholders will have the ability to exercise dissent rights in respect of the U.S. Domestication and to be paid fair value of their Company Shares.

In the course of their deliberations, the MDC Board, in consultation with management and after considering information provided to management by their legal and tax advisors, also considered a number of risks and other potentially negative factors relating to the U.S. Domestication as described in greater detail under “Risks Relating to the U.S. Domestication”.
The MDC Board retains the discretion to proceed, or not to proceed, with the U.S. Domestication for any reason, including if it becomes likely that the Stagwell Combination or another change of control or combination transaction involving the Company will be consummated; a material number of Company Shareholders exercise their Dissent Rights; Company Shareholders bring suit against the Company in connection with the proposed U.S. Domestication or any disclosure with respect thereto; or if the tax cost is greater than anticipated.
On June 25, 2020, the Company received an unsolicited, non-binding proposal (the “Stagwell Proposal”) from The Stagwell Group LLC (“The Stagwell Group”), on behalf of Stagwell Media LP (“Stagwell Media”), pursuant to which the Company would combine with certain in-scope businesses of Stagwell Media (the “Stagwell Combination”). Mark Penn serves as president and managing partner of The Stagwell Group as well as the Chairman of the MDC Board and CEO of the Company. The Stagwell Group is the general partner of Stagwell Media. The Stagwell Group and its affiliates, including Mark Penn, hold 19.9% of the issued and outstanding Company Class A Common Shares and 100% of the issued and outstanding Company Series 6 Shares.
In response to the Stagwell Proposal, the MDC Board formed a special committee of independent directors to evaluate the Stagwell Proposal (the “Special Committee”). While the Stagwell Proposal remains under the consideration of the Special Committee, as of the date of this Proxy Statement/Prospectus, the Special Committee has not informed the MDC Board that the consummation of the Stagwell Combination is either likely or not likely. The MDC Board has determined that no additional information with respect to the status of the Stagwell Combination or the impact of the Stagwell Combination, if any, on the proposed U.S. Domestication is necessary or appropriate in order to enable the Company Shareholders to make an informed decision as to whether to vote for the U.S. Domestication Resolution. If the Company determines to undertake the Stagwell Combination or another change of control or combination transaction, some or all of the reasons provided above for the U.S. Domestication may no longer exist or there may be alternative ways to realize the benefits of the U.S. Domestication with potentially more favorable U.S. tax implications and less cost to the Company and its shareholders, depending on the transaction structure and the operations of the combined company. As such, in the event the Stagwell Combination or another change of control or combination transaction becomes likely, the MDC Board may determine not to proceed with the U.S. Domestication. Company Shareholders are urged to read the section titled “The U.S. Domestication — Overview” for a discussion of the MDC Board’s deliberations regarding the U.S. Domestication, including considerations relating to the Stagwell Proposal.
As discussed more fully under “U.S. Federal Income Tax Considerations for MDC Canada Shareholders,” the U.S. Domestication may trigger U.S. federal income tax for U.S. Holders (as defined in “U.S. Federal Income Tax Considerations for MDC Canada Shareholders”). In general, subject to the potential application of the PFIC rules (as described in “U.S. Federal Income Tax Considerations for MDC Canada Shareholders — U.S. Tax Consequences of the U.S. Domestication to U.S. Holders — Passive Foreign Investment Company Status”), U.S. Holders who own MDC Canada Shares with a fair market value of at least $50,000 at the time of the U.S. Domestication will be taxed on the built-in gain (if any) in their shares (unless they elect to include the “all earnings and profits amount”). See “U.S. Federal Income Tax Considerations for MDC Canada Shareholders” below for more information regarding certain U.S. federal income tax considerations relevant to such U.S. Holders and the election described above.
Notwithstanding the above, special rules apply to 10% U.S. Shareholders (as defined in “U.S. Federal Income Tax Considerations for MDC Canada Shareholders”). 10% U.S. Shareholders should consult their own tax advisors regarding the U.S. federal and other applicable tax consequences of the U.S. Domestication to them in light of their particular circumstances.
U.S. Holders are strongly urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the U.S. Domestication to them in their particular circumstances, including whether they would be considered 10% U.S. Shareholders, whether to make the “all earnings and profits” election where applicable, and the appropriate filing requirements with respect to this election.
Non-U.S. Holders (as defined in “U.S. Federal Income Tax Considerations for MDC Canada Shareholders”) generally should not be subject to U.S. federal income tax in respect of the U.S. Domestication, unless they have certain connections to the United States (see “U.S. Federal Income Tax Considerations for MDC Canada Shareholders” below for more information). However, depending on their particular circumstances (including their jurisdiction of fiscal residence), Non-U.S. Holders may be subject to non-U.S. taxes in respect of the U.S. Domestication.
MDC Canada Shareholders are urged to carefully read the sections of the Proxy Statement/Prospectus entitled “Certain Canadian Federal Income Tax Considerations” and “U.S. Federal Income Tax Considerations for MDC Canada Shareholders”, as applicable, and to consult with their own tax and other advisors.
The U.S. federal tax considerations described above do not take into account the impact, if any, of the Stagwell Combination if it were to occur.
The Proxy Statement/Prospectus is dated August 31, 2020 and is first being mailed on or about [           ], 2020, to MDC Canada Shareholders of record as of the close of business on the Record Date (as defined herein).
We urge you to read the Proxy Statement/Prospectus and the documents incorporated by reference herein carefully and in their entirety. In particular, you should consider the matters discussed in the section entitled “Risk Factors”, beginning on page 28 of the Proxy Statement/Prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission or Canadian securities regulatory authority has approved or disapproved of the securities to be issued in connection with the U.S. Domestication described in this Proxy Statement/Prospectus or determined if the Proxy Statement/Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[           ], 2020
Dear Shareholders:
You are invited to attend a special meeting (the “Meeting”) of:
(i)   the holders (the “MDC Canada Common Shareholders”) of Class A Subordinate Voting shares of MDC Partners Inc. (the “Company” or “MDC Canada”) (the “MDC Canada Class A Common Shares”) and Class B shares of MDC Canada (the “MDC Canada Class B Common Shares” and, together with the MDC Canada Class A Common Shares, the “MDC Canada Common Shares”) and
(ii)   the holders (the “MDC Canada Preferred Shareholders”) of MDC Canada Series 4 Convertible Preference Shares (the “MDC Canada Series 4 Shares”) and MDC Canada Series 6 Convertible Preference Shares (the “MDC Canada Series 6 Shares” and, together with the MDC Canada Series 4 Shares, the “MDC Canada Preferred Shares”)
to be held virtually at [           ] [a.m./p.m.] on [           ], 2020 (the “Meeting”), or at any adjournment or postponement thereof. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and shareholders, the Company has decided that the Meeting will be held solely by means of remote communication as a virtual meeting. A virtual Meeting enables registered Company Common Shareholders (as defined below) and duly appointed proxyholders to join us online, listen to the Meeting, ask questions online, and vote online at [           ] by clicking “I have a control number” and then entering your unique 13-digit control number located on your form of proxy and the password “[           ]” (case-sensitive). Company Common Shareholders and duly appointed proxyholders will have the ability to submit questions during the Meeting via the Meeting website.
The MDC Canada Common Shareholders and the MDC Canada Preferred Shareholders are collectively referred to herein as the “MDC Canada Shareholders” or the “Company Shareholders”. The MDC Canada Common Shares and the MDC Canada Preferred Shares are collectively referred to herein as the “MDC Canada Shares” or “Company Shares”.
The U.S. Domestication
At the Meeting, the MDC Canada Shareholders will be asked to consider a special resolution (the “U.S. Domestication Resolution”) to approve a change to the Company’s jurisdiction of incorporation from the federal jurisdiction of Canada to the State of Delaware (the “U.S. Domestication”) pursuant to a “continuance” effected in accordance with Section 188 of the Canada Business Corporations Act (the “CBCA”) and a concurrent “domestication” effected in accordance with Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”). The Company will become subject to the DGCL on the date of the U.S. Domestication (the Company from and after the U.S. Domestication, “MDC US”), but will be deemed for the purposes of the DGCL to have commenced its existence in Delaware on the date the Company amalgamated in Canada.
To be effective, the U.S. Domestication Resolution must be approved by the affirmative vote of at least (i) two-thirds of the votes cast on the U.S. Domestication Resolution, virtually or by proxy by the Company Shareholders, voting together as a single class, and (ii) a majority of the votes cast on the U.S. Domestication Resolution, virtually or by proxy by the Company Shareholders, excluding the votes attached to Company Shares held by persons described in items (a) through (d) of Section 8.1(2) of Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions, with each class of Company Shares voting separately as a class. Each (i) issued and outstanding MDC Canada Class A Common Share, MDC Canada Series 4 Share and MDC Canada Series 6 Share on the Record Date is entitled to one vote and (ii) each issued and outstanding MDC Canada Class B Common Share on the Record Date is entitled to twenty votes on the U.S. Domestication Resolution.

Following the U.S. Domestication:
(a)   each MDC Canada Class A Common Share held by non-dissenting holders will remain outstanding as a share of Class A Common Stock, par value $0.001 per share, of MDC US (the “MDC US Class A Common Shares”),
(b)   each MDC Canada Class B Common Share held by non-dissenting holders will remain outstanding as a share of Class B Common Stock, par value $0.001 per share, of MDC US (the “MDC US Class B Common Shares” and, together with the MDC US Class A Common Shares, the “MDC US Common Shares”),
(c)   each MDC Canada Series 4 Share held by non-dissenting holders will remain outstanding as a share of Series 4 Convertible Preferred Stock, par value $0.001 per share, of MDC US (the “MDC US Series 4 Shares”) and
(d)   each MDC Canada Series 6 Share held by non-dissenting holders will remain outstanding as a share of Series 6 Convertible Preferred Stock, par value $0.001 per share, of MDC US (the “MDC US Series 6 Shares” and, together with the MDC US Series 4 Shares, the “MDC US Preferred Shares” and the MDC US Preferred Shares together with the MDC US Common Shares, “MDC US Shares”).
Registered MDC Canada Shareholders who dissent will have the right to be paid fair value by MDC Canada for their MDC Canada Shares in accordance with the CBCA, provided that the holder strictly complies with the dissent procedures with respect to the U.S. Domestication Resolution and the U.S. Domestication becomes effective. For further information please see “The U.S. Domestication — Dissenting Shareholder Rights”.
The economic and other rights of the MDC US Class A Common Shares will be substantially similar to the economic and other rights of the MDC Canada Class A Common Shares and the economic and other rights of the MDC US Class B Common Shares will be substantially similar to the economic and other rights of the MDC Canada Class B Common Shares. The terms of the MDC US Series 4 Shares will be substantially similar in all respects to the terms of the MDC Canada Series 4 Shares. The terms of the MDC US Series 6 Shares will be substantially similar in all respects to the terms of the MDC Canada Series 6 Shares.
Due to differences between the laws of Canada and Delaware law, the rights of a shareholder of MDC Canada and the rights of a shareholder of MDC US will be different. In addition, there are differences between MDC Canada’s existing articles of amalgamation and by-law and MDC US’s Certificate of Incorporation (the “MDC US Certificate of Incorporation”) and bylaws (the “MDC US Bylaws”) as they will be in effect upon the completion of the U.S. Domestication. For further information regarding these differences, see “Comparison of Stockholder Rights” and “Description of Capital Stock”.
After the U.S. Domestication is complete, the business, assets and liabilities of MDC Canada immediately prior to the U.S. Domestication will be the same as the business, assets and liabilities of MDC US.
Board of Directors Recommendation
The board of directors of the Company (the “MDC Board”) unanimously recommends (with Mark Penn and Charlene Barshefsky abstaining from voting on, or participating in any deliberations with respect to, the U.S. Domestication) that MDC Canada Shareholders vote FOR the U.S. Domestication Resolution. In making its determination, the MDC Board, with the advice of its advisors, carefully considered a number of factors as described in the Proxy Statement/Prospectus under “The U.S. Domestication — Reasons for the U.S. Domestication”, “The U.S. Domestication — Risks of the U.S. Domestication” and “Risk Factors”.
Recent Developments
On June 25, 2020, the Company received an unsolicited, non-binding proposal (the “Stagwell Proposal”) from The Stagwell Group LLC (“The Stagwell Group”), on behalf of Stagwell Media LP (“Stagwell Media”), pursuant to which the Company would combine with certain in-scope businesses of Stagwell Media (the “Stagwell Combination”). Mark Penn serves as president and managing partner of The Stagwell Group as well as the Chairman of the MDC Board and CEO of the Company. The Stagwell Group is the general partner of Stagwell Media. The Stagwell Group and its affiliates, including Mark Penn, hold 19.9% of the issued and outstanding Company Class A Common Shares and 100% of the issued and outstanding Company Series 6 Shares.
In response to the Stagwell Proposal, the MDC Board formed a special committee of independent directors to evaluate the Stagwell Proposal (the “Special Committee”). While the Stagwell Proposal remains under the consideration of the Special Committee, as of the date of this Proxy Statement/Prospectus, the Special Committee has not informed the MDC Board that the consummation of the Stagwell Combination is either likely or not likely. The MDC Board has determined that no additional information with respect to the status of the Stagwell Combination or the impact of the Stagwell Combination, if any, on the proposed U.S. Domestication is necessary or appropriate in order to enable the Company Shareholders to make an informed decision as to whether to vote for the U.S. Domestication Resolution. If the Company determines to undertake the Stagwell Combination or another change of control or combination transaction, some or all of the reasons provided above for the U.S. Domestication may no longer exist or there may be alternative ways to realize the benefits of the U.S. Domestication with potentially more favorable U.S. tax implications and less cost to the Company and its shareholders, depending on the transaction structure and the operations of the combined company. As such, in the event the Stagwell Combination or another change of control or combination transaction becomes likely, the MDC Board may determine not to proceed with the U.S. Domestication. Company Shareholders are urged to read the section titled “The U.S. Domestication — Overview” for a discussion of the MDC Board’s deliberations regarding the U.S. Domestication, including considerations relating to the Stagwell Proposal.
Tax Treatment for MDC Canada Shareholders
The U.S. Domestication may have different tax consequences for MDC Canada Shareholders resident in Canada as compared to MDC Canada Shareholders resident in the United States. In addition, there may be different income tax treatment that applies to Canadian and U.S. resident holders of MDC US Shares in respect of dividend and withholding taxes, as compared to the tax consequences that apply in respect of holding MDC Canada Shares. MDC Canada Shareholders are urged to carefully read the sections of the Proxy Statement/Prospectus entitled “Certain Canadian Federal Income Tax Considerations” and “U.S. Federal Income Tax Considerations for MDC Canada Shareholders” and to consult with their own tax and other advisors.
U.S. Domestication Completion Date
Subject to the satisfaction of all conditions, it is anticipated that the U.S. Domestication will be completed following the approval of U.S. Domestication Resolution by the MDC Canada Shareholders.
Please refer to the Proxy Statement/Prospectus for a more detailed description of the U.S. Domestication and a more detailed description of the Company’s reasons for the U.S. Domestication and the risk factors relating to the U.S. Domestication. Please give the Proxy Statement/Prospectus your careful consideration and consult your financial, tax or other professional advisors regarding the consequences of the U.S. Domestication to you.
Voting Your MDC Canada Shares
Your vote is very important regardless of the number of MDC Canada Shares that you own. Enclosed with this letter is the Notice of Special Meeting and Proxy Statement/Prospectus and a form of proxy or voting instruction form.
Please complete and deliver either the enclosed form of proxy or voting instruction form, as applicable, on the Internet, or by telephone, mail or fax, so that it is received prior to [           ] [a.m./p.m.] on [           ], 2020, to ensure your representation at the Meeting.
If you require assistance with voting your MDC Canada Shares, please contact MDC Canada’s strategic shareholder advisor and proxy solicitation agent, Kingsdale Advisors, as follows:

Kingsdale Advisors
130 King Street West, Suite 2950, P.O. Box 361
Toronto, Ontario M5X 1E2
Call Toll-Free (within North America):
1-877-659-1821
Call Collect (outside North America):
1-416-867-2272
On behalf of the Company, I would like to thank you for your continuing support.
Sincerely,
“Irwin D. Simon”
Irwin D. Simon
Lead Independent Director

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
NOTICE IS HEREBY GIVEN that a special meeting (such meeting and any adjournments and postponements thereof referred to as the “Meeting”) of:
(i)   the holders (the “MDC Canada Common Shareholders”) of Class A Subordinate Voting shares of MDC Partners Inc. (the “Company” or “MDC Canada”) (the “MDC Canada Class A Common Shares”) and Class B shares of MDC Canada (the “MDC Canada Class B Common Shares” and, together with the MDC Canada Class A Common Shares, the “MDC Canada Common Shares”) and
(ii)   the holders (the “MDC Canada Preferred Shareholders”) of MDC Canada Series 4 Convertible Preference Shares (the “MDC Canada Series 4 Shares”) and MDC Canada Series 6 Convertible Preference Shares (the “MDC Canada Series 6 Shares” and, together with the MDC Canada Series 4 Shares, the “MDC Canada Preferred Shares” and the MDC Canada Common Shares together with the MDC Canada Preferred Shares, the “MDC Canada Shares” or “Company Shares”)
will be held virtually at [           ] [a.m./p.m.] on [           ], 2020, for the following purposes:
1.
to consider and, if deemed advisable, to approve (i) a special resolution (the “U.S. Domestication Resolution”) of the MDC Canada Common Shareholders, the MDC Canada Series 4 Shareholders and the MDC Canada Series 6 Shareholders (collectively, the “MDC Canada Shareholders” or “Company Shareholders”), voting together as a class, and (ii) an ordinary resolution of the MDC Canada Shareholders, excluding the votes attached to the Company Shares held by persons described in items (a) through (d) of Section 8.1(2) of Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions, with each class of Company Shares voting separately as a class, to approve a change to the Company’s jurisdiction of incorporation from the federal jurisdiction of Canada to the State of Delaware (the “U.S. Domestication”) pursuant to a “continuance” effected in accordance with Section 188 of the Canada Business Corporations Act (the “CBCA”) and a concurrent “domestication” effected in accordance with Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”), and

2.
to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

This notice of special meeting of MDC Canada Shareholders (the “Notice of Special Meeting”) and the accompanying Proxy Statement/Prospectus are available on the Company’s website at www.mdc-partners.com, on SEDAR at www.sedar.com and on the SEC’s website at www.sec.gov.
The board of directors of the Company (the “MDC Board”) has fixed the close of business on [           ], 2020 as the record date for determining MDC Canada Shareholders who are entitled to attend and vote at the Meeting (the “Record Date”). Only MDC Canada Shareholders whose names have been entered in the applicable registers of MDC Canada Shareholders, as of the close of business on the Record Date are entitled to receive notice of and vote at the Meeting.
MDC Canada Shareholders are encouraged to complete, sign and return the enclosed form of proxy. To be valid, proxies must be received by the Company’s transfer agent, AST Trust Company (Canada), Attn: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1, by fax 1-866-781-3111 (toll-free North America) or 416-368-2502, by e-mail at proxyvote@astfinancial.com, by internet voting at www.astvotemyproxy.com, or by telephone voting at 1-888-489-5760 no later than [           ] [a.m./p.m.] on [           ], 2020 or, if the Meeting is adjourned or postponed, by no later than 48 hours (excluding Saturday, Sunday and statutory holidays in Canada and the U.S.) before the time of the adjourned or postponed Meeting. Notwithstanding the foregoing, the Chairman of the Meeting has the discretion to accept proxies received after such deadline and the time limit for deposit of proxies may be waived or extended by the Chairman of the Meeting at his or her discretion, without notice.
If you are a beneficial (non-registered) holder of MDC Canada Shares and receive these materials through a broker, bank, trust company or other intermediary or nominee, you must provide your voting instructions or complete, sign and return the voting instruction form in accordance with the instructions provided by your broker, bank, trust company or other intermediary or nominee.

MDC Canada Shareholders who are planning to return the form of proxy or voting instruction form are encouraged to review the Proxy Statement/Prospectus carefully before submitting such form.
Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and shareholders, the Company has decided that the Meeting will be held solely by means of remote communication as a virtual meeting. A virtual Meeting enables registered Company Common Shareholders and duly appointed proxyholders to join us online, listen to the Meeting, ask questions online, and vote online at [           ] by clicking “I have a control number” and then entering your unique 13-digit control number located on your form of proxy and the password “[           ]” (case-sensitive). Company Common Shareholders and duly appointed proxyholders will have the ability to submit questions during the Meeting via the Meeting website.
Registered MDC Canada Shareholders who wish to dissent must strictly comply with the dissent procedures prescribed by the CBCA. An MDC Canada Shareholder’s right to dissent is more particularly described in the Proxy Statement/Prospectus under the heading “The U.S. Domestication — Dissenting Shareholder Rights”. A copy of the text of Section 190 of the CBCA is set forth in Appendix A to the Proxy Statement/Prospectus. It is strongly suggested that any MDC Canada Shareholder wishing to dissent seek independent legal advice, as the failure to strictly comply with the requirements set forth in Section 190(1) of the CBCA, may result in the loss of any right of dissent.
Persons who are beneficial owners of MDC Canada Shares registered in the name of a broker, bank, trust company or other intermediary or nominee who wish to dissent should be aware that only registered MDC Canada Shareholders are entitled to dissent. Accordingly, a beneficial owner of MDC Canada Shares desiring to exercise this right must make arrangements for the MDC Canada Shares beneficially owned by such MDC Canada Shareholder to be registered in the MDC Canada Shareholder’s name prior to the time the dissent notice is required to be received by the Company, or, alternatively, make arrangements for the registered holder of such MDC Canada Shares to dissent on the MDC Canada Shareholder’s behalf. An MDC Canada Shareholder that votes in favor of the U.S. Domestication Resolution will not be entitled to dissent rights but an MDC Canada Shareholder’s failure to vote against the U.S. Domestication Resolution will not constitute a waiver of such shareholder’s dissent rights. A vote against the U.S. Domestication Resolution will not be deemed to satisfy notice requirements under the CBCA with respect to dissent rights.
If you have any questions about the information contained in this Notice of Special Meeting and the accompanying Proxy Statement/Prospectus or require assistance in voting your MDC Canada Shares, please contact the Company’s strategic shareholder advisor and proxy solicitation agent, Kingsdale Advisors, as follows:
Kingsdale Advisors
130 King Street West, Suite 2950, P.O. Box 361
Toronto, Ontario M5X 1E2
Call Toll-Free (within North America):
1-877-659-1821
Call Collect (outside North America):
1-416-867-2272
DATED at August 31, 2020

ADDITIONAL INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other business and financial information with the U.S. Securities and Exchange Commission (the “SEC”) and on the System for Electronic Document Analysis and Retrieval (“SEDAR”). Financial information about the Company is provided in its annual consolidated financial statements as of December 31, 2019 and 2018 and for the three years ended December 31, 2019 and accompanying management’s discussion and analysis (“MD&A”) for the year ended December 31, 2019, the Company’s unaudited consolidated financial statements for the three-months ended March 31, 2020 and accompanying MD&A for the three-months ended March 31, 2020, both recasted in the Company’s Current Report on Form 8-K filed with the SEC on August 31, 2020, and in the Company’s unaudited consolidated financial statements for the six-months ended June 30, 2020 and accompanying MD&A for the six-months ended June 30, 2020. The Company files reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at www.sec.gov containing this information. Such information is also available under the Company’s profile on SEDAR at www.sedar.com. You can also obtain these documents, free of charge, from the Company at www.mdc-partners.com/investors. The information contained on, or that may be accessed through, the Company’s website is not incorporated by reference into, and is not a part of, the Proxy Statement/Prospectus.
In addition to the information set forth in the Proxy Statement/Prospectus, SEC rules allow MDC to “incorporate by reference” information into the Proxy Statement/Prospectus, which means that MDC can disclose important information to you by referring you to another document filed separately with the SEC. You may read and copy the documents incorporated by reference at the SEC’s website mentioned above. Statements contained in the Proxy Statement/Prospectus as to the contents of any contract or other documents referred to in the Proxy Statement/Prospectus are not necessarily complete. In each case, you should refer to the copy of the applicable agreement or other document incorporated herein by reference or attached hereto as an appendix.
This Proxy Statement/Prospectus incorporates important business and financial information about the Company from documents that are not attached to this Proxy Statement/Prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this Proxy Statement, including copies of financial statements and MD&A, free of charge by requesting them in writing or by telephone from the Company or from its strategic shareholder advisor and proxy solicitation agent at the following addresses and telephone numbers:
Kingsdale Advisors
130 King Street West, Suite 2950, P.O. Box 361
Toronto, Ontario M5X 1E2
Call Toll-Free (within North America):
1-877-659-1821
Call Collect (outside North America):
1-416-867-2272
If you would like to request any documents, please do so by [           ], 2020 in order to receive them before the Meeting.
For a more detailed description of the information incorporated by reference into the Proxy Statement/Prospectus and how you may obtain it, see “Where You Can Find More Information”.

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This Proxy Statement/Prospectus, which forms part of a registration statement on Form S-4 filed with the SEC, constitutes a prospectus under the U.S. Securities Act with respect to the shares of the Company. This Proxy Statement/Prospectus also constitutes a notice of meeting with respect to the Meeting.
You should rely only on the information contained in or incorporated by reference into this Proxy Statement/Prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this Proxy Statement/Prospectus. This Proxy Statement/Prospectus is dated August 31, 2020, and you should assume that the information contained in this Proxy Statement/Prospectus is accurate only as of such date. You should also assume that the information incorporated by reference into this Proxy Statement/Prospectus is only accurate as of the date of such information.
This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Information both included and incorporated by reference in this Proxy Statement/Prospectus may contain certain forward-looking statements (collectively, “forward-looking statements”) within the meaning of Section 21E of the U.S. Exchange Act and the United States Private Securities Litigation Reform Act of 1995, as amended, and “forward-looking information” under applicable Canadian securities laws. Statements in this document that are not historical facts, including statements about the Company’s beliefs and expectations and recent business and economic trends, constitute forward-looking statements. Words such as “estimate,” “project,” “target,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “should,” “would,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “future,” “assume,” “forecast,” “focus,” “continue,” or the negative of such terms or other variations thereof and terms of similar substance used in connection with any discussion of current plans, estimates and projections are subject to change based on a number of factors, including those outlined in this section. Such forward-looking statements may include, but are not limited to, statements related to: future financial performance and the future prospects of the Company’s business and operations; the Stagwell Proposal; information concerning the U.S. Domestication; the anticipated benefits of the U.S. Domestication; the likelihood of the U.S. Domestication being completed; the anticipated outcomes of the U.S. Domestication; the tax impact of the U.S. Domestication on the Company and the Company Shareholders; the timing of the Meeting; the Required Shareholder Approvals (as defined below) and regulatory and stock exchange approval of the U.S. Domestication; the anticipated Effective Date (as defined below); and the timing of the implementation of the U.S. Domestication.
Forward-looking statements in this Proxy Statement/Prospectus are based on certain key expectations and assumptions made by the Company. Although the management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The material assumptions upon which such forward-looking statements are based include, among others, assumptions with respect to: the ability to receive, in a timely manner and on satisfactory terms, the Required Shareholder Approval, the authorization of the Director under the CBCA and the consent of the lenders under our existing credit facility for the U.S. Domestication; applicability of certain U.S. and Canadian securities regulations and exemptions; the inclusion of the MDC US Class A Common Shares in U.S. stock market indices; the reaction of the capital markets to the U.S. Domestication; the future marketability of the MDC US Class A Common Shares; general business, economic and market conditions; the competitive environment; anticipated and unanticipated tax consequences; and anticipated and unanticipated costs.
These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Important factors that could cause actual results and expectations to differ materially from those indicated by such forward-looking statements include, without limitation, the risks and uncertainties set forth under the section entitled “Risk Factors” beginning on page 28 of this Proxy Statement/Prospectus, and under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2019 under Item 1A and in the Company’s Quarterly Report on Form 10-Q for the six-months ended June 30, 2020 under Item 1A, which are incorporated herein by reference. These and other risk factors include, but are not limited to, the following:
•
U.S. Domestication may result in material Canadian federal income tax (including material Canadian “emigration tax”) and/or material U.S. federal income tax for the Company or MDC US (including in the future, as a result of, among other things, MDC US becoming a U.S. taxpayer and the utilization of net operating loss carry forwards of Maxxcom Inc. in respect of certain U.S. taxable income resulting from the U.S. Domestication). For more information, see the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Information”.

•
The potential corporate tax cost of the U.S. Domestication, which is directly related to the valuation of the Company’s assets at the time of the U.S. Domestication, and the risk that the valuation the Company has prepared may be subject to audit risk, resulting in additional tax costs.

•
The Company may fail to realize the perceived benefits of the U.S. Domestication or its business may be impacted by the uncertainty associated with the U.S. Domestication.

•
U.S. governed companies incur greater risk of class action shareholder litigation as compared to Canadian governed companies.

•
the U.S. Domestication is conditional upon obtaining the Required Shareholder Approval and consent of the Company’s lenders under our existing credit facility, and these approvals may not be obtained. Further, the MDC Board retains the discretion to proceed, or not to proceed, with the U.S. Domestication for any reason, including if it becomes likely that the Stagwell Combination or another change of control or combination transaction involving the Company will be consummated; a material number of Company Shareholders exercise their Dissent Rights; Company Shareholders bring suit against the Company in connection with the proposed U.S. Domestication or any disclosure with respect thereto; or if the tax cost is greater than anticipated.

•
If the Company determines to undertake the Stagwell Combination or another change of control or combination transaction, some or all of the reasons provided above for the U.S. Domestication may no longer exist or there may be alternative ways to realize the benefits of the U.S. Domestication with potentially more favorable U.S. tax implications and less cost to the Company and its shareholders, depending on the transaction structure and the operations of the combined company.

•
The Stagwell Proposal contemplates the U.S. Domestication, but there is no guarantee that the Stagwell Combination will be consummated even if the U.S. Domestication is effected.

•
In the event the Company pursues the Stagwell Combination or another change of control or business combination transaction involving the Company following the consummation of the U.S. Domestication, the Company may be subject to a higher incidence of shareholder litigation.

•
If the IRS does not agree with the Company’s determination of the “all earnings and profits amount” attributable to the MDC Canada Shares, certain MDC Canada Shareholders may owe a higher than anticipated amount of U.S. federal income taxes as a result of the U.S. Domestication.

•
Completion of the U.S. Domestication may affect the timing of audit or reassessments by tax authorities.

•
The Company will allocate time and resources to effecting the U.S. Domestication and incur non-recurring costs related to the U.S. Domestication and there is no guarantee that the U.S. Domestication will be approved by MDC shareholders.

•
The unaudited pro forma financial information included in this Proxy Statement/Prospectus is presented for illustrative purposes only and may not be indicative of the results of operations or financial condition of MDC US following the U.S. Domestication.

•
The Company may choose to defer or abandon the U.S. Domestication.

•
If the U.S. Domestication is effected, the Company will be exempt from certain requirements under Canadian securities laws for the protection of minority shareholders in conflict of interest transactions including if the Company decided to proceed with the Stagwell Proposal which requirements would include obtaining disinterested shareholder approval and a formal valuation of the proposed transaction under Canadian securities laws.

•
Completion of the U.S. Domestication may trigger certain provisions in agreements to which the Company is a party which may have adverse business consequences.

The foregoing lists are not intended to be exhaustive and there may be other key risks that are not listed above that are not presently known to the Company or that the Company currently deems immaterial. Should one or more of these or other risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by the forward-looking statements contained in this Proxy Statement/Prospectus. As a result of the foregoing, readers should not place undue reliance on the forward-looking statements contained in this Proxy Statement/Prospectus because the Company can give no assurance that they will prove to be correct.
The forward-looking statements contained in this Proxy Statement/Prospectus are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this Proxy Statement/Prospectus or other specified date and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements in this Proxy Statement/Prospectus as a result of new information or future events, except as may be required under applicable securities law.
You should carefully consider these risks factors and the risk factors outlined in more detail under the caption “Risk Factors”, beginning on page 28 in this Proxy Statement/Prospectus and under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2019 under Item 1A and in the Company’s Quarterly Report on Form 10-Q for the six-months ended June 30, 2020 under Item 1A, which are incorporated herein by reference.

INFORMATION CONTAINED IN PROXY STATEMENT/PROSPECTUS
Management is soliciting proxies of all Company Shareholders primarily by mail and electronic means, supplemented by telephone or other contact by employees of the Company (who will receive no additional compensation) and all such costs will be borne by the Company. The Company has also retained Kingsdale Advisors as its strategic shareholder advisor and proxy solicitation agent (“Kingsdale”) to assist in the solicitation of proxies. For these proxy solicitation services, Kingsdale Advisors will receive an estimated fee of approximately C$40,000, plus reimbursement of reasonable out-of-pocket expenses and fees for any additional services. The Company will also reimburse brokers, banks and other nominees for their expenses in sending proxy solicitation materials to the beneficial owners of Company Shares and obtaining their proxies.
This Proxy Statement/Prospectus and proxy-related materials are being sent to all Company Shareholders. The Company does not send proxy-related materials directly to beneficial (non-registered) Company Shareholders and is not relying on the notice-and-access provisions of applicable securities laws for delivery of proxy-related materials to Company Shareholders. The Company will deliver proxy-related materials to nominees, custodians and fiduciaries, and they will be asked to promptly forward them to the beneficial (non-registered) Company Shareholders. The Company will reimburse such nominees, custodians and fiduciaries for their expenses in sending proxy-related materials to the beneficial (non-registered) Company Shareholders and obtaining their proxies. If you are a beneficial (non-registered) Company Shareholder, your nominee should send you a voting instruction form or form of proxy with this Proxy Statement/Prospectus. The Company has also elected to pay for the delivery of our proxy-related materials to objecting beneficial (non-registered) Company Shareholders.
The Company has not authorized anyone to provide you with information that is different from what is contained, or incorporated by reference, in this Proxy Statement/Prospectus. This Proxy Statement/Prospectus is dated August 31, 2020. You should not assume that the information contained in this Proxy Statement/Prospectus is accurate as of any other date or that the information in any document incorporated by reference herein is accurate as of any date other than the respective dates of those documents, and neither the mailing of this Proxy Statement/Prospectus to Company Shareholders nor the consummation of the U.S. Domestication will create any implication to the contrary.
This Proxy Statement/Prospectus does not constitute an offer to sell, buy or exchange or a solicitation of an offer to sell, buy or exchange any securities, or the solicitation of any vote, proxy or approval, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation.
Company Shareholders should not construe the contents of this Proxy Statement/Prospectus as legal, tax or financial advice and should consult with their own legal, tax, financial and other professional advisors.
If you have any questions about the information contained in this Proxy Statement/Prospectus or require assistance in voting your Company Shares, please contact Kingsdale Advisors by telephone at 1-877-659-1821 (toll-free in North America) or at 1-416-867-2272 (collect outside North America).
Except where the context otherwise requires or where otherwise indicated, references to “MDC Canada”, the “Company” “we”, “us” and “our” in this Proxy Statement/Prospectus refer to MDC Partners Inc. and its consolidated subsidiaries.
Notice Regarding Tax Consequences of U.S. Domestication
MDC Canada Shareholders should be aware that the U.S. Domestication, and the holding and disposition of MDC US Shares, may have tax consequences in Canada, the U.S. and/or in the jurisdictions in which the MDC Canada Shareholders are resident which may not be described fully herein. The tax consequences to such MDC Canada Shareholders of the U.S. Domestication and of holding and disposing of MDC US Shares is dependent on their individual circumstances, including (but not limited to) their jurisdiction of residence. It is recommended that MDC Canada Shareholders consult their own tax advisors in this regard.

Except where otherwise indicated, references to “dollars”, “US$”, or “$” are to U.S. dollars, and any references to “C$” are to Canadian dollars.
Currency and Exchange Rates
The following table shows, for the periods and dates indicated, certain information regarding the Canadian dollar-to-U.S. dollar exchange rate. The information is based on the Bank of Canada’s closing Canadian dollar-to-U.S. dollar exchange rate. Such exchange rate on August 25, 2020 was C$1.00 = US$0.7579.
	Period End	Average(1)	Low	High
Six months ended June 30, 2020 (C$ per US$)	1.3628	1.3651	1.2970	1.4496
Year ended December 31, (C$ per US$)
2019	1.2988	1.3269	1.2988	1.3600
2018	1.3642	1.2957	1.2128	1.3642

Note:
(1)
The average of the daily exchange rates during the relevant period.

Except as otherwise stated, in this Proxy Statement/Prospectus, all dollar amounts are expressed in United States dollars.
Defined Terms
This Proxy Statement/Prospectus contains defined terms. For a glossary of defined terms used herein, see “Glossary”.

QUESTIONS AND ANSWERS ABOUT THE U.S. DOMESTICATION AND THE MEETING
The following questions and answers are intended to briefly address some commonly asked questions regarding the U.S. Domestication and the Meeting. These questions and answers may not address all questions that may be important to you. To better understand these matters, and for a description of the legal terms governing the U.S. Domestication, you should carefully read this entire Proxy Statement/Prospectus, including the attached appendices, as well as the documents that have been incorporated by reference into this Proxy Statement/Prospectus. For more information, see the section entitled “Information Contained in Proxy Statement/Prospectus”. Capitalized terms used but not otherwise defined in the questions and answers set forth below have the meanings set forth under the heading “Glossary”.
Q:
Why am I receiving this Notice of Special Meeting and Proxy Statement/Prospectus?

You are receiving this Notice of Special Meeting and Proxy Statement/Prospectus because you are a Company Shareholder as of the Record Date. You are entitled to vote for the U.S. Domestication Resolution at the Meeting to be held virtually on [                 ], 2020, or at any adjournment or postponement thereof.
This Proxy Statement/Prospectus, which you should read carefully, contains important information about the proposed U.S. Domestication and how to vote at the Meeting.
Q:
When and where will the Meeting be held?

The Meeting will be held virtually at [           ] [a.m./p.m.] on [                 ], 2020, or at any adjournment or postponement thereof.
Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and shareholders, the Company has decided that the Meeting will be held solely by means of remote communication as a virtual meeting. A virtual Meeting enables registered Company Common Shareholders and duly appointed proxyholders to join us online, listen to the Meeting, ask questions online, and vote online at [           ] by clicking “I have a control number” and then entering your unique 13-digit control number located on your form of proxy and the password “[           ]” (case-sensitive). Company Common Shareholders and duly appointed proxyholders will have the ability to submit questions during the Meeting via the Meeting website.
Q:
What is the U.S. Domestication?

In the proposed U.S. Domestication, the Company’s jurisdiction of incorporation will change from the federal jurisdiction of Canada to the State of Delaware pursuant to a “continuance” effected in accordance with Section 188 of the CBCA and a concurrent “domestication” effected in accordance with Section 388 of the DGCL. The Company will become subject to the DGCL on the date of the U.S. Domestication, but will be deemed for the purposes of the DGCL to have commenced its existence in Delaware on the date the Company amalgamated in Canada. Under the CBCA, a corporation is continued when authorized by the Director appointed under the CBCA and such Director, upon notice of such corporation being incorporated in another jurisdiction, issues a certificate of discontinuance. Under the DGCL, a corporation becomes domesticated in Delaware by filing a certificate of corporate domestication and a certificate of incorporation for the corporation being domesticated. The form of the certificate of domestication is set forth in Appendix B hereto. Promptly after such filing, the Company intends to give notice to the Director appointed under the CBCA that the Company has been domesticated under the laws of the State of Delaware and request that the Director appointed under the CBCA issue us a certificate of discontinuance bearing the same date as the date of effectiveness of our certificate of corporate domestication and certificate of incorporation.
Following the U.S. Domestication:
(a) each MDC Canada Class A Common Share held by non-dissenting holders will remain outstanding as a share of Class A Common Stock, par value $0.001 per share, of MDC US (the “MDC US Class A Common Shares”),

(b) each MDC Canada Class B Common Share held by non-dissenting holders will remain outstanding as a share of Class B Common Stock, par value $0.001 per share, of MDC US (the “MDC US Class B Common Shares” and, together with the MDC US Class A Common Shares, the “MDC US Common Shares”),
(c) each MDC Canada Series 4 Share held by non-dissenting holders will remain outstanding as a share of Series 4 Convertible Preferred Stock, par value $0.001 per share, of MDC US (the “MDC US Series 4 Shares”) and
(d) each MDC Canada Series 6 Share held by non-dissenting holders will remain outstanding as a share of Series 6 Convertible Preferred Stock, par value $0.001 per share, of MDC US (the “MDC US Series 6 Shares” and, together with the MDC US Series 4 Shares, the “MDC US Preferred Shares” and the MDC US Preferred Shares together with the MDC US Common Shares, “MDC US Shares”).
Registered Company Shareholders who dissent will have the right to be paid fair value by the Company for their Company Shares in accordance with the CBCA, provided that the holder strictly complies with the dissent procedures with respect to the U.S. Domestication Resolution and the U.S. Domestication becomes effective.
The economic and other rights of the MDC US Class A Common Shares will be substantially similar to the economic and other rights of the MDC Canada Class A Common Shares and the economic and other rights of the MDC US Class B Common Shares will be substantially similar to the economic and other rights of the MDC Canada Class B Common Shares. The terms of the MDC US Series 4 Shares will be substantially similar in all respects to the terms of the MDC Canada Series 4 Shares. The terms of the MDC US Series 6 Shares will be substantially similar in all respects to the terms of the MDC Canada Series 6 Shares.
Due to differences between the laws of Canada and Delaware law, the rights of a shareholder of MDC Canada and the rights of a shareholder of MDC US will be different. In addition, there are differences between MDC Canada’s existing articles of amalgamation and by-law and MDC US’s Certificate of Incorporation (the “MDC US Certificate of Incorporation”) and bylaws (the “MDC US Bylaws”) as they will be in effect upon the completion of the U.S. Domestication. The MDC US Certificate of Incorporation and MDC US Bylaws, in the form substantially as they will be in effect upon completion of the U.S. Domestication, are attached as Appendices C and D, respectively, of this Proxy Statement/Prospectus. For further information regarding these differences, see “Comparison of Stockholder Rights” and “Description of Capital Stock”.
After the U.S. Domestication is complete, the business, assets and liabilities of MDC Canada immediately prior to the U.S. Domestication will be the same as the business, assets and liabilities of MDC US.
Q:
Does the MDC Board recommend that I vote FOR the U.S. Domestication Resolution?

Yes. The MDC Board unanimously recommends (with Mark Penn and Charlene Barshefsky abstaining from voting on, or participating in any deliberations with respect to, the U.S. Domestication) that Company Shareholders vote FOR the U.S. Domestication Resolution.
On June 25, 2020, the Company received the Stagwell Proposal from The Stagwell Group on behalf of Stagwell Media. The Stagwell Group is the general partner of Stagwell Media. Mark Penn serves as president and managing partner of The Stagwell Group, as well as the Chairman of the MDC Board and CEO of the Company. The Stagwell Group and its affiliates, including Mark Penn, hold 19.9% of the issued and outstanding Company Class A Common Shares and 100% of the issued and outstanding Company Series 6 Shares. Charlene Barshefsky is a director nominee of Stagwell Holdings. The Stagwell Proposal contemplated that prior to the closing of the Stagwell Combination, MDC Canada will have become a U.S.-domiciled company by completing the U.S. Domestication (or otherwise). To avoid any appearance of a conflict of interest in the U.S Domestication and consistent with MI 61-101 and corporate governance best practices, Mr. Penn and Ms. Barshefsky are abstaining from voting on, or participating in any deliberations with respect to, the U.S. Domestication.

Q:
What are the Company’s reasons for the U.S. Domestication?

The MDC Board with the advice of its advisors, in determining that the U.S. Domestication is in the best interests of the Company, considered carefully a number of factors as described under “The U.S. Domestication — Reasons for the U.S. Domestication”, including that:
•
Value — The MDC Board believes that the opportunity to enhance long-term value will be greater as a U.S. company than as a Canadian company. The MDC Board believes that changing its jurisdiction of incorporation to Delaware will make investing in our securities more desirable to certain investors, particularly to investors in investment vehicles that only include securities of U.S.-domiciled companies.

•
Better Reflection of the Operating Business — The MDC Board believes the U.S. Domestication will better reflect the Company’s U.S.-focused business and operations.

•
Certainty of Delaware Corporate Law — The MDC Board believes that the U.S. Domestication will provide more predictability and certainty under applicable Delaware law and provide investors with greater certainty as many U.S. public companies are incorporated in Delaware.

•
Streamlined Decision-making and Reduction in Legal Costs — The MDC Board believes that management will be able to streamline its decision-making and that the Company will be able to save certain external legal costs due to the diminished need for certain Canadian legal analyses following the U.S. Domestication.

•
Flexibility in Choosing Directors — The MDC Board believes that the Company will benefit from having more flexibility in choosing the members of our board of directors.

•
Approval of MDC Shareholders  — The U.S. Domestication requires the approval of at least two-thirds of the votes cast by all of the Company Shareholders (with all holders voting as a single class) and at least the majority of the disinterested votes of the Company Shareholders (with each class of Company Shares voting separately as a class).

•
Dissent Rights — Registered Company Shareholders will have the ability to exercise dissent rights in respect of the U.S. Domestication and to be paid fair value of their Company Shares.

In the course of their deliberations, the MDC Board, in consultation with management and after considering information provided to management by their legal and tax advisors, also considered a number of risks and other potentially negative factors relating to the U.S. Domestication, including relating to current and future income tax policy in the United States, as described in greater detail under “Risks Relating to the U.S. Domestication”.
On June 25, 2020, the Company received the Stagwell Proposal from The Stagwell Group, on behalf of Stagwell Media, pursuant to which the Company would combine with certain in-scope businesses of Stagwell Media (the “Stagwell Combination”). Mark Penn serves as president and managing partner of The Stagwell Group as well as the Chairman of the MDC Board and CEO of the Company. The Stagwell Group is the general partner of Stagwell Media. The Stagwell Group and its affiliates, including Mark Penn, hold 19.9% of the issued and outstanding Company Class A Common Shares and 100% of the issued and outstanding Company Series 6 Shares.
While the Stagwell Proposal remains under the consideration of the Special Committee, as of the date of this Proxy Statement/Prospectus, the Special Committee has not informed the MDC Board that the consummation of the Stagwell Combination is either likely or not likely. The MDC Board has determined that no additional information with respect to the status of the Stagwell Combination or the impact of the Stagwell Combination, if any, on the proposed U.S. Domestication is necessary or appropriate in order to enable the Company Shareholders to make an informed decision as to whether to vote for the U.S. Domestication Resolution. If the Company determines to undertake the Stagwell Combination or another change of control or combination transaction, some or all of the reasons provided above for the U.S. Domestication may no longer exist or there may be alternative ways to realize the benefits of the U.S. Domestication with potentially more favorable U.S. tax implications and less cost to the Company and its shareholders, depending on the transaction structure and the operations of the combined company. As such, in the event the Stagwell Combination or another change of control or combination transaction becomes likely, the MDC Board may determine not to proceed with the U.S. Domestication. Company Shareholders are urged to read the section titled “The U.S. Domestication — Overview” for a discussion of the MDC Board’s deliberations regarding the U.S. Domestication, including considerations relating to the Stagwell Proposal.
Q:
Will the business of the Company change following the U.S. Domestication?

No. After the U.S. Domestication is complete, the business, assets and liabilities of MDC Canada immediately prior to the U.S. Domestication will be the same as the business, assets and liabilities of MDC US, and following the U.S. Domestication, the Company will continue to pursue its current strategic initiatives.
Q:
Who will be the directors and executive officers of the Company following the U.S. Domestication?

There will be no changes to the directors or executive officers as a result of the U.S. Domestication. See “Information Concerning the Company — Directors and Officers of the Company”.
Q:
How will the directors and executive officers of the Company vote?

The directors and executive officers of the Company are in favor of the U.S. Domestication and are expected to vote FOR the U.S. Domestication Resolution. The Company Shares held by Mark Penn and Charlene Barshefsky, each a director of the Company, will be excluded from the majority of the minority votes for each class of Company Share required under MI 61-101 to approve the U.S. Domestication Resolution.
As of the Record Date for the Meeting, the directors and executive officers of the Company had the right to vote approximately (i) [      ] MDC Canada Class A Common Shares, representing approximately [      ]% of the MDC Canada Class A Common Shares then issued and outstanding and entitled to vote at the Meeting, (ii) [      ] MDC Canada Class B Common Shares, representing approximately [      ]% of the MDC Canada Class B Common Shares then issued and outstanding and entitled to vote at the Meeting, (iii) [      ] MDC Canada Series 4 Shares, representing approximately [      ]% of the MDC Canada Series 4 Shares then issued and outstanding and entitled to vote at the Meeting, and (iv) [      ] MDC Canada Series 6 Shares, representing approximately [      ]% of the MDC Canada Series 6 Shares then issued and outstanding and entitled to vote at the Meeting.
Mark Penn directly holds 602,500 MDC Canada Class A Common Shares, of which 577,500 are shares of unvested restricted stock that are not scheduled to vest until December 31, 2022 subject to achievement of financial performance targets and continued employment. The Stagwell Group directly holds 115,000 MDC Canada Class A Common Shares. Stagwell Agency Holdings LLC (“Stagwell Holdings”) directly holds 14,285,714 MDC Canada Class A Common Shares. The Stagwell Group is the manager of Stagwell Holdings, and Mark Penn is the controlling person of The Stagwell Group; thus, Mark Penn is deemed to control an aggregate of 14,922,359 MDC Canada Class A Common Shares representing approximately 19.9% of the MDC Canada Class A Common Shares then issued and outstanding and entitled to vote at the Meeting. In addition, Stagwell Holdings holds all of the 50,000 issued and outstanding MDC Canada Series 6 Shares. The aggregate liquidation preference of the MDC Canada Series 6 Shares at June 30, 2020 was $55,412,589, subject to an 8% accretion, compounded quarterly until March 14, 2024. The current conversion price is $5.00 per MDC Canada Series 6 Share, subject to customary anti-dilution protection, and therefore, the MDC Canada Series 6 Shares are convertible into 11,082,517 MDC Canada Class A Common Shares; however, MDC Canada Series 6 Shares are not convertible into MDC Canada Class A Common Shares to the extent upon conversion the holder and its affiliates will beneficially hold more than 19.9% of the Company’s outstanding common shares or voting power, unless such conversion is in connection with and subject to completion of (A) a public sale of the Company Class A Common Shares to be issued upon such conversion, if following consummation of such public sale such holder will not beneficially own in excess of 19.9% of the then outstanding Company Class A Common Shares or (B) a bona fide third party tender offer for the Common Class A Common Shares issuable thereupon. Charlene Barshefsky holds 73,256 MDC

Canada Class A Common Shares, representing approximately 0.1% of the MDC Canada Class A Common Shares then issued and outstanding and entitled to vote at the Meeting.
In the course of their deliberations, the MDC Board, in consultation with management and after considering information provided to management by their legal and tax advisors, also considered a number of risks and other potentially negative factors relating to the U.S. Domestication as described in greater detail under “Risks Relating to the U.S. Domestication”
Q:
Will the U.S. Domestication dilute my economic interest?

No, your fully diluted relative economic ownership will not change as a result of the U.S. Domestication. Following the U.S. Domestication, the shareholders of the Company will be the same persons who were Company Shareholders immediately prior to the U.S. Domestication (other than those who validly exercise Dissent Rights).
Q:
Will the MDC US Common Shares be listed on an exchange?

Yes. MDC US Class A Common Shares will continue to be listed on NASDAQ under the same stock symbol, “MDCA”, as the MDC Canada Class A Common Shares are listed under. See “The U.S. Domestication — Certain Legal and Regulatory Matters — Stock Exchange Listing”.
Q:
Do I need to take any action to receive my MDC US Shares?

No. Each MDC Canada Class A Common Share, MDC Canada Class B Common Share, MDC Canada Series 4 Share and MDC Canada Series 6 Share issued and outstanding immediately prior to the Effective Date will for all purposes be deemed to be one issued and outstanding, fully paid and nonassessable MDC US Class A Common Share, MDC US Class B Common Share, MDC US Series 4 Share and MDC US Series 6 Share, respectively, without any action required on the part of the Company or the holders thereof. Any stock certificate that, immediately prior to the Effective Date, represented a MDC Canada Class A Common Share, MDC Canada Class B Common Share, MDC Canada Series 4 Share or MDC Canada Series 6 Share, will, from and after the U.S. Domestication, automatically and without the necessity of presenting the same for exchange, represent one MDC US Class A Common Share, MDC US Class B Common Share, MDC US Series 4 Share and MDC US Series 6 Share, respectively.
Q:
How will MDC US Common Shares differ from MDC Canada Common Shares?

As a result of differences between Delaware law and the CBCA, there will be differences between your rights as a stockholder of MDC US under Delaware law and your current rights as a shareholder of MDC Canada under the CBCA. In addition, there are differences between the organizational documents of MDC Canada and MDC US.
These differences are discussed in detail under “Comparison of Stockholder Rights”. Also refer to “Description of Capital Stock” for a description of the MDC US Shares. The MDC US Certificate of Incorporation and MDC US Bylaws, in the form substantially as they will be in effect upon completion of the U.S. Domestication, are attached as Appendices C and D, respectively, of this Proxy Statement/Prospectus.
Q:
Is the ability of the Company to complete the U.S. Domestication subject to any approvals other than the Required Shareholder Approval?

The U.S. Domestication is subject to the authorization of the Director appointed under the CBCA. The Director is empowered to authorize the continuance to Delaware if, among other things, he is satisfied that the continuance will not adversely affect the Company’s creditors or shareholders. In addition, the U.S. Domestication is subject to the consent of the lenders under our existing credit facility.
The MDC Board retains the discretion to proceed, or not to proceed, with the U.S. Domestication for any reason, including if it becomes likely that the Stagwell Combination or another change of control or combination transaction involving the Company will be consummated; a material number of Company Shareholders exercise their Dissent Rights; Company Shareholders bring suit against the Company in connection with the proposed U.S. Domestication or any disclosure with respect thereto; or if the tax cost is greater than anticipated.
See “The U.S. Domestication — Certain Legal and Regulatory Matters”.
Q:
What happens if the U.S. Domestication is not completed?

If the U.S. Domestication is not completed for any reason, the Company will continue as a public company amalgamated under the federal laws of Canada, with the Class A Common Shares of the Company continuing to be listed for trading on NASDAQ.
Q:
What is the effect of the U.S. Domestication on the Company Debt?

Following the U.S. Domestication, MDC US shall retain all of MDC Canada’s liabilities and obligations, which shall continue to be enforceable against the Company.
Q:
How will the U.S. Domestication affect the public disclosure the Company provides to its shareholders?

Upon completion of the U.S. Domestication, the Company will be subject to the same reporting requirements of the SEC, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of NASDAQ as the Company was before the U.S. Domestication. MDC US will be required to file periodic reports with the SEC on Forms 10-K, 10-Q and 8-K and comply with the proxy rules applicable to domestic issuers, as currently required of the Company. MDC US will also continue to be a reporting issuer in each of the provinces of Canada where the Company is currently a reporting issuer. In accordance with applicable Canadian securities laws, and consistent with current practice of the Company, following the U.S. Domestication the Company will continue to file with the relevant Canadian securities regulatory authorities copies of its documents filed with the SEC under the U.S. Exchange Act in order to meet its Canadian continuous disclosure obligations and will continue to comply with all other applicable Canadian provincial securities laws.
Q:
What happens to outstanding incentive awards in connection with the U.S. Domestication

Following the U.S. Domestication, each holder of incentive awards of MDC Canada (“MDC Canada Incentive Awards”) will hold the same number of incentive awards of MDC US (“MDC US Incentive Awards”) as such holder held immediately prior to the U.S. Domestication. The MDC US Incentive Awards will be subject to substantially the same terms and conditions as the adjusted MDC Canada Incentive Awards, except, in the case of equity-based MDC Canada Incentive Awards, the security issuable upon exercise or settlement of the MDC US Incentive Award, as applicable, will be MDC US Common Shares (or, as applicable, the cash equivalent) rather than an MDC Canada Common Share (or, as applicable, the cash equivalent). See “The U.S. Domestication — Effect of the U.S. Domestication on the Company Incentive Awards”.
Q:
Are there risks associated with the U.S. Domestication?

Yes. These and other risk factors include, but are not limited to, the following:
•
an inability to realize expected benefits of the U.S. Domestication or the occurrence of difficulties in connection with the U.S. Domestication;

•
adverse tax consequences in connection with the U.S. Domestication for the Company, its operations and its shareholders, that may differ from the Company’s expectations, including that future changes in tax law, potential increases to corporate tax rates in the United States and disagreements with the tax authorities on the Company’s determination of value and computations of its tax attributes may result in increased tax costs;

•
the occurrence of material Canadian federal income tax (including material “emigration tax”) as a result of the U.S. Domestication;

•
the impact of uncertainty associated with the U.S. Domestication on the Company’s business;

•
direct or indirect costs associated with the U.S. Domestication, which could be greater than expected;

•
the risk that a condition to completion of the U.S. Domestication may not be satisfied; and

•
the risk of parties challenging the U.S. Domestication or the impact of the U.S. Domestication on the Company Debt (as defined below).

The foregoing lists are not intended to be exhaustive and there may be other key risks that are not listed above that are not presently known to the Company or that the Company currently deems immaterial. Before making a decision on whether and how to vote, you are urged to carefully read the section entitled “Risk Factors”.
Q:
Is the U.S. Domestication a taxable transaction to Company Shareholders?

Canadian Federal Income Tax Considerations for MDC Canada Shareholders
MDC Canada does not anticipate that the U.S. Domestication should result in tax, for Canadian federal income tax purposes, to MDC Canada Common Shareholders (other than those who exercise Dissent Rights), as further described under the heading “Certain Canadian Federal Income Tax Considerations”.
Resident Holders are strongly urged to review the section below entitled “Certain Canadian Federal Income Tax Considerations” and to consult with their own tax advisors regarding the Canadian income tax treatment of the U.S. Domestication to them in their particular circumstances, as well as the tax consequences to them of the ownership and disposition of MDC US Shares following completion of the U.S. Domestication.
U.S. Federal Income Tax Considerations for MDC Canada Shareholders
The U.S. Domestication may trigger U.S. federal income tax for U.S. Holders (as defined in “U.S. Federal Income Tax Considerations for MDC Canada Shareholders”). In general, subject to the potential application of the PFIC rules (as described in “U.S. Federal Income Tax Considerations for MDC Canada Shareholders — U.S. Tax Consequences of the U.S. Domestication to U.S. Holders — Passive Foreign Investment Company Status”), U.S. Holders who own MDC Canada Shares with a fair market value of at least $50,000 at the time of the U.S. Domestication will be taxed on the built-in gain (if any) in their MDC Canada Shares (unless they elect to include the “all earnings and profits amount”). See “U.S. Federal Income Tax Considerations for MDC Canada Shareholders” below for more information regarding certain U.S. federal income tax considerations relevant to such U.S. Holders and the election described above. Notwithstanding the above, special rules apply to 10% U.S. Shareholders (as defined in “U.S. Federal Income Tax Considerations for MDC Canada Shareholders”). 10% U.S. Shareholders should consult their own tax advisors regarding the U.S. federal and other applicable tax consequences of the U.S. Domestication to them in light of their particular circumstances.
U.S. Holders are strongly urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the U.S. Domestication to them in their particular circumstances, including whether they would be considered 10% U.S. Shareholders, whether to make the “all earnings and profits” election where applicable, and the appropriate filing requirements with respect to this election.
Non-U.S. Holders (as defined in “U.S. Federal Income Tax Considerations for MDC Canada Shareholders”) generally should not be subject to U.S. federal income tax in respect of the U.S. Domestication, unless they have certain connections to the United States (See “U.S. Federal Income Tax Considerations for MDC Canada Shareholders” below for more information). However, depending on their particular circumstances (including their jurisdiction of fiscal residence), Non-U.S. Holders may be subject to non-U.S. taxes in respect of the U.S. Domestication.
The U.S. federal tax considerations described above do not take into account the impact, if any, of the Stagwell Combination if it were to occur.
The brief U.S. tax summary provided above is qualified in its entirety by the section “U.S. Federal Income Tax Considerations for MDC Canada Shareholders” below, which provides a summary of the principal U.S. federal income tax considerations generally relevant to (a) U.S. Holders and Non-U.S. Holders participating in the U.S. Domestication and (b) the ownership and disposition of MDC US Shares received pursuant to the U.S. Domestication. MDC Canada Shareholders are urged to consult with and rely on their own tax advisors to determine the particular tax consequences to them of the U.S. Domestication as well as the tax consequences of the ownership and disposition of MDC US Shares received pursuant to the U.S. Domestication.
Q:
What are the corporate tax consequences of the U.S. Domestication?

Canadian Federal Income Tax Considerations
The U.S. Domestication will cause the Company to cease to be resident in Canada for purposes of the Canadian Tax Act and as a result the Company’s taxation year will be deemed to have ended immediately prior to the U.S. Domestication. Immediately prior to this deemed year end, the Company will be deemed to have disposed of each of its properties for proceeds of disposition equal to the fair market value of such properties at that time and will be deemed to have reacquired such properties at a cost amount equal to that fair market value. The Company will be subject to income tax under Part I of the Canadian Tax Act on any income and net taxable capital gains which arise as a result of this deemed disposition (after the utilization of any available capital losses or non-capital losses).
The Company will also be subject to an additional “emigration tax” under Part XIV of the Canadian Tax Act on the amount, if any, by which the fair market value (immediately before the Company’s deemed year end resulting from the U.S. Domestication), of all of it properties, exceeds the total amount of certain of its liabilities and the paid-up capital (determined for purposes of the emigration tax), of all the issued and outstanding shares of MDC Canada immediately before the deemed year end. This additional tax is generally payable at the rate of 25% but is expected to be reduced to 5% under the Canada-United States Tax Convention.
The quantum of Canadian federal income tax, if any, payable by the Company as a result of the U.S. Domestication will depend upon a number of considerations including the fair market value of its properties, the amount of its liabilities, the Canada-U.S. dollar exchange rate, its shareholder composition, as well as certain Canadian tax attributes, accounts and balances of the Company, each as of the Effective Time. Prior to the Effective Time, there is no certainty that the fair market value of the properties of the Company will not increase, and there is no certainty that the estimated fair market value of the properties of the Company or the amounts of its relevant tax attributes will be accepted by Canadian federal tax authorities, which may result in additional taxes payable as a result of the U.S. Domestication. Further, the valuation of the Company and its assets implied by the current trading price of the MDC Canada Class A Common Shares and by the Stagwell Proposal differs materially from (and exceeds) an April 2020 preliminary valuation (performed when the quoted stock price of the Common Class A Common Shares was significantly lower than as of the date of this Proxy Statement/Prospectus) that the Company has considered in assessing the potential Canadian tax costs of a deemed disposition of its properties for Canadian federal income tax purposes that are reflected in the Company’s pro forma financial statements. Additionally, it is possible that, in connection with the Stagwell Proposal or otherwise, additional valuations and implied valuations of the Company’s property are made available which would further undermine the relevance of the valuation that the Company is currently utilizing in assessing the potential Canadian tax costs of the U.S. Domestication. As a result, the quantum of Canadian tax payable by the Company in connection with the U.S. Domestication may significantly exceed the Company’s estimates that are reflected in the pro forma financial statements. For more information regarding the Company’s estimates of the Canadian tax payable and the underlying assumptions related thereto, see the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Information”.
U.S. Federal Income Tax Considerations
For U.S. federal income tax purposes, although the Company expects the U.S. Domestication to qualify as a “reorganization” under section 368(a) of the Internal Revenue Code, the Company or its subsidiaries expect to incur U.S. federal taxable income in the U.S. Domestication. Specifically, the U.S. Domestication should be treated, for U.S. federal income tax purposes, as if MDC Canada (i) transferred all of its assets and liabilities to a new U.S. corporation (MDC US) in exchange for all of the outstanding stock of MDC US and (ii) then distributed the stock of MDC US that MDC Canada received in the transaction to the MDC Canada Shareholders in liquidation of MDC Canada. Among the assets MDC US is deemed to have acquired from MDC Canada are certain outstanding intercompany notes previously issued to MDC Canada by the Company’s U.S. Subsidiary, Maxxcom Inc., which deemed acquisition may cause Maxxcom Inc., as the obligor under the intercompany notes, to recognize taxable income in the taxable year of the U.S. Domestication, to the extent the value of an intercompany note is lower than the note’s issue price.
The incidence and amount of any such U.S. federal taxes depends on factors beyond the Company’s control, including the fair value of such intercompany notes at the time of the U.S. Domestication, which values cannot be predicted with certainty at this time, particularly in light of volatile current market conditions. Based on the Company’s estimate of current values, the Company expects that existing U.S. net operating loss carryforwards of Maxxcom Inc. would be available to offset U.S. federal taxable income resulting from the U.S. Domestication, and that state net operating loss carryforwards of Maxxcom Inc. may also be available to offset corresponding state-level taxes. Notwithstanding the potential incurrence of such U.S. federal taxable income in the year of the U.S. Domestication, the Company expects to realize certain benefits from the resulting capital structure, including as a result of having more simplified and tax-efficient intercompany cash flows between Maxxcom Inc. and MDC US after the U.S. Domestication, and with respect to payments under the Senior Notes.
There can be no assurances that material additional adverse U.S. tax consequences will not result from the U.S. Domestication, including but not limited to as a result of changes to estimated valuations through the Effective Time, and there can be no assurance that the Internal Revenue Service will agree with the Company’s calculation of the relevant values, including the Company’s valuation of its intercompany notes, which could result in higher U.S. federal tax costs than currently anticipated.
Further, there can be no assurance that the IRS will not otherwise challenge MDC US’s position on the taxation of the U.S. Domestication. The Company has not applied for a ruling related to the U.S. Domestication and does not intend to do so.
Following the U.S. Domestication, MDC US will be a resident of the United States for U.S. federal income tax purposes and will be subject to U.S. federal income taxation (as well as state and local taxes) on a net income basis. Additionally, the non-U.S. subsidiaries of the Company are, with some exceptions treated as “controlled foreign corporations,” for U.S. tax purposes, and currently only the activities of some of these entities (specifically, certain non-U.S. subsidiaries of Maxxcom, Inc.) are subject to U.S. federal income tax for the Company and its subsidiaries. However, after the U.S. Domestication, MDC US will be the U.S. owner of all of the non-U.S. subsidiaries, and as a result MDC US may be subject to additional U.S. federal income taxation (as well as state and local taxes) in respect of the activities of such subsidiaries that are not currently subject to U.S. tax at the Company or its subsidiaries (although foreign tax credits may be available to offset a portion of this additional tax cost).
Further, the U.S. Domestication is expected to relieve the Company’s 10% U.S. Shareholders from certain U.S. tax burdens and exposures related to their ownership of the Company. Specifically, prior to the U.S. Domestication, the Company’s 10% U.S. Shareholders may be subject to U.S. federal income tax on their pro rata portion of certain earnings of non-U.S. subsidiaries of the Company which are treated as “controlled foreign corporations” for U.S. tax purposes. Additionally, due to the significant portion of its stock that is held by 10% U.S. Shareholders, the Company may itself be treated as a “controlled foreign corporation” for U.S. tax purposes, or may have been treated as such during prior periods, and the Company’s 10% U.S. Shareholders may therefore be subject to additional U.S. federal income tax on their pro rata portion of certain of the Company’s earnings, regardless of whether or not such shareholders receive any distributions from the Company. However, after the U.S. Domestication is completed, such 10% U.S. Shareholders would own stock in MDC US, a U.S. tax resident corporation, and would no longer be exposed to these “controlled foreign corporation” U.S. tax rules. Rather, U.S. federal taxable income attributable to any controlled foreign corporations would be attributed to MDC US, as the U.S. resident shareholder that would, after the U.S. Domestication, own, directly or indirectly, 100% of these controlled foreign corporations.
Finally, due to the utilization of Maxxcom Inc.’s net operating loss carryforwards in respect of certain U.S. taxable income resulting from the U.S. Domestication as described above, the amount of Maxxcom

Inc.’s net operating loss carryforwards that are available to offset future U.S. federal and state taxable income of Maxxcom Inc. and its affiliates will be reduced, which can be expected to result in higher future cash tax costs once those net operating losses are utilized or their utilization is otherwise limited.
Any adverse tax consequences resulting from the U.S. Domestication or the operations of MDC US after the U.S. Domestication could adversely affect MDC US or its share price following the completion of the U.S. Domestication. Moreover, U.S. tax laws significantly limit MDC US’s ability to redomicile outside of the U.S. once the U.S. Domestication is complete.
The U.S. and Canadian tax considerations described above do not take into account the impact, if any, of the Stagwell Combination if it were to occur.
Q:
When will the U.S. Domestication become effective?

Subject to the satisfaction of all conditions, it is anticipated that the U.S. Domestication will be completed following the receipt of the Required Shareholder Approval. However, the MDC Board retains the discretion to proceed, or not to proceed, with the U.S. Domestication for any reason, including if it becomes likely that the Stagwell Combination or another change of control or combination transaction involving the Company will be consummated; if a material number of Company Shareholders exercise their Dissent Rights; Company Shareholders bring suit against the Company in connection with the proposed U.S. Domestication or any disclosure with respect thereto; or if the tax cost is greater than anticipated.
Q:
Who is entitled to vote at the Meeting?

Only Company Shareholders of record at the close of business on [           ], 2020 (the “Record Date”), are entitled to notice of the Meeting and to vote thereat or at any adjournment or postponement thereof. As of the close of business on the Record Date, [      ] MDC Canada Class A Common Shares, [      ] MDC Canada Class B Common Shares, [      ] MDC Canada Series 4 Shares and [      ] MDC Canada Series 6 Shares were issued and outstanding. Each (i) issued and outstanding MDC Canada Class A Common Share, MDC Canada Series 4 Share and MDC Canada Series 6 Share on the Record Date is entitled to one vote and (ii) each issued and outstanding MDC Canada Class B Common Share on the Record Date is entitled to twenty votes on the U.S. Domestication Resolution.
Your vote is very important, regardless of the number of Company Shares that you own. Whether or not you expect to attend virtually, you should authorize a proxyholder to vote your Company Shares as promptly as possible so that your Company Shares may be represented and voted at the Meeting.
Q:
What vote is required to approve the U.S. Domestication Resolution?

To be effective, the U.S. Domestication Resolution must be approved by the affirmative vote of at least (i) two-thirds of the votes cast on the U.S. Domestication Resolution, virtually or by proxy by the Company Shareholders, voting together as a single class, and (ii) a majority of the votes cast on the U.S. Domestication Resolution, virtually or by proxy by the Company Shareholders, excluding the votes attached to Company Shares held by persons described in items (a) through (d) of Section 8.1(2) of MI 61-101, with each class of Company Shares voting separately as a class.
Q:
What is the quorum for the Meeting?

In order for business to be conducted at the Meeting, a quorum must be present. A quorum for the transaction of business at the Meeting is not less than (i) 33 1∕3% of the Company Common Shares, MDC Canada Series 4 Shares and MDC Canada Series 6 Shares, together as a single class, and (ii) a majority of the MDC Canada Series 4 Shares and MDC Canada Series 6 Shares, as separate classes, entitled to vote at the Meeting, represented either virtually or by proxy. If you submit a properly executed form of proxy, attached hereto as Appendix E or vote by telephone or the Internet, you will be considered part of the quorum.

Q:
How do I vote my Company Shares?

Company Common Shareholders whose Company Shares are registered in their names may vote in the following ways:
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Internet:   Visit www.astvotemyproxy.com and follow the instructions. You will need your 13-digit control number on the back of the proxy form.

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Telephone:   Call 1-888-489-5760 from a touch-tone phone and follow the voice instructions. You will need your 13-digit control number on the back of the proxy form. You cannot appoint a proxyholder via the telephone voting system.

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Email:   proxyvote@astfinancial.com.

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Mail:   Complete, sign and date your proxy form and return it in the business-reply envelope included in your package.

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Fax:   Complete, sign and date your proxy form and fax both sides of the proxy form to 1-866-781-3111 (toll free in North America) or 1-416-368-2502 (outside of North America).

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Virtually:   Attend the Meeting and vote virtually at [    ] by clicking “I have a control number” and then entering your unique 13-digit control number located on your form of proxy and the password “[    ]” (case-sensitive).

If your Company Shares are not registered in your name, but are held in the name of a nominee (usually a broker, bank, trust company or other intermediary), you should have received a package of materials from your nominee and you should follow the instructions therein. In addition, beneficial Company Shareholders may be contacted by Kingsdale to conveniently vote directly over the telephone using Broadridge’s QuickVoteTM service. Beneficial Company Shareholders who wish to attend the Meeting virtually and indirectly vote their Company Shares may only do so as proxyholder for the registered Company Shareholder.
Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and shareholders, the Company has decided that the Meeting will be held solely by means of remote communication as a virtual meeting. A virtual Meeting enables registered Company Common Shareholders and duly appointed proxyholders to join us online, listen to the Meeting, ask questions online, and vote online at [           ] by clicking “I have a control number” and then entering your unique 13-digit control number located on your form of proxy and the password “[           ]” (case-sensitive). Company Common Shareholders and duly appointed proxyholders will have the ability to submit questions during the Meeting via the Meeting website.
Q:
What is a proxy?

A proxy is your legal designation of another person, referred to as a “proxyholder”, to vote your Company Shares. The document used to designate a proxyholder to vote your Company Shares is called a “form of proxy.” The “form of proxy” for the U.S. Domestication Resolution is attached hereto as Appendix E.
Q:
Can I appoint someone other than the person(s) designated by management of the Company to vote my Company Shares?

If you are appointing a proxyholder other than the representatives of management of the Company whose names are on the proxy, YOU MUST return your proxy to AST Trust Company (Canada) (“AST”) AND register your proxyholder by contacting AST at 1-866-751-6315 (within North America) or 212-235-5754 (outside North America), and provide AST with the required information for your proxyholder before proxy cut-off so that AST may provide the proxyholder with a Control Number. This Control Number will allow your proxyholder to log in to and vote at the Meeting online. WITHOUT A CONTROL NUMBER, YOUR PROXYHOLDER WILL NOT BE ABLE TO VOTE OR ASK QUESTIONS AT THE MEETING. THEY WILL ONLY BE ABLE TO ATTEND THE MEETING ONLINE AS A GUEST.

Non-registered Company Shareholders located in the United States must also provide AST Trust Company (Canada) with their duly completed legal proxy if they wish to vote at the meeting or appoint a third party as their proxyholder. Legal proxies should be returned to AST Trust Company (Canada), Attention: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1 or e-mail to proxyvote@astfinancial.com and must be labeled “Legal Proxy”. In addition, YOU MUST contact AST by phone at 1-866-751-6315 (within North America) or 212-235-5754 (outside North America) before proxy cut-off so that AST may provide the proxyholder with a control number. This control number will allow you to log in and vote at the meeting. Without a control number you will only be able to log in to the meeting as a guest and will not be able to vote.
Q:
If I am not going to attend the Meeting, should I return my form of proxy or otherwise vote my Company Shares?

Yes.   Completing, signing, dating and returning the form of proxy by mail or fax, submitting a proxy by calling the toll-free number shown on the form of proxy or submitting a proxy by visiting the website shown on the form of proxy ensures that your Company Shares will be represented and voted at the Meeting, even if you otherwise do not attend.
Q:
What is the deadline to provide my proxy?

To be valid your proxy must be received by our transfer agent, AST Trust Company (Canada) (“AST”), Attn: Proxy Department, P.O. Box 721, Agincourt, Ontario, M1S 0A1, by fax 1-866-781-3111 (toll-free North America) or 416-368-2502, by e-mail at proxyvote@astfinancial.com, by internet voting at www.astvotemyproxy.com, or by telephone voting at 1-888-489-5760 no later than [           ] [a.m./p.m.] on [           ], 2020 or, if the Meeting is adjourned or postponed, at least 48 hours (excluding Saturdays, Sundays and statutory holidays in Canada and the U.S.) before the time of the adjourned or postponed Meeting.
Q:
Can I change or revoke my vote?

Yes.   If your Company Shares are registered in your name, you can change or revoke a previously delivered vote in the following ways:
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by written instrument executed by the shareholder or by his or her attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized, and deposited at [           ], not later than [           ] [a.m./p.m.] on [           ], 2020 (or, if the Meeting is adjourned or postponed, at least 48 hours (excluding Saturdays, Sundays and statutory holidays in Canada and the U.S.) before the adjourned or postponed Meeting) or with the Chairman of the Meeting on the day of the Meeting or any adjournment or postponement thereof.

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Submit a later-dated, new proxy card, which must be received by [           ] [a.m./p.m.] on [           ] , 2020 (or, if the Meeting is adjourned or postponed, at least 48 hours (excluding Saturdays, Sundays and statutory holidays in Canada and the U.S.) before the adjourned or postponed Meeting), in which case only the later-dated proxy is counted and the earlier proxy is revoked.

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Submit a proxy via the Internet or by telephone at a later date, which must be received by [           ] [a.m./p.m.] on [           ] , 2020 (or, if the Meeting is adjourned or postponed, at least 48 hours (excluding Saturdays, Sundays and statutory holidays in Canada and the U.S.) before the adjourned or postponed Meeting), in which case only the later-dated proxy is counted and the earlier proxy is revoked.

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Attend the Meeting and vote virtually; attendance at the Meeting will not, however, in and of itself, constitute a vote or revocation of a prior proxy.

Beneficial owners of Company Shares may change their voting instruction by submitting new voting instructions to the brokers, banks or other nominees that hold their shares of record or by requesting a proxy issued in their own name from such broker, bank or other nominee and voting virtually at the Meeting.

Q:
If my Company Shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote my shares for me?

No.   If your Company Shares are held in the name of a broker, bank or other nominee, you will receive separate instructions from your broker, bank or other nominee describing how to vote your shares. Please check with your broker, bank or other nominee and follow the voting procedures provided by your broker, bank or other nominee on your voting instruction form.
You should instruct your broker, bank or other nominee how to vote your Company Shares. Under the rules applicable to broker-dealers, your broker, bank or other nominee does not have discretionary authority to vote your shares in respect of the U.S. Domestication Resolution. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. The Company does not expect any broker non-votes at the Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas the proposal to be presented at the Meeting is considered non-routine. As a result, no broker will be permitted to vote your Company Shares at the Meeting without receiving instructions.
Q:
Who is making and paying for this proxy solicitation?

The Company is making this proxy solicitation and will pay for all of the costs of soliciting these proxies. Its directors and certain of its employees may solicit proxies virtually, in person or by telephone, fax or email. The Company will pay these employees and directors no additional compensation for these services. The Company has retained the services of Kingsdale Advisors as its strategic shareholder advisor and proxy solicitation agent to solicit proxies in Canada and the United States. The Company will deliver proxy-related materials to nominees, custodians and fiduciaries, and they will be asked to promptly forward them to the beneficial (non-registered) Company Shareholders. The Company will also reimburse such nominees, custodians and fiduciaries for their expenses in sending proxy-related materials to the beneficial (non-registered) Company Shareholders and obtaining their proxies.
Q:
Are Company Shareholders entitled to Dissent Rights?

Yes.   Registered holders of Company Shares are entitled to Dissent Rights only if they strictly follow the procedures specified in the CBCA. Persons who are beneficial owners of Company Shares registered in the name of an intermediary who wish to dissent should be aware that only registered Company Shareholders are entitled to Dissent Rights. Accordingly, a beneficial owner of Company Shares desiring to exercise this right must make arrangements for the Company Shares beneficially owned by such Company Shareholder to be registered in the Company Shareholder’s name prior to the time the Dissent Notice is required to be received by the Company, or, alternatively, make arrangements for the registered holder of such Company Shares to dissent on the Company Shareholder’s behalf.
If you wish to exercise Dissent Rights, you should review the requirements summarized in this Proxy Statement/Prospectus carefully and consult with your legal advisor. See “The U.S. Domestication — Dissenting Shareholder Rights”.
Q:
Who can answer my questions?

If you have any questions about the information contained in this Proxy Statement/Prospectus or require assistance in completing your form of proxy or voting instruction form, please contact: Kingsdale Advisors by telephone at 1-877-659-1821 (toll-free in North America) or at 1-416-867-2272 (collect outside North America).

SUMMARY
The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. This summary is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement/Prospectus, including the appendices hereto and the documents incorporated by reference herein. It is recommended that Company Shareholders read this Proxy Statement/Prospectus and consult with their own legal, tax, financial and other professional advisors with respect to the matters to be acted on at the Meeting. Capitalized terms used but not otherwise defined in this summary have the meanings set forth under the heading “Glossary”.
The Meeting
Date, Time and Place
The Meeting will be held virtually at [                 ] [a.m./p.m.] on [                 ], 2020 or any adjournment or postponement thereof. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and shareholders the Company has decided that the Meeting will be held solely by means of remote communication as a virtual meeting. A virtual Meeting enables registered Company Common Shareholders and duly appointed proxyholders to join us online, listen to the Meeting, ask questions online, and vote online at [           ] by clicking “I have a control number” and then entering your unique 13-digit control number located on your form of proxy and the password “[           ]” (case-sensitive). Company Common Shareholders and duly appointed proxyholders will have the ability to submit questions during the Meeting via the Meeting website. The vast majority of our shareholders vote by proxy in advance of the meeting and all shareholders are encouraged to vote by proxy ahead of the Meeting.
Meeting Record Date and Company Shareholders Entitled to Vote
Only Company Shareholders at the close of business on the Record Date are entitled to notice of the Meeting and to vote thereat or at any adjournment or postponement thereof. As of the close of business on the Record Date, [           ] MDC Canada Class A Common Shares, [           ] MDC Canada Class B Common Shares, [           ] MDC Canada Series 4 Shares and [           ] MDC Canada Series 6 Shares were issued and outstanding. Each issued and outstanding MDC Canada Class A Common Share and MDC Canada Class B Common Share is entitled to one vote and twenty votes, respectively, on the U.S. Domestication Resolution. Each issued and outstanding MDC Canada Series 4 Share and MDC Canada Series 6 Shares is entitled to one vote on the U.S. Domestication Resolution.
Your vote is very important, regardless of the number of Company Shares that you own. Whether or not you expect to attend virtually, you should authorize a proxyholder to vote your Company Shares as promptly as possible so that your Company Shares may be represented and voted at the Meeting.
Required Shareholder Approval
To be effective, the U.S. Domestication Resolution must be approved by the affirmative vote of at least (i) two-thirds of the votes cast on the U.S. Domestication Resolution, virtually or by proxy by the Company Shareholders, voting together as a single class, and (ii) a majority of the votes cast on the U.S. Domestication Resolution, virtually or by proxy by the Company Shareholders, excluding the votes attached to Company Shares held by persons described in items (a) through (d) of Section 8.1(2) of MI 61-101, with each class of Company Shares voting separately as a class (the “Required Shareholder Approval”).
The MDC Board unanimously recommends (with Mark Penn and Charlene Barshefsky abstaining from voting on, or participating in any deliberations with respect to, the U.S. Domestication) that Company Shareholders vote FOR the U.S. Domestication Resolution.
Quorum
In order for business to be conducted at the Meeting, a quorum must be present. A quorum for the transaction of business at the Meeting is not less than (i) 33 1/3% of the Company Common Shares, MDC

Canada Series 4 Shares and MDC Canada Series 6 Shares, together as a single class, and (ii) a majority of the MDC Canada Series 4 Shares and MDC Canada Series 6 Shares, as separate classes, entitled to vote at the Meeting, represented either virtually or by proxy. If you submit a properly executed form of proxy, attached hereto as Appendix E or vote by telephone or the Internet, you will be considered part of the quorum.
Purpose of the Meeting
The purpose of the Meeting is for Company Shareholders to consider and, if thought advisable, to approve the U.S. Domestication Resolution with respect to the U.S. Domestication, which will change the Company’s jurisdiction of incorporation from the federal jurisdiction of Canada to the State of Delaware pursuant to a “continuance” effected in accordance with Section 188 of the CBCA and a concurrent “domestication” effected in accordance with Section 388 of the DGCL. The Company will become subject to the DGCL on the date of the U.S. Domestication, but will be deemed for the purposes of the DGCL to have commenced its existence in Delaware on the date the Company amalgamated in Canada. Under the CBCA, a corporation is continued when authorized by the Director appointed under the CBCA and such Director, upon notice of such corporation being incorporated in another jurisdiction, issues a certificate of discontinuance. Under the DGCL, a corporation becomes domesticated in Delaware by filing a certificate of corporate domestication and a certificate of incorporation for the corporation being domesticated. The form of the certificate of domestication is set forth in Appendix B hereto. Promptly after such filing, the Company intends to give notice to the Director appointed under the CBCA that the Company has been domesticated under the laws of the State of Delaware and request that the Director appointed under the CBCA issue us a certificate of discontinuance bearing the same date as the date of effectiveness of our certificate of corporate domestication and certificate of incorporation.
The U.S. Domestication
The Company expects that the U.S. Domestication will be completed following the approval of the U.S. Domestication Resolution by the Company Shareholders in the manner described herein. However, the MDC Board retains the discretion to proceed, or not to proceed, with the U.S. Domestication for any reason, including if it becomes likely that the Stagwell Combination or another change of control or combination transaction involving the Company will be consummated; if a material number of Company Shareholders exercise their Dissent Rights; Company Shareholders bring suit against the Company in connection with the proposed U.S. Domestication or any disclosure with respect thereto; or if the tax cost is greater than anticipated.
The result of the U.S. Domestication will be that, among other things (i) current Company Shareholders will hold (a) one MDC US Class A Common Share for each MDC Canada Class A Common Share owned immediately prior to the U.S. Domestication, (b) one MDC US Class B Common Share for each MDC Canada Class B Common Share owned immediately prior to the U.S. Domestication, (c) one MDC US Series 4 Share for each MDC Canada Series 4 Share owned immediately prior to the U.S. Domestication, (d) one MDC US Series 6 Share for each MDC Canada Series 6 Share owned immediately prior to the U.S. Domestication and (ii) after the U.S. Domestication is complete, the business, assets and liabilities of MDC Canada immediately prior to the U.S. Domestication will be the same as the business, assets and liabilities of MDC US.
Information Concerning the Company
The Company is a leading global marketing and communications network, providing marketing and business solutions that realize the potential of combining data and creativity. Through its network of agencies, the Company delivers a broad range of client services, including global advertising and marketing, data analytics and insights, mobile and technology experiences, media buying, planning and optimization, direct marketing, database and customer relationship management, business consulting, sales promotion, corporate communications, market research, corporate identity, design and branding services, social media strategy and communications, product and service innovation, and e-commerce management.
The Company is a public company trading on NASDAQ under the stock symbol “MDCA”, and will continue to trade under the same symbol following the U.S. Domestication. The registered office of the Company is currently located at 121 Bloor Street East, Suite 300, Toronto, ON M4W 3M5 and following the U.S. Domestication will be 1209 N Orange St, Wilmington, DE 19801. Its principal executive office is located at, and will remain located at following the U.S. Domestication, 330 Hudson Street, 10th Floor, New York, New York 10013 and its telephone number is (646) 429-1800. The Company is amalgamated and existing under the CBCA and was founded in 1986.
Additional information about the Company can be found under its profile on SEDAR at www.sedar.com, its profile on the SEC’s website at www.sec.gov or its website at www.mdc-partners.com. The information contained in, or that can be accessed through, the Company’s website is not incorporated into this Proxy Statement/Prospectus.
See “Information Concerning the Company”.
Recommendation of the MDC Board
The MDC Board, having undertaken a thorough review of, and having carefully considered information in respect of the U.S. Domestication, the pro forma financial statements of the Company, multiple presentations from management of MDC Canada, the reasons for, and the potential risks of, the U.S. Domestication, and after consulting with the Company’s Canadian and U.S. legal advisors and tax advisors, has unanimously determined (with Mark Penn and Charlene Barshefsky abstaining from voting on, or participating in any deliberations with respect to, the U.S. Domestication) that the U.S. Domestication is in the best interests of the Company.
Accordingly, the MDC Board unanimously recommends (with Mark Penn and Charlene Barshefsky abstaining from voting on, or participating in any deliberations with respect to, the U.S. Domestication) that Company Shareholders vote FOR the U.S. Domestication Resolution.
See “The U.S. Domestication — Recommendation of the MDC Board”.
Overview
On December 10, 2019, the MDC Board held a board meeting to, among other things, discuss a potential transaction pursuant to which the Company would change its jurisdiction of incorporation to Delaware. Company management was asked to present to the MDC Board on various benefits and risks to domiciling to Delaware, including certain potential legal and tax consequences from such migration. The MDC Board approved management pursuing the Delaware migration subject to confirmation of the tax benefits and costs of such proposal and review and approval of any Company Shareholder materials by the MDC Board. Following the MDC Board meeting, MDC Canada officers engaged U.S. legal counsel and tax advisors to advise the Company and the MDC Board as to the implementation of, and to identify potential issues and risks related to, the U.S. Domestication. Over the following months, MDC Canada management worked with such advisors to consider potential structures to change the Company’s jurisdiction of incorporation to Delaware.
At its meeting held on August 24, 2020, the MDC Board was presented with the advice of management and information provided by our legal and tax advisors with respect to the merits and risks of the U.S. Domestication in light of the Stagwell Proposal. Mr. Penn and Ms. Barshefsky both acknowledged their reasonably perceived conflict of interest in the U.S Domestication and consistent with MI 61-101 and corporate governance best practices excused themselves from voting on, or participating in any deliberations with respect to, the U.S. Domestication.
The MDC Board, having undertaken a thorough review of, and having carefully considered information in respect of the U.S. Domestication, the pro forma financial statements of the Company, multiple presentations from management of MDC Canada, the reasons for the U.S. Domestication and the risks of the U.S. Domestication, and after consulting with MDC Canada’s legal and tax advisors, has unanimously determined (with Mark Penn and Charlene Barshefsky abstaining from voting on, or participating in any deliberations with respect to, the U.S. Domestication) that the U.S. Domestication was in the best interests of MDC Canada. Accordingly, pursuant to a unanimous written resolution executed on August 31, 2020 (with Mark Penn and Charlene Barshefsky executing such resolution solely for purposes of the Company’s compliance with Section 117(1) of the CBCA), the MDC Board approved the U.S. Domestication and resolved to recommend that Company Shareholders vote in favor of the special resolution approving the U.S. Domestication.

Company Shareholders are urged to read the sections titled “The U.S. Domestication — Reasons for the U.S. Domestication” and “The U.S. Domestication — Risks of the U.S. Domestication” for a discussion of the MDC Board’s view of the reasons and risks regarding the U.S. Domestication.
We will hold the Meeting to approve the U.S. Domestication on [           ], 2020. Assuming the Company receives the necessary approvals of the U.S. Domestication Resolution from the Company Shareholders and the other conditions to consummate the U.S. Domestication are satisfied, the Company intends to proceed with the U.S. Domestication. However, the MDC Board retains the discretion to proceed, or not to proceed, with the U.S. Domestication for any reason on a stand-alone basis. As a result of the U.S. Domestication, the Company Shareholders will become shareholders of MDC US and such shareholders’ rights will be governed by Delaware law and the MDC US Certificate of Incorporation and MDC US Bylaws, in the form substantially as they will be in effect upon completion of the U.S. Domestication, attached hereto as Appendices C and D, respectively, of this Proxy Statement/Prospectus.
Company Shareholders are urged to read the section titled “The U.S. Domestication — Overview” for a discussion of the MDC Board’s deliberations regarding the U.S. Domestication, including considerations relating to the Stagwell Proposal.
Special Committee Mandate
On June 25, 2020, the Company received the Stagwell Proposal from The Stagwell Group on behalf of Stagwell Media. The Stagwell Group is the general partner of Stagwell Media. Mark Penn serves as president and managing partner of The Stagwell Group, as well as the Chairman of the MDC Board and CEO of the Company. Stagwell and its affiliates, including Mark Penn, hold 19.9% of the issued and outstanding Company Class A Common Shares and 100% of the issued and outstanding Company Series 6 Shares. Charlene Barshefsky is a director nominee of Stagwell Holdings. The Stagwell Proposal contemplated that prior to the closing of the Stagwell Combination, MDC Canada will have become a U.S.-domiciled company by completing the U.S. Domestication (or otherwise).
While the strategic alternatives of the Company, including the Stagwell Proposal, remain under the consideration of the Special Committee, the Special Committee has not advised the MDC Board that the proposed U.S. Domestication will adversely affect the Special Committee’s ability to carry out its mandate. Should the Special Committee make any such determination and so advise the MDC Board, it is anticipated that the MDC Board will terminate, postpone or adjourn the Meeting or, if the Meeting has been held and the U.S. Domestication approved by Company Shareholders, determine not to implement such U.S. Domestication.
The Stagwell Proposal remains under the consideration of the Special Committee. As of the date of this Proxy Statement/Prospectus, the Special Committee has not informed the MDC Board that the consummation of the Stagwell Combination is either likely or not likely. The MDC Board has determined that no additional information with respect to the status of the Stagwell Combination or the impact of the Stagwell Combination, if any, on the proposed U.S. Domestication is necessary or appropriate in order to enable the Company Shareholders to make an informed decision as to whether to vote for the U.S. Domestication Resolution. If the Stagwell Combination becomes likely or we proceed with another change of control or combination transaction, some or all of the reasons provided by the MDC Board for the U.S. Domestication may no longer exist or there may be alternative ways to realize the benefits of the U.S. Domestication with potentially more favorable tax implications and less cost to the Company and its shareholders, depending on the transaction structure and the operations of the combined company. As such, in the event the Stagwell Combination or another change of control or combination transaction becomes likely, the MDC Board may determine not to proceed with the U.S. Domestication.
Reasons for the U.S. Domestication
The MDC Board believes there are compelling reasons that support the Company’s migration to the United States at this time. In unanimously determining (with Mark Penn and Charlene Barshefsky abstaining from voting on, or participating in any deliberations with respect to, the U.S. Domestication) that the U.S. Domestication is in the best interests of the Company, and in recommending that Company Shareholders vote in favor of the U.S. Domestication Resolution, the MDC Board considered and relied upon a number of factors. In particular, the MDC Board considered the following reasons listed below for proposing the U.S. Domestication, however the MDC Board recognizes that: in the event the Stagwell Proposal or some other strategic transaction involving the Company were to occur some or all of the reasons discussed herein for the U.S. Domestication may no longer exist or there may be alternative ways to realize the benefits of the U.S. Domestication with potentially favorable U.S. tax implications to the Company and its shareholders (relative to the U.S. Domestication), depending on the transaction structure and operations of the combined company.
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Value — The MDC Board believes that the opportunity to enhance long-term value will be greater as a U.S. company than as a Canadian company. The MDC Board believes that changing its jurisdiction of incorporation to Delaware will make investing in our securities more desirable to certain investors, particularly to investors in investment vehicles that only include securities of U.S.-domiciled companies.

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The perception of a Delaware corporation among investors is highly favorable.

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Certain passive U.S. investors, including pension funds, may not be able to invest in Company Shares due to being contractually limited in investing in non-U.S. domiciled companies, but will be able to invest in MDC US Shares.

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Generating an increased interest in MDC Shares is a positive contributor to the liquidity of our stock and for any future capital raising activities.

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Better Reflection of the Operating Business — The MDC Board believes the U.S. Domestication will better reflect the Company’s U.S.-focused business and operations.

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We already have a substantial presence in the United States and (i) the Company derives a majority of its revenue from its operations in the United States; (ii) the majority of the Company’s operations and employees are located in the United States and a majority of MDC Canada Common Shares are held by U.S. residents; (iii) the Company’s head office is located in the United States; and (iv) the Company is listed on NASDAQ and complies with SEC reporting requirements as a U.S. domestic issuer.

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The Canadian portion of the Company’s business has organically diminished over the years as the Company’s focus has shifted — over time, the revenue from the Company’s operations in Canada has decreased and such revenue constituted only 7.4% of total revenue in 2019.

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Effective November 11, 2015, the Company voluntarily delisted its shares from the Toronto Stock Exchange as a result of its determination that the relatively low trading volume of its shares on the Toronto Stock Exchange did not justify the financial and administrative costs associated with a dual listing.

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Certainty of Delaware Corporate Law — The MDC Board believes that the U.S. Domestication will provide more predictability and certainty under applicable Delaware law and provide investors with greater certainty as many U.S. public companies are incorporated in Delaware.

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For many years, Delaware has pursued a policy of encouraging business entities to incorporate in that state and, to that end, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the business needs of corporations organized under its laws.

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Delaware has a well-developed legal system which the MDC Board believes encourages high standards of corporate governance and provides stockholders with substantial benefits, including, without limitation, access to the Court of Chancery of the State of Delaware.

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Streamlined Decision-making and Reduction in Legal Costs — The MDC Board believes that management will be able to streamline its decision-making and that the Company will be able to save certain external legal costs due to the diminished need for certain Canadian legal analyses following the U.S. Domestication.

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Taking into account that the majority of the Company Shares are held by U.S. residents, in an effort to align with those investors’ expectations the Company consults from time to time with both U.S. and Canadian legal counsel on certain matters. The MDC Board expects that following the U.S. Domestication, in certain circumstances where, prior to the U.S. Domestication, both U.S. and Canadian legal counsel would have been consulted prior to the U.S. Domestication, it will only be necessary to consult U.S. legal counsel.
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The MDC Board believes that management decision-making in certain circumstances will be streamlined and more efficient due to no longer needing to consider both U.S. and Canadian legal requirements.

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Flexibility in Choosing Directors — The MDC Board believes that the Company will benefit from having more flexibility in choosing the members of our board of directors.

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The provisions of the CBCA, under which the Company is currently organized, require companies to ensure that 25% of the members of its board of directors are residents of Canada. The Delaware General Corporation Law under which MDC US is formed does not have any such residency requirement.

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Because the focus of the Company’s operations is outside of Canada, management and the MDC Board believe that having additional flexibility in choosing directors, whether Canadian residents or not, would be beneficial.

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Approval of MDC Shareholders — The U.S. Domestication requires the approval of at least two-thirds of the votes cast by all of the Company Shareholders (with all holders voting as a single class) and at least the majority of the disinterested votes of the Company Shareholders (with each class of Company Shares voting separately as a class).

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Dissent Rights — Registered Company Shareholders will have the ability to exercise dissent rights in respect of the U.S. Domestication and to be paid fair value of their Company Shares.

We cannot assure you that the anticipated benefits of the U.S. Domestication will be realized. In addition, despite the potential benefits described above, the U.S. Domestication will expose you and us to potential risks, including relating to current and future income tax policy in the United States. Please see the discussions under “Risk Factors”.
On June 25, 2020, the Company received the Stagwell Proposal from The Stagwell Group on behalf of Stagwell Media. The Stagwell Group is the general partner of Stagwell Media. Mark Penn serves as president and managing partner of The Stagwell Group, as well as the Chairman of the MDC Board and CEO of the Company. The Stagwell Group and its affiliates, including Mark Penn, hold 19.9% of the issued and outstanding Company Class A Common Shares and 100% of the issued and outstanding Company Series 6 Shares. In response to the Stagwell Proposal, the MDC Board formed the Special Committee. While the Stagwell Proposal remains under the consideration of the Special Committee, as of the date of this Proxy Statement/Prospectus, the Special Committee has not informed the MDC Board that the consummation of the Stagwell Combination is either likely or not likely. The MDC Board has determined that no additional information with respect to the status of the Stagwell Combination or the impact of the Stagwell Combination, if any, on the proposed U.S. Domestication is necessary or appropriate in order to enable the Company Shareholders to make an informed decision as to whether to vote for the U.S. Domestication Resolution. If the Company determines to undertake the Stagwell Combination or another change of control or combination transaction, some or all of the reasons provided above for the U.S. Domestication may no longer exist or there may be alternative ways to realize the benefits of the U.S. Domestication with potentially more favorable tax implications and less cost to the Company and its shareholders, depending on the transaction structure and the operations of the combined company. As such, in the event the Stagwell Combination or another change of control or combination transaction becomes likely, the MDC Board may determine not to proceed with the U.S. Domestication. Company Shareholders are urged to read the section titled “The U.S. Domestication — Overview” for a discussion of the MDC Board’s deliberations regarding the U.S. Domestication, including considerations relating to the Stagwell Proposal.
The MDC Board has considered both the potential advantages of the U.S. Domestication and the potential risks and has unanimously determined (with Mark Penn and Charlene Barshefsky abstaining from voting on, or participating in any deliberations with respect to, the U.S. Domestication) that the U.S. Domestication is in the best interests of the Company.

Accordingly, the MDC Board unanimously recommends (with Mark Penn and Charlene Barshefsky abstaining from voting on, or participating in any deliberations with respect to, the U.S. Domestication) that Company Shareholders vote FOR the U.S. Domestication Resolution.
Risk Factors
The U.S. Domestication involves risks. In considering the U.S. Domestication, including whether to vote for the U.S. Domestication Resolution, Company Shareholders should carefully consider the information about these risks set forth under the section entitled “Risk Factors”, together with the other information included or incorporated by reference in this Proxy Statement/Prospectus.
Effect of the U.S. Domestication on the Company Incentive Awards
Following the U.S. Domestication, each holder of MDC Canada Incentive Awards will hold the same number of MDC US Incentive Awards as such holder held immediately prior to the U.S. Domestication. The MDC US Incentive Awards will be subject to substantially the same terms and conditions as the adjusted MDC Canada Incentive Awards, except, in the case of equity-based MDC Canada Incentive Awards, the security issuable upon exercise or settlement of the MDC US Incentive Award, as applicable, will be MDC US Common Shares (or, as applicable, the cash equivalent) rather than an MDC Canada Common Share (or, as applicable, the cash equivalent).
Effect of the U.S. Domestication on the Company Debt
Following the U.S. Domestication, MDC US shall retain all of MDC Canada’s liabilities and obligations, which shall continue to be enforceable against MDC US.
Effects of Change of Jurisdiction
The U.S. Domestication will not interrupt our corporate existence or operations. Each outstanding MDC Canada Class A Common Share, MDC Canada Class B Common Share, MDC Canada Series 4 Share and MDC Canada Series 6 Share (in each case, held by a non-Dissenting Shareholder) will remain issued and outstanding as a MDC US Class A Common Share, MDC US Class B Common Share, MDC US Series 4 Share and MDC US Series 6 Share, respectively, after our corporate existence is continued from Canada and domesticated in Delaware under the DGCL.
While the rights and privileges of shareholders of a Delaware corporation are, in many instances, comparable to those of shareholders of a Canadian corporation, there are differences between what a shareholder’s rights will be under Delaware law and what they currently are under Canadian law. These differences are discussed under “Comparison of Stockholder Rights”. In addition, see “Description of Capital Stock” for a summary of MDC US’s authorized capital stock and the rights and preferences thereof. Company Shareholders should also review the forms of the MDC US Certificate of Incorporation and MDC US Bylaws, as they will be in effect upon completion of the U.S. Domestication, which are attached as Appendices C and D, respectively, of this Proxy Statement/Prospectus.
Stock Exchange Listing and Securities Law Filings
The MDC US Class A Common Shares will continue to be listed on NASDAQ under the stock symbol “MDCA”. See “The U.S. Domestication — Certain Legal and Regulatory Matters — Stock Exchange Listing”.
In addition, following the U.S. Domestication, MDC US will continue to be a reporting issuer in each of the provinces of Canada where the Company is currently a reporting issuer. In accordance with applicable Canadian securities laws, and consistent with current practice of the Company, following the U.S. Domestication the Company will continue to file with the relevant Canadian securities regulatory authorities copies of its documents filed with the SEC under the U.S. Exchange Act in order to meet its Canadian continuous disclosure obligations.
No Change in Business, Locations, Fiscal Year or Employee Plans
The U.S. Domestication will effect a change in our jurisdiction of incorporation and the location of our registered office, and other changes of a legal nature, including changes in our organizational documents, which are described in this Proxy Statement/Prospectus. Following the U.S. Domestication, the executive offices of the Company will not move. They will remain in their current location, which is 330 Hudson Street, 10th Floor, New York, New York 10013. The Company’s registered office following the U.S. Domestication will be 1209 N Orange St, Wilmington, DE 19801. The business, our fiscal year, and, after the U.S. Domestication is complete, the business, assets and liabilities of MDC Canada immediately prior to the U.S. Domestication will be the same as the business, assets and liabilities of MDC US. Upon effectiveness of the U.S. Domestication, all of our obligations will continue as outstanding and enforceable obligations of the Company. The Company’s employee benefit plans and agreements will be continued by the Company.
Dissenting Shareholder Rights
Registered Company Shareholders are entitled to Dissent Rights only if they follow the procedures specified in the CBCA. Persons who are beneficial owners of Company Shares registered in the name of a broker, investment dealer or other intermediary who wish to dissent should be aware that only registered Company Shareholders are entitled to Dissent Rights. Accordingly, a beneficial owner of Company Shares desiring to exercise this right, must make arrangements for the Company Shares beneficially owned by such Company Shareholder to be registered in the Company Shareholder’s name prior to the time the Dissent Notice is required to be received by the Company, or, alternatively, make arrangements for the registered holder of such Company Shares to dissent on the Company Shareholder’s behalf.
If you wish to exercise Dissent Rights, you should review the requirements summarized in this Proxy Statement/Prospectus carefully and consult with your legal advisor. See “The U.S. Domestication — Dissenting Shareholder Rights” and Appendix A of this Proxy Statement/Prospectus.
Accounting Treatment of the U.S. Domestication
There will be no accounting effect or change in the carrying amount of the assets and liabilities of the Company as a result of the U.S. Domestication, except for a reduction in the deferred tax asset carrying value for the utilization of U.S. tax loss carryforwards to offset taxable income inclusions from the deemed settlement of intercompany notes between Maxxcom Inc. and MDC US. The business, capitalization and liabilities of the Company immediately following the U.S. Domestication will be the same as those immediately prior to the U.S. Domestication. There will also not be any accounting impact regarding the change in par value in the shares of the Company as a result of the U.S. Domestication. Any of our shares that the Company acquires from dissenting shareholders will be treated as an acquisition of treasury stock at the amount paid for the shares.
Certain Canadian Federal Income Tax Considerations
MDC Canada does not anticipate that the U.S. Domestication should result in tax, for Canadian federal income tax purposes, to MDC Canada Common Shareholders (other than those who exercise Dissent Rights). If a Resident Holder sells or otherwise disposes of MDC US Common Shares following the U.S. Domestication, such Resident Holder will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of such MDC US Common Shares immediately prior to the disposition. If a Non-Resident Holder sells or otherwise disposes of its MDC US Common Shares following the U.S. Domestication, such sale or disposition will generally not result in tax under the Canadian Tax Act.
The brief Canadian tax summary provided above is qualified in its entirety by the section “Certain Canadian Federal Income Tax Considerations” below. Resident Holders and Non-Resident Holders are urged to consult with and rely on their own tax advisors to determine the particular tax consequences to them of the U.S. Domestication as well as the tax consequences of the ownership and disposition of MDC US Common Shares received pursuant to the U.S. Domestication.
Certain U.S. Federal Income Tax Considerations
The U.S. Domestication may trigger U.S. federal income tax for U.S. Holders (as defined in “U.S. Federal Income Tax Considerations for MDC Canada Shareholders”). In general, subject to the potential application of the PFIC rules (as described in “U.S. Federal Income Tax Considerations for MDC Canada Shareholders — U.S. Tax Consequences of the U.S. Domestication to U.S. Holders — Passive Foreign Investment Company Status”), U.S. Holders who own MDC Canada Shares with a fair market value of at least $50,000 at the time of the U.S. Domestication will be taxed on the built-in gain (if any) in their MDC Canada Shares (unless they elect to include the “all earnings and profits amount”). See “U.S. Federal Income Tax Considerations for MDC Canada Shareholders” below for more information regarding certain U.S. federal income tax considerations relevant to such U.S. Holders and the election described above. Notwithstanding the above, special rules apply to 10% U.S. Shareholders (as defined in “U.S. Federal Income Tax Considerations for MDC Canada Shareholders”). 10% U.S. Shareholders should consult their own tax advisors regarding the U.S. federal and other applicable tax consequences of the U.S. Domestication to them in light of their particular circumstances.
U.S. Holders are strongly urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the U.S. Domestication to them in their particular circumstances, including whether they would be considered 10% U.S. Shareholders, whether to make the “all earnings and profits” election where applicable, and the appropriate filing requirements with respect to this election.
Non-U.S. Holders (as defined in “U.S. Federal Income Tax Considerations for MDC Canada Shareholders”) generally should not be subject to U.S. federal income tax in respect of the U.S. Domestication, unless they have certain connections to the United States (see “U.S. Federal Income Tax Considerations for MDC Canada Shareholders” below for more information). However, depending on their particular circumstances (including their jurisdiction of fiscal residence), Non-U.S. Holders may be subject to non-U.S. taxes in respect of the U.S. Domestication.
The brief U.S. tax summary provided above is qualified in its entirety by the section “U.S. Federal Income Tax Considerations for MDC Canada Shareholders” below, which provides a summary of the principal U.S. federal income tax considerations generally relevant to (a) U.S. Holders and Non-U.S. Holders participating in the U.S. Domestication and (b) the ownership and disposition of MDC US Shares received pursuant to the U.S. Domestication. MDC Canada Shareholders are urged to consult with and rely on their own tax advisors to determine the particular tax consequences to them of the U.S. Domestication as well as the tax consequences of the ownership and disposition of MDC US Shares received pursuant to the U.S. Domestication.
Comparison of Shareholder Rights
There are differences between what a shareholder’s rights will be under Delaware law and what they currently are under Canadian law. In addition, there are differences between MDC Canada’s existing articles of amalgamation and by-law and the MDC US Certificate of Incorporation and MDC US Bylaws as they will be in effect upon the completion of the U.S. Domestication. These differences are discussed under “Comparison of Stockholder Rights”. In addition, see “Description of Capital Stock” for a summary of MDC US’s authorized capital stock and the rights and preferences thereof. MDC Canada Shareholders should also review the forms of the MDC US Certificate of Incorporation and MDC US Bylaws, as they will be in effect upon completion of the U.S. Domestication, which are attached as Appendices C and D, respectively, of this Proxy Statement/Prospectus.

RISK FACTORS
An investment in MDC US Shares is subject to a number of risks. Prior to making any decision as to whether or not to vote in favor of the U.S. Domestication Resolution, Company Shareholders should carefully consider risk factors associated with holding MDC US Shares, the Company’s business and the industry in which it operates, together with all other information contained in this Proxy Statement/Prospectus, including, in particular the risk factors described below.
You should carefully consider the following factors as well as the other information contained in and incorporated by reference into this Proxy Statement/Prospectus, and specifically, the factors described in the sections entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K of the Company for the year ended December 31, 2019 and in the Quarterly Report on Form 10-Q of the Company for the six months ended June 30, 2020. For information about the Company’s filings incorporated by reference in this Proxy Statement/Prospectus, see the section entitled “Where You Can Find More Information”.
Risks Relating to the Company’s Business
You should read and consider the risk factors specific to the Company’s business that will continue to affect MDC US after completion of the U.S. Domestication. These risks are described in the sections entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K of the Company for the year ended December 31, 2019 and in the Quarterly Report on Form 10-Q of the Company for the six months ended June 30, 2020, which are incorporated by reference into this Proxy Statement/Prospectus, and in other documents that are incorporated by reference into this Proxy Statement/Prospectus.
Risks Relating to MDC US
The rights of stockholders under Delaware law may differ from the rights of shareholders under Canadian law.
If the U.S. Domestication is completed, Company Shareholders will become stockholders of a Delaware corporation. There are differences between the CBCA and the DGCL. For example, under the CBCA, many significant corporate actions such as amending a corporation’s articles of incorporation or consummating a merger require the approval of at least two-thirds of the votes cast by shareholders, whereas under the DGCL, in most cases, such actions require the approval of a majority of the voting power of outstanding stock entitled to vote on the matter. Furthermore, shareholders under the CBCA are entitled to dissent rights under a number of extraordinary corporate actions, including an amalgamation with another unrelated corporation, certain amendments to a corporation’s articles of incorporation or the sale of all or substantially all of a corporation’s assets, whereas under the DGCL, stockholders are only entitled to appraisal rights in connection with certain mergers, consolidations and similar transactions. As shown by the foregoing examples, if the U.S. Domestication is completed, in certain circumstances, holders of MDC US Shares will be afforded different protections under the DGCL than Company Shareholders had under the CBCA. See “Comparison of Stockholder Rights” for further details.
Provisions in the MDC US Certificate of Incorporation and MDC US Bylaws could impact change in control transactions.
In addition to protections afforded under the DGCL, the MDC US Certificate of Incorporation and MDC US Bylaws will contain provisions that could have the effect of delaying or preventing changes in control or changes in management or the MDC US Board. These provisions include:
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no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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the exclusive right of the MDC US Board to establish the size of the MDC US Board and to elect a director to fill a vacancy created by an increase in the size of the MDC US Board or the death, resignation or removal of a director, which prevents stockholders from being able to fill vacancies on the MDC US Board unless the vacancy has not been filled by the next annual meeting of stockholders, at which point the stockholders may fill such vacancy;

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the ability of the MDC US Board to issue shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting such series and the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the shares of such series, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

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a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of stockholders;

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the requirement that a special meeting of stockholders may be called only by the Chairman of the MDC US Board or a majority of the MDC US Board, which may delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors; and

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advance notice procedures that stockholders must comply with in order to nominate candidates to the MDC US Board, include nominees in the proxy materials of MDC US, or propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of MDC US.

The MDC US Certificate of Incorporation will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by stockholders and will designate the United States federal district courts as the exclusive forum for resolving any complaint asserting a cause of action arising under the U.S. Securities Act, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with MDC US or its directors or officers or other matters pertaining to MDC US’s internal affairs.
The MDC US Certificate of Incorporation will provide that, subject to limited exceptions, the Court of Chancery of the State of Delaware will be the exclusive forum for:
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any derivative action or proceeding brought on behalf of MDC US;

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any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of MDC US to MDC US or MDC US’s stockholders;

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any action or proceeding asserting a claim arising pursuant to any provision of the DGCL (or any successor provision thereto) or as to which the DGCL (or any successor provision thereto) confers jurisdiction on the Court of Chancery of the State of Delaware;

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any action or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the Company arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the By-Laws of the Company (as each may be amended form time to time);

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any action asserting a claim governed by the internal affairs doctrine; or

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any other action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL.

The MDC US Certificate of Incorporation will further provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the U.S. Securities Act.
These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with MDC US or its directors, officers or other matters pertaining to MDC US’s internal affairs or matters arising under the U.S. Securities Act, and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find these provisions of the MDC US Certificate of Incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, MDC US may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, results of operations or financial condition.

Following the U.S. Domestication, MDC will be exempt from the application of certain Canadian securities laws for the protection of minority shareholders.
Following the U.S. Domestication, MDC US will continue to be subject to applicable Canadian securities laws. As a “SEC foreign issuer” MDC US will be exempt from a number of continuous disclosure requirements under Canadian securities laws and exempt from the protections of MI 61-101. MI 61-101 regulates certain types of transactions to ensure fair treatment of security holders when, in relation to a transaction, there are persons in a position that could cause them to have an actual or reasonably perceived conflict of interest or informational advantage over other security holders. If MI 61-101 applies to a proposed transaction of a reporting issuer, then enhanced disclosure in documents sent to security holders, the approval of security holders excluding, among others, “interested parties” (as defined in MI 61-101), and a formal valuation prepared by an independent and qualified valuator, are all mandated (subject to certain exemptions, including that MDC Canada is not required to obtain a formal valuation under MI 61-101 as the U.S. Domestication is not a specifically enumerated transaction requiring formal valuation under Section 5.4 of MI 61-101). If the Stagwell Proposal or other change of control transaction proceeds, following the U.S. Domestication MDC minority shareholders may not be afforded the protections of MI 61-101.
Company Shareholders might have difficulty enforcing civil liabilities against MDC US in Canada.
The enforcement by investors of civil liabilities under Canadian securities laws may be affected adversely by the fact that MDC US will be incorporated outside of Canada and that some or all of the officers and directors will be residents of a foreign country. As a result, it may be difficult or impossible for Company Shareholders in Canada to effect service of process within Canada upon MDC US, most of its subsidiaries and their officers and directors, or to realize, against them, upon judgments of courts of Canada predicated upon civil liabilities under Canadian securities laws. In addition, Company Shareholders in Canada should not assume that the courts of the U.S.: (a) would enforce judgments of Canadian courts obtained in actions against such persons predicated upon civil liabilities under Canadian securities laws; or (b) would enforce, in original actions, liabilities against such persons predicated upon civil liabilities under Canadian securities laws. In addition, awards of punitive damages in actions brought in Canada or elsewhere may be unenforceable in the U.S.
Risks Relating to the U.S. Domestication
The expected benefits of the U.S. Domestication may not be realized.
There can be no assurance that all or any of the anticipated benefits of the U.S. Domestication will be achievable, particularly as the achievement of the benefits are in many important respects subject to factors that the Company does not and cannot control, including the reaction of third parties with whom the Company enters into contracts and do business and the reactions of investors.
The expected benefits of the U.S. Domestication could be realized via an alternative transaction, including the Stagwell Combination or another change of control or combination transaction involving the Company, that may present fewer or different risks than the U.S. Domestication.
If effected, an alternative transaction, including the Stagwell Combination, could result in the Company becoming a U.S. domiciled corporation. As such, it is possible that many, if not all, of the anticipated benefits to the Company and the Company Shareholders of domesticating to the U.S. could be realized by effecting an alternative transaction, including the proposed Stagwell Combination, rather than the U.S. Domestication. Such a transaction could present fewer or different risks than the U.S. Domestication, but the MDC Board has not fully evaluated the risks that such a transaction may present to the Company or the Company Shareholders.
Payments in connection with the exercise of Dissent Rights may impair the Company’s financial resources.
Registered holders of Company Shares have the right to exercise certain Dissent Rights and demand payment of the fair value of their Company Shares, as the case may be, in cash in connection with the U.S. Domestication in accordance with the CBCA. If there are significant numbers of Dissenting Shareholders, a substantial cash payment may be required to be made to such Dissenting Shareholders that could have an adverse effect on the Company’s financial condition and cash resources if the U.S. Domestication is completed.
The CEO has an interest in the U.S. Domestication different from the interests of Company Shareholders
The Chief Executive Officer of the Company has an interest in the U.S. Domestication that is different from, or in addition to, those of the Company generally as a result of his interest in the Stagwell Proposal. Mark Penn serves as president and managing partner of The Stagwell Group, and The Stagwell Group is the general partner of Stagwell Media, as well as the Chairman of the MDC Board and CEO of the Company. The Stagwell Group and its affiliates, including Mark Penn, hold 19.6% of the issued and outstanding Company Class A Common Shares and 100% of the issued and outstanding Company Series 6 Shares. Charlene Barshefsky is a director nominee of Stagwell Holdings. The Stagwell Proposal contemplated that prior to the closing of the Stagwell Combination, MDC Canada will have become a U.S.-domiciled company by completing the U.S. Domestication (or otherwise).The MDC Board was aware of, and considered, these interests when they declared the advisability of the U.S. Domestication and unanimously recommended (with Mark Penn and Charlene Barshefsky abstaining from voting on, or participating in any deliberations with respect to, the U.S. Domestication) that Company Shareholders approve the U.S. Domestication.
The U.S. Domestication does not mean the Stagwell Proposal or any other change of control transaction will be effected.
The Stagwell Proposal contemplates that the U.S. Domestication will be completed prior to completing the Stagwell Combination. There is no guarantee that the Special Committee will determine that the Stagwell Proposal or any other change of control transaction is in the best interests of the Company or, even if the Special Committee determines to pursue the Stagwell Proposal, that The Stagwell Group will proceed to effect the Stagwell Combination. Moreover, following the U.S. Domestication, the Company may be a less favorable target for other potential business combinations because, among other things, the Company will be subject to U.S. tax rules.
In the event the Company pursues the Stagwell Combination or another change of control or business combination transaction involving the Company following the consummation of the U.S. Domestication, the Company may be subject to a higher incidence of shareholder litigation.
Corporations are generally subject to a higher rate of shareholder litigation claims in Delaware than the federal jurisdiction of Canada following change of control or business combination transactions. Thus, following the U.S. Domestication, if the Company decides to pursue such a transaction, it may be subject to more shareholder litigation than if the Company pursued such combination as a Canadian incorporated corporation.
The U.S. Domestication is conditional, and the conditions may not be satisfied.
Completion of the U.S. Domestication is conditional, among other things, upon the receipt of approvals and the satisfaction of other conditions, including (i) the receipt of the Required Shareholder Approval, (ii) authorization of the Director under the CBCA and (iii) the consent of the lenders under our existing credit facility. Although the Company is diligently applying its efforts to take, or cause to be taken, all actions to do, or cause to be done, all things necessary, proper or advisable to obtain the requisite approvals, there can be no assurance that these conditions will be fulfilled or that the U.S. Domestication will be completed. We may not be able to obtain the consent of our lenders to the U.S. Domestication without paying fees or at all. Further, even if the Required Shareholder Approval and the consent of our lenders have been obtained, the MDC Board may decide to delay or not proceed with the U.S. Domestication if it determines that the U.S. Domestication is no longer advisable, including if a material number of Company Shareholders exercise their Dissent Rights; Company Shareholders bring suit against the Company in connection with the proposed U.S. Domestication or any disclosure with respect thereto; or if the tax cost is greater than anticipated.

The U.S. Domestication is expected to give rise to taxable income in the United States for the Company and its subsidiaries, and there can be no assurances that material adverse tax consequences will not result from the U.S. Domestication or related transactions in Canada, the U.S., or other jurisdictions. Any such adverse tax consequences could adversely affect MDC US or its share price, following completion of the U.S. Domestication.
For U.S. federal income tax purposes, although the Company expects the U.S. Domestication to qualify as a “reorganization” under section 368(a) of the Internal Revenue Code, the Company or its subsidiaries expects to incur U.S. federal taxable income in the U.S. Domestication. Specifically, the U.S. Domestication should be treated, for U.S. federal income tax purposes, as if MDC Canada (i) transferred all of its assets and liabilities to a new U.S. corporation (MDC US) in exchange for all of the outstanding stock of MDC US and (ii) then distributed the stock of MDC US that MDC Canada received in the transaction to the MDC Canada Shareholders in liquidation of MDC Canada. Among the assets MDC US is deemed to have acquired from MDC Canada are certain outstanding intercompany notes previously issued to MDC Canada by the Company’s U.S. Subsidiary, Maxxcom Inc., which deemed acquisition may cause Maxxcom Inc., as the obligor under the intercompany notes, to recognize taxable income in the taxable year of the U.S. Domestication, to the extent the value of an intercompany note is lower than the note’s issue price. The incidence and amount of any such U.S. federal taxes depends on factors beyond the Company’s control, including the fair value of such intercompany notes at the time of the U.S. Domestication, which values cannot be predicted with certainty at this time, particularly in light of volatile current market conditions. Based on the Company’s estimate of current values, the Company expects that existing U.S. net operating loss carryforwards of the Company’s U.S. subsidiary, Maxxcom Inc., would be available to offset U.S. federal taxable income resulting from the U.S. Domestication, and that state net operating loss carryforwards of Maxxcom Inc. may also be available to offset corresponding state-level taxes. Notwithstanding the potential incurrence of such U.S. federal taxable income in the year of the U.S. Domestication, the Company expects to realize certain benefits from the resulting capital structure, including as a result of having more simplified and tax-efficient intercompany cash flows between Maxxcom Inc. and MDC US after the U.S. Domestication, and with respect to payments on the Senior Notes.
However, there can be no assurances that material additional adverse U.S. tax consequences will not result from the U.S. Domestication, including but not limited to as a result of changes to estimated valuations through the Effective Time, and there can be no assurance that the Internal Revenue Service will agree with the Company’s calculation of the relevant values, including the value of the intercompany notes, which could result in higher U.S. federal tax costs than currently anticipated.
Moreover, there can be no assurance that the IRS will not otherwise challenge MDC US’s position on the taxation of the U.S. Domestication. The Company has not applied for a ruling related to the U.S. Domestication and does not intend to do so.
Following the U.S. Domestication, MDC US will be a resident of the United States for U.S. federal income tax purposes and will be subject to U.S. federal income taxation (as well as state and local taxes) on a net income basis. Additionally, the non-U.S. subsidiaries of the Company are, with some exceptions treated as “controlled foreign corporations,” for U.S. tax purposes, and currently only the activities of some of these entities (specifically, certain non-U.S. subsidiaries of Maxxcom, Inc.) are subject to U.S. federal income tax for the Company and its subsidiaries. However, after the U.S. Domestication, MDC US will be the U.S. owner of all of the non-U.S. subsidiaries, and as a result MDC US may be subject to additional U.S. federal income taxation (as well as state and local taxes) in respect of the activities of such subsidiaries that are not currently subject to U.S. tax at the Company or its subsidiaries (although foreign tax credits may be available to offset a portion of this additional tax cost).
The U.S. Domestication is expected to relieve the Company’s 10% U.S. Shareholders from certain U.S. tax burdens and exposures related to their ownership of the Company. Specifically, prior to the U.S. Domestication, the Company’s 10% U.S. Shareholders may be subject to U.S. federal income tax on their pro rata portion of certain earnings of non-U.S. subsidiaries of the Company which are treated as “controlled foreign corporations” for U.S. tax purposes. Additionally, due to the significant portion of its stock that is held by 10% U.S. Shareholders, the Company may itself be treated as a “controlled foreign corporation” for U.S. tax purposes, or may have been treated as such during prior periods, and the Company’s 10% U.S. Shareholders may therefore be subject to additional U.S. federal income tax on their pro rata portion of certain of the Company’s earnings, regardless of whether or not such shareholders receive any distributions from the Company. However, after the U.S. Domestication is completed, such 10% U.S. Shareholders would own stock in MDC US, a U.S. tax resident corporation, and would no longer be exposed to these “controlled foreign corporation” U.S. tax rules. Rather, U.S. federal taxable income attributable to any controlled foreign corporations would be attributed to MDC US, as the U.S. resident shareholder that would, after the U.S. Domestication, own, directly or indirectly, 100% of these controlled foreign corporations.
Finally, due to the utilization of Maxxcom Inc.’s net operating loss carryforwards in respect of certain U.S. taxable income resulting from the U.S. Domestication as described above, the amount of Maxxcom Inc.’s net operating loss carryforwards that are available to offset future U.S. federal and state taxable income of Maxxcom Inc. and its affiliates will be reduced, which can be expected to result in higher future cash tax costs once those net operating losses are utilized or their utilization is otherwise limited.
Any adverse tax consequences resulting from the U.S. Domestication or the operations of MDC US after the U.S. Domestication could adversely affect MDC US or its share price following the completion of the U.S. Domestication. Moreover, U.S. tax laws significantly limit MDC US’s ability to redomicile outside of the U.S. once the U.S. Domestication is complete.
The U.S. Domestication may give rise to Canadian corporate tax.
For purposes of the Canadian Tax Act, MDC Canada’s taxation year will be deemed to have ended immediately prior to it ceasing to be a resident of Canada as a result of the U.S. Domestication. Immediately prior to the time of this deemed year end, MDC Canada will be deemed to have disposed of each of its properties for proceeds of disposition equal to the fair market value of such properties at that time and will be deemed to have reacquired such properties for a cost amount equal to that fair market value. MDC Canada will be subject to income tax under Part I of the Canadian Tax Act on any income and net taxable capital gains which arise as a result of this deemed disposition (after the utilization of any available capital losses or non-capital losses). MDC Canada will also be subject to “emigration tax” under Part XIV of the Canadian Tax Act on the amount by which the fair market value, immediately before MDC Canada’s deemed year end, of all of its properties exceeds the total of certain of its liabilities and the paid-up capital, determined for purposes of that emigration tax, of all the issued and outstanding shares of MDC Canada immediately before such deemed year end.
The quantum of Canadian tax, if any, payable by the MDC Canada as a result of the U.S. Domestication will depend upon a number of considerations including the fair market value of its properties, the amount of its liabilities, the Canada-U.S. dollar exchange rate, its shareholder composition, as well as certain Canadian tax attributes, accounts and balances of the Company, each as of the Effective Time. Prior to the Effective Time, there is no certainty that the fair market value of the properties of the Company will not increase, and there is no certainty that the estimated fair market value of the properties of the Company or the amounts of its relevant tax attributes will be accepted by Canadian federal tax authorities, which may result in additional taxes payable as a result of the U.S. Domestication. Further, the valuation of the Company and its assets implied by the value of the MDC Canada Class A Common Shares and by the Stagwell Proposal differs materially from (and exceeds) an April 2020 preliminary valuation (performed when the quoted stock price of the Common Class A Common Shares was significantly lower than as of the date of this Proxy Statement/Prospectus) that the Company has considered in assessing the potential Canadian tax costs of a deemed disposition of its properties for Canadian federal income tax purposes that are reflected in the Company’s pro forma financial statements. The Company has not applied to the Canadian federal tax authorities for an advance tax ruling relating to the U.S. Domestication and does not intend to do so. Additionally, it is possible that, in connection with the Stagwell Proposal or otherwise, additional valuations and implied valuations of the Company’s property are made available which would further undermine the relevance of the valuation that the Company is currently utilizing in assessing the potential Canadian tax costs of the U.S. Domestication. As a result, the quantum of Canadian tax payable by the Company may significantly exceed the Company’s estimates that are reflected in the pro forma financial statements, regardless of whether or not a Stagwell Combination occurs. Any such adverse tax consequences could adversely affect MDC US and its share price.
It is possible that if the MDC Board is not satisfied with the anticipated Canadian tax consequences of the U.S. Domestication, it may not proceed with the U.S. Domestication.

If the IRS does not agree with the Company’s determination of the “all earnings and profits amount” attributable to the MDC Canada Shares, certain U.S. Holders may owe a higher than anticipated amount of U.S. federal income taxes as a result of the U.S. Domestication.
As described in greater detail under the heading “U.S. Federal Income Tax Considerations for MDC Canada Shareholders,” and subject to the potential application of the PFIC rules (as described in “U.S. Federal Income Tax Considerations for MDC Canada Shareholders — U.S. Tax Consequences of the U.S. Domestication to U.S. Holders — Passive Foreign Investment Company Status”), certain U.S. Holders that, at the time of the U.S. Domestication, (i) own MDC Canada Shares with a fair market value of $50,000 or more and (ii) would otherwise recognize taxable gain for U.S. federal income tax purposes with respect to their MDC Canada Shares in connection with the U.S. Domestication, may make the “all earnings and profits” election with respect to their MDC Canada Shares in lieu of recognizing such taxable gain. A U.S. Holder that validly makes such “all earnings and profits” election will be required to include in income, as a deemed dividend, the “all earnings and profits amount” (as defined under applicable Treasury Regulations) that is attributable, under U.S. tax principles, to such U.S. Holder’s MDC Canada Shares. Additionally, 10% U.S. Shareholders may be subject to special rules which depend on the Company’s calculation of its earnings and profits.
The Company is currently in the process of determining its historical earnings and profits and also expects to determine its earnings and profits for the taxable year of the U.S. Domestication ending with the Effective Date. Although the Company will not complete this determination until after completion of the U.S. Domestication, the Company currently expects to have a significant amount of earnings and profits for the taxable year of the U.S. Domestication. The calculation of “all earnings and profits” depends on the applicable shareholder’s period of ownership and the outcome may differ based on the particular shareholder. At this stage, there can be no assurances regarding the “all earnings and profits amount.” In general, the “all earnings and profits amount” attributable to the MDC Canada Shares held by a particular U.S. Holder should depend on the Company’s accumulated earnings and profits from the date that the MDC Canada Shares were acquired by such U.S. Holder through the Effective Date. The determination of the Company’s earnings and profits is a complex determination and may be impacted by numerous factors. Accordingly, there can be no assurance that the IRS will agree with the Company’s determination of such earnings and profits.
If the IRS does not agree with the Company’s determination of the amount, timing or source of its earnings and profits, the earnings and profits of the Company may be greater than anticipated, and the effect of such earning and profits on shareholder taxation may be greater than anticipated. In such case, a U.S. Holder that makes an “all earnings and profits” election or a 10% U.S. Shareholder could have a greater than anticipated “all earnings and profits amount” in respect of such U.S. Holder’s MDC Canada Shares and thereby recognize greater taxable income. In addition, Company Shareholders who receive “all earnings and profits” data from the Company may bring suit against the Company if such data is successfully disputed by the IRS.
U.S. Holders are strongly urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the U.S. Domestication to them in their particular circumstances, including whether they would be considered 10% U.S. Shareholders, whether to make the “all earnings and profits” election where applicable, and the appropriate filing requirements with respect to this election. For additional information on the U.S. federal income tax consequences of the U.S. Domestication, see “U.S. Federal Income Tax Considerations for MDC Canada Shareholders”.
Additionally, special rules apply to 10% U.S. Shareholders (as defined in “U.S. Federal Income Tax Considerations for MDC Canada Shareholders”). 10% U.S. Shareholders should consult their own tax advisors regarding the U.S. federal and other applicable tax consequences of the U.S. Domestication to them in light of their particular circumstances.
Completion of the U.S. Domestication may affect the timing of audit or reassessments by tax authorities.
The determination of income and other tax liabilities of the Company and its subsidiaries requires interpretation of complex domestic and foreign laws and regulations that are subject to change. The Company’s interpretation of taxation law may differ from the interpretation of the tax authorities. There are tax matters under review for which the timing of resolution is uncertain. While the Company believes that the provision for income taxes is adequate, completion of the U.S. Domestication may affect the timing of audit and reassessment of taxes by certain tax authorities, which reassessments may be without technical merit and possibly material.
The Company’s effective tax rate may change in the future, including as a result of the U.S. Domestication and recent tax legislation.
Following the U.S. Domestication, MDC US may be subject to current U.S. federal income taxes on the earnings of its non-U.S. affiliates in a manner that may adversely impact MDC US’s effective tax rate.
For example, the foreign subsidiaries of MDC US will generally qualify as controlled foreign corporations (“CFCs”), which could result in adverse U.S. federal income tax consequences to MDC US or other members of MDC US’s U.S. consolidated tax group.
Under the CFC rules, a “United States shareholder” of a CFC generally must include annually as ordinary income its pro rata share of its CFC’s “subpart F income” and “global intangible low-taxed income” and, to the extent an exemption is not available, amounts attributable to investments by the CFC in “United States property,” even if no distributions are made by the foreign subsidiaries to the shareholder. Therefore, following the U.S. Domestication, MDC US’s U.S. consolidated tax group must generally include annually as ordinary income its foreign subsidiaries’ “subpart F income” and “global intangible low-taxed income,” even if no distributions are made by the foreign subsidiaries to MDC US or its U.S. affiliates, causing potentially additional adverse U.S. federal income tax consequences to MDC US and its subsidiaries. It is possible for such income to be offset by foreign tax credits, to the extent available. It is possible that such costs exceed any related tax savings that MDC US may achieve in connection with the U.S. Domestication relating to a more tax-efficient structure for intercompany cash flows.
Second, prior to the U.S. Domestication, the Company’s 10% U.S. Shareholders, rather than the Company, are subject to these CFC rules, in respect of their pro rata portion of certain of the earnings of non-U.S. subsidiaries of the Company which are treated as CFCs. Additionally, due to the significant portion of its stock that is held by 10% U.S. Shareholders, the Company may itself be treated as a CFC prior to the U.S. Domestication, and the Company’s 10% U.S. Shareholders may therefore be subject to additional U.S. tax exposure related to certain of the Company’s earnings. However, as a result of the U.S. Domestication, MDC US rather than such 10% U.S. Shareholders would bear any U.S. income tax liability in respect of MDC US’s worldwide operations (including liability associated with the earnings of its CFCs, as described above).
Third, due to the utilization of Maxxcom Inc.’s net operating loss carryforwards in respect of certain U.S. taxable income resulting from the U.S. Domestication, the amount of such net operating loss carryforwards that will be available to offset future U.S. federal and state taxable income of Maxxcom Inc. and its affiliates will be reduced, which can be expected to result in higher cash tax costs from operations after the U.S. Domestication once Maxxcom Inc.’s remaining net operating losses are utilized or their utilization is otherwise limited.
In addition, U.S. tax legislation enacted in 2017 significantly changed the U.S. federal income taxation of U.S. corporations, including by reducing the U.S. corporate income tax rate, limiting interest deductions and certain deductions for executive compensation, permitting immediate expensing of certain capital expenditures, adopting elements of a territorial tax system, revising the rules governing net operating losses, and introducing new anti-base erosion provisions. The legislation remains unclear in many respects and continues to be subject to potential amendments and technical corrections (including corrections and other modifications enacted in 2020 in connection with the CARES Act (described below)). Treasury and the IRS have issued significant guidance since the legislation was enacted, interpreting the legislation and clarifying some of the uncertainties, and are continuing to issue new guidance. There are still significant aspects of the legislation for which further guidance is expected, and both the timing and contents of any such future guidance are uncertain.
Further, changes to the U.S. federal income tax laws are proposed regularly and there can be no assurance that, if enacted, any such changes would not have an adverse impact on the Company. For example, former

Vice President Biden, the Democratic nominee for the November 2020 U.S. presidential election, has suggested the reversal or modification of some portions of the 2017 U.S. tax legislation and certain of these proposals, if enacted, could result in a higher U.S. corporate income tax rate than is currently in effect and thereby increase the effective tax rate of MDC US and its subsidiaries following the U.S. Domestication compared to current expectations. There can be no assurance that any such proposed changes will be introduced as legislation, or if they are introduced if they would be enacted, and if enacted what form they would take.
Moreover, MDC US and its subsidiaries could become subject to income tax in one or more countries, including the United States, as a result of activities performed by it, adverse developments or changes in law, contrary conclusions by the relevant tax authorities or other causes. The imposition of any of these income taxes could materially reduce MDC US’s after-tax returns.
Finally, in 2020, in response to significant market volatility and disruptions to business operations resulting from the global spread of the COVID-19 virus, legislatures and taxing authorities in many jurisdictions in which the Company operates have proposed or enacted changes to their tax rules (including, in the United States, the CARES Act). These changes include modifications that have temporary effect, and more permanent changes. Although the Company does not expect significant adverse changes to its tax profile resulting from the new rules, the long-term impact of these new rules, and future regulations and interpretations which have not yet been issued, is subject to change.
In light of these factors, the Company cannot assure you that our effective income tax rate will not change in future periods, including as a result of and following the U.S. Domestication. Moreover, U.S. tax laws significantly limit MDC US’s ability to redomicile outside of the U.S. once the U.S. Domestication is complete. Accordingly, if our effective tax rate were to increase as a result of the U.S. Domestication, our business could be adversely affected.
The Company will allocate time and resources to effecting the U.S. Domestication and incur non-recurring costs related to the U.S. Domestication.
The Company and its management have allocated and will continue to be required to allocate time and resources to effecting the completion of the U.S. Domestication and related and incidental activities, including preparing the “all earnings and profits amount” attributable to the MDC Canada Shares, which data certain U.S. Holders may request. There is a risk that the challenges associated with managing these various initiatives as described in this Proxy Statement/Prospectus may have a business impact and that consequently the underlying businesses will not perform in line with expectations. This could have an adverse effect on the reputation, business, financial condition or results of operations of MDC US.
In addition, the Company expects to incur a number of non-recurring costs associated with the U.S. Domestication, including legal fees, advisor fees, proxy solicitor fees, filing fees, mailing expenses and financial printing expenses. There can be no assurance that the actual costs will not exceed those estimated and the actual completion of the U.S. Domestication may result in additional and unforeseen expenses. Most of these costs will be payable whether or not the U.S. Domestication is completed. While it is expected that benefits of the U.S. Domestication achieved by MDC US will offset these transaction costs over time, this net benefit may not be achieved in the short-term or at all, particularly if the U.S. Domestication is delayed or does not happen at all. These combined factors could adversely affect the business, results of operations or financial condition of MDC US.
The unaudited pro forma financial information included in this Proxy Statement/Prospectus is presented for illustrative purposes only and may not be indicative of the results of operations or financial condition of MDC US following the U.S. Domestication.
The unaudited pro forma financial information included in this Proxy Statement/Prospectus is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the U.S. Domestication had been completed on the dates or for the periods presented, nor does it purport to project the results of operations or financial position of the Company for any future period or as of any future date. In addition, the unaudited pro forma financial information included in this Proxy Statement/Prospectus is based in part on certain assumptions regarding the U.S.

Domestication and a preliminary valuation obtained by the Company in April 2020. These assumptions and values may not prove to be accurate, and other factors may affect MDC US’s results of operations or financial condition following the U.S. Domestication. Further, the unaudited pro forma financial information does not reflect all of the costs that are expected to be incurred by the Company in connection with the U.S. Domestication. For more information, see the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Information”.
The Company may choose to defer or abandon the U.S. Domestication.
Even if the Required Shareholder Approval has been obtained and other conditions required to complete the U.S. Domestication have been satisfied, the Company may decide to defer or abandon the U.S. Domestication at any time prior to the Effective Time of the U.S. Domestication, including if it becomes likely that the Stagwell Combination or another change of control or combination transaction involving the Company will be consummated; a material number of Company Shareholders exercise their Dissent Rights; Company Shareholders bring suit against the Company in connection with the proposed U.S. Domestication or any disclosure with respect thereto; or if the tax cost is greater than anticipated, and in such case the Company will have incurred costs and will have directed attention and resources relating to the U.S. Domestication, but will not realize any of the anticipated benefits of the U.S. Domestication.
Negative publicity resulting from the U.S. Domestication could adversely affect the Company’s business and the market price of the MDC Canada Class A Common Shares.
Domestication transactions that have been undertaken by other companies have in some cases generated significant news coverage, some of which has been negative. Negative publicity generated by the U.S. Domestication could cause certain persons with whom the Company has a business relationship to be more reluctant to do business with the Company. Either of these events could have a significant adverse impact on the Company’s business. Negative publicity could also cause some Company Shareholders to sell MDC Canada Class A Common Shares or decrease the demand for new investors to purchase such shares, which could have an adverse impact on the price of the MDC Canada Class A Common Shares.
Completion of the U.S. Domestication may trigger certain provisions in agreements to which the Company is a party.
While the U.S. Domestication will not result in an effective change of control of the Company, the completion of the U.S. Domestication may trigger certain technical change in control, right of first offer, notice, consent, assignment or other provisions in agreements to which the Company or its subsidiaries are a party. If the Company is unable to assert that such provisions should not apply, or is unable to comply with or negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, including potentially terminating such agreements or seeking monetary damages. Even if the Company is able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to MDC US. We note in particular that the consent of the lenders under our existing credit facility is required in connection with the U.S. Domestication.
Following the U.S. Domestication, a downgrade of MDC US’s credit ratings could increase its cost of capital and limit its access to capital, suppliers or counterparties.
Following the U.S. Domestication, MDC US anticipates its rating of long-term debt to be consistent with the Company’s current ratings as MDC US and its subsidiaries will carry on the business currently carried on by the Company and its subsidiaries and there will be no change in the underlying financial condition of the company. The credit ratings are based upon operating performance, liquidity and leverage ratios, overall financial position, and other factors viewed by the credit rating agencies as relevant to MDC US’s economic outlook. Because MDC US expects to rely in part on debt financing for ongoing operations, a downgrade in its credit rating, if any, may increase the cost of borrowing under MDC US’s credit facilities, limit access to private and public markets to raise short-term and long-term debt, and negatively impact MDC US’s cost of capital.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF THE COMPANY
The following table sets forth selected historical consolidated financial data that has been derived from the Company’s audited consolidated financial statements as of and for the years ended December 31, 2019, 2018, 2017, 2016 and 2015 as well as from the Company’s unaudited consolidated financial statements as of and for the six months ended June 30, 2020 and 2019, and the related notes thereto. The information set forth below is only a summary and is not necessarily indicative of the results of future operations of the Company, and the following information should be read in conjunction with, and is qualified in its entirety by, the Company’s consolidated financial statements, the related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this Proxy Statement/Prospectus. The selected statement of operating data for the years ended December 31, 2016 and 2015 and selected financial position data as of December 31, 2017, 2016 and 2015 have been derived from the Company’s audited consolidated financial statements for such years, which have not been included or incorporated by reference into this Proxy Statement/Prospectus. For more information, see “Where You Can Find More Information”.
	Six Months Ended June 30	Six Months Ended June 30	Years Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
	(Dollars in Thousands, Except per Share Data)
Operating Data
Revenues	$587,420	$690,921	$1,415,803	$1,475,088	$1,513,779	$1,385,785	$1,326,256
Operating income	$29,427	$39,123	$79,460	$1,434	$130,903	$48,431	$72,110
Net income (loss)	$4,302	$7,649	$10,903	$(118,222)	$256,461	$(44,208)	$(20,119)
Stock-based compensation included in income (loss)	4,109	$6,606	$31,040	$18,416	$24,350	$21,003	$17,796
Net income (loss) per Share
Basic
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(0.09)	$(0.02)	$(0.25)	$(2.42)	$3.71	$(0.96)	$(0.58)
Diluted
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(0.09)	$(0.02)	$(0.25)	$(2.42)	$3.70	$(0.96)	$(0.58)
Cash dividends declared per share	—	—	—	—	—	0.63	0.84
Financial Position Data
Total assets	$1,705,452	$1,798,649	$1,828,306	$1,600,950	$1,694,547	$1,573,791	$1,577,625
Total debt	$922,537	$914,092	$887,630	$954,107	$883,119	$936,436	$728,883
Redeemable noncontrolling interests	$36,710	$42,635	$36,973	$51,546	$62,886	$60,180	$69,471
Deferred acquisition consideration	$39,252	$58,243	$75,220	$83,695	$122,426	$229,564	$347,104
Effective January 1, 2019, the Company adopted FASB Accounting Standards Codification (or “ASC”), Topic 842 Leases (“ASC 842”). As a result, comparative prior periods have not been adjusted and continue to be reported under FASB ASC Topic 840, Leases. See Note 10 to the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for further information regarding the adoption of ASC 842.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The following selected unaudited pro forma financial information gives effect to the U.S. Domestication for purposes of the unaudited pro forma condensed consolidated balance sheet, as if the U.S. Domestication had occurred on June 30, 2020, and for purposes of the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2020 and for the year ended December 31, 2019, as if it had occurred on January 1, 2019.
While the Stagwell Proposal remains under the consideration of the Special Committee, as of the date of this Proxy Statement/Prospectus, the Special Committee has not informed the MDC Board that the consummation of the Stagwell Combination is either likely or not likely. The MDC Board has determined that no additional information with respect to the status of the Stagwell Combination or the impact of the Stagwell Combination, if any, on the proposed U.S. Domestication is necessary or appropriate in order to enable the Company Shareholders to make an informed decision as to whether to vote for the U.S. Domestication Resolution. If the Stagwell Combination (or any other change of control transaction) were consummated, depending on the transaction structure and the operations of the combined company, the tax impact of the U.S. Domestication, and the expected tax liabilities of the Company and its subsidiaries in connection with and following the U.S. Domestication, may be materially different than those presented below.
Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements. In the Company’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made.
This unaudited pro forma financial information has been prepared for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the U.S. Domestication had been completed on the dates or for the periods presented, nor does it purport to project the results of operations or financial position of the Company for any future period or as of any future date. The pro forma adjustments are based upon currently available information and management’s estimates and assumptions. Actual adjustments may differ materially from the pro forma adjustments.
The unaudited pro forma financial information should be read in conjunction with the unaudited interim condensed consolidated financial statements and accompanying notes contained in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020, filed on August 10, 2020, and the audited consolidated financial statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 5, 2020, as recasted in the Company’s Current Report on Form 8-K filed with the SEC on August 31, 2020.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2020
		Pro Forma Adjustment
	MDC Partners Inc. (Historical)	Income Tax Adjustment (Note 2)	MDC Partners Inc. Pro Forma
ASSETS
Cash and cash equivalents	$85,483	—	$85,483
Accounts receivable, less allowance for doubtful accounts	359,306	—	359,306
Expenditures billable to clients	19,426	—	19,426
Other current assets	66,318	—	66,318
Total Current Assets	530,533	—	530,533
Fixed assets, at cost, less accumulated depreciation	70,787	—	70,787
Right-of-use assets – operating leases	238,230	—	238,230
Goodwill	706,946	—	706,946
Other intangible assets, net	48,904	—	48,904
Deferred tax assets	82,696	(3,222)	79,474
Other assets	27,356	—	27,356
Total Assets	$1,705,452	$(3,222)	$1,702,230
Current Liabilities:
Accounts payable	$148,349	—	$148,349
Accruals and other liabilities	264,572	—	264,572
Advance billings	136,196	—	136,196
Current portion of lease liabilities – operating leases	38,377	—	38,377
Current portion of deferred acquisition consideration	36,655	—	36,655
Total Current Liabilities	624,149	—	624,149
Long-term debt	922,537	—	922,537
Long-term portion of deferred acquisition consideration	2,597	—	2,597
Long-term lease liabilities – operating leases	267,559	—	267,559
Other liabilities	36,503	—	36,503
Total Liabilities	1,853,345	—	1,853,345
Redeemable Noncontrolling Interests	36,710	—	36,710
Shareholders’ Deficit:
Convertible preference shares, 145,000 authorized, issued and outstanding	152,746	—	152,746
Common stock and other paid-in capital	98,234	—	98,234
Accumulated deficit	(480,368)	(3,222)	(483,590)
Accumulated other comprehensive (loss) income	4,627	—	4,627
MDC Partners Inc. Shareholders’ Deficit	(224,761)	(3,222)	(227,983)
Noncontrolling interests	40,158	—	40,158
Total Shareholders’ Deficit	(184,603)	(3,222)	(187,825)
Liabilities, Redeemable Noncontrolling Interests and Shareholders’ Deficit	$1,705,452	$(3,222)	$1,702,230

Unaudited Pro Forma Condensed Combined Statement of Earnings
For the Six Months Ended June 30, 2020
		Proforma Adjustments
	MDC Partners Inc. (Historical)	Foreign Exchange Adjustment (Note 3a i)	Income Tax Adjustment (Note 3a ii)	MDC Partners Inc. (Proforma)
Revenue:
Services	$587,420	$—	$—	$587,420
Operating Expenses:
Cost of services sold	388,325	—	—	388,325
Office and general expenses	132,563	—	—	132,563
Depreciation and amortization	18,105	—	—	18,105
Impairment and other losses	19,000	—	—	19,000
	557,993	—	—	557,993
Operating income	29,427	—	—	29,427
Other Income (Expenses):
Interest expense and finance charges, net	(31,553)	—	—	(31,553)
Foreign exchange gain (loss)	(9,415)	7,150	—	(2,265)
Other, net	22,218	—	—	22,218
	(18,750)	7,150	—	(11,600)
Income (loss) before income taxes and equity in earnings of non-consolidated affiliates	10,677	7,150	—	17,827
Income tax expense (benefit)	5,577	—	1,403	6,980
Income before equity in earnings of non-consolidated affiliates	5,100	7,150	(1,403)	10,847
Equity in earnings (losses) of non-consolidated affiliates	(798)	—	—	(798)
Net income	4,302	7,150	(1,403)	10,049
Net income attributable to the noncontrolling interest	(3,892)	—	—	(3,892)
Net income (loss) attributable to MDC Partners Inc.	410	7,150	(1,403)	6,157
Accretion on and net income allocated to convertible preference shares	(6,949)	—	—	(6,949)
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(6,539)	$7,150	$(1,403)	$(792)
Basic EPS – Net income (loss) attributable to MDC Partners Inc. common shareholders	$(0.09)			$(0.01)
Diluted EPS – Net income (loss) attributable to MDC Partners Inc. common shareholders	$(0.09)			$(0.01)
Basic – Weighted Average Number of Common Shares Outstanding:	72,463,058			72,463,058
Diluted – Weighted Average Number of Common Shares Outstanding:	72,463,058			72,463,058

Unaudited Pro Forma Condensed Combined Statement of Earnings
For the Year Ended December 31, 2019
		Proforma Adjustments
	MDC Partners Inc. (Historical)	Foreign Exchange Adjustment (Note 3b i)	Income Tax Adjustment (Note 3b ii)	MDC Partners Inc. (Proforma)
Revenue:
Services	$1,415,803	$—	$—	$1,415,803
Operating Expenses:
Cost of services sold	961,076	—	—	961,076
Office and general expenses	328,339	—	—	328,339
Depreciation and amortization	38,329	—	—	38,329
Impairment and other losses	8,599	—	—	8,599
	1,336,343	—	—	1,336,343
Operating income	79,460	—	—	79,460
Other Income (Expenses):
Interest expense and finance charges, net	(64,942)	—	—	(64,942)
Foreign exchange gain (loss)	8,750	(9,832)	—	(1,082)
Other, net	(2,401)	—	—	(2,401)
	(58,593)	(9,832)	—	(68,425)
Income (loss) before income taxes and equity in earnings of non-consolidated affiliates	20,867	(9,832)	—	11,035
Income tax expense (benefit)	10,316	—	(1,443)	8,873
Income before equity in earnings of non-consolidated affiliates	10,551	(9,832)	1,443	2,162
Equity in earnings (losses) of non-consolidated affiliates	352	—	—	352
Net income	10,903	(9,832)	1,443	2,514
Net income attributable to the noncontrolling interest	(16,156)	—	—	(16,156)
Net income (loss) attributable to MDC Partners Inc.	(5,253)	(9,832)	1,443	(13,642)
Accretion on and net income allocated to convertible preference shares	(12,304)	—	—	(12,304)
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(17,557)	$(9,832)	$1,443	$(25,946)
Basic EPS – Net income (loss) attributable to MDC Partners Inc. common shareholders	$(0.25)			$(0.38)
Diluted EPS – Net income (loss) attributable to MDC Partners Inc. common shareholders	$(0.25)			$(0.38)
Basic – Weighted Average Number of Common Shares Outstanding:	69,132,100			69,132,100
Diluted – Weighted Average Number of Common Shares Outstanding:	69,132,100			69,132,100

Notes to Unaudited Pro Forma Financial Information
Note 1. Basis of Presentation
The unaudited pro forma financial information has been derived from the historical consolidated financial statements of the Company for the unaudited pro forma condensed consolidated balance sheet as at June 30, 2020 (giving effect to the U.S. Domestication as if it had occurred on June 30, 2020) and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2020 and for the year ended December 31, 2019 (giving effect to the U.S. Domestication as if it had occurred on January 1, 2019).
The unaudited pro forma financial information reflects pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that the Company believes are reasonable. However, actual results may differ from those reflected in these statements. In the Company’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma financial information does not purport to represent what the financial position or results of operations would have been had they actually occurred on the dates indicated above, nor are they indicative of the Company’s future financial position or results of operations.
Note 2. Unaudited Pro Forma Condensed Consolidated Balance Sheet
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2020 includes an adjustment to income taxes representing the reduction in deferred tax assets of $3.2 million for utilization of U.S. tax loss carryforwards to offset taxable income inclusions from the deemed settlement of the intercompany notes between Maxxcom Inc. and MDC US resulting from the U.S. Domestication.
The unaudited pro forma condensed consolidated balance sheet has been prepared based on an indicative value of the Company as determined by a preliminary valuation prepared in April 2020, when the quoted share price of a Company Class A Common Share on the NASDAQ was $1.15 and utilizing a USD/CAD currency exchange rate of 1.34 (i.e. US$1 = C$1.34).
The fair value of the Company may fluctuate based on changes in the above quoted share price and currency exchange rate as of the effective date of the US domestication. Any change in the fair value of the Company could potentially result in a change in the related Canadian capital gains tax and emigration tax liabilities. The Company estimates that a $1 increase in the share price (approximate $75 million increase in value of the Company’s equity) results in an approximate $10 million increase in the capital gains tax and a C$.01 increase in value of the U.S. dollar relative to the Canadian dollar results in an approximate $1 million increase in the capital gains tax. Decreases in either the share price or currency exchange rate from the amounts quoted above are not expected to have a material impact on the capital gains tax liability. Neither increases nor decreases in the share price or currency exchange rate from the amounts quoted above are expected to have a significant impact on the Canadian emigration tax compared to the amounts presented in the unaudited pro forma condensed consolidated balance sheet.
Note 3. Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations
The following adjustments have been made to the accompanying unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2020 and the year ended December 31, 2019:
a)
Six Months Ended June 30, 2020:

i.
The reversal of $7.1 million of foreign exchange losses in connection with U.S. Dollar denominated balances of the Company to give effect to the change in functional currency of the Company from the Canadian Dollar to the U.S. Dollar.

ii.
An income tax expense of $1.4 million is recorded to reflect the tax expense from the reversal of foreign exchange loss, US taxation on MDC US’s non-US subsidiaries income, and the increase in current tax in Canada resulting from the Company’s tax losses no longer being available to offset Canadian profits, partially offset by the estimated reduction in U.S. Base

Erosion and Anti-Abuse Tax (“BEAT”) resulting from the interest expense on intercompany notes between Maxxcom Inc. and the Company.
b)
The Year Ended December 31, 2019

i.
The reversal of $9.8 million of foreign exchange gains in connection with U.S. Dollar denominated balances of the Company to give effect to the change in functional currency of the Company from the Canadian Dollar to the U.S. Dollar.

ii.
An income tax benefit of $1.4 million is recorded to reflect the estimated reduction in tax resulting from the reversal of foreign exchange gains as well as the estimated reduction in BEAT resulting from interest expense on the intercompany notes between Maxxcom Inc. and the Company, partially offset by the U.S. taxation of MDC US’s non-U.S. subsidiaries’ income and an increase in current tax in Canada resulting from MDC US’s tax losses no longer being available to offset Canadian operating profits.

VOTING INFORMATION
Voting Shares and Principal Holders
As of the Record Date for the Meeting, [      ] MDC Canada Class A Common Shares, [      ] MDC Canada Class B Common Shares, [      ] MDC Canada Series 4 Shares and [      ] MDC Canada Series 6 Shares were outstanding. The MDC Canada Class A Common Shares trade under the stock symbol “MDCA” on NASDAQ.
As of the Record Date for the Meeting, the directors and executive officers of the Company had the right to vote approximately [      ] MDC Canada Class A Common Shares, representing approximately [      ]% of the voting power of MDC Canada Class A Common Shares then outstanding and entitled to vote at the Meeting; [      ] MDC Canada Class B Common Shares, representing approximately [      ]% of the voting power of MDC Canada Class B Common Shares then outstanding and entitled to vote at the Meeting; [      ] MDC Canada Series 4 Shares, representing approximately [      ]% of the voting power of MDC Canada Series 4 Shares then outstanding and entitled to vote at the Meeting and [      ] MDC Canada Series 6 Shares, representing approximately [      ]% of the voting power of MDC Canada Series 6 Shares then outstanding and entitled to vote at the Meeting.
The Company Shares held by Mark Penn and Charlene Barshefsky, each a director of the Company, will be excluded from the majority of the minority votes for each class of Company Share required under MI 61-101 to approve the U.S. Domestication Resolution. Mark Penn directly holds 602,500 MDC Canada Class A Common Shares, of which 577,500 are shares of unvested restricted stock that are not scheduled to vest until December 31, 2022 subject to achievement of financial performance targets and continued employment. The Stagwell Group directly holds 115,000 MDC Canada Class A Common Shares. Stagwell Holdings directly holds 14,285,714 MDC Canada Class A Common Shares. The Stagwell Group is the manager of Stagwell Holdings, and Mark Penn is the controlling person of The Stagwell Group; thus, Mark Penn is deemed to control an aggregate of 14,922,359 MDC Canada Class A Common Shares representing approximately 19.6% of the MDC Canada Class A Common Shares then issued and outstanding and entitled to vote at the Meeting. In addition, Stagwell Holdings holds all of the 50,000 issued and outstanding MDC Canada Series 6 Shares. The aggregate liquidation preference of the MDC Canada Series 6 Shares at June 30, 2020 was $55,412,589, subject to an 8% accretion, compounded quarterly until March 14, 2024. The current conversion price is $5.00 per MDC Canada Series 6 Share, subject to customary anti-dilution protection, and therefore, the MDC Canada Series 6 Shares are convertible into 11,082,517 MDC Canada Class A Common Shares; however, MDC Canada Series 6 Shares are not convertible into MDC Canada Class A Common Shares to the extent upon conversion the holder and its affiliates will beneficially hold more than 19.9% of the Company’s outstanding common shares or voting power, unless such conversion is in connection with and subject to completion of (A) a public sale of the Company Class A Common Shares to be issued upon such conversion, if following consummation of such public sale such holder will not beneficially own in excess of 19.9% of the then outstanding Company Class A Common Shares or (B) a bona fide third party tender offer for the Common Class A Common Shares issuable thereupon. Charlene Barshefsky holds 73,256 MDC Canada Class A Common Shares, representing approximately 0.1% of the MDC Canada Class A Common Shares then issued and outstanding and entitled to vote at the Meeting.
For information regarding each person known by the Company to beneficially own 5% or more of the outstanding Company Shares and information regarding beneficial ownership of Company Shares by directors and executive officers of the Company, see “Share Ownership of Certain Beneficial Owners and Management and Directors of the Company”.
It is expected that each of the directors and executive officers of the Company will vote FOR the U.S. Domestication Resolution.
Record Date and Entitlement to Vote
Each Company Shareholder of record at the close of business on [           ], 2020, which is the Record Date of the Meeting, will be entitled to vote at the Meeting the Company Shares registered in his or her name on that date.

Required Shareholder Approval
To be effective, the U.S. Domestication Resolution must be approved by the affirmative vote of at least (i) two-thirds of the votes cast on the U.S. Domestication Resolution, virtually or by proxy by the Company Shareholders, voting together as a single class, and (ii) a majority of the votes cast on the U.S. Domestication Resolution, virtually or by proxy by the Company Shareholders, excluding the votes attached to Company Shares held by persons described in items (a) through (d) of Section 8.1(2) of MI 61-101, with each class of Company Shares voting separately as a class. Each (i) issued and outstanding MDC Canada Class A Common Share, MDC Canada Series 4 Share and MDC Canada Series 6 Share on the Record Date is entitled to one vote and (ii) each issued and outstanding MDC Canada Class B Common Share on the Record Date is entitled to twenty votes on the U.S. Domestication Resolution.
The MDC Board unanimously recommends (with Mark Penn and Charlene Barshefsky abstaining from voting on, or participating in any deliberations with respect to, the U.S. Domestication) that Company Shareholders vote FOR the U.S. Domestication Resolution.
Quorum
In order for business to be conducted at the Meeting, a quorum must be present. A quorum for the transaction of business at the Meeting is not less than (i) 33 1/3% of the Company Common Shares, MDC Canada Series 4 Shares and MDC Canada Series 6 Shares, together as a single class, and (ii) a majority of the MDC Canada Series 4 Shares and MDC Canada Series 6 Shares, as separate classes, entitled to vote at the Meeting, represented either virtually or by proxy. If you submit a properly executed form of proxy, attached hereto as Appendix E or vote by telephone or the Internet, you will be considered part of the quorum.
Proxy Voting
The persons named in the form of proxy must vote your Company Shares in accordance with your instructions on the form of proxy. Signing the form of proxy gives authority to the persons named therein, each of whom is either a director or officer of the Company, to vote your Company Shares at the Meeting in accordance with your voting instructions. The form of proxy is attached hereto as Appendix E.
In the absence of such instructions, however, your Company Shares will be voted FOR the U.S. Domestication Resolution.
A proxy must be in writing and must be executed by you or by an attorney duly authorized in writing or, if the shareholder is a corporation or other legal entity, by a duly authorized officer or attorney. A proxy may also be completed over the telephone or on the Internet. To be valid your proxy must be received by our transfer agent, AST, AST Trust Company (Canada), Attn: Proxy Department, P.O. Box 721, Agincourt, Ontario, M1S 0A1, by fax 1-866-781-3111 (toll-free North America) or 416-368-2502, by e-mail at proxyvote@astfinancial.com, by internet voting at www.astvotemyproxy.com, or by telephone voting at 1-888-489-5760 no later than [           ] [a.m./p.m.] on [                 ], 2020 or, if the Meeting is adjourned or postponed, at least 48 hours (excluding Saturdays, Sundays and statutory holidays in Canada and the U.S.) before the time of the adjourned or postponed Meeting.
The persons named in the form of proxy will have discretionary authority with respect to amendments or variations to matters identified in the Notice of Special Meeting and with respect to other matters that properly come before the Meeting. As of the date of this Proxy Statement/Prospectus, our management knows of no such amendment, variation or other matter expected to come before the Meeting. If any other matters properly come before the Meeting, the persons named in the form of proxy will vote on them in accordance with their best judgment.
Transfer Agent
You can contact AST, the Company’s transfer agent as follows: (i) by telephone at 1-800-387-0825 (toll-free in North America) or 1-416-682-3860 (outside of North America); (ii) on the Internet at www.astfinancial.com/ca-en; or (iii) by mail at AST Trust Company (Canada), P.O. Box 700, Station B, Montreal, QC H3B 3K3 or (iv) by e-mail at inquiries@astfinancial.com.

Registered Shareholder Voting
You are a registered Company Shareholder if your name appears on your share certificate or your Direct Registration (DRS) confirmation.
How to Vote
If you are eligible to vote and you are a registered Company Shareholder, you can vote your Company Shares virtually at the Meeting or by proxy, as explained below. Voting by proxy is the easiest way to vote your Company Shares.
Voting by Proxy
Below are the different ways in which you can give your instructions, details of which are found in the proxy form accompanying this Proxy Statement/Prospectus.
•
Internet: Visit www.astvotemyproxy.com and follow the instructions. You will need your 13-digit control number which can be found on the back of your form of proxy.

•
Telephone: Call 1-888-489-5760 from a touch-tone phone and follow the voice instructions. You will need your 13-digit control number on the back of the proxy form. You cannot appoint a proxyholder via the telephone voting system.

•
Email: proxyvote@astfinancial.com.

•
Mail: Complete, sign and date your proxy form and return it in the business-reply envelope included in your package.

•
Fax: Complete, sign and date your proxy form and fax both sides of the proxy form to 1-866-781-3111 (toll free in North America) or 1-416-368-2502 (outside of North America).

At any time, AST may cease to provide telephone and Internet voting, in which case registered Company Shareholders can elect to vote by mail, email or by fax, as described above.
The persons named in the enclosed form of proxy are either directors or officers of the Company. Please see “Voting Information — Proxy Voting” above. You may appoint a person other than the directors and officers designated by the Company on your proxy form to represent you and vote on your behalf at the Meeting. This person does not have to be a shareholder. To do so, strike out the names of our directors and officers that are printed on the proxy form and write the name of the person you are appointing in the space provided. Complete your voting instructions, sign, and date the proxy form, and return it to AST as instructed. Please ensure that the person you appoint is aware that he or she has been appointed to attend the virtual Meeting on your behalf.
In order to participate in the virtual Meeting, your proxyholder must contact AST at 1-866-751-6315 (within North America) or 1 (212) 235-5754 (outside of North America) by [        ] on [        ] in order to obtain a Control Number for the Meeting. This Control Number will allow your proxyholder to log in to the live webcast and vote at the Meeting using the “Meeting platform”. Without a Control Number, your proxyholder will not be able to vote at the Meeting. AST will provide your duly appointed proxyholder with a Control Number provided that your proxy has been received by AST prior to this deadline. Please note that you cannot appoint anyone other than the directors and officers named on your proxy form as your proxyholder if you vote by telephone.
Voting Virtually
Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and shareholders, the Company has decided that the Meeting will be held solely by means of remote communication as a virtual meeting. A virtual Meeting enables registered Company Common Shareholders and duly appointed proxyholders to join us online, listen to the Meeting, ask questions online, and vote online at [           ] by clicking “I have a control number” and then entering your unique 13-digit control number located on your form of proxy and the password “[           ]” (case-sensitive). Company Common Shareholders and duly appointed proxyholders will have the ability to submit questions during the Meeting via the Meeting website. The vast majority of our shareholders vote by proxy in advance of the meeting and all shareholders are encouraged to vote by proxy ahead of the Meeting.
Deadline for Voting
Your duly completed form of proxy must be received by our transfer agent, AST, or you must vote by Internet or by telephone or by fax no later than [           ] [a.m./p.m.] on [           ], 2020 or if the Meeting is adjourned or postponed, by no later than 48 hours (excluding Saturdays, Sundays and statutory holidays in Canada and the U.S.) before the time of the adjourned or postponed Meeting.
Revoking your Proxy
If your Company Shares are registered in your name, you can change or revoke a previously delivered vote in the following ways:
•
by written instrument executed by the shareholder or by his or her attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized, and deposited at [           ], not later than [           ] [a.m./p.m.] on [           ], 2020 (or, if the Meeting is adjourned or postponed, at least 48 hours (excluding Saturdays, Sundays and statutory holidays in Canada and the U.S.) before the adjourned or postponed Meeting) or with the Chairman of the Meeting on the day of the Meeting or any adjournment or postponement thereof.

•
Submit a later-dated, new proxy card, which must be received by [           ] [a.m./p.m.] on [           ] , 2020 (or, if the Meeting is adjourned or postponed, at least 48 hours (excluding Saturdays, Sundays and statutory holidays in Canada and the U.S.) before the adjourned or postponed Meeting), in which case only the later-dated proxy is counted and the earlier proxy is revoked.

•
Submit a proxy via the Internet or by telephone at a later date, which must be received by [           ] [a.m./p.m.] on [           ] , 2020 (or, if the Meeting is adjourned or postponed, at least 48 hours (excluding Saturdays, Sundays and statutory holidays in Canada and the U.S.) before the adjourned or postponed Meeting), in which case only the later-dated proxy is counted and the earlier proxy is revoked.

•
Attend the Meeting and vote virtually; attendance at the Meeting will not, however, in and of itself, constitute a vote or revocation of a prior proxy.

Beneficial owners of Company Shares may change their voting instruction by submitting new voting instructions to the brokers, banks or other nominees that hold their shares of record or by requesting a proxy issued in their own name from such broker, bank or other nominee and voting virtually at the Meeting.
Beneficial Shareholder Voting
You are a beneficial Company Shareholder if your Company Shares are held in a nominee’s name such as a bank, trust company, securities broker or other nominee. Typically, the form of proxy or voting instruction form sent or to be sent by your nominee indicates whether you are a beneficial Company Shareholder. Generally, without specific instructions, brokers and their agents or nominees are prohibited from voting shares for their client.
How to Vote
If you are eligible to vote and you are a beneficial Company Shareholder, you can vote your Company Shares virtually at the Meeting or by voting instructions, as explained below. Voting by providing voting instructions is the easiest way to vote your Company Shares.
Voting Instructions
Your nominee is required to seek voting instructions from you in advance of the Meeting. Accordingly, you will receive, or have already received, a request for voting instructions or a form of proxy for the number of Company Shares held by you.

Each nominee has its own procedures, which you should carefully follow to ensure that your Company Shares are voted at the Meeting. These procedures generally allow voting virtually or by proxy (telephone, fax, mail or Internet). Beneficial Company Shareholders should contact their nominee for instructions in this regard.
Whether or not you attend the Meeting virtually, you can appoint someone else to attend virtually and vote as your proxyholder. To do this, please follow the procedures of your nominee carefully. The persons already named in the form of proxy are either directors or officers of the Company. Please see “Voting Information — Proxy Voting” above. It is important to ensure that any other person you appoint as proxy is either attending the Meeting virtually or returning a proxy reflecting your instructions and is aware that his or her appointment has been made to vote your Company Shares.
Voting Virtually
Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and shareholders, the Company has decided that the Meeting will be held solely by means of remote communication as a virtual meeting. A virtual Meeting enables registered Company Common Shareholders and duly appointed proxyholders to join us online, listen to the Meeting, ask questions online, and vote online at [           ] by clicking “I have a control number” and then entering your unique 13-digit control number located on your form of proxy and the password “[           ]” (case-sensitive). Company Common Shareholders and duly appointed proxyholders will have the ability to submit questions during the Meeting via the Meeting website. If your Company Shares are held in the name of a broker, bank or other nominee, you will receive separate instructions from your broker, bank or other nominee describing how to vote your shares. Please check with your broker, bank or other nominee and follow the voting procedures provided by your broker, bank or other nominee on your voting instruction form. Even if you plan to attend the Meeting virtually, the Company recommends that you also submit your proxy card or voting instruction form as described herein so your vote will be counted if you later decide not to attend the Meeting.
Deadline for Voting
If voting by voting instructions, your nominee must receive your voting instructions in sufficient time for your nominee to act on them. Every nominee has its own procedures which you should carefully follow to ensure that your Company Shares are voted at the Meeting. For your vote to count it must be received by our transfer agent, AST, no later than [                 ] [a.m./p.m.] on [                 ], 2020, or if the Meeting is adjourned or postponed, by no later than 48 hours (excluding Saturdays, Sundays and statutory holidays in Canada and the U.S.) before the time of the adjourned or postponed Meeting.
Revoking Voting Instructions
To revoke your voting instructions, follow the procedures provided by your nominee.

THE U.S. DOMESTICATION
Recommendation of the MDC Board
The MDC Board, having undertaken a thorough review of, and having carefully considered information in respect of the U.S. Domestication, the pro forma financial statements of the Company, multiple presentations from management of MDC Canada, the reasons for, and the potential risks of, the U.S. Domestication, and after consulting with the Company’s Canadian and U.S. legal advisors and tax advisors, has unanimously determined (with Mark Penn and Charlene Barshefsky abstaining from voting on, or participating in any deliberations with respect to, the U.S. Domestication) that the U.S. Domestication is in the best interests of the Company.
Accordingly, the MDC Board unanimously recommends (with Mark Penn and Charlene Barshefsky abstaining from voting on, or participating in any deliberations with respect to, the U.S. Domestication) that Company Shareholders vote FOR the U.S. Domestication Resolution.
Overview
On December 10, 2019, the MDC Board held a board meeting to, among other things, discuss a potential transaction pursuant to which the Company would change its jurisdiction of incorporation to Delaware. Company management was asked to present to the MDC Board on various benefits and risks to domiciling to Delaware, including certain potential legal and tax consequences from such migration. The MDC Board approved management pursuing the Delaware migration subject to confirmation of the tax benefits and costs of such proposal and review and approval of any Company Shareholder materials by the MDC Board. Following the MDC Board meeting, MDC Canada officers engaged U.S. legal counsel and tax advisors to advise the Company and the MDC Board as to the implementation of, and to identify potential issues and risks related to, the U.S. Domestication. Over the following months, MDC Canada management worked with such advisors to consider potential structures to change the Company’s jurisdiction of incorporation to Delaware.
On February 26, 2020, Company management updated the MDC Board on the Company’s efforts to domesticate to Delaware, and described the preparatory work that had been completed to date and further work that would need to be undertaken by the Company’s management and advisors.
On June 25, 2020, Company management provided an updated presentation to the MDC Board on its findings on the proposed migration of the Company to Delaware. The presentation contained a comprehensive overview of the reasons for, and risks associated with, pursuing the U.S. Domestication, including with respect to the differences between Canadian federal and Delaware corporate law and the expected tax consequences of the U.S. Domestication to the Company and the Company Shareholders. The MDC Board also discussed applicable fiduciary duty considerations in connection with its deliberations and approval of the U.S. Domestication.
On June 25, 2020, the Company received the Stagwell Proposal from The Stagwell Group on behalf of Stagwell Media. The Stagwell Group is the general partner of Stagwell Media. Mark Penn serves as president and managing partner of The Stagwell Group, as well as the Chairman of the MDC Board and CEO of the Company. The Stagwell Group and its affiliates, including Mark Penn, hold 19.6% of the issued and outstanding Company Class A Common Shares and 100% of the issued and outstanding Company Series 6 Shares. Charlene Barshefsky is a director nominee of Stagwell Holdings. The Stagwell Proposal contemplated that prior to the closing of the Stagwell Combination, MDC Canada will have become a U.S.-domiciled company by completing the U.S. Domestication (or otherwise).
In response to the Stagwell Proposal, the MDC Board formed the Special Committee and provided it with a robust mandate to not only consider and negotiate with respect to the Stagwell Proposal, but also consider any other strategic alternatives that might be available to the Company and to engage independent legal and financial advisors. In that regard, DLA Piper LLP was promptly retained to provide independent legal advice and Moelis & Company LLC was engaged to provide independent financial advice, in each instance, to the Special Committee. Each member of the Special Committee is an independent member of the MDC Board and is “independent” for purposes of MI 61-101 in respect of the Stagwell Proposal. Irwin

Simon was appointed the Chair of the Special Committee and the other members include Asha Daniere, Wade Oosterman, and Desiree Rogers.
Management continued its detailed and thorough review of the U.S. Domestication with the support and review from the Company’s Canadian and U.S. legal counsel and tax advisors about the consequences of the U.S. Domestication.
On August 5, 2020, Company management provided a further updated presentation to the MDC Board on its findings on the proposed migration of the Company to Delaware, which included a discussion of the Stagwell Proposal’s potential implication to the U.S. Domestication as a stand-alone transaction. Company management additionally presented further on the expected Canadian corporate tax consequences of the U.S. Domestication.
At its meeting held on August 24, 2020, the MDC Board was presented with the advice of management and information provided by the Company’s legal and tax advisors with respect to the merits and risks of the U.S. Domestication in light of the Stagwell Proposal. Mr. Penn and Ms. Barshefsky both acknowledged their reasonably perceived conflict of interest in the U.S. Domestication and consistent with MI 61-101 and corporate governance best practices excused themselves from voting on, or participating in any deliberations with respect to, the U.S. Domestication.
The MDC Board, having undertaken a thorough review of, and having carefully considered information in respect of the U.S. Domestication, the pro forma financial statements of the Company, multiple presentations from management of MDC Canada, the reasons for the U.S. Domestication and the risks of the U.S. Domestication, and after consulting with MDC Canada’s legal advisors and tax advisors, has unanimously determined (with Mark Penn and Charlene Barshefsky abstaining from voting on, or participating in any deliberations with respect to, the U.S. Domestication) that the U.S. Domestication is in the best interests of the Company. Accordingly, pursuant to a unanimous written resolution executed on August 31, 2020 (with Mark Penn and Charlene Barshefsky executing such resolution solely for purposes of the Company’s compliance with Section 117(1) of the CBCA), the MDC Board approved the U.S. Domestication and resolved to recommend that Company Shareholders vote in favor of the special resolution approving the U.S. Domestication. Company Shareholders are urged to read the sections titled “The U.S. Domestication — Reasons for the U.S. Domestication” and “The U.S. Domestication — Risks of the U.S. Domestication” for a discussion of the MDC Board’s view of the reasons and risks regarding the U.S. Domestication.
We will hold the Meeting to approve the U.S. Domestication on [           ], 2020. Assuming the Company receives the necessary approvals of the U.S. Domestication Resolution from the Company Shareholders and the other conditions to consummate the U.S. Domestication are satisfied, the Company intends to proceed with the U.S. Domestication. However, the MDC Board retains the discretion to proceed, or not to proceed, with the U.S. Domestication for any reason on a stand-alone basis. Upon consummation of the U.S. Domestication, the Company Shareholders will become shareholders of MDC US and such shareholders’ rights will be governed by Delaware law and the MDC US Certificate of Incorporation and MDC US Bylaws, in the form substantially as they will be in effect upon completion of the U.S. Domestication, attached hereto as Appendices C and D, respectively, of this Proxy Statement/Prospectus.
The MDC Board may at any time, including following a recommendation from the Special Committee in respect of the Company’s strategic alternatives, including but not limited to the Stagwell Proposal, determine that it is in the best interests of the Company to cancel, adjourn or postpone the Meeting, or to otherwise not proceed with the U.S. Domestication. Although there is no certainty that the Company will enter into a definitive agreement with The Stagwell Group or any other party as a result of the process currently being conducted by the Special Committee, should any definitive agreement be entered into in respect of such strategic transaction, the Company currently anticipates that the Meeting would be terminated, postponed or adjourned (if not previously held) and that approval from the Company Shareholders for a migration of the Company to Delaware, if determined to be advisable by the MDC Board at such time, would be sought at the meeting of the Company Shareholders to approve the proposed strategic transaction.
Special Committee Mandate
While the strategic alternatives of the Company, including the Stagwell Proposal, remain under the consideration of the Special Committee, the Special Committee has not advised the MDC Board that the proposed U.S. Domestication will adversely affect the Special Committee’s ability to carry out its mandate. Should the Special Committee make any such determination and so advise the MDC Board, it is anticipated that the MDC Board will terminate, postpone or adjourn the Meeting or, if the Meeting has been held and the U.S. Domestication approved by Company Shareholders, determine not to implement such U.S. Domestication.
The Stagwell Proposal remains under the consideration of the Special Committee. As of the date of this Proxy Statement/Prospectus, the Special Committee has not informed the MDC Board that the consummation of the Stagwell Combination is either likely or not likely. The MDC Board has determined that no additional information with respect to the status of the Stagwell Combination or the impact of the Stagwell Combination, if any, on the proposed U.S. Domestication is necessary or appropriate in order to enable the Company Shareholders to make an informed decision as to whether to vote for the U.S. Domestication Resolution. If the Stagwell Combination becomes likely or we proceed with another change of control or combination transaction, some or all of the reasons provided by the MDC Board for the U.S. Domestication may no longer exist or there may be alternative ways to realize the benefits of the U.S. Domestication with potentially more favorable tax implications and less cost to the Company and its shareholders, depending on the transaction structure and the operations of the combined company. As such, in the event the Stagwell Combination or another change of control or combination transaction becomes likely, the MDC Board may determine not to proceed with the U.S. Domestication.
Reasons for the U.S. Domestication
The MDC Board believes there are compelling reasons that support the Company’s migration to the United States at this time. In determining that the U.S. Domestication is in the best interests of the Company, and in recommending that Company Shareholders vote in favor of the U.S. Domestication Resolution, the MDC Board considered and relied upon a number of factors. In particular, the MDC Board considered the following reasons for proposing the U.S. Domestication:
•
Value — The MDC Board believes that the opportunity to enhance long-term value will be greater as a U.S. company than as a Canadian company. The MDC Board believes that changing its jurisdiction of incorporation to Delaware will make investing in our securities more desirable to certain investors, particularly to investors in investment vehicles that only include securities of U.S.-domiciled companies.

•
The perception of a Delaware corporation among investors is highly favorable.

•
Certain passive U.S. investors, including pension funds, may not be able to invest in Company Shares due to being contractually limited in investing in non-U.S. domiciled companies, but will be able to invest in MDC US Shares.

•
Generating an increased interest in MDC Shares is a positive contributor to the liquidity of our stock and for any future capital raising activities.

•
Better Reflection of the Operating Business — The MDC Board believes the U.S. Domestication will better reflect the Company’s U.S.-focused business and operations.

•
We already have a substantial presence in the United States and (i) the Company derives a majority of its revenue from its operations in the United States; (ii) the majority of the Company’s operations and employees are located in the United States and a majority of MDC Canada Common Shares are held by U.S. residents; (iii) the Company’s head office is located in the United States; and (iv) the Company is listed on NASDAQ and complies with SEC reporting requirements as a U.S. domestic issuer.

•
The Canadian portion of the Company’s business has organically diminished over the years as the Company’s focus has shifted — over time, the revenue from the Company’s operations in Canada has decreased and such revenue constituted only 7.4% of total revenue in 2019.

•
Effective November 11, 2015, the Company voluntarily delisted its shares from the Toronto Stock Exchange as a result of its determination that the relatively low trading volume of its shares on the Toronto Stock Exchange did not justify the financial and administrative costs associated with a dual listing.

•
Certainty of Delaware Corporate Law — The MDC Board believes that the U.S. Domestication will provide more predictability and certainty under applicable Delaware law and provide investors with greater certainty as many U.S. public companies are incorporated in Delaware.

•
For many years, Delaware has pursued a policy of encouraging business entities to incorporate in that state and, to that end, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the business needs of corporations organized under its laws.

•
Delaware has a well-developed legal system which the MDC Board believes encourages high standards of corporate governance and provides stockholders with substantial benefits, including, without limitation, access to the Court of Chancery of the State of Delaware.

•
Streamlined Decision-making and Reduction in Legal Costs — The MDC Board believes that management will be able to streamline its decision-making and that the Company will be able to save certain external legal costs due to the diminished need for certain Canadian legal analyses following the U.S. Domestication.

•
Taking into account that the majority of the Company Shares are held by U.S. residents, in an effort to align with those investors’ expectations the Company consults from time to time with both U.S. and Canadian legal counsel on certain matters. The MDC Board expects that following the U.S. Domestication, in certain circumstances where, prior to the U.S. Domestication, both U.S. and Canadian legal counsel would have been consulted prior to the U.S. Domestication, it will only be necessary to consult U.S. legal counsel.

•
The MDC Board believes that management decision-making in certain circumstances will be streamlined and more efficient due to no longer needing to consider both U.S. and Canadian legal requirements.

•
Flexibility in Choosing Directors — The MDC Board believes that the Company will benefit from having more flexibility in choosing the members of our board of directors.

•
The provisions of the CBCA, under which the Company is currently organized, require companies to ensure that 25% of the members of its board of directors are residents of Canada. The Delaware General Corporation Law under which MDC US is formed does not have any such residency requirement.

•
Because the focus of the Company’s operations is outside of Canada, management and the MDC Board believe that having additional flexibility in choosing directors, whether Canadian residents or not, would be beneficial.

•
Approval of MDC Shareholders — The U.S. Domestication requires the approval of at least two-thirds of the votes cast by all of the Company Shareholders (with all holders voting as a single class) and at least the majority of the disinterested votes of the Company Shareholders (with each class of Company Shares voting separately as a class).

•
Dissent Rights — Registered Company Shareholders will have the ability to exercise dissent rights in respect of the U.S. Domestication and to be paid fair value of their Company Shares.

We cannot assure you that the anticipated benefits of the U.S. Domestication will be realized. In addition, despite the potential benefits described above, the U.S. Domestication will expose you and us to potential risks, including relating to current and future income tax policy in the United States. Please see the discussions under “Risk Factors”.
On June 25, 2020, the Company received the Stagwell Proposal from The Stagwell Group, on behalf of Stagwell Media, pursuant to which the Company would combine with certain in-scope businesses of Stagwell Media (the “Stagwell Combination”). Mark Penn serves as president and managing partner of The Stagwell Group as well as the Chairman of the MDC Board and CEO of the Company. The Stagwell Group is the general partner of Stagwell Media. The Stagwell Group and its affiliates, including Mark Penn, hold 19.6% of the issued and outstanding Company Class A Common Shares and 100% of the issued and outstanding Company Series 6 Shares.

While the Stagwell Proposal remains under the consideration of the Special Committee, as of the date of this Proxy Statement/Prospectus, the Special Committee has not informed the MDC Board that the consummation of the Stagwell Combination is either likely or not likely. The MDC Board has determined that no additional information with respect to the status of the Stagwell Combination or the impact of the Stagwell Combination, if any, on the proposed U.S. Domestication is necessary or appropriate in order to enable the Company Shareholders to make an informed decision as to whether to vote for the U.S. Domestication Resolution. If the Company determines to undertake the Stagwell Combination or another change of control or combination transaction, some or all of the reasons provided above for the U.S. Domestication may no longer exist or there may be alternative ways to realize the benefits of the U.S. Domestication with potentially more favorable U.S. tax implications and less cost to the Company and its shareholders, depending on the transaction structure and the operations of the combined company. As such, in the event the Stagwell Combination or another change of control or combination transaction becomes likely, the MDC Board may determine not to proceed with the U.S. Domestication. Company Shareholders are urged to read the section titled “The U.S. Domestication — Overview” for a discussion of the MDC Board’s deliberations regarding the U.S. Domestication, including considerations relating to the Stagwell Proposal.
The MDC Board has considered both the potential advantages of the U.S. Domestication and the potential risks and has unanimously determined (with Mark Penn and Charlene Barshefsky abstaining from voting on, or participating in any deliberations with respect to, the U.S. Domestication) that the U.S. Domestication is in the best interests of the Company.
Accordingly, the MDC Board unanimously recommends (with Mark Penn and Charlene Barshefsky abstaining from voting on, or participating in any deliberations with respect to, the U.S. Domestication) that Company Shareholders vote FOR the U.S. Domestication Resolution.
Risks of the U.S. Domestication
In the course of their deliberations, the MDC Board, in consultation with MDC Canada management and after considering information provided to management by our legal and tax advisors, also considered a variety of risks (as described in greater detail under the heading “Risk Factors”) and other potentially negative factors relating to the U.S. Domestication, including the following:
•
U.S. Domestication may result in material Canadian federal income tax (including material Canadian “emigration tax”) and/or material U.S. federal income tax for the Company or MDC US (including in the future, as a result of, among other things, MDC US becoming a U.S. taxpayer and the utilization of net operating loss carry forwards of Maxxcom Inc. in respect of certain U.S. taxable income resulting from the U.S. Domestication). For more information, see the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Information”.

•
The potential corporate tax cost of the U.S. Domestication, which is directly related to the valuation of the Company’s assets at the time of the U.S. Domestication, and the risk that the valuation the Company has prepared may be subject to audit risk, resulting in additional tax costs.

•
The Company may fail to realize the perceived benefits of the U.S. Domestication or its business may be impacted by the uncertainty associated with the U.S. Domestication.

•
U.S. governed companies incur greater risk of class action shareholder litigation as compared to Canadian governed companies.

•
the U.S. Domestication is conditional upon obtaining the Required Shareholder Approval and consent of the Company’s lenders under our existing credit facility, and these approvals may not be obtained. Further, the MDC Board retains the discretion to proceed, or not to proceed, with the U.S. Domestication for any reason, including if it becomes likely that the Stagwell Combination or another change of control or combination transaction involving the Company will be consummated; a material number of Company Shareholders exercise their Dissent Rights; Company Shareholders bring suit against the Company in connection with the proposed U.S. Domestication or any disclosure with respect thereto; or if the tax cost is greater than anticipated.

•
If the Company determines to undertake the Stagwell Combination or another change of control or combination transaction, some or all of the reasons provided above for the U.S. Domestication may no longer exist or there may be alternative ways to realize the benefits of the U.S. Domestication with potentially more favorable U.S. tax implications and less cost to the Company and its shareholders, depending on the transaction structure and the operations of the combined company.

•
The Stagwell Proposal contemplates the U.S. Domestication, but there is no guarantee that the Stagwell Combination will be consummated even if the U.S. Domestication is effected.

•
In the event the Company pursues the Stagwell Combination or another change of control or business combination transaction involving the Company following the consummation of the U.S. Domestication, the Company may be subject to a higher incidence of shareholder litigation.

•
If the IRS does not agree with the Company’s determination of the “all earnings and profits amount” attributable to the MDC Canada Shares, certain MDC Canada Shareholders may owe a higher than anticipated amount of U.S. federal income taxes as a result of the U.S. Domestication.

•
Completion of the U.S. Domestication may affect the timing of audit or reassessments by tax authorities.

•
The Company will allocate time and resources to effecting the U.S. Domestication and incur non-recurring costs related to the U.S. Domestication and there is no guarantee that the U.S. Domestication will be approved by MDC shareholders.

•
The unaudited pro forma financial information included in this Proxy Statement/Prospectus is presented for illustrative purposes only and may not be indicative of the results of operations or financial condition of MDC US following the U.S. Domestication.

•
The Company may choose to defer or abandon the U.S. Domestication.

•
If the U.S. Domestication is effected, the Company will be exempt from certain requirements under Canadian securities laws for the protection of minority shareholders in conflict of interest transactions including if the Company decided to proceed with the Stagwell Proposal which requirements would include obtaining disinterested shareholder approval and a formal valuation of the proposed transaction under Canadian securities laws.

•
Completion of the U.S. Domestication may trigger certain provisions in agreements to which the Company is a party which may have adverse business consequences.

The foregoing description of the information and factors considered by the MDC Board includes the negative factors considered by them, but is not intended to be exhaustive and may not include all of the factors considered, and, in view of the number and complexity of factors considered by the MDC Board, the MDC Board did not find it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered by them in making their recommendations (and individual members of the MDC Board may have given different weights to different factors). The MDC Board reached its recommendation based on the totality of the information presented to, and considered by, it through its deliberations.
The foregoing discussion of the information and factors considered by the MDC Board is forward-looking in nature. This information should be read in light of the factors set forth in the sections entitled “Information Contained in Proxy Statement/Prospectus”, “Cautionary Statement Regarding Forward-Looking Statements”, “The U.S. Domestication — Reasons for the U.S. Domestication”, “The U.S. Domestication — Risks of the U.S. Domestication” and “Risk Factors”.
The MDC Board has considered both the potential advantages of the U.S. Domestication and the potential risks and has unanimously determined (with Mark Penn and Charlene Barshefsky abstaining from voting on, or participating in any deliberations with respect to, the U.S. Domestication) that the U.S. Domestication is in the best interests of the Company.
Effect of the U.S. Domestication on the Company Incentive Awards
Following the U.S. Domestication, each holder of MDC Canada Incentive Awards will hold the same number of MDC US Incentive Awards as such holder held immediately prior to the U.S. Domestication.

The MDC US Incentive Awards will be subject to substantially the same terms and conditions as the adjusted MDC Canada Incentive Awards, except, in the case of equity-based MDC Canada Incentive Awards, the security issuable upon exercise or settlement of the MDC US Incentive Award, as applicable, will be MDC US Common Shares (or, as applicable, the cash equivalent) rather than an MDC Canada Common Share (or, as applicable, the cash equivalent).
Effect of the U.S. Domestication on the Company Debt
In connection with the U.S. Domestication, MDC US shall retain all of the Company’s liabilities and obligations, which shall continue to be enforceable against MDC US.
Expenses of the U.S. Domestication
The Company estimates that expenses in the aggregate amount of approximately $3,500,000 will be incurred by the Company in connection with the U.S. Domestication, including legal and tax advisors, proxy solicitors, filing and printing costs and the cost of preparing and mailing this Proxy Statement/Prospectus.
Required Shareholder Approval
To be effective, the U.S. Domestication Resolution must be approved by the affirmative vote of at least (i) two-thirds of the votes cast on the U.S. Domestication Resolution, virtually or by proxy by the Company Shareholders, voting together as a single class, and (ii) a majority of the votes cast on the U.S. Domestication Resolution, virtually or by proxy by the Company Shareholders, excluding the votes attached to Company Shares held by persons described in items (a) through (d) of Section 8.1(2) of MI 61-101, with each class of Company Shares voting separately as a class. Each (i) issued and outstanding MDC Canada Class A Common Share, MDC Canada Series 4 Share and MDC Canada Series 6 Share on the Record Date is entitled to one vote and (ii) each issued and outstanding MDC Canada Class B Common Share on the Record Date is entitled to twenty votes on the U.S. Domestication Resolution.
The MDC Board unanimously recommends (with Mark Penn and Charlene Barshefsky abstaining from voting on, or participating in any deliberations with respect to, the U.S. Domestication) that Company Shareholders vote FOR the U.S. Domestication Resolution.
Effects of Change of Jurisdiction
The U.S. Domestication will not interrupt our corporate existence or operations. Each outstanding MDC Canada Class A Common Share, MDC Canada Class B Common Share, MDC Canada Series 4 Share and MDC Canada Series 6 Share (in each case, held by a non-Dissenting Shareholder) will remain issued and outstanding as a MDC US Class A Common Share, MDC US Class B Common Share, MDC US Series 4 Share and MDC US Series 6 Share, respectively, after our corporate existence is continued from Canada and domesticated in Delaware under the DGCL.
While the rights and privileges of shareholders of a Delaware corporation are, in many instances, comparable to those of shareholders of a Canadian corporation, there are differences between what a shareholder’s rights will be under Delaware law and what they currently are under Canadian law. These differences are discussed under “Comparison of Stockholder Rights”. In addition, see “Description of Capital Stock” for a summary of MDC US’s authorized capital stock and the rights and preferences thereof. Company Shareholders should also review the forms of the MDC US Certificate of Incorporation and MDC US Bylaws, as they will be in effect upon completion of the U.S. Domestication, which are attached as Appendices C and D, respectively, of this Proxy Statement/Prospectus.
Regulatory and Other Approvals
The U.S. Domestication is subject to the authorization of the Director appointed under the CBCA. The Director is empowered to authorize the change of jurisdiction to Delaware if, among other things, he is satisfied that the change of jurisdiction will not adversely affect the Company’s creditors or shareholders.

Subject to the authorization of the continuance by the Director appointed under the CBCA, and the receipt of the Required Shareholder Approval, the Company anticipates that it will file with the Secretary of State of the State of Delaware a certificate of corporate domestication and a certificate of incorporation pursuant to Section 388 of the DGCL, and that the Company will be domesticated in Delaware on the Effective Date. Promptly thereafter, the Company intends to give notice to the Director appointed under the CBCA that the Company has been domesticated under the laws of the State of Delaware and request that the Director appointed under the CBCA issue us a certificate of discontinuance bearing the same date as the date of effectiveness of our certificate of corporate domestication and certificate of incorporation by the Secretary of State of the State of Delaware.
Stock Exchange Listing and Securities Law Filings
The MDC US Class A Common Shares will continue to be listed on NASDAQ under the stock symbol “MDCA”.
In addition, following the U.S. Domestication, MDC US will continue to be a reporting issuer in each of the provinces of Canada where the Company is currently a reporting issuer. In accordance with applicable Canadian securities laws, and consistent with current practice of the Company, MDC US will generally file with the relevant Canadian securities regulatory authorities copies of its documents filed with the SEC under the U.S. Exchange Act in order to meet its Canadian continuous disclosure obligations.
No Change in Business, Locations, Fiscal Year or Employee Plans
The U.S. Domestication will effect a change in our jurisdiction of incorporation and the location of our registered office, and other changes of a legal nature, including changes in our organizational documents, which are described in this Proxy Statement/Prospectus. Following the U.S. Domestication, the executive offices of the Company will not move. They will remain in their current location, which is 330 Hudson Street, 10th Floor, New York, New York 10013. The Company’s registered office following the U.S. Domestication will be 1209 N Orange St, Wilmington, DE 19801. The business, assets and liabilities of the Company as well as our fiscal year will be the same upon the effectiveness of the U.S. Domestication as they are prior to the U.S. Domestication. Upon effectiveness of the U.S. Domestication, all of our obligations will continue as outstanding and enforceable obligations of the Company. The Company’s employee benefit plans and agreements will be continued by the Company.
Application of Canadian Securities Laws — Multilateral Instrument 61-101
The Company is a “reporting issuer” in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador, and therefore is subject to Canadian securities laws and the requirements of MI 61-101.
Related Party Transaction
The Canadian securities regulatory authorities in the provinces of Ontario, Québec, Alberta, Manitoba and New Brunswick have adopted MI 61-101, which regulates transactions which raise the potential for conflicts of interest, including issuer bids, insider bids, related party transactions and business combinations. MI 61-101 regulates certain types of transactions to ensure fair treatment of security holders when, in relation to a transaction, there are persons in a position that could cause them to have an actual or reasonably perceived conflict of interest or informational advantage over other security holders. If MI 61-101 applies to a proposed transaction of a reporting issuer, then enhanced disclosure in documents sent to security holders, the approval of security holders excluding, among others, “interested parties” (as defined in MI 61-101), and a formal valuation prepared by an independent and qualified valuator, are all mandated (subject to certain exemptions, including that MDC Canada is not required to obtain a formal valuation under MI 61-101 as the U.S. Domestication is not a specifically enumerated transaction requiring formal valuation under Section 5.4 of MI 61-101).
The independent directors of the MDC Board have determined to treat the U.S. Domestication as a “related party transaction” for purposes of MI 61-101 in order to provide minority shareholders with an independent vote on the transaction. The Stagwell Group is a “related party” to the Company as a result of

The Stagwell Group having beneficial ownership of, or control or direction over, directly or indirectly, or a combination of beneficial ownership of, and control or direction over, directly or indirectly, securities of the Company carrying more than 10% of the voting rights attached to all of the Company’s outstanding voting securities. The Stagwell Proposal contemplated that prior to the closing of the Stagwell Combination, MDC Canada will have become a U.S.-domiciled company by completing the U.S. Domestication (or otherwise), which may be considered a “connected transaction” for purposes of MI 61-101.
As a result, the U.S. Domestication must be approved by at least a majority of the votes cast on the U.S. Domestication Resolution by the disinterested Company Shareholders present in person or represented by proxy and entitled to vote at the Meeting.
Valuation
MDC Canada is not required to obtain a formal valuation under MI 61-101 as the U.S. Domestication is not a specifically enumerated transaction requiring formal valuation under Section 5.4 of MI 61-101.
Prior Valuations and Offers
To the knowledge of the Company, after reasonable inquiry, there are no prior valuations that would need to be disclosed in connection with the proposed U.S. Domestication. During the previous 24 months, the Company has not received any prior formal offers relating to the Company’s securities or other offers that are otherwise relevant to the U.S. Domestication.
Minority Approval
As the U.S. Domestication is a “related party transaction” for the purposes of MI 61-101, the minority approval requirements of MI 61-101 will apply in connection with the approval of the U.S. Domestication.
For the purposes of obtaining minority approval, the following classes will vote separately and require a majority of the minority (disinterested Company Shareholders) of the Company Shares represented at the meeting in person by proxy. The following chart outlines the number of Company Shares of each class of the Company Shares excluded from each class vote as of the Record Date.
	Minority Number of Shares	Excluded Number of Shares
Class A Common Shares	[ ]	[ ]
Class B Common Shares	[ ]	[ ]
Preferred Shares	[ ]	[ ]
Dissenting Shareholder Rights
The following is a summary of the provisions of the CBCA relating to an MDC Canada Shareholder’s Dissent Rights in respect of the U.S. Domestication Resolution. Such summary is not a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of its MDC Canada Shares and is qualified in its entirety by reference to the full text of Section 190 of the CBCA, which is attached to this Proxy Statement as Appendix A.
The statutory provisions dealing with the right of dissent are technical and complex. Any Dissenting Shareholder should seek independent legal advice, as failure to comply strictly with the provisions of Section 190 of the CBCA may result in the loss of all Dissent Rights.
Each Dissenting Shareholder is entitled to be paid the fair value of all, but not less than all, of the holder’s MDC Canada Shares, provided that the holder strictly complies with the dissent procedures with respect to the U.S. Domestication Resolution and the U.S. Domestication becomes effective. Fair value is determined as of the close of business on the day before the U.S. Domestication is approved by Company Shareholders.
In many cases, MDC Canada Shares beneficially owned by a holder are registered either (a) in the name of a broker, investment dealer or other intermediary that the beneficial MDC Canada Shareholder deals with in respect of such shares, or (b) in the name of a depositary, such as CDS, of which the intermediary is a participant. Accordingly, a beneficial MDC Canada Shareholder will not be entitled to exercise his, her or its rights of dissent directly (unless the MDC Canada Shares are re-registered in the beneficial MDC Canada Shareholder’s name).
To exercise Dissent Rights, an MDC Canada Shareholder must dissent with respect to all MDC Canada Shares. A registered MDC Canada Shareholder who wishes to dissent must deliver the written objection to the U.S. Domestication Resolution (a “Dissent Notice”) to MDC Canada at 121 Bloor Street East, Suite 300, Toronto, ON M4W 3M5 at or before the Meeting and such Dissent Notice must strictly comply with the requirements of Section 190 of the CBCA. Any failure by an MDC Canada Shareholder to fully comply with the provisions of the CBCA may result in the loss of that holder’s Dissent Rights. Beneficial MDC Canada Shareholders who wish to exercise Dissent Rights must cause the registered MDC Canada Shareholder holding their MDC Canada Shares to deliver the Dissent Notice or instruct the registered holder to re-register the shares in the name of the beneficial MDC Canada Shareholder. MDC Canada Shareholders that vote in favor of the U.S. Domestication Resolution will not be entitled to Dissent Rights but an MDC Canada Shareholder’s failure to vote against the U.S. Domestication Resolution will not constitute a waiver of such shareholder’s Dissent Rights and a vote against the U.S. Domestication Resolution will not be deemed to satisfy notice requirements under the CBCA with respect to Dissent Rights.
If the U.S. Domestication Resolution is approved and, pursuant to Section 190(6) of the CBCA, MDC Canada notifies a holder who provided a Dissent Notice that the U.S. Domestication Resolution has been adopted, in order to exercise Dissent Rights, such MDC Canada Shareholder must, within 20 days after MDC Canada gives such notice, send to MDC Canada a written notice containing that holder’s name and address, the number of shares in respect of which the holder dissents (the “Dissent Shares”) and a demand for payment of the fair value of such shares. Such MDC Canada Shareholder must, within 30 days after sending such notice, send the certificate or certificates representing those Dissent Shares to MDC Canada or AST, whereupon, subject to the provisions of the CBCA relating to the termination of Dissent Rights, the MDC Canada Shareholder becomes a Dissenting Shareholder, and is bound to sell and MDC Canada is bound to purchase and cancel those MDC Canada Shares. Such Dissenting Shareholder may not vote, or exercise or assert any rights of MDC Canada Shareholder in respect of such Dissent Shares, other than the rights set forth Section 190 the CBCA.
If a Dissenting Shareholder is ultimately entitled to be paid by MDC Canada for their Dissent Shares, such Dissenting Shareholder may enter an agreement with MDC Canada for the fair value of such Dissent Shares. If such Dissenting Shareholder does not reach an agreement with MDC Canada, such Dissenting Shareholder, or MDC, may apply to the Court, and the Court may:
(i)
determine the fair value of the Dissent Shares;

(ii)
join in the application of each Dissenting Shareholder who has not agreed with MDC on the amount of the fair value of the Dissent Shares; and

(iii)
make consequential orders and give directions as the Court considers appropriate.

In no circumstances will MDC Canada or any other Person be required to recognize a Person as a Dissenting Shareholder: (i) unless such Person is the registered holder of those MDC Canada Shares in respect of which Dissent Rights are sought to be exercised immediately prior to the Effective Time; (ii) if such Person has voted or instructed a proxy holder to vote such Dissent Shares in favor of the U.S. Domestication Resolution; or (iii) unless such Person has strictly complied with the procedures for exercising Dissent Rights set out in Section 190 of the CBCA and does not withdraw such Dissent Notice prior to the Effective Time.
Dissent Rights with respect to Dissent Shares will terminate and cease to apply to the Dissenting Shareholder if the Dissenting Shareholders withdraw the payment demand prior to an offer being made by MDC Canada, MDC Canada fails to make an offer of payment and Dissenting Shareholder withdraws the Dissent Notice, or the U.S. Domestication is not completed. If any of these events occur, MDC Canada must return the share certificates representing the MDC Canada Shares to the Dissenting Shareholder and the Dissenting Shareholder regains the ability to vote and exercise its rights as an MDC Canada Shareholder.

The discussion above is only a summary of the Dissent Rights, which are technical and complex. An MDC Canada Shareholder who intends to exercise Dissent Rights must strictly adhere to the procedures established in Section 190 of the CBCA and failure to do so may result in the loss of all Dissent Rights. Persons who are beneficial shareholders of MDC Canada Shares registered in the name of an intermediary, or in some other name, who wish to exercise Dissent Rights, should be aware that only the registered owner of such MDC Canada Shares is entitled to dissent.
Accordingly, each MDC Canada Shareholder wishing to avail himself, herself or itself of the Dissent Rights should carefully consider and comply with Section 190 of the CBCA and seek his, her or its own legal advice.
An MDC Canada Shareholder who intends to exercise Dissent Rights is strongly urged to review the section below entitled “Certain Canadian Federal Income Tax Considerations” and to consult with their own tax advisors regarding the Canadian income tax treatment of exercising such Dissent Rights.
Accounting Treatment of the U.S. Domestication
There will be no accounting effect or change in the carrying amount of the assets and liabilities of the Company as a result of the U.S. Domestication, except for a reduction in the deferred tax asset carrying value for the utilization of U.S. tax loss carryforwards to offset taxable income inclusions from the deemed settlement of intercompany notes between Maxxcom Inc. and MDC US. The business, capitalization and liabilities of the Company immediately following the U.S. Domestication will be the same as those immediately prior to the U.S. Domestication. There will also not be any accounting impact regarding the change in par value in the shares of the Company as a result of the U.S. Domestication. Any of our shares that the Company acquires from dissenting shareholders will be treated as an acquisition of treasury stock at the amount paid for the shares.

DESCRIPTION OF THE COMPANY
General and Corporate Structure
Upon the completion of the U.S. Domestication, the Company’s principal office will continue to be 330 Hudson Street, 10th Floor, New York, New York 10013, and its registered address will be 1209 N Orange St, Wilmington, DE 19801.
Intercorporate Relationships
After the U.S. Domestication is complete, the business, assets and liabilities of MDC Canada immediately prior to the U.S. Domestication will be the same as the business, assets and liabilities of MDC US. As a result, there will be no effective change of control of the Company as a result of the U.S. Domestication.
Directors and Officers of MDC US
The same persons serving as directors and officers of the Company immediately prior to the U.S. Domestication will continue to serve as directors and officers of the Company following the U.S. Domestication. For information regarding such persons, please refer to the information contained in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed on EDGAR on March 5, 2020 and (ii) the Company’s Notice of Annual and Special Meeting of Shareholders and 2020 Proxy Statement filed on SEDAR and EDGAR on May 26, 2020, each available under its profile on SEDAR at www.sedar.com, its profile on the SEC’s website at www.sec.gov or its website at www.mdc-partners.com.
Director and Executive Compensation
The director and executive compensation programs currently offered by the Company are described in the Company’s Notice of Annual and Special Meeting of Shareholders and 2020 Proxy Statement filed on SEDAR and EDGAR on May 26, 2020, available under its profile on SEDAR at www.sedar.com, its profile on the SEC’s website at www.sec.gov or its website at www.mdc-partners.com.
Corporate Governance of MDC US
The corporate governance practices of the Company, after giving effect to the U.S. Domestication, will continue to be the same as the current corporate governance practices of the Company. For information regarding the corporate governance practices of the Company, please refer to the information regarding the corporate governance practices of the Company contained in the Company’s Notice of Annual and Special Meeting of Shareholders and 2020 Proxy Statement filed on SEDAR and EDGAR on May 26, 2020, available under its profile on SEDAR at www.sedar.com, its profile on the SEC’s website at www.sec.gov or its website at www.mdc-partners.com. There are differences between the Company’s existing articles of amalgamation and by-law and the MDC US Certificate of Incorporation and MDC US Bylaws as they will be in effect upon the completion of the U.S. Domestication. These differences are discussed under “Comparison of Stockholder Rights”.
Audit Committee of MDC US
Following the U.S. Domestication, the Audit Committee of the Company will continue to be comprised of the same persons serving on the Audit Committee of the Company as of immediately prior to the U.S. Domestication.
Market Price and Trading Volume of MDC Canada Class A Common Shares
The MDC Canada Class A Common Shares are listed on NASDAQ under the stock symbol “MDCA”.

The following table sets out the market price ranges and trading volumes on NASDAQ on a monthly basis for a period from August 2019 to August 21, 2020:
Month	High Price (US$)	Low Price (US$)	Closing Price (US$)
August 2019	2.62	2.05	2.35
September 2019	3.09	2.26	2.82
October 2019	3.18	2.61	3.13
November 2019	3.43	2.21	2.33
December 2019	2.84	2.11	2.78
January 2020	2.85	2.26	2.27
February 2020	2.53	1.93	2.51
March 2020	2.61	1.02	1.45
April 2020	1.51	1.01	1.43
May 2020	1.55	1.06	1.32
June 2020	2.88	1.10	2.08
July 2020	2.30	1.93	2.21
August 2020 (through August 21)	2.33	1.92	2.02
Interest of Informed Persons in Material Transactions
Other than as set forth (or incorporated by reference) in this Proxy Statement/Prospectus, the Company is not aware of any material interests, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director or executive officer, nominee for election as a director or any Company Shareholder holding more than 10% of the voting rights attached to the Company Shares or an associate or affiliate of any of the foregoing in any transaction since January 1, 2020, or in any proposed or ongoing transaction of the Company which has or would materially affect the Company or any of its subsidiaries.
Legal Proceedings
In the ordinary course of business, the Company is involved in various legal proceedings. We do not presently expect that these proceedings will have a material adverse effect on our results of operations, cash flows or financial position.
Dividends
Within the last three years from the date of this Proxy Statement/Prospectus, the Company has not declared a dividend.
The payment of any future dividends will be at the discretion of the MDC Board and will depend upon limitations under applicable law and contained in our Credit Agreement and the Debt Indenture, future earnings, capital requirements, our general financial condition and general business conditions.
Prior Sales
Within the last 12 months from the date of this Proxy Statement/Prospectus, no Company Shares have been issued, excluding Company Shares purchased or sold pursuant to the exercise of options, warrants and conversion rights.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The following summary describes, as of the date hereof, the principal Canadian federal income tax considerations of the U.S. Domestication generally applicable to an MDC Canada Common Shareholder who, immediately prior to the Effective Date, owns MDC Canada Common Shares. This summary is generally applicable to a beneficial owner of MDC Canada Common Shares who, for purposes of the Canadian Tax Act and at all relevant times, holds the MDC Canada Common Shares as capital property, deals at arm’s length with the Company and is not affiliated with the Company (a “Holder”). Generally, MDC Canada Common Shares will be considered capital property to a Holder provided the Holder does not hold the MDC Canada Common Shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.
This summary is based on the facts set out in this Proxy Statement/Prospectus, the current provisions of the Canadian Tax Act in force as of the date hereof and the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) published in writing and publicly available prior to the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that the Proposed Amendments will be enacted in the form proposed. No assurance can be given that the Proposed Amendments will be enacted in the form proposed, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action or changes in the administrative policies or assessing practices of the CRA, nor does it take into account other federal or any provincial, territorial or foreign tax legislation or considerations, which may differ materially from those described in this summary.
This summary is based on the Company ceasing to be resident in Canada for purposes of the Canadian Tax Act at the Effective Time, and assumes that from the time of the U.S. Domestication and at all relevant times thereafter, the Company will not be resident in Canada for purposes of the Canadian Tax Act, will be resident in the United States for purposes of the Canada-U.S. Tax Convention (the “Treaty”) and will be entitled to all of the benefits of the Treaty.
This summary is not applicable to a Holder: (i) that is a “financial institution” for purposes of certain rules in the Canadian Tax Act (referred to as the mark-to-market rules); (ii) an interest in which is a “tax shelter investment”; (iii) that is a “specified financial institution”; (iv) that reports its “Canadian tax results” in a currency other than the Canadian currency; (v) that is a partnership for Canadian federal income tax purposes or is exempt from tax under Part I of the Canadian Tax Act; (vi) that has entered, or will enter, into a “derivative forward agreement” with respect to their MDC Canada Common Shares; (vii) who acquired MDC Canada Common Shares under or in connection with an MDC Canada Incentive Plan or any other equity based compensation arrangement; or (viii) in respect of which the Company will be a “foreign affiliate” at any time after the U.S. Domestication (all such terms as defined in the Canadian Tax Act). Additional considerations not discussed herein may be applicable to a Holder that is a corporation resident in Canada and is, or becomes, controlled by a non-resident person or group of persons not dealing at arm’s length for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Canadian Tax Act. Such Holders should consult with and rely on their own tax advisors.
This summary does not discuss the Canadian income tax consequences of the U.S. Domestication to holders of stock options, stock appreciation rights, performance share units, restricted share units, deferred share units, restricted stock or other share-based awards granted by the Company. Any such holders should consult with and rely on their own tax advisors.
This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, Holders are urged to consult their own legal and tax advisors with respect to the tax consequences to them of the U.S. Domestication, having regard to their particular circumstances.
The Company
As a result of the U.S. Domestication, the Company will cease to be a resident of Canada and a “public corporation” for purposes of the Canadian Tax Act. On ceasing to be a resident of Canada, the Company will no longer be subject to Canadian income tax on its worldwide income. Subsequent to the U.S. Domestication, the Company will not be subject to Canadian income tax except on any income from business operations that are attributable to a permanent establishment in Canada as well as on gains from the disposition of “taxable Canadian property” that is not “treaty-protected property” (each as defined in the Canadian Tax Act).
For Canadian federal income tax purposes, the U.S. Domestication will cause the Company’s taxation year to be deemed to have ended immediately prior to the U.S. Domestication. Immediately prior to this deemed taxation year end, the Company will be deemed to have disposed of each of its properties for proceeds of disposition equal to the fair market value of such properties at that time and will be deemed to have reacquired such properties at a cost amount equal to that fair market value. The Company will be subject to income tax under Part I of the Canadian Tax Act on any income and net taxable capital gains which arise as a result of this deemed disposition (after the utilization of any available capital losses or non-capital losses).
The Company will also be subject to an additional “emigration tax” under Part XIV of the Canadian Tax Act on the amount, if any, by which the fair market value (immediately before the Company’s deemed taxation year end resulting from the U.S. Domestication), of all of it properties, exceeds the total of the amount of certain of its liabilities and the paid-up capital (determined for purposes of the emigration tax) of all the issued and outstanding shares of the Company immediately before the deemed taxation year end. This additional tax is generally payable at the rate of 25% but is expected to be reduced to 5% by virtue of the Treaty unless it can reasonably be concluded that one of the main reasons for the Company becoming resident in the United States was to reduce the amount of emigration tax or Canadian withholding tax payable under Part XIII of the Canadian Tax Act.
The Canadian tax consequences to the Company associated with the U.S. Domestication are principally dependent upon the fair market value of the Company’s assets, the amount of its liabilities, the Canada-U.S. dollar exchange rate, as well as certain Canadian tax attributes, accounts and balances of the Company and its shareholder composition, each as of the Effective Time. The valuation of the Company and its assets implied by the current trading price of the MDC Canada Class A Common Shares and by the Stagwell Proposal materially exceeds an April 2020 preliminary valuation (performed when the quoted stock price of the Class A Common Shares was significantly lower than as of the date of this Proxy Statement/Prospectus) that the Company has considered in assessing the potential Canadian tax costs of a deemed disposition of its properties for Canadian federal income tax purposes that are reflected in the Company’s pro forma financial statements. Additionally, it is possible that, in connection with the Stagwell Proposal or otherwise, additional valuations and implied valuations of the Company’s property are made available which would further undermine the relevance of the valuation that the Company is currently utilizing in assessing the potential Canadian tax costs of the U.S. Domestication. Further, the fair market value of the Company’s properties may change between the date hereof and the Effective Time. As a result, the quantum of Canadian tax payable by the Company may significantly exceed the Company’s estimates that are reflected in the pro forma financial statements. The Company has not applied to the Canadian federal tax authorities for an advance tax ruling relating to the U.S. Domestication and does not intend to do so.
Currency Conversion
Generally, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of MDC Canada Common Shares, or MDC US Common Shares following the U.S Domestication, must be converted into Canadian dollars based on exchange rates as determined in accordance with the Canadian Tax Act.
Holders Resident in Canada
The following portion of this summary applies to a Holder who, for purposes of the Canadian Tax Act and all relevant times, is resident, or is deemed to be resident, in Canada (a “Resident Holder”). Certain Resident Holders may be entitled to make or may have already made an irrevocable election in accordance with subsection 39(4) of the Canadian Tax Act, the effect of which may be to deem to be capital property any MDC Common Share (and every other “Canadian security” as defined in the Canadian Tax Act) owned by such Resident Holder in the taxation year in which the election is made and in all subsequent taxation years. Resident Holders whose MDC Canada Common Shares might not otherwise be considered to be capital property should consult with their own tax advisors concerning this election. Following the U.S. Domestication, the subsection 39(4) election will not be available in respect of the MDC US Common Shares and a Resident Holder that has made an election under subsection 39(4) should consult their own tax advisors in this regard.
U.S. Domestication
A Resident Holder should not be considered to have disposed of their MDC Canada Common Shares as a result of the U.S. Domestication. A Resident Holder should therefore not be considered to have realized a taxable capital gain or loss by reason only of the U.S. Domestication. The U.S. Domestication should also not have an effect on the adjusted cost base of a Resident Holder’s MDC Canada Common Shares.
Dividends on MDC US Common Shares Following the U.S. Domestication
Dividends on MDC US Common Shares will be required to be included in the Resident Holder’s income for the purposes of the Canadian Tax Act. Such dividends received by a Resident Holder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Canadian Tax Act. A Resident Holder that is a corporation is required to include such dividends in computing its income and generally will not be entitled to deduct the amount of such dividends in computing its taxable income.
Any U.S. non-resident withholding tax imposed on such dividends should generally be eligible, subject to the detailed rules and limitations under the Canadian Tax Act, to be credited against the Resident Holder’s income tax or deducted from income. Resident Holders are advised to consult with their own tax advisors with respect to the availability of a Canadian foreign tax credit or deduction. Resident Holders are advised to consult with and rely on their own advisors with respect to the availability of a Canadian foreign tax credit or deduction having regard to their particular circumstances.
Disposition of MDC US Common Shares Following the U.S. Domestication
A disposition or deemed disposition of MDC US Common Shares by a Resident Holder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of such MDC US Common Shares immediately prior to the disposition. For a description of the tax treatment of capital gains and capital losses, see “Holders Resident in Canada — Taxation of Capital Gains and Capital Losses” below.
Taxation of Capital Gains and Capital Losses
Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in the Resident Holder’s income for the year. One-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in the year. Allowable capital losses in excess of taxable capital gains realized in a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year, to the extent and under the circumstances described in the Canadian Tax Act.
Refundable Tax
A Resident Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” (as defined in the Canadian Tax Act) may be liable to pay an additional refundable tax on its “aggregate investment income” for the year, which is defined in the Canadian Tax Act to include taxable capital gains realized, and interest and dividends received or deemed to be received (but not dividends or deemed dividends that are deductible in computing taxable income).
Alternative Minimum Tax
Capital gains realized by a Resident Holder who is an individual (other than certain trusts) may result in such Resident Holder being liable, or having an increased liability, for alternative minimum tax under the Canadian Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

Foreign Property Information Reporting
A Resident Holder that is a “specified Canadian entity” (as defined in the Canadian Tax Act) for a taxation year or a fiscal period and whose total “cost amount” (as defined in the Canadian Tax Act) of “specified foreign property” (as defined in the Canadian Tax Act), including the MDC US Common Shares, at any time in the year or fiscal period exceeds C$100,000 will be required to file an information return for the taxation year or fiscal period disclosing certain prescribed information in respect of such property. Penalties may apply where a Resident Holder fails to file the required information return in respect of such Resident Holder’s “specified foreign property” on a timely basis in accordance with the Canadian Tax Act. Such Resident Holders should consult with and rely on their own tax advisors regarding such filing obligations.
Dissenting Shareholder
A Dissenting Shareholder that is a Resident Holder who holds MDC Canada Common Shares (a “Dissenting Resident Holder”) and is entitled to be paid fair value for its dissenting MDC Canada Common Shares will be deemed to transfer such dissenting MDC Canada Common Shares to the Company in consideration for a cash payment equal to fair value from the Company.
Although the matter is not free from doubt, the Dissenting Resident Holder will generally be deemed to have received a dividend on the MDC Canada Common Shares equal to the amount, if any, by which the payment by the Company in the amount of the fair value of the MDC Canada Common Shares exceeds the paid-up capital of such shares for purposes of the Canadian Tax Act immediately before the Effective Time.
In the case of a Dissenting Resident Holder that is an individual, the amount of any such deemed dividend will be subject to the normal dividend gross-up and tax credit rules generally applicable to dividends received from a corporation resident in Canada. Taxable dividends received by a Resident Holder that is an individual or a trust may increase such Resident Holder’s liability for alternative minimum tax.
In the case of a Dissenting Resident Holder that is a corporation, the amount of any such deemed dividend will generally be included in the Resident Holder’s income for the taxation year in which such dividend is deemed to be received and will generally be deductible in computing the Dissenting Resident Holder’s taxable income. The amount of this deemed dividend could, in some circumstances, be treated as proceeds of disposition in the case of Dissenting Resident Holders that are corporations. The difference between the amount of such payment and the amount of any deemed dividend would be treated as proceeds of disposition of the MDC Canada Common Shares for the purposes of computing any capital gain or capital loss realized on the disposition of the MDC Canada Common Shares. For a general description of the tax treatment of capital gains and capital losses, see “Holders Resident in Canada — Taxation of Capital Gains and Capital Losses” above. The amount of any capital loss realized by a Dissenting Resident Holder that is a corporation on the disposition of an MDC Canada Common Share may be reduced by the amount of any dividends received (or deemed to be received) by the Dissenting Resident Holder on such MDC Canada Common Share to the extent and under the circumstances prescribed by the Canadian Tax Act. Similar rules may apply where an MDC Canada Common Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Dissenting Resident Holders to whom these rules may be relevant should consult with and rely on their own tax advisors.
Any interest awarded to a Dissenting Resident Holder by a court will be included in the Dissenting Resident Holder’s income for Canadian income tax purposes.
Resident Holders who are considering exercising Dissent Rights in connection with the U.S. Domestication are urged to consult with their tax advisors with respect to the tax consequences to them of dissenting.
Holders Not Resident in Canada
The following portion of this summary applies to a Holder who, at all relevant times, for purposes of the Canadian Tax Act and any applicable income tax treaty or convention, is not resident, and is not deemed to be resident, in Canada and does not use or hold, and is not deemed to use or hold, MDC Canada Common

Shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). This part of the summary is not applicable to Non-Resident Holders that are insurers carrying on an insurance business in Canada and elsewhere.
U.S. Domestication
A Non-Resident Holder should not be considered to have disposed of their MDC Canada Common Shares as a result of the U.S. Domestication. A Non-Resident Holder should therefore not be considered to have realized a taxable capital gain or loss by reason only of the U.S. Domestication. The U.S. Domestication should also not have an effect on the adjusted cost base of a Non-Resident Holder’s MDC Canada Common Shares.
Disposition of MDC US Common Shares Following the U.S. Domestication
A disposition or deemed disposition of MDC US Common Shares by a Non-Resident Holder will generally not result in tax under the Canadian Tax Act unless such MDC US Common Shares are “taxable Canadian Property” and are not “treaty-protected property” of the Non-Resident Holder (each as defined in the Canadian Tax Act) at the time of disposition.
An MDC Canada Common Share generally will not be taxable Canadian property of a Non-Resident Holder at a particular time unless, at any time during the 60-month period immediately preceding the time of disposition, more than 50% of the fair market value of the MDC Canada Common Share was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Canadian Tax Act), “timber resource property” (as defined in the Canadian Tax Act), and options in respect of, or interests in, or for civil law rights in, any such property (whether or not such property exists) (the “Real Property Test”). In addition, if the MDC Canada Common Share is listed on a designated stock exchange (which currently includes the NASDAQ) at the time of disposition, the MDC Canada Common Share will not be taxable Canadian property (even if the Real Property Test is satisfied) unless 25% or more of the issued shares of any class or series the Company’s shares were owned by or belonged to one or any combination of (i) the Dissenting Non-Resident Holder, (ii) persons with whom the Dissenting Non-Resident Holder did not deal at arm’s length, and (iii) partnerships in which the Dissenting Non-Resident Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships (the “Ownership Test”). Notwithstanding the foregoing, in certain circumstances set out in the Canadian Tax Act, MDC US Common Shares could be deemed to be taxable Canadian property to a Non-Resident Holder who does not dissent.
MDC US Common Shares owned by a Non-Resident Holder will generally be treaty-protected property if the gain from the disposition of such MDC US Common Shares would, because of an applicable income tax treaty or convention to which Canada is a signatory, be exempt from tax under Part I of the Canadian Tax Act.
If the MDC US Common Shares are considered to be taxable Canadian property but not treaty-protected property to a particular Non-Resident Holder, upon the disposition of such MDC US Common Shares, such Non-Resident Holder will realize a capital gain (or capital loss) generally in the circumstances and computed in the manner described above under “Holders Resident in Canada — Taxation of Capital Gains and Losses” as if the Non-Resident Holder were a Resident Holder thereunder.
Dissenting Shareholders
A Dissenting Shareholder that is a Non-Resident Holder (a “Dissenting Non-Resident Holder”) and is entitled to be paid fair value for its dissenting MDC Canada Common Shares will be deemed to transfer such dissenting MDC Canada Common Shares to the Company in consideration for a cash payment from the Company equal to the fair value of such MDC Canada Common Shares.
Although the matter is not free from doubt, a Dissenting Non-Resident Holder will generally be deemed to have received a dividend on the MDC Canada Common Shares equal to the amount, if any, by which the payment by the Company in the amount of the fair value of the MDC Canada Common Shares exceeds the paid-up capital of such shares for purposes of the Canadian Tax Act. Any such deemed dividend will be subject to Canadian withholding tax at a rate of 25% of the gross amount of the dividend but may be reduced under an applicable tax convention. A Dissenting Non-Resident Holder will also be considered to have disposed of the MDC Canada Common Shares for proceeds of disposition equal to the amount paid to such Dissenting Non-Resident Holder, less any amount that is deemed to be a dividend received by the Dissenting Non-Resident Holder, as described above. A U.S. Resident Dissenter will not be subject to tax under the Canadian Tax Act on any capital gain realized on the disposition of Company Common Shares unless the MDC Canada Common Shares are “taxable Canadian property” for purposes of the Canadian Tax Act and are not “treaty-protected” property of the Dissenting Non-Resident Holder (each as defined in the Canadian Tax Act) at the time of disposition.
An MDC US Common Share generally will not be taxable Canadian property of a Dissenting Non-Resident Holder at a particular time unless, at any time during the 60-month period immediately preceding the time of disposition, the Real Property Test is satisfied. In addition, if the MDC US Common Share is listed on a designated stock exchange (which currently includes the NASDAQ) at the time of disposition, the MDC US Common Share will not be taxable Canadian property (even if the Real Property Test is satisfied) unless the Ownership Test is also satisfied in respect of the Non-Resident Holder.
Notwithstanding the above, MDC Canada Common Shares may, in certain circumstances, be deemed to be taxable Canadian property to a Dissenting Non-Resident Holder for the purposes of the Canadian Tax Act. Dissenting Non-Resident Holders whose MDC Canada Common Shares may constitute taxable Canadian property are urged to consult their own tax advisors for advice having regard to their particular circumstances.
Even if MDC Canada Common Shares are considered to be taxable Canadian property of a Dissenting Non-Resident Holder, a taxable capital gain (or an allowable capital loss) resulting from the disposition of such MDC Canada Common Shares will not be included (or deducted) in computing the Dissenting Non-Resident Holder’s income for purposes of the Canadian Tax Act if the MDC Canada Common Shares constitute “treaty-protected property”, as defined in the Canadian Tax Act.
If the MDC Canada Common Shares are considered to be taxable Canadian property but not treaty-protected property to a particular Dissenting Non-Resident Holder, upon the disposition of such MDC Canada Common Shares pursuant to the U.S. Domestication, such Dissenting Non-Resident Holder will realize a capital gain (or capital loss) generally in the circumstances and computed in the manner described above under “Holders Resident in Canada — Taxation of Capital Gains and Losses” as if the Dissenting Non-Resident Holder were a Resident Holder thereunder.
Any interest paid or credited to a Dissenting Non-Resident Holder in respect of the exercise of Dissent Rights will generally not be subject to Canadian withholding tax.
Non-Resident Holders who are considering exercising Dissent Rights in connection with the U.S. Domestication are urged to consult with their tax advisors with respect to the tax consequences to them of dissenting.
Eligibility for Investment
Based on the law on the date hereof, provided the MDC US Class A Common Shares are listed on a designated stock exchange (which currently includes the NASDAQ), the MDC US Class A Common Shares would, on the date of the U.S. Domestication, continue to be qualified investments on such date under the Canadian Tax Act for trusts governed by a registered retirement savings plan (“RRSP”), registered retirement income fund (“RRIF”), registered education savings plan (“RESP”), deferred profit sharing plan, registered disability savings plan (“RDSP”) or tax-free savings account (“TFSA”) (collectively “Registered Plans”).
Notwithstanding the foregoing, if the MDC US Class A Common Shares are a “prohibited investment” for a TFSA, RRSP, RRIF, RESP or RDSP, the holder of the TFSA or RDSP, the annuitant of the RRSP or RRIF, or the subscriber of the RESP, as the case may be, will be subject to a penalty tax as set out in the Canadian Tax Act. Provided that, for purposes of the Canadian Tax Act, the holder, annuitant, or subscriber, as the case may be, deals at arm’s length with the Company and does not have a “significant interest” (as defined in the Canadian Tax Act for purposes of the prohibited investment rules) in the Company, the MDC

US Class A Common Shares will not be a “prohibited investment” for such RRSPs, RRIFs, RESPs, RDSPs and TFSAs, as the case may be, under the Canadian Tax Act.
MDC US Class B Common Shares will not be a qualified investment for a trust governed by a Registered Plan following the U.S. Domestication. Potential holders of MDC US Class B Common Shares and MDC US Preferred Shares are strongly encouraged to speak to their own tax advisors in this respect.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR MDC CANADA SHAREHOLDERS
This discussion describes the material U.S. federal income tax consequences of various aspects of the U.S. Domestication that may be relevant to an MDC Canada Common Shareholder that holds its MDC Canada Common Shares as capital assets. This summary does not, however, purport to be a comprehensive description of all of the tax consequences of the U.S. Domestication, including tax considerations that are generally assumed to be known by taxpayers or that may be relevant to particular holders in light of their particular circumstances or to certain categories of taxpayers subject to special rules, such as banks, dealers, traders who elect to mark-to-market, tax-exempt entities, insurance companies, controlled foreign corporations or passive foreign investment companies, expatriates, shareholders who hold MDC Canada Shares as part of a hedge, straddle, conversion or integrated transaction, 10% U.S. Shareholders (as defined below) or U.S. Holders (as defined below) who have a “functional currency” other than the U.S. dollar. This discussion does not address any U.S. federal income tax consequences applicable holders of the Company’s incentive awards or holders of the Company’s debt.
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of MDC Canada Common Shares that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States; (ii) a corporation created or organized in the United States or in any state thereof; (iii) an estate the income of which is subject to United States federal income tax regardless of its source; or (iv) a trust if (a) a court within the United States can exercise primary supervision over the administration of the trust or (b) it has a valid election in place to be treated as a United States person and one or more United States persons has authority to control all substantial decisions of the trust. A “Non-U.S. Holder” means a beneficial owner of MDC Canada Common Shares that is not a U.S. Holder.
If an MDC Canada Shareholder is a partnership or other entity treated as a partnership for U.S. federal income tax purposes (or a partner therein), the tax treatment of the partnership and each partner in such partnership generally will depend on the activities of the partnership and the status of the partner. Partnerships that hold MDC Canada Shares, and partners in such partnerships, should consult their own tax advisors.
The discussion below does not address special rules that may apply to a “10% U.S. Shareholder,” which is a U.S. person that owns directly, indirectly or constructively (under specified attribution rules), 10% or more of the total combined voting power or of the total value of all classes of the Company’s equity.
10% U.S. Shareholders should consult their own tax advisors regarding the U.S. federal and other applicable tax consequences of the U.S. Domestication to them in light of their particular circumstances.
The U.S. federal tax considerations described herein do not take into account the impact, if any, of the Stagwell Combination if it were to occur.
This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. This summary is not binding on the IRS or the courts. MDC Canada Shareholders should note that no rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the IRS will not take contrary positions to those described herein.
MDC Canada Shareholders should consult their own tax advisors with respect to the United States federal tax consequences of U.S. Domestication and the tax consequences that may arise under the laws of any state, municipality, non-U.S. country or other taxing jurisdiction.
Reorganization
The U.S. Domestication should qualify as a tax-free “reorganization” (under section 368(a) of the Code), and accordingly the taxation of the Company’s U.S. shareholders is subject to the rules in section 367(b) of the Code and Treasury Regulations section 1.367(b)-3. Accordingly, the U.S. Domestication should be treated, for U.S. federal income tax purposes, as if MDC Canada (i) transferred all of its assets and liabilities to a new U.S. corporation (MDC US) in exchange for all of the outstanding stock of MDC US and (ii) then distributed the stock of MDC US that MDC Canada received in the transaction to the MDC Canada Shareholders in liquidation of MDC Canada.

We do not intend to request a ruling from the IRS regarding the U.S. federal income tax treatment of the U.S. Domestication. Consequently, no assurance can be given that the IRS will not challenge the qualification of the U.S. Domestication as a reorganization under section 368(a) of the Code, or that a court would not sustain such challenge.
U.S. Tax Consequences of the U.S. Domestication to U.S. Holders
The U.S. Domestication may trigger U.S. federal income tax for certain U.S. Holders.
U.S. Holders That Own MDC Canada Shares with a Fair Market Value of $50,000 or More
A U.S. Holder who, at the time of the U.S. Domestication, beneficially owns MDC Canada Shares with a fair market value of $50,000 or more as of the Effective Time, will, subject to the discussion below under “Passive Foreign Investment Company Status,” be subject to U.S. federal income tax on the amount of gain (but cannot recognize any loss) in such U.S. Holder’s MDC Canada Shares. For this purpose, a U.S. Holder’s gain equals the excess (if any) of the fair market value of its MDC Canada Shares over the U.S. Holder’s tax basis in such shares as of the date of the U.S. Domestication. In lieu of such treatment, such a U.S. Holder could elect to include in income as a deemed dividend the “all earnings and profits amount” (as described below in this section and under “All Earnings and Profits Amount”). U.S. Holders should consult their own tax advisors to determine whether they have gain in their MDC Canada Shares.
A U.S. Holder’s basis in the MDC US Shares it receives in the U.S. Domestication should be equal to its basis in the MDC Canada Shares exchanged therefor, increased by any gain recognized by the U.S. Holder in connection with the U.S. Domestication. A U.S. Holder’s holding period in the MDC US Shares received pursuant to the U.S. Domestication should include the U.S. Holder’s holding period in the MDC Canada Shares exchanged therefor.
Instead of being taxed in respect of any gain in its MDC Canada Shares, such a U.S. Holder may elect to be include in its income as a deemed dividend the “all earnings and profits amount” attributable to such U.S. Holder’s MDC Canada Shares (as described under “All Earnings and Profits Amount,” below). If a U.S. Holder makes the “all earnings and profits” election, the election must comply with strict conditions for making this election under applicable Treasury Regulations and generally must include, among other things (i) a statement that the U.S. Domestication is a Section 367(b) exchange, (ii) a complete description of the U.S. Domestication, (iii) a description of any stock, securities or other consideration transferred or received in the U.S. Domestication, (iv) a statement describing the amounts required to be taken into account for U.S. federal income tax purposes, (v) a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from MDC US establishing and substantiating the U.S. Holder’s all earnings and profits amount with respect to the U.S. Holder’s MDC Canada Shares, and (B) a representation that the U.S. Holder has notified MDC US that the U.S. Holder is making the election, and (vi) certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations thereunder. In addition, the election must be attached by the U.S. Holder to its timely filed U.S. federal income tax return for the year of the U.S. Domestication, and the U.S. Holder must send notice to MDC US of the election no later than the date such tax return is filed. U.S. Holders seeking information from MDC US must request such information no later than December 31 in the year in which the U.S. Domestication is effective, and may email such requests to USdomestication@mdc-partners.com. MDC US makes no representation that it will be able to respond to any requests received after such date.
Such a U.S. Holder that elects to include the all earnings and profits amount will have an aggregate adjusted tax basis in the MDC US Shares received in the U.S. Domestication equal to the aggregate adjusted tax basis of the MDC Canada Shares surrendered in exchange therefor, increased by such U.S. Holder’s all earnings and profits amount included in its taxable income as a deemed dividend. Such U.S. Holder’s holding period in the MDC US Shares received pursuant to the U.S. Domestication should include the U.S. Holder’s holding period in the MDC Canada Shares exchanged therefor.
U.S. Holders who acquired different blocks of MDC Canada Shares at different times or different prices should consult their own tax advisors as to the determination of capital gains, the availability of the “all earnings and profits” election, and the tax bases and holding periods of the MDC US Shares received in the U.S. Domestication.

U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX TREATMENT OF THE U.S. DOMESTICATION, WHERE APPLICABLE, WHETHER TO MAKE THE “ALL EARNINGS AND PROFITS” ELECTION DESCRIBED ABOVE AND, IF THE ELECTION IS DETERMINED TO BE ADVISABLE, THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO THIS ELECTION.
U.S. Holders That Own MDC Canada Shares with a Fair Market Value of Less than $50,000
Subject to the discussion below under “Passive Foreign Investment Company Status,” a U.S. Holder who, at the time of the U.S. Domestication, beneficially owns MDC Canada Shares with a fair market value of less than $50,000, should not be required to recognize any gain or loss in connection with the U.S. Domestication, and generally should not be required to include any part of the “all earnings and profits amount” (described under “— All Earnings and Profits Amount” below) in income. Such U.S. Holder generally: will not recognize gain or loss with respect to its MDC Canada Shares exchanged for MDC US Shares; will have an aggregate tax basis in the MDC US Shares received pursuant to the U.S. Domestication equal to such U.S. Holder’s aggregate tax basis in the MDC Canada Shares surrendered in exchange therefor; and will have a holding period for the MDC US Shares received pursuant to the U.S. Domestication that includes such Holder’s holding period for the MDC Canada Shares surrendered in exchange pursuant to the U.S. Domestication.
All Earnings and Profits Amount
As described in greater detail above, in general, certain U.S. Holders may elect to include in income as a deemed dividend the “all earnings and profits amount” in lieu of recognizing gain in their MDC Canada Shares (see “U.S. Holders That Own MDC Canada Shares with a Fair Market Value of $50,000 or More” above). The “all earnings and profits amount” is generally equal to the net positive amount of earnings and profits, if any, accumulated by the Company during an MDC Canada Shareholder’s ownership period and that are attributable to such Shareholder’s MDC Canada Shares. The Company is currently in the process of determining its historical earnings and profits and also expects to determine its earnings and profits for the taxable year of the U.S. Domestication ending with the Effective Date. Although the Company will not complete this determination until after completion of the U.S. Domestication, the Company currently expects to have a significant amount of earnings and profits for the taxable year of MDC Canada that ends on the Effective Date of the U.S. Domestication. The calculation of “all earnings and profits” depends on the applicable MDC Canada Shareholder’s period of ownership and the outcome may differ based on the particular MDC Canada Shareholder. At this stage, there can be no assurances regarding the “all earnings and profits amount.”
U.S. Holders Exercising Dissent Rights
A U.S. Holder of MDC Canada Shares that validly exercises Dissent Rights and receives the fair value for such U.S. Holder’s MDC Canada Shares generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount received by such U.S. Holder in exchange for its MDC Canada Shares (other than amounts, if any, that are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income), and (ii) the U.S. Holder’s adjusted tax basis in such MDC Canada Shares surrendered. Such gain or loss would be long-term capital gain or loss if the U.S. Holder’s holding period for such MDC Canada Shares was more than one year at the Effective Date. Preferential tax rates for long-term capital gains are generally applicable to a U.S. Holder that is an individual, estate or trust. Deductions for capital losses are subject to significant limitations.
It is possible that the IRS may take the position that some portion of the amounts received by a U.S. Holder exercising Dissent Rights should be treated as interest or as otherwise being subject to taxation as ordinary income. U.S. Holders that intend to exercise Dissent Rights are urged to consult their own tax advisors regarding the U.S. federal income tax consequences to such holder of exercising such rights prior to exercising such rights and having due regard to such U.S. Holder’s particular circumstances.
Passive Foreign Investment Company Status
Special U.S. tax rules apply to U.S. shareholders of companies that are considered to be passive foreign investment companies (“PFICs”). Generally, a company will be classified as a PFIC in a particular taxable year if, taking into account its proportionate share of the income and assets of its subsidiaries under applicable “look-through” rules, either:
•
75 percent or more of its gross income for the taxable year is passive income; or

•
the average percentage of the value of its assets that produce or are held for the production of passive income is at least 50 percent.

For this purpose, passive income generally includes dividends, interest, gains from certain commodities transactions, rents, royalties and the excess of gains over losses from the disposition of assets that produce passive income. If a foreign corporation is classified as a PFIC for any taxable year during which a U.S. shareholder owns stock in the foreign corporation, the foreign corporation generally remains thereafter classified as a PFIC with respect to that U.S. shareholder.
The Company believes that it has not been classified as a PFIC for any prior taxable year and, based on the present composition of our income and assets and the manner in which the Company conducts our business, that the Company will not be a PFIC in the portion of the 2020 taxable year that ends on the date of the Effective Time. However, this conclusion depends on complex factual determinations that are made annually and thus there can be no assurance in this regard. If the Company were a PFIC for any taxable year during which a U.S. Holder held MDC Canada Shares, certain adverse tax consequences, including recognition of gain and application of an interest charge, could apply to such U.S. Holder as a result of the U.S. Domestication, unless an exception under the relevant U.S. Treasury Regulations can be relied upon.
The discussion above under “U.S. Federal Income Tax Considerations for MDC Canada Shareholders” assumes that the Company is not, and has never been, considered a PFIC. If this assumption is incorrect, the U.S. federal income tax consequences of the U.S. Domestication may be materially different from those described above. Holders are encouraged to consult their own tax advisors regarding the Company’s status as a PFIC and the tax consequences to them of such status in light of their particular circumstances.
U.S. Tax Consequences of the U.S. Domestication to Non-U.S. Holders
A Non-U.S. Holder generally should not be subject to U.S. federal income tax in respect of the U.S. Domestication, provided that (a) the gain (if any) in its MDC Canada Shares is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and (b) if the Non-U.S. Holder is an individual, such Non-U.S. Holder is present in the United States for less than 183 days in the taxable year of the sale and certain other conditions are met. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences that may apply to them as a result of the U.S. Domestication.
U.S. Tax Considerations Relevant to the Ownership and Disposition of MDC US Shares After the U.S. Domestication
Tax Consequences to U.S. Holders
Dividends
A distribution of cash or property to a U.S. Holder with respect to its MDC US Shares generally will be treated as a dividend to the extent paid out of MDC US’s current or accumulated earnings and profits and will be includible in income by the U.S. Holder and taxable as ordinary income when received. If such a distribution exceeds MDC US’s current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in its MDC US Shares, and thereafter as a capital gain. Dividends received by a non-corporate U.S. Holder will be eligible to be taxed at reduced rates if the U.S. Holder meets certain holding period and other applicable requirements. Dividends received by a corporate U.S. Holder will be eligible for the dividends-received deduction if the U.S. Holder meets certain holding period and other applicable requirements.
Sale, Exchange or Other Taxable Disposition of MDC US Shares
For U.S. federal income tax purposes, gain or loss a U.S. Holder realizes on the sale or other disposition of its MDC US Shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period (as described under “U.S. Tax Consequences of the U.S. Domestication to U.S. Holders” above) in the MDC US Shares is greater than one year. The amount of the U.S. Holder’s gain or loss will be equal to the difference between the amount realized on the disposition and the U.S. Holder’s tax basis in the MDC US Shares (as described under “U.S. Tax Consequences of the U.S. Domestication to U.S. Holders” above) that were sold. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to tax at reduced rates. The deductibility of capital losses may be subject to limitations.
Tax Consequences to Non-U.S. Holders
Dividends
A distribution of cash or property to a Non-U.S. Holder with respect to its MDC US Shares generally will be treated as a dividend to the extent paid out of MDC US’s current or accumulated earnings and profits. If such a distribution exceeds MDC US’s current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the Non-U.S. Holder’s investment, up to the Non-U.S. Holder’s tax basis in the MDC US Shares, and thereafter as a capital gain subject to the tax treatment described below in “— Sale, Exchange or Other Taxable Disposition of MDC US Shares.”
Dividends paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty. Even if a Non-U.S. Holder is eligible for a lower treaty rate, a withholding agent generally will be required to withhold at a 30% rate (rather than the lower treaty rate) unless the Non-U.S. Holder has furnished a valid IRS Form W-8BEN or W-8BEN-E, or other documentary evidence establishing the Non-U.S. Holder’s entitlement to the lower treaty rate with respect to such dividend payments, and the withholding agent does not have actual knowledge or reason to know to the contrary.
However, if the dividends are effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, then the dividends will be exempt from the withholding tax described above and instead will be subject to U.S. federal income tax on a net income basis.
In addition, under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a Non-U.S. Holder of MDC US Shares will generally be subject to a 30% U.S. withholding tax on dividends in respect of such MDC US Shares if the Non-U.S. Holder is not FATCA compliant, or holds its MDC US Shares through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a Non-U.S. Holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of a particular intergovernmental agreement between the United States and another country or by future U.S. Treasury Regulations. Documentation that Non-U.S. Holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a Non-U.S. Holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners.
Sale, Exchange or Other Taxable Disposition of MDC US Shares.
Non-U.S. Holders generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange or other taxable disposition of MDC US Shares, provided that (a) the gain is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and (b) if the Non-U.S. Holder is an individual, such Holder is present in the United States for less than 183 days in the taxable year of the sale and other conditions are met.
Information Reporting and Backup Withholding
Information returns are required to be filed with the IRS with respect to payments made to certain U.S. Holders. In addition, certain U.S. Holders may be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the paying agent, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. Non-U.S. Holders may be required to comply with applicable certification procedures to establish that they are Non-U.S. Holders in order to avoid the application of such information reporting requirements and backup withholding tax. Any amount paid as backup withholding may be creditable against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
U.S. AND NON-U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE U.S. DOMESTICATION TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

DESCRIPTION OF CAPITAL STOCK
The following description of MDC US’s capital stock is a summary. This summary is qualified by the complete text of the MDC US Certificate of Incorporation and MDC US Bylaws to be in effect upon completion of the U.S. Domestication, which will be substantially in the forms attached as Appendices C and D, respectively, to this Proxy Statement/Prospectus. We encourage you to read those documents carefully.
There are differences between MDC Canada’s articles of amalgamation and by-law and the MDC US Certificate of Incorporation and MDC US Bylaws as they are expected to be in effect upon completion of the U.S. Domestication, especially relating to changes that are required by Delaware law. The MDC US Certificate of Incorporation and MDC US Bylaws provide for certain provisions customarily provided with respect to publicly-traded Delaware corporations. See “Comparison of Stockholder Rights”.
General
The MDC US Certificate of Incorporation will authorize 1,250,000,000 shares of Class A Common Stock, par value $0.001 per share, 1,250,000,000 shares of Class B Common Stock, par value $0.001 per share, and 500,000,000 shares of Preferred Stock, par value $0.001 per share, of which (i) 95,000 shares will be designated as “Series 4 Convertible Preferred Stock”, (ii) 45,000,000 shares will be designated as “Series 5 Convertible Preferred Stock”, (iii) 50,000 shares will be designated as “Series 6 Convertible Preferred Stock” and (iv) 20,000,000 shares will be designated as “Series 7 Convertible Preferred Stock”.
Common Stock
Voting Rights
Each holder of (i) MDC US Class A Common Shares will be entitled to one vote and (ii) MDC US Class B Common Shares will be entitled to twenty votes for each share on all matters submitted to a vote of the stockholders, including the election of directors. In any uncontested election of directors, each person receiving a majority of the votes cast shall be elected. In any contested election of directors, the persons receiving a plurality of the votes cast shall be elected. Accordingly, holders of a majority of the voting power will be able to elect all of the directors of MDC US, subject to the rights, if any, of holders of any series of Preferred Stock to elect additional directors under specific circumstances. Unless otherwise required by law, other actions by the stockholders will be authorized by the affirmative vote of holders of a majority of the voting power of the capital shares present in person or by proxy at the meeting such action is taken.
Dividends
Subject to preferences that may be applicable to any then outstanding shares of any series of Preferred Stock, holders of MDC US Common Shares will be entitled to receive dividends, if any, as may be declared from time to time by the MDC US Board out of legally available funds. Declaration and payment of any dividend will be subject to the discretion of the MDC US Board and may be paid in cash, in property or in MDC US Common Shares. If the MDC US Board declares a dividend on the MDC US Class A Common Shares, it shall declare a dividend on the MDC US Class B Common Shares in an amount equal to or, in its discretion, lesser per share than on the MDC US Class A Common Shares, and if the MDC US Board declares a dividend on the MDC US Class B Common Shares, it shall declare a dividend on the MDC US Class A Common Shares in an amount equal to or, in its discretion, greater per share than on the MDC US Class B Common Shares.
Liquidation
In the event of MDC US’s liquidation, dissolution or winding up, holders of MDC US Common Shares will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of MDC US’s debts and other liabilities and the satisfaction of any liquidation preference or other similar rights granted to the holders of any then outstanding shares of any series of Preferred Stock.
Rights and Preferences
Holders of MDC US Common Shares will have no preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to MDC US Common Shares. Holders of MDC US

Class B Common Shares will have the right, at their election, to convert such shares into MDC US Class A Common Shares on a one-to-one basis, and holders of MDC US Class A Common Shares shall have the right to convert such shares to MDC US Class B Common Shares on a one-to-one basis in connection with the occurrence of certain events related to an offer to purchase all MDC US Class B Common Shares. The rights, preferences and privileges of the holders of MDC US Common Shares will be subject to and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock that MDC US may designate in the future.
Fully Paid and Non-Assessable
The MDC US Shares will be fully paid and non-assessable.
Preferred Stock
Following the U.S. Domestication, there will be two issued and outstanding series of Preferred Stock of MDC US, the MDC US Series 4 Shares and the MDC US Series 6 Shares, and two authorized but unissued series of Preferred Stock of MDC US, the Series 5 Convertible Preferred Stock of MDC US (the “MDC US Series 5 Shares”) and the Series 7 Convertible Preferred Stock of MDC US (the “MDC US Series 7 Shares”). The powers, preferences, rights, qualifications, limitations and restrictions of the MDC US Series 4 Shares, as set forth in the Designation of the MDC US Series 4 Shares, will be substantially similar in all respects to the rights, privileges, restrictions and conditions of the MDC Canada Series 4 Shares, as set forth in the Articles of Amendment of MDC Canada, dated as of March 7, 2017, to the MDC Canada Series 4 Shares. The Designation for the MDC US Series 4 Shares is set forth in Exhibit A to the MDC US Certificate of Incorporation, attached as Appendix C hereto. The powers, preferences, rights, qualifications, limitations and restrictions of the MDC US Series 5 Shares, as set forth in the Designation of the MDC US Series 5 Shares, will be substantially similar in all respects to the rights, privileges, restrictions and conditions of the MDC Canada Series 5 Convertible Preference Shares (the “MDC Canada Series 5 Shares”), as set forth in the Articles of Amendment of MDC Canada, dated as of March 7, 2017, to the MDC Canada Series 5 Shares. The Designation for the MDC US Series 5 Shares is set forth in Exhibit B to the MDC US Certificate of Incorporation, attached as Appendix C hereto. The powers, preferences, rights, qualifications, limitations and restrictions of the MDC US Series 6 Shares, as set forth in the Designation of the MDC US Series 6 Shares, will be substantially similar in all respects to the rights, privileges, restrictions and conditions of the MDC Canada Series 6 Shares, as set forth in the Articles of Amendment of MDC Canada, dated as of March 14, 2019, to the MDC Canada Series 6 Shares. The Designation for the MDC US Series 6 Shares is set forth in Exhibit C to the MDC US Certificate of Incorporation, attached as Appendix C hereto. The powers, preferences, rights, qualifications, limitations and restrictions of the MDC US Series 7 Shares, as set forth in the Designation of the MDC US Series 7 Shares, will be substantially similar in all respects to the rights, privileges, restrictions and conditions of the MDC Canada Series 7 Convertible Preference Shares (the “MDC Canada Series 7 Shares”), as set forth in the Articles of Amendment of MDC Canada, dated as of March 14, 2019, to the MDC Canada Series 7 Shares. The Designation for the MDC US Series 7 Shares is set forth in Exhibit D to the MDC US Certificate of Incorporation, attached as Appendix C hereto.
The MDC US Certificate of Incorporation will not authorize any Series 1, Series 2 or Series 3 shares of the Company.
The MDC US Certificate of Incorporation that will be filed with the Secretary of State of the State of Delaware will include (i) the Designation of the MDC US Series 4 Shares, which will designate 95,000 shares of Preferred Stock as MDC US Series 4 Shares, (ii) the Designation of the MDC US Series 5 Shares, which will designate 45,000,000 shares of Preferred Stock as MDC US Series 5 Shares, (iii) the Designation of the MDC US Series 6 Shares, which will designate 50,000 shares of Preferred Stock as MDC US Series 6 Shares, and (iv) the Designation of the MDC US Series 7 Shares, which will designate 20,000,000 shares of Preferred Stock as MDC US Series 7 Shares.
Except as required by law, holders of MDC US Preferred Shares will not be entitled to receive notice of or to attend any meeting of the shareholders of the Company or to vote at any such meeting but shall be entitled to receive notice of meetings of shareholders of the Company called for the purpose of authorizing the dissolution of the Company or the sale of its undertaking or a substantial part thereof. The terms of the MDC

US Preferred Shares will provide that such shares can convert into MDC US Class A Common Shares; the conversion price may be reduced, which would result in the MDC US Preferred Shares being convertible into additional MDC US Class A Common Shares upon certain events, including distributions on the MDC US Class A Common Shares or issuances of additional MDC US Class A Common Shares or equity-linked securities, at a price less than the then-applicable conversion price. Further, the MDC US Preferred Shares will rank senior to the MDC US Class A Common Shares, which could affect the value of the MDC US Class A Common Shares on liquidation or, as a result of contractual provisions, on a change in control transaction. For example, pursuant to the related purchase agreements, the Company has agreed, with certain exceptions, not to become party to certain change in control transactions that are approved by the MDC Board other than a qualifying transaction in which holders of Company Preferred Shares are entitled to receive cash or qualifying listed securities with a value equal to the then-applicable liquidation preference plus accrued and unpaid dividends. If dividends are declared by the Company, holders of MDC US Preferred Shares will be entitled to receive dividends in cash or in kind in an amount equal to the dividends that would be made on a number of MDC US Class A Common Shares that such MDC US Preferred Shares could be converted into on the applicable record date for such dividends. Holders of MDC US Preferred Shares will additionally be entitled to receive dividends upon the consummation of certain extraordinary transactions, in an amount that accumulates interest at a rate of 7% per annum, which rate shall increase 1% on each anniversary of certain extraordinary transactions.
In addition, the MDC US Certificate of Incorporation will authorize the MDC US Board from time to time to create one or more additional series of Preferred Stock by resolution and, with respect to each such series, to fix the number of shares constituting such series and the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the shares of such series, without vote or action by the MDC US stockholders.
Annual Stockholder Meetings
The MDC US Bylaws will provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by the MDC US Board. To the extent permitted under applicable law, MDC US may, but is not obligated to, conduct annual stockholder meetings by remote communications, including by webcast.
Anti-Takeover Effects of Provisions of the MDC US Certificate of Incorporation and MDC US Bylaws and Delaware Law
Some provisions of Delaware law and the MDC US Certificate of Incorporation and MDC US Bylaws could make the following transactions difficult: acquisition of MDC US by means of a tender offer, merger or otherwise, or removal of incumbent officers and directors of MDC US by means of a proxy contest or otherwise. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the best interests of MDC US, including transactions that might result in a premium over the market price for MDC US Class A Common Shares. These provisions will replace and substitute applicable provisions of the CBCA and the Company cannot predict whether they will make an acquisition more or less likely compared to those provisions.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of MDC US to first negotiate with the MDC US Board. We believe that the benefits of MDC US’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure MDC US outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Undesignated Preferred Stock
The ability to authorize undesignated Preferred Stock will make it possible for the MDC US Board to issue shares of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of MDC US. Such provision may have the effect of deterring hostile takeovers or delaying changes in control or management of MDC US.

Special Stockholder Meetings
The MDC US Certificate of Incorporation and the MDC US Bylaws will provide that a special meeting of stockholders may be called only by the Chairman of the MDC US Board or the majority of the whole MDC US Board. This may limit the ability of MDC US stockholders to take action between annual meetings without the prior approval of the MDC US Board.
Restriction on Stockholder Action by Written Consent
The MDC US Certificate of Incorporation will not permit stockholders to take action by written consent. This restriction forces stockholder action to be taken at annual and special meetings of MDC US stockholders and could delay the ability of stockholders to force consideration of a stockholder proposal or take action, including the removal of directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals and Proxy Access
The MDC US Bylaws will establish advance notice procedures with respect to stockholder proposals, the nomination of candidates for election as directors, other than nominations made by or at the direction of the MDC US Board or a committee of the MDC US Board, and the inclusion of any such nominees in the proxy materials of MDC US.
Composition of the MDC US Board; Election and Removal of Directors
The MDC US Board will consist of one or more members, the number thereof to be determined from time to time by the MDC US Board. Upon the consummation of the U.S. Domestication, it is expected that the MDC US Board will consist of 7 members. The directors of MDC US are elected until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. At each annual meeting of MDC US, directors will be elected to one-year terms.
Subject to the rights, if any, of holders of any series of Preferred Stock with respect to removal without cause of directors elected by such holders, the directors of MDC US may be removed with or without cause at any time by the holders of a majority of the MDC US Shares entitled to vote at a meeting of the shareholders of MDC US.
Directors on the MDC US Board will be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, except if, as of the date that is 14 days before MDC US files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC, the number of director nominees exceeds the number of directors to be elected, in which case directors on the MDC US Board will be elected by the vote of a plurality of the votes cast. Unless plurality voting shall have applied to the election, any director who receives a greater number of “against” votes than votes “for” election, the MDC US Board will decide whether to accept or reject the resignation that was submitted upon his or her election, or whether other action should be taken. The MDC US Board will act on such recommendation within 90 days following certification of the election results.
Exclusive Forum
The MDC US Certificate of Incorporation will provide that, unless MDC US consents in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the Court of Chancery of the State of Delaware will be the exclusive forum (or if the Court of Chancery of the State of Delaware lacks jurisdiction, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware) for: (a) any derivative action or proceeding brought on behalf of MDC US, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of MDC US to MDC US or MDC US’s stockholders, (c) any action or proceeding asserting a claim arising pursuant to any provision of the DGCL (or any successor provision thereto) or as to which the DGCL (or any successor provision thereto) confers jurisdiction on the Court of Chancery of the State of Delaware, (d) any action or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the Company arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the By-Laws of the Company (as each may be amended form time to time), (e) any action asserting a claim governed by the internal affairs doctrine or (f) any other action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. The exclusive forum provision does not purport to apply to suits brought to enforce a duty or liability created by the U.S. Exchange Act, or any rules or regulations promulgated thereunder, or any other claim for which the United States federal courts have exclusive jurisdiction.
The MDC US Certificate of Incorporation will further provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the U.S. Securities Act.
These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with MDC US or its directors, officers or other matters pertaining to MDC US’s internal affairs, and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find these provisions of the MDC US Certificate of Incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, MDC US may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, results of operations or financial condition.
Business Combinations Involving Interested Stockholders
In general, Section 203 of the DGCL (“Section 203”) prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that such person became an interested stockholder, unless (i) the board of directors of the corporation has approved, prior to the time the person became an interested stockholder, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are also officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares subject to the plan will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock not owned by the interested stockholder. Generally, a “business combination” is defined to include a merger, consolidation, a sale of assets and other transactions resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that owns (or is an affiliate or associate of the corporation and within the prior three years did own) 15% or more of a corporation’s voting stock, and the affiliates and associates of any such person.
Section 203 provides that these restrictions do not apply if, among other things, the corporation’s certificate of incorporation contains a provision expressly electing not to be governed by Section 203. The MDC US Certificate of Incorporation will opt out of Section 203.
Corporate Opportunities Waiver
Directors of MDC US (the “Exempted Persons”) will not have any duty to refrain from (i) engaging directly or indirectly in the same or similar business activities or lines of business that the Company does, (ii) doing business with any potential or actual customer or supplier of MDC US, or (iii) employing or otherwise engaging any officer or employee of MDC US. In the event that any Exempted Person acquires knowledge of a potential transaction or matter which may be a corporate opportunity for him or herself or another person and us, the Company will not have any expectancy in the corporate opportunity, and no Exempted Person will have any duty to communicate or offer the corporate opportunity to us and may pursue or acquire such corporate opportunity for him or herself or direct such opportunity to another person. In addition, Exempted Persons will be expressly permitted to act in their own best interest, and will be under no obligation to take any action in their capacity as a director of MDC US that prefers the interest of MDC US over their own self-interest. Exempted Persons will further be expressly permitted to use information they acquired as a director of MDC US that enhanced their knowledge and understanding of the industries in which MDC US operates in making investment or voting decisions relating to non-MDC entities or securities.

By becoming a stockholder in MDC US by virtue of the U.S. Domestication, you will be deemed to have received notice of these provisions of the MDC US Certificate of Incorporation.
Limitations of Liability and Indemnification Matters
The MDC US Certificate of Incorporation will contain provisions that limit the liability of the directors of MDC US for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law. Consequently, MDC US directors will not be personally liable to MDC US or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•
any breach of the director’s duty of loyalty to MDC US or its stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
willful or negligent declaration and payment of unlawful dividends, or unlawful share purchases or redemptions; or

•
any transaction from which the director derived an improper personal benefit.

The MDC US Bylaws will provide that MDC US is required to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. The MDC US Bylaws will also obligate MDC US to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. In addition, MDC US will enter into agreements with MDC US directors and officers to indemnify such directors and officers. With specified exceptions, these agreements will provide for indemnification against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by any of these individuals in any action, suit or proceeding, to the fullest extent permitted by applicable law. We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Also, MDC US will maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in the MDC US Certificate of Incorporation and MDC US Bylaws may discourage stockholders from bringing a lawsuit against MDC US directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against MDC US directors and officers, even though an action, if successful, might benefit MDC US and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that MDC US pays the costs of settlement or damages.
Uncertificated Shares
The MDC US Common Shares will be uncertificated, and holders of MDC US Common Shares will not have the right to require MDC US to issue certificates for their shares.
Stock Exchange Listing
The MDC US Class A Common Shares will be listed on NASDAQ. See “The U.S. Domestication — Certain Legal and Regulatory Matters — Stock Exchange Listing”.
Auditor, Registrar and Transfer Agent
The auditor of the Company following completion of the U.S. Domestication will continue to be BDO USA, LLP. The transfer agent and registrar for MDC US Shares following completion of the U.S. Domestication will be American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219. AST, and its Canadian office, at AST Trust Company (Canada), P.O. Box 700, Station B, Montreal, QC H3B 3K3, will act as co-transfer agent.

COMPARISON OF STOCKHOLDER RIGHTS
The following is a summary comparison of the significant differences between:
•
the current rights of MDC Canada Shareholders under the CBCA and MDC Canada’s articles of amalgamation and by-law, each as amended to date; and

•
the rights of MDC US Shareholders under the DGCL and the MDC US Certificate of Incorporation and MDC US Bylaws, upon consummation of the U.S. Domestication.

The following summary is not a complete statement of the rights of Company Shareholders or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to the CBCA and the DGCL and MDC Canada’s and MDC US’s constituent documents, which Company Shareholders should read. The MDC US Certificate of Incorporation and MDC US Bylaws, in the form substantially as they will be in effect upon completion of the U.S. Domestication, are attached as Appendices C and D, respectively, of this Proxy Statement/Prospectus. To see where copies of the remaining documents can be obtained, see “Where You Can Find More Information”.
	MDC Canada	MDC US
Authorized Capital Stock	MDC Canada’s articles of amalgamation authorize MDC Canada to issue an unlimited number of Class A Subordinate Voting Shares, Class B Shares, and non-voting Preference Shares, issuable in series, of which 5,000 Series 1 Preference Shares, 700,000 Series 2 Preference Shares, an unlimited number of Series 3 Preference Shares, 95,000 Series 4 Preference Shares, an unlimited number of Series 5 Preference Shares, 50,000 Series 6 Preference Shares, and an unlimited number of Series 7 Preference Shares have been designated.	The MDC US Certificate of Incorporation will authorize MDC US to issue 3,000,000,000 shares consisting of (1) 1,250,000,000 shares of Class A Common Stock, par value $0.001 per share, (2) 1,250,000,000 shares of Class B Common Stock, par value $0.001 per share, and (3) 500,000,000 shares of Preferred Stock, par value $0.001 per share. The DGCL authorizes the MDC US Board to issue Common Stock and Preferred Stock up to the authorized number of shares of Common Stock and Preferred Stock, respectively, without stockholder approval, and the MDC US Certificate of Incorporation will authorize the MDC US Board to create new series of Preferred Stock and designate the powers, preferences, rights, qualifications, limitations and restrictions thereof without stockholder approval. Simultaneously with the filing of the MDC US Certificate of Incorporation, MDC US will file with the Secretary of State of the State of Delaware (i) the Certificate of Designation of the MDC US Series 4 Shares, which will designate 95,000 shares of Preferred Stock as MDC US Series 4 Shares, (ii) the Certificate of Designation of the MDC US

	MDC Canada	MDC US
Series 5 Convertible Preferred Shares, which will designate 45,000,000 shares of Preferred Stock as MDC US Series 5 Convertible Preferred Shares, (iii) the Certificate of Designation of the MDC US Series 6 Shares, which will designate 50,000 shares of Preferred Stock as MDC US Series 6 Shares, and (iv) the Certificate of Designation of the MDC US Series 7 Convertible Preferred Shares, which will designate 20,000,000 shares of Preferred Stock as MDC US Series 7 Convertible Preferred Shares.
Dividends
Under the CBCA, a corporation may pay a dividend by issuing fully paid shares of such corporation or may pay in money or property. If shares of a corporation are issued in payment of a dividend, the declared amount of the dividend stated as an amount of money shall be added to the stated capital account maintained or to be maintained for the shares of the class or series issued in payment of the dividend.
Under the CBCA, a corporation shall not declare or pay a dividend if there are reasonable grounds for believing: (a) that the corporation is, or would after the payment be, unable to pay its liabilities as they become due; or (b) the realizable value of such corporation’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.
The decision whether or not to pay dividends and the amount of any such dividends is subject to the discretion of the MDC Board.

Under the DGCL, a Delaware corporation may, subject to restrictions in its certificate of incorporation, pay dividends out of the corporation’s surplus or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and/or for the immediately preceding fiscal year. Dividends out of net profits may not be paid when the capital of a Delaware corporation has diminished to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.
The decision whether or not to pay dividends and the amount of any such dividends is subject to the discretion of the MDC US Board and the existence of legally available funds. If the MDC US Board declares a dividend on the MDC US Class A Common Shares, it shall declare a dividend on the MDC US Class B Common Shares in an amount equal to or, in its discretion, lesser per share than on the MDC US Class A Common Shares, and if the MDC US Board declares a dividend on the MDC US Class B Common Shares, it shall

	MDC Canada	MDC US

declare a dividend on the MDC US Class A Common Shares in an amount equal to or, in its discretion, greater per share than on the MDC US Class B Common Shares. The MDC US Board will regularly evaluate any proposed dividend payments of MDC US and DGCL requirements in respect of surplus and net profits, as applicable.
If dividends are declared by the Company, holders of MDC US Preferred Shares will be entitled to receive dividends in cash or in kind in an amount equal to the dividends that would be made on a number of MDC US Class A Common Shares that such MDC US Preferred Shares could be converted into on the applicable record date for such dividends. Holders of MDC US Preferred Shares will additionally be entitled to receive dividends upon the consummation of certain extraordinary transactions, in an amount that accumulates interest at a rate of 7% per annum, which rate shall increase 1% on each anniversary of certain extraordinary transactions.

Voting Rights
The CBCA provides that, in general, the holders of at least one class of shares of a corporation are entitled to receive notice of and vote at each meeting of shareholders.
Each MDC Canada Class A Common Share entitles its holder to one vote on all matters on which holders of MDC Canada Class A Common Shares are entitled to vote, each MDC Canada Class B Common Share entitles its holder to twenty votes on all matters on which holders of MDC Canada Class B Common Shares are entitled to vote and MDC Canada Preferred Shareholders are not entitled to
The DGCL provides that each stockholder is entitled to one vote for each share of capital stock held by such stockholder, unless otherwise provided in the corporation’s certificate of incorporation. The MDC US Certificate of Incorporation will provide that each MDC US Class A Common Share will entitle its holder to one vote, and each MDC US Class B Common Share will entitle its holder to twenty votes, on each matter voted upon by the holders of Common Stock. The MDC US Board will be authorized by the Certificate of Incorporation to determine the voting power of any series of Preferred Stock that

	MDC Canada	MDC US
vote unless as otherwise provided under applicable law.
MDC US creates.
Except when another standard is required by the DGCL or the MDC US Certificate of Incorporation or MDC US Bylaws in specified circumstances, the vote of holders of a majority of the voting power of the shares present in person or represented by proxy at a meeting at which a quorum is present shall constitute the act of the stockholders.

Number of Directors and Size of Board
The CBCA provides that the board of directors of a distributing corporation shall consist of not fewer than three directors, at least two of whom are not officers or employees of the corporation or its affiliates.
MDC Canada is a distributing corporation under the CBCA and MDC Canada’s articles of amalgamation provide that the number of directors will be not less than three or more than 20. The exact number of directors within these limits will be fixed from time to time by resolution of the board of directors. The MDC Board currently consists of 7 members.

The DGCL provides that the board of directors of a Delaware corporation must consist of one or more directors, with the precise number thereof from time to time fixed by or in the manner provided by the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate of incorporation.
The MDC US Certificate of Incorporation will provide that the number of directors will be determined from time to time by the MDC US Board. Upon the consummation of the U.S. Domestication, it is expected that the MDC US Board will consist of 7 members.

Director Qualifications	The CBCA requires that all directors be individuals, of sound mind, not less than the age of 18 and not have the status of bankrupt. Further, according to the CBCA, 25% of the directors of a Canadian corporation must be Canadian residents.
The DGCL requires that directors of Delaware corporations be natural persons. The MDC US Bylaws will also provide that, to be eligible for election as a director, the person must be nominated by or at the direction of the MDC US Board or any committee thereof, by MDC US stockholders pursuant to the advance notice bylaw summarized below or pursuant to the proxy access bylaw also summarized below.
Pursuant to the MDC US Bylaws, no person shall qualify

	MDC Canada	MDC US

for service as a director (i) if such person is not at least 21 years of age, (ii) if such person is party to any compensatory or financial agreement with any third party in connection with his candidacy or service as a director of the MDC US unless disclosed to the MDC US, and (ii) unless such person agrees to submit upon election an irrevocable resignation effective upon (x) such person’s failure to receive a majority of the votes cast in an uncontested election and (y) the acceptance of such resignation by the MDC US Board.
In addition, the MDC US Bylaws will provide that, to be eligible for election as a director, a stockholder nominee must deliver to the Secretary of MDC US: (i) a questionnaire with respect to his or her background, qualifications and independence; (ii) a written representation regarding, among other things, voting commitments to third parties and adherence to corporate governance guidelines; and (iii) written consent to being named as a nominee for director. (such deliveries collectively, the “Nominee Deliveries”).

Election of Directors	The CBCA provides that directors will be elected by ordinary resolution passed at a meeting of the shareholders called for that purpose.
The DGCL provides that an annual meeting will be held for the election of directors unless directors are elected by written consent in lieu thereof. The DGCL provides that directors may be elected by written consent in lieu of an annual meeting if the written consent is unanimous unless all of the directorships to which directors could be elected at an annual meeting are vacant.
The MDC US Bylaws will provide that, except as summarized in the following paragraph, directors shall be elected by a majority of votes cast

	MDC Canada	MDC US

with respect to the director at any meeting for the election of directors at which quorum is present. If in any such election, any director nominee for the MDC US Board receives a greater number of “against” votes than votes “for” election, then he or she shall offer to tender his or her resignation. In that event, the MDC US Board will decide whether to accept the resignation or reject the resignation and seek to address the underlying cause(s) of the majority-withheld vote within 90 days following certification of the election results.
However, if, as of a date that is 14 days in advance of the date MDC US files its definitive proxy statement with the SEC, the number of nominees exceeds the number of directors to be elected, directors shall be elected by a plurality of votes represented at any meeting for the election of directors at which a quorum is present.

Term of Directors
The CBCA provides that a director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following the director’s election. The CBCA provides that it is not necessary that all directors elected at a meeting of shareholders hold office for the same term.
MDC Canada’s directors are elected to one-year terms expiring at the next annual shareholders’ meeting following election. MDC Canada’s articles of amalgamation do not provide for staggered terms or a classified board.

The DGCL provides that directors of a Delaware corporation hold office until their successors are elected and qualified or until their earlier resignation or removal.
MDC US’s directors will be elected to one-year terms expiring at the next annual stockholders’ meeting following election. The MDC US Certificate of Incorporation and MDC US Bylaws will not provide for staggered terms or a classified board as permitted by the DGCL.

Removal of Directors	The CBCA provides that the shareholders of a corporation may, by an ordinary resolution passed by a majority of votes cast	The DGCL provides, and MDC US Certificate of Incorporation will provide, that, except for any directors elected by the holders of

	MDC Canada	MDC US
	by the shareholders who voted in respect of that resolution at a special meeting, remove any director or directors from office if the number of votes cast in favor of the director’s removal is greater than the product of the number of directors required by the articles and the number of votes cast against the motion. Where the holders of any class or series of shares of a Canadian corporation have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.	shares of any series of Preferred Stock pursuant to any certificate establishing the terms of such series, any one or more directors or the entire MDC US Board may be removed, with or without cause, by the holders of a majority of voting power of the shares then entitled to vote at an election of directors.
Filling of Board Vacancies
The CBCA provides that, subject to any right of the shareholders (or class of shareholders) to fill a vacancy among the directors, as set forth in the articles, a vacancy among the directors may be filled by a vote of the shareholders or by a quorum of directors except when the vacancy results from an increase in the number or the minimum or maximum number of directors or from a failure to elect the number or minimum number of directors provided for in the articles. Under MDC Canada’s by-law, if a quorum of the board remains in office, MDC Board may fill a vacancy in the board, except a vacancy resulting from (i) an increase in the number of directors otherwise than by a resolution of the directors, or in the maximum number of directors, or from (ii) a failure to elect the number of directors required to be elected at any meeting of the shareholders. Each director appointed or elected to fill a vacancy holds office for the unexpired term of their predecessor.
The CBCA also provides that the directors may appoint additional

The DGCL provides that, unless otherwise provided in the certificate of incorporation or bylaws, vacancies and newly created directorships may be filled by a majority vote of the directors then in office, even if the number of directors then in office is less than a quorum. Delaware common law also gives stockholders power to fill vacancies, unless the corporation’s certificate of incorporation or bylaws provide otherwise.
The MDC US Certificate of Incorporation will provide that any vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote, as a single class, may be filled solely by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director or, if not so filled, by the stockholders at the next annual meeting thereof.

	MDC Canada	MDC US
directors who shall hold office for the term expiring not later than the close of the next annual meeting of the shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of the shareholders.
Board Quorum and Vote Requirements
Under the CBCA, subject to the articles or by-law of a corporation, a majority of the number of directors or minimum number of directors required by the articles constitutes a quorum at any meeting of directors, and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.
Under MDC Canada’s by-law, the presence of two-fifths the number of directors constitutes a quorum. At all MDC Board meetings every question is decided by a majority of the votes cast thereon. In the case of an equality of votes, the chairman of the meeting is not entitled to a second or casting vote.

Under the MDC US Bylaws, the presence of a majority of the total number of whole MDC US Board will constitute a quorum. The vote of a majority of the directors present at any meeting at which a quorum is present will constitute an act of the MDC US Board.
Under the DGCL, directors are also permitted to act by unanimous written consent signed by all of the members of the board of directors or of any committee thereof, as applicable.

Annual Meetings of Stockholders	Under the CBCA, the directors of a Canadian corporation shall call an annual meeting of the shareholders not later than 18 months after the Canadian corporation comes into existence and subsequently not later than 15 months after holding the last preceding annual meeting but no later than six months after the end of the corporation’s preceding financial year.
The MDC US Bylaws will provide that an annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be considered at the meeting, shall be held on such date and at such time as the MDC US Board fixes.
Under the DGCL, subject to certain statutory exceptions, if MDC US does not designate a date for an annual meeting to elect directors within the 13-month period following its last annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or

	MDC Canada	MDC US
director.
Quorum for Stockholder Meetings
Under the CBCA, unless the by-law otherwise provide, a quorum of shareholders is present at a meeting of shareholders, irrespective of the number of persons actually present at the meeting, if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy.
Under MDC Canada’s by-law, a quorum is present at a meeting of shareholders if not less than 33 1∕3% of the shared entitled to vote at the meeting are present in person or represented by proxy.
Under the MDC US Bylaws, subject to certain statutory exceptions, the holders of 33 1∕3% of the voting power of all outstanding shares of stock entitled to vote at the meeting of stockholders, present in person or represented by proxy, will constitute a quorum for the transaction of business at such meeting. The stockholders may continue to transact business at the meeting even if quorum is subsequently broken.
Notice of Annual and Special Meetings of Stockholders	Under the regulations of the CBCA and MDC Canada’s by-law, notice of the date, time and place of a meeting of shareholders must be given not less than 21 days and not more than 60 days prior to the meeting to each director, auditor and to each shareholder entitled to vote at the meeting.	Under the DGCL and MDC US’s Bylaws, except as otherwise required by the DGCL in certain circumstances, notice of any meeting of stockholders must be sent not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Under the DGCL and the MDC US Bylaws, attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends such meeting for the express purpose of objecting, at the beginning of the meeting, that the meeting is not lawfully called or convened.
Calling Special Meetings of Stockholders
The CBCA provides that the directors of a Canadian corporation may at any time call a special meeting of the shareholders.
The CBCA also provides that holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a

The DGCL provides that special meetings may be called by the board of directors or by such persons as may be authorized by the certificate of incorporation or by the bylaws.
The MDC US Bylaws will provide that special meetings of MDC US stockholders, for any

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meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition. Upon meeting the technical requirements set out in the CBCA for making such a requisition, the directors of the corporation must call a meeting of shareholders. If they do not call a meeting within 21 days after receiving the requisition, any shareholder who signed the requisition may call the special meeting.
MDC Canada’s by-law provides that the board of directors, the Chairman of the board, Vice Chairman of the board if he is a director, the Managing Director if he is a director, the President if he is a director, and a Vice President if he is a director shall have power to call a special meeting of shareholders at any date and time.
purpose, may be called at any time by the Chairman of the Board or the MDC US Board by majority vote. As required by the DGCL, business transacted at all special meetings of MDC US stockholders is confined to the purposes stated in the notice.
Notice of Stockholder Nominations and Proposals
The CBCA provides that a registered or beneficial holder of shares entitled to be voted at an annual meeting of shareholders may submit notice to the corporation of any matter that the person proposes to raise at the meeting, which is referred to as a “proposal,” and discuss at the meeting any matter in respect of which the person would have been entitled to submit a proposal.
To be eligible to submit a proposal a registered or beneficial shareholder: (1) must be, for at least the six-month period immediately before the day on which the shareholder submits the proposal, the registered holder or the beneficial owner of at least: (a) 1% of the total outstanding voting shares of the corporation, as of the day on which the shareholder submits a proposal; or (b) the number of

The DGCL does not contain any limits on or requirements for stockholders to nominate directors or propose business for annual meetings.
The MDC US Bylaws will provide the manner in which stockholders may give notice of director nominations and other business (that is a proper matter for stockholder action under the DGCL) to be brought before an annual meeting as well as to nominate candidates for election at a special meeting called for the purpose of director elections. In general, a stockholder may nominate a director in connection with an annual or special meeting or bring other business before an annual meeting if that stockholder (i) gives timely written notice of the nomination or other business to MDC US’s Secretary and otherwise complies with the requirements set forth in

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voting shares whose fair market value, as determined at the close of business on the day before the shareholder submits the proposal to the corporation, is at least C$2,000; or (2) must have the support of persons who in the aggregate, and including or not including the person that submits the proposal, have been, for at least the six-month period immediately before the day on which the shareholder submits the proposal, the registered holder or the beneficial owners of at least: (a) 1% of the total outstanding voting shares of the corporation, as of the day on which the shareholder submits a proposal; or (b) the number of voting shares whose fair market value, as determined at the close of business on the day before the shareholder submits the proposal to the corporation, is at least C$2,000.
A proposal may include nominations for the election of directors if the proposal is signed by one or more holders of shares representing in the aggregate not less than 5% of the shares or 5% of the shares of a class of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented, but this does not preclude nominations made at a meeting of shareholders. A proposal submitted by notice to the corporation must include the name and address of the person making the proposal and of the person’s supporters, if applicable; and the number of shares held or owned by the person and the person’s supporters, if applicable, and the date the shares were acquired.
If the corporation solicits proxies it shall set out its proposals in the management proxy circular or the MDC US Bylaws, (ii) is a stockholder of record on the date the stockholder gives notice and on the date of the meeting and (iii) is entitled to vote at the meeting.
To be timely in the case of an annual meeting, a stockholder’s notice must be delivered to MDC US’s executive offices not less than 90 nor more than 120 days prior to the first anniversary of the prior year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or 60 days after the anniversary date, the stockholder’s notice must be delivered not earlier than 120 days prior to such annual meeting and not later than the later of 90 days prior to such annual meeting and 10 days after the day on which public announcement of the date of such meeting is first made. To be timely in the case of a special meeting called for the purpose of electing directors, a stockholder’s notice of director nomination must be delivered to MDC US’s executive offices not earlier than 90 days prior to such special meeting and not later than the later of 60 days prior to such special meeting and 10 days following the date on which public announcement of the date of the special meeting at which the directors are to be elected is first made by MDC US.
In either case, the adjournment, postponement or deferral of a meeting of stockholders shall not commence a new time period for purposes of the notice described above.
To be in proper form, the stockholder’s notice must set forth, among other things:
•
the name and address of

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attach the proposals thereto.
If so requested by the person who submits a proposal, the corporation shall include in the management proxy circular or attach to it a statement in support of the proposal by the person and the name and address of the person. The statement and the proposal must together not exceed 500 words.

record and information regarding the interests in securities of MDC US of: (i) the nominating stockholder; or (ii) any beneficial owner or any person that controls, or is controlled by, or is under common control with the nominating stockholder or beneficial owner (a “Stockholder Associated Person”);
•
as to director nominations, all information relating to such a nominee that would be required to be disclosed in solicitations of proxies for election of directors in an election contest subject to Section 14 of the U.S. Exchange Act; all direct or indirect compensation and other material monetary agreements between or among the nominating stockholder, any Stockholder Associated Person and the proposed nominee; and the Nominee Deliveries;

•
as to business other than nomination of directors, a description of the business desired to be brought before the meeting; the text of the proposal (including the text of any resolutions proposed for consideration and, if any resolution proposed for consideration includes the amending of the MDC US Bylaws, the language of the proposed amendment); any material interest in conducting such business at the meeting; and a description of all arrangements between or among the stockholder and any Stockholder Associated Person or other persons in connection with the proposal.

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Proxy Access:
The MDC US Bylaws will also permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of MDC US’s outstanding Common Stock continuously for at least three years to nominate and include in MDC US’s proxy materials for an annual meeting, director nominees constituting up to the greater of two individuals or 20% (rounding down) of the MDC US Board, provided that any nominating stockholders and nominees satisfy certain requirements specified in the MDC US Bylaws, including with respect to form of notice and timely delivery.
To be timely, a stockholder or group of stockholders must deliver notice to MDC US’s executive offices not less than 120 nor more than 150 days prior to the first anniversary of the filing date of MDC US’s definitive proxy statement for the prior year’s annual meeting of stockholders. However, in the event that the date of the annual meeting is more than 30 days before or 60 days after the first anniversary of the prior year’s annual meeting, notice must be delivered not earlier than 150 days prior to such annual meeting and not later than the later of 120 days prior to such annual meeting and 10 days after the day on which public announcement of the date of such meeting is first made. The adjournment, postponement or deferral of an annual meeting shall not commence a new time period for purposes of the notice described above.

Stockholder Action by Written Consent	The CBCA and MDC Canada’s by-law provide that a resolution in writing signed by all the	The DGCL provides that, unless otherwise provided in a corporation’s certificate of

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shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders. A resolution in writing dealing with all matters required by the CBCA to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at that meeting, satisfies all the requirements of the CBCA relating to meetings of shareholders.
incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
The MDC US Certificate of Incorporation will provide that stockholders are not permitted to take action by written consent.

Amendment of Governing Documents
Under the CBCA, an amendment of the articles of a corporation generally requires the approval of not less than two-thirds of the votes cast by shareholders who voted in respect of that resolution. The CBCA further provides that, unless the articles, by-law or a unanimous shareholder agreement otherwise provide, the directors may, by resolution, make, amend or repeal any by-law that regulates the business or affairs of the corporation. When the directors amend or repeal a by-law, they are required to submit the change to the shareholders at the next meeting.
In addition, under the CBCA, an amendment to the articles of a corporation would (unless the articles otherwise provide in the case of an amendment referred to in paragraphs (a), (b) and (e)) require the approval of a class of securities voting separately if: (a) increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of
Under the DGCL, amendments to a Delaware corporation’s certificate of incorporation must be approved by a resolution of the board of directors declaring the advisability of the amendment, and, subject to limited exceptions, by the affirmative vote of a majority of the voting power of the outstanding shares entitled to vote thereon. If an amendment would increase or decrease the number of authorized shares of a class of stock, increase or decrease the par value of the shares of a class of stock or alter or change the powers, preferences or other special rights of a class of outstanding shares so as to affect the class adversely, then a majority of the voting power of the shares of that class also must approve the amendment, voting as a separate class, whether or not entitled to vote thereon by the certificate of incorporation. The DGCL also permits a Delaware corporation to include a provision in its certificate of incorporation requiring a greater proportion of voting power to

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authorized shares of a class having rights or privileges equal or superior to the shares of such class; (b) effect an exchange, reclassification or cancellation of all or part of the shares of such class; (c) add, change or remove the rights, privileges, restrictions or conditions attached to the shares of such class and, without limiting the generality of the foregoing, (i) remove or change prejudicially rights to accrued dividends or rights to cumulative dividends, (ii) add, remove or change prejudicially redemption rights, (iii) reduce or remove a dividend preference or a liquidation preference, or (iv) add, remove or change prejudicially conversion privileges, options, voting, transfer or pre-emptive rights, or rights to acquire securities of a corporation, or sinking fund provisions; (d) increase the rights or privileges of any class of shares having rights or privileges equal or superior to the shares of such class; (e) create a new class of shares equal or superior to the shares of such class; (f) make any class of shares having rights or privileges inferior to the shares of such class equal or superior to the shares of such class; (g) effect an exchange or create a right of exchange of all or part of the shares of another class into the shares of such class; or (h) constrain the issue, transfer or ownership of the shares of such class or change or remove such constraint.
approve a specified amendment. The DGCL also provides that the number of authorized shares of a class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation irrespective of the foregoing if provided in the certificate of incorporation.
The MDC US Certificate of Incorporation will provide that it may be amended in accordance with the DGCL. In addition, the MDC US Certificate of Incorporation provides that the number of authorized shares of Preferred Stock and Common Stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of holders of a majority in voting power of the stock of the corporation entitled to vote thereon, voting as a single class, irrespective of the provisions in Section 242(b)(2) of the DGCL.
The MDC US Certificate of Incorporation will authorize the MDC US Board to adopt, amend or repeal the MDC US Bylaws. In addition to any requirements of law, the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of all classes and series of capital stock of MDC US entitled generally to vote, voting together as a single class, shall be required for stockholders to adopt, amend, alter or repeal any provision of the MDC US Bylaws.
Under the DGCL, unless a corporation’s charter specifies otherwise, a class of securities is entitled to a separate vote on an amendment that would increase or decrease the aggregate number

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of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.
Fiduciary Duties	The CBCA requires directors and officers of a corporation, in exercising their powers and discharging their duties, to act honestly and in good faith with a view to the best interests of the corporation and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. When acting with a view to the best interest of the corporation, the directors and officers of the corporation may consider but are not limited to, the following factors: (a) the interests of shareholders, employees, retirees and pensioners, creditors, consumers and governments; (b) the environment; and (c) the long-term interests of the corporation.	Directors of Delaware corporations have common law fiduciary duties, which generally consist of duties of loyalty and care. Under Delaware law, the duty of care requires that directors inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of loyalty requires that directors act in good faith, not out of self-interest and in a manner which the directors believe to be in the best interests of the corporation and its stockholders.
Corporate Opportunity Waiver	A doctrine of Canadian common law prohibits an officer or director of a corporation from diverting a business opportunity presented to, or otherwise rightfully belonging to, the corporation to himself or to any of his affiliates.	Exempted Persons will not have any duty to refrain from (i) engaging directly or indirectly in the same or similar business activities or lines of business as MDC US, (ii) doing business with any potential or actual customer or supplier of MDC US, or (iii) employing or otherwise engaging any officer or employee of MDC US. In the event that any Exempted Person acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself or another person and MDC US, the Company will not have any expectancy in the corporate opportunity, and no Exempted Person will have any duty to communicate or offer the corporate opportunity to MDC

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US and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person. In addition, Exempted Persons will be expressly permitted to act in their own best interest, and will be under no obligation to take any action in their capacity as a director of MDC US that prefers the interest of MDC US over their own self-interest. Exempted Persons will further be expressly permitted to use information they acquired as a director of MDC US that enhanced their knowledge and understanding of the industries in which MDC US operates in making investment or voting decisions relating to non-MDC entities or securities.
By becoming a stockholder in MDC US by virtue of the U.S. Domestication, you will be deemed to have received notice of these provisions of the MDC US Certificate of Incorporation.

Limitation on Liability of Directors
According to the CBCA, no provision in a contract, the articles, by-law or a resolution relieves a director or officer of a corporation from the duty to act in accordance with the CBCA or the regulations thereunder or relieves them from liability for a breach thereof. Any such duty or liability will be alleviated only to the extent that a unanimous shareholder agreement restricts the powers of the directors to manage, or supervise the management of, the business and affairs of the corporation.
Under the CBCA, a corporation may indemnify certain persons associated with the corporation against all reasonably incurred costs, charges, and expenses, including settlement amounts or judgments in respect of any proceeding in which such
The MDC US Certificate of Incorporation will limit the liability of the directors of MDC US to the fullest extent permitted by the DGCL for monetary damages for breaches of fiduciary duty. Consequently, MDC US directors will not be personally liable to MDC US or any stockholder for monetary damages for breach of fiduciary duty as a director, except: (1) for any breach of the director’s duty of loyalty to MDC US or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for willful or negligent payment of unlawful dividends or stock purchases or redemptions; or (4) for any transaction from which the director derived an improper personal benefit.

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individual is involved because of his or her association with the corporation. Persons capable of being indemnified in such a manner include current and former directors or officers, persons who act or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity.
In order to qualify for indemnification such director or officer must:
•
 have acted honestly and in good faith with a view to the best interests of the corporation; and

•
 in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, have had reasonable grounds for believing that his or her conduct was lawful.

A corporation may, if the person meets the conditions above and it is approved by a court, also indemnify the person in respect of an action by or on behalf of the corporation. If a person meets the conditions above and was not judged by the court or other competent authority to have committed any fault or omitted to do anything that individual ought to have done, that person is entitled to be indemnified by the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation.
MDC Canada’s by-law provides that MDC Canada shall indemnify, subject to the provisions of the CBCA, a
Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests

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director or an officer of MDC Canada, his or her heirs, executors and all legal personal representatives from and against any liability and all costs, charges and expenses that he or she sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him or her for or in respect of anything done or permitted by him or her in respect of the execution of the duties of his or her office and all other costs, charges and expenses that he or she sustains or incurs in respect of the affairs of MDC Canada.
of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
The DGCL further provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another entity or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability.
The MDC US Bylaws will provide that its directors and officers will be indemnified by MDC US to the fullest extent authorized by Delaware law as it now exists or may in the future be amended, against all expenses, liabilities and loss incurred in connection with their service as a director or officer on behalf of the corporation.
The MDC US Bylaws will provide that, to the fullest extent not prohibited by applicable law, MDC US shall pay the expenses (including attorneys’ fees) incurred by a director or officer of MDC US, and may pay the expenses incurred by any employee or agent of MDC US, in defending any action, suit or proceeding in advance of its final

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disposition; provided, that if required by law, such payment of expenses in advance of the final disposition of the action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the person to repay all amounts advanced if it is ultimately determined that such person is not entitled to be indemnified by MDC US.
Merger Vote	The CBCA provides that the directors of an amalgamating corporation must submit the amalgamation agreement for approval at a meeting of the shareholders of the corporation. An amalgamation agreement is adopted when shareholders of each amalgamating corporation approve the amalgamation by not less than two-thirds of the votes cast in person or by proxy on the resolution.
The DGCL provides that, subject to certain exceptions, the adoption of a merger agreement requires the approval of a majority of the voting power of the outstanding stock of the corporation entitled to vote thereon.
No vote of stockholders of a corporation is required to approve (1) the merger of the corporation with or into another corporation that owns 90% or more of the common stock of the corporation pursuant to a specific provision of the DGCL, (2) the merger of the corporation into a direct or indirect wholly-owned subsidiary of the corporation in a “holding company reorganization” meeting certain requirements, (3) in a merger in which the stock of the corporation remains outstanding, the certificate of incorporation is not amended in any respect and the corporation issues less than 20% of its stock, and (4) a merger following a tender offer in which the holders of sufficient shares that, absent the provision, would be entitled to adopt the merger agreement, tender their shares into the tender offer and those stockholders who do not tender (subject to certain statutory exceptions) receive the same consideration in the merger as those who tendered in the tender offer.

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Anti-Takeover Provisions	The CBCA does not contain a comparable provision to Section 203 of the DGCL. However, certain Canadian securities regulatory authorities, including the Ontario Securities Commission, have addressed related party transactions in Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions (“MI 61-101”). In a related party transaction, among other things, an issuer acquires or transfers an asset or treasury securities, or assumes or transfers a liability, from or to a related party in one or any combination of transactions. A related party is defined in the policies to include directors, senior officers and holders of at least 10% of the issuer’s voting securities. MI 61-101 requires detailed disclosure in the proxy material sent to security holders in connection with a related party transaction. In addition, subject to certain exceptions, the policies require the proxy material to include a formal valuation of the subject matter of the related party transaction and any non-cash consideration and a summary of the valuation. The policies also require that the shareholders of the issuer, other than the related party and its affiliates, separately approve the transaction.	Section 203 generally prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that such person became an interested stockholder, unless (i) the board of directors of the corporation has approved, prior to the time the person became an interested stockholder, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are also officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares subject to the plan will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock not owned by the interested stockholder. Generally, a “business combination” is defined to include a merger, consolidation, a sale of assets and other transactions resulting in a financial benefit to the interested stockholder and an “interested stockholder” is a person that owns (or is an affiliate or associate of the corporation and within the prior three years did own) 15% or more of a corporation’s voting stock, and the affiliates and associates of

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any such person.
Section 203 provides that these restrictions do not apply if, among other things, the corporation’s certificate of incorporation contains a provision expressly electing not to be governed by Section 203. The MDC US Certificate of Incorporation will opt out of Section 203.

Appraisal Rights
The CBCA provides that shareholders of a Canadian corporation entitled to vote on certain matters are entitled to exercise dissent rights and be paid for the fair value of the shares in respect of which the shareholder dissents. For this purpose, there is no distinction made between listed and unlisted shares.
Dissent rights exist when there is a vote upon matters such as:
•
any amalgamation with another corporation (other than with certain affiliated corporations);

•
an amendment to the corporation’s articles of amalgamation to add, change or remove any provisions restricting the issue, transfer or ownership of shares;

•
an amendment to the corporation’s articles of amalgamation to add, change or remove any restriction upon the business or businesses that the corporation may carry on;

•
a continuance under the laws of another jurisdiction;

•
 a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business;

Under the DGCL, a stockholder of a Delaware corporation who does not vote in favor of certain mergers and who is entitled to demand and has properly demanded appraisal of his shares in accordance with the requirements of Section 262 of the DGCL is entitled to appraisal of the fair value of his shares by the Court of Chancery of the State of Delaware in connection with certain mergers. The DGCL does not confer appraisal rights, however, if the Delaware corporation’s stock is either listed on a national securities exchange or held of record by more than 2,000 holders unless the holders of such shares are not required to accept for their stock in such merger anything other than: (1) shares of the corporation surviving or resulting from the merger or consolidation, or depository receipts representing shares of the surviving or resulting corporation; (2) shares of any other corporation, or depository receipts representing shares of the other corporation, that are or at the effective time of the merger or consolidation will be listed on a national securities exchange or held of record by more than 2,000 holders; (3) cash in lieu of fractional shares or fractional depositary receipts; or (4) any combination of the foregoing.

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•
an arrangement where there is a court order permitting a shareholder to dissent; and

•
a “going private” transaction or a “squeeze-out” transaction.

A shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving reorganization or if an amendment to the articles is effected by a court order made in connection with an oppression remedy.
In addition, if immediately before a merger, consolidation or similar transaction, shares subject to appraisal rights were listed on a national securities exchange, the Court of Chancery of the State of Delaware will dismiss any appraisal proceeding as to all holders of shares who are otherwise entitled to appraisal unless: (1) the total number of shares entitled to appraisal exceeds 1% of outstanding shares of the class or series eligible for appraisal; (2) the value of consideration provided in the transaction for such shares exceeds $1 million; or (3) the merger was approved pursuant to section 253 or 267 of the DGCL.
Oppression Remedy	The CBCA gives a “complainant” such as a shareholder the right to bring a court action against a corporation where conduct has occurred that is oppressive, unfairly prejudicial or that unfairly disregards the interests of any security holder, creditor, director or officer. The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other complainants. While conduct that is a breach of fiduciary duties of directors, or that is contrary to the legal right of a complainant, will normally trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of those legal and equitable rights.	The DGCL does not contain a statutory “oppression” remedy; however, stockholders may bring equitable claims against persons owing them fiduciary duties for breach of fiduciary duty.
Inspection of Corporate Records	Under the CBCA, shareholders, creditors and their representatives, after giving the required notice, may examine certain of the records of a corporation and financial statements of certain of its	Under the DGCL, any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for

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	subsidiary bodies corporate during usual business hours and take copies of extracts free of charge.	any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom.
Shareholders’ Agreement	MDC Canada is not party to any investors’ rights, stockholders’ or voting agreement with respect to its securities.	Upon consummation of U.S. Domestication, MDC US will not be party to any investors’ rights, stockholders’ or voting agreement with respect to shares of Common Stock.
Exclusive Forum	Under the CBCA, the rights of shareholders to obtain certain remedies, including with respect to derivative actions, oppression claims and dissent rights, may only be pursued in certain specified Canadian courts. Likewise, an application to a court in respect of various matters related to the subject corporation, including with respect to reorganizations, plans of arrangements, rights to indemnity and creditors rights, may be made to certain specified Canadian courts.	The MDC US Certificate of Incorporation will provide that, unless MDC US consents in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the Court of Chancery of the State of Delaware will be the exclusive forum (or if the Court of Chancery of the State of Delaware lacks jurisdiction, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware) for: (a) any derivative action or proceeding brought on behalf of MDC US, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of MDC US to MDC US or MDC US’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL (or any successor provision thereto) or as to which the DGCL (or any successor provision thereto) confers jurisdiction on the Court of Chancery of the State of Delaware, (d) any action or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the Company arising pursuant to any

MDC Canada	MDC US
provision of the DGCL, the Certificate of Incorporation or the By-Laws of the Company (as each may be amended form time to time), (e) any action asserting a claim governed by the internal affairs doctrine or (f) any other action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. The exclusive forum provision does not purport to apply to suits brought to enforce a duty or liability created by the U.S. Securities Act or the U.S. Exchange Act, or any rules or regulations promulgated thereunder, or any other claim for which the United States federal courts have exclusive jurisdiction.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND DIRECTORS OF MDC CANADA
To MDC Canada’s knowledge, the following tables set forth certain information regarding the beneficial ownership of MDC Canada Class A Common Shares as of the close of business on July 31, 2020 (except as noted in the footnotes below) and with respect to: each person known by MDC Canada to beneficially own, or control or direct, directly or indirectly, 5% or more of the outstanding MDC Canada Shares; each member of the MDC Board; each named executive officer; and the members of the MDC Board and MDC Canada’s current executive officers as a group.
	Number of Voting Shares Beneficially Owned, or Over Which Control or Direction is Exercised(1)				Approximate Percentage of Class(5)
Name	Type of Shareholding	Class A Subordinate Voting Shares(2)	Class A Shares Underlying Options, Warrants or Similar Rights Exercisable Currently or Within 60 Days(3)	Class A Shares Underlying All Options, Warrants or Similar Right(s4)	Class A Shares
Mark J. Penn	Direct	602,500(6)	500,000	1,500,000	1.4%
	Indirect	14,400,714(7)	496,645(7)	11,230,285(7)	19.6%
Charlene Barshefsky	Direct	73,256(6)			*
Asha Daniere	Direct	—		23,256(8)	*
Bradley J. Gross	Direct	—			*
Wade Oosterman	Direct	35,000		23,256(8)	*
Desirée Rogers	Direct	72,218(6)			*
Irwin D. Simon	Direct	88,211(6)			*
Jonathan B. Mirsky	Direct	331,750(6)	83,334	250,000	*
Frank P. Lanuto	Direct	199,000(6)	150,000	450,000	*
David C. Ross	Direct	424,690(6)	43,000	43,000	*
Vincenzo DiMaggio	Direct	78,333(6)			*
All directors and officers of MDC as a group (11 persons)		16,305,672	1,272,979	13,519,797	22.9%
Stagwell Agency Holdings LLC(9)		14,440,714(7)	496,645(7)	11,230,285(7)	19.6%
Goldman Sachs(9)		7,625(10)	14,778,823(10)	14,778,823(10)	16.4%
Hotchkis and Wiley Capital Management LLC(9)		8,962,457(11)			11.9%
Indaba Capital Fund, L.P.(9)		7,759,958(12)			10.3%

*
The percentage of shares beneficially owned does not exceed one percent of the outstanding shares.

(1)
Unless otherwise noted, the Company believes that all persons named in the table above have sole voting power and dispositive power with respect to all shares beneficially owned by them.

(2)
This column includes MDC Canada Class A Common Shares owned directly or indirectly, but does not include MDC Canada Class A Common Shares subject to options, warrants or similar rights.

(3)
This column includes MDC Canada Class A Common Shares subject to options, warrants or similar rights that are currently exercisable or will become exercisable within 60 days after July 31, 2020.

(4)
This column includes MDC Canada Class A Common Shares subject to all outstanding options, stock appreciation rights, warrants or similar rights, whether or not such options, warrants or similar rights are currently exercisable or will become exercisable within 60 days after July 31, 2020.
(5)
For purposes of computing the percentage of outstanding shares held by each person or group named above, we have included restricted shares in the number of shares of the Company outstanding as of July 31, 2020. In addition, for purposes of computing the percentage of outstanding shares held by each person or group named above, any shares which that person or persons has or have the right to acquire within 60 days of July 31, 2020, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Those MDC Canada Class A Common Shares issuable upon conversion of the MDC Canada Series 4 Shares or MDC Canada Series 6 Shares are also not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

(6)
Includes shares of restricted stock that have not yet vested, but with respect to which the director or executive officer has the ability to vote. For each of Charlene Barshefsky, Desirée Rogers and Irwin D. Simon, includes 23,256 shares of restricted stock granted on August 7, 2020.

(7)
Mr. Penn, our Chairman and CEO, is also manager of The Stagwell Group LLC, an affiliate of Stagwell Agency Holdings LLC. The Schedule 13D/A filed with the SEC on June 26, 2020 by Stagwell Agency Holdings LLC, The Stagwell Group LLC, and Mark Penn reports the number of shares as to which The Stagwell Group LLC has shared voting and dispositive power is 14,897,359 shares. The number of shares as to which Stagwell Agency Holdings LLC has shared voting and dispositive power is 14,782,359, which are included in the amounts reported for The Stagwell Group LLC. This report reflects 14,285,714 shares held by Stagwell Agency Holdings LLC and beneficially owned by Stagwell Agency Holdings LLC and The Stagwell Group LLC, an additional 115,000 shares held and beneficially owned by The Stagwell Group LLC, and an additional 496,645 shares issuable upon conversion of the portion of the 50,000 MDC Canada Series 6 Shares owned by Stagwell Agency Holdings LLC that are eligible for conversion as of the filing date of the report. Amounts shown also include 11,230,285 MDC Canada Class A Common Shares issuable upon conversion of the 50,000 MDC Canada Series 6 Shares owned by Stagwell Agency Holdings LLC.

(8)
Represents restricted stock units granted on August 7, 2020.

(9)
Stock ownership of these entities is based solely on a Schedule 13D, 13D/A, 13G or 13G/A filed by each such entity, except as otherwise noted. The address of each of Stagwell Agency Holdings LLC and The Stagwell Group LLC, is 1808 I Street, NW, Sixth Floor, Washington, DC 20006, and their most recent Schedule 13D/A was filed on June 26, 2020. The address of each of The Goldman Sachs Group, Inc., Goldman, Sachs & Co. LLC, Broad Street Principal Investments, L.L.C., StoneBridge 2017, L.P., StoneBridge 2017 Offshore, L.P., and Bridge Street Opportunity Advisors, L.L.C. (collectively, the “Goldman Sachs Parties”) is 200 West Street, New York, NY 10282, and their most recent Schedule 13D/A was filed on March 29, 2019. The address of each of Indaba Capital Management, L.P., IC GP, LLC and Derek C. Schrier is One Letterman Drive, Building D, Suite DM700, San Francisco, CA 94129, and their most recent Schedule 13G/A was filed on June 10, 2020. The address of Hotchkis and Wiley Capital Management, LLC is 601 S. Figueroa Street, 39th Fl, Los Angeles, CA 90017, and its most recent Schedule 13G/A was filed on February 13, 2020.

(10)
The Schedule 13D/A filed with the SEC on March 19, 2019 by the Goldman Sachs Parties reports that the number of shares as to which The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC have shared voting and dispositive is 14,786,448 shares. The number of shares as to which the other Goldman Sachs Parties have shared voting and dispositive power is 14,778,823, which are included in the amounts reported for The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC. This report reflects 7,625 MDC Canada Class A Common Shares beneficially owned by The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC, and an additional 14,778,823 MDC Canada Class A Common Shares issuable upon the conversion of 95,000 MDC Canada Series 4 Shares of the Company beneficially owned by the Goldman Sachs Parties.

(11)
The Schedule 13G/A filed with the SEC on February 13, 2020 by Hotchkis and Wiley Capital Management, LLC (“HWCM”) reports sole voting power over 7,050,657 shares and sole dispositive power over 8,962,457 shares. Hotchkis and Wiley Small Cap Value Fund reported sole voting power and sole dispositive power over 3,976,000 shares, which are included in HWCM’s reported amounts. The Schedule 13G/A provides that certain of HWCM’s clients have retained voting power over the MDC

Canada Class A Common Shares that they beneficially own. Accordingly, HWCM has the power to dispose of more MDC Canada Class A Common Shares than it can vote.
(12)
The Schedule 13G/A jfiled with the SEC on June 10, 2020 by Indaba Capital Management, L.P., IC GP LLC, and Derek C. Scheier reports that Indaba Capital Management, L.P., IC GP LLC, and Derek C. Scheier have shared voting and dispositive power over 7,759,958 shares. The Schedule 13G/A provides that the shares are directly held by Indaba Capital Fund, L.P., and voting and investment power over the shares has been delegated to Indaba Capital Management, L.P.

LEGAL MATTERS
Certain legal matters relating to the U.S. Domestication under United States law will be passed upon by Cleary Gottlieb Steen & Hamilton LLP. Certain legal matters relating to the U.S. Domestication under Canadian law will be passed upon by Fasken Martineau DuMoulin LLP.

EXPERTS
The Company’s consolidated financial statements as of December 31, 2019 and 2018 and for the three years ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated by reference in this Proxy Statement/Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP (“BDO”), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019.

WHERE YOU CAN FIND MORE INFORMATION
Availability of Reports and Other Information
MDC Canada is subject to the continuous disclosure requirements of applicable Canadian securities legislation and the rules of NASDAQ, as well as information requirements of the U.S. Exchange Act, and in accordance therewith, files periodic reports and other information with NASDAQ and the SEC relating to MDC Canada’s business, financial condition and other matters. MDC Canada Shareholders may access documents filed with Canadian provincial securities regulators through SEDAR at www.sedar.com. MDC Canada Shareholders may access documents filed with or furnished to the SEC through the SEC’s website, which may be accessed at www.sec.gov.
Incorporation by Reference
Applicable securities laws allow us to “incorporate by reference” information into this Proxy Statement/Prospectus, which means that the Company can disclose important information to you by referring you to another document filed separately with Canadian securities regulatory authorities and the SEC. Due to certain differences in applicable Canadian and U.S. securities laws, the documents incorporated by reference into this Proxy Statement/Prospectus differ for purposes of the filing of this Proxy Statement/Prospectus with Canadian securities regulatory authorities and the SEC and depending on the residency of the person receiving or viewing this Proxy Statement/Prospectus, as outlined below.
Incorporation by Reference for Canadian Purposes
For the purposes of the filing of this Proxy Statement/Prospectus with Canadian securities regulatory authorities and for persons resident in or otherwise subject to applicable securities laws in Canada who receive or view this Proxy Statement/Prospectus, the following documents contain important information about the Company and the Company incorporates them by reference:
Canadian Filings
Annual Report on Form 10-K for the fiscal year ended December 31, 2019, dated March 5, 2020
Revised Annual Report on Form 10-K for the fiscal year ended December 31, 2019, dated April 29, 2020
Audited annual consolidated financial statements as of December 31, 2019 and 2018 and for the three years ended December 31, 2019, including the notes thereto and the auditor’s report thereon.
MD&A for the year ended December 31, 2019
MD&A for the three-month period ended March 31, 2020
MD&A for the six-month period ended June 30, 2020
Proxy Statement for 2020 Annual and Special Meeting of MDC Shareholders on Schedule 14A, dated May 26, 2020
In addition, any documents of the type listed above and any other document that would be required to be incorporated by reference in a prospectus filed by MDC Canada in Canada, including any interim financial statements and related MD&A, filed by MDC Canada with the Canadian securities regulatory authorities subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the Meeting, are deemed to be incorporated by reference in this Proxy Statement/Prospectus for persons resident in or otherwise subject to applicable securities laws in Canada who receive or view this Proxy Statement/Prospectus. For these purposes, upon a new document being deemed to be incorporated by reference in this Proxy Statement/Prospectus, the previous applicable document that was incorporated by reference (whether specifically in the list above or later deemed to be incorporated by reference, as the case may be), shall be deemed no longer to be incorporated by reference in this Proxy Statement/Prospectus (for example, when new interim financial statements and related MD&A are filed by MDC Canada and deemed incorporated by reference, the previous interim financial statements and related MD&A will be deemed no longer to be incorporated by reference in this Proxy Statement/Prospectus).

Incorporation by Reference for U.S. Purposes
For the purposes of the filing of this Proxy Statement/Prospectus with the SEC and for persons resident in or otherwise subject to applicable securities laws in the United States who receive or view this Proxy Statement/Prospectus, the following documents contain important information about the Company and the Company incorporates them by reference (excluding any portions of such documents that have been furnished but not filed for purposes of the U.S. Exchange Act):
SEC Filings	Date Filed
Annual Report on Form 10-K for the fiscal year ended December 31, 2019	March 5, 2020 and amended on April 29, 2020
Quarterly Report on Form 10-Q for the three months ended March 31, 2020	May 11, 2020
Quarterly Report on Form 10-Q for the six months ended June 30, 2020	August 10, 2020
Current Reports on Form 8-K	January 24, 2020
February 27, 2020
April 29, 2020
May 15, 2020
June 1, 2020
June 26, 2020
June 29, 2020
July 15, 2020
August 6, 2020
August 31, 2020
Proxy Statement for 2020 Annual Meeting of MDC Shareholders on Schedule 14A	May 26, 2020
In addition, the Company incorporates by reference any future filings the Company makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Meeting (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein) for purposes of the Proxy Statement/Prospectus filed with the SEC and for persons resident in or otherwise subject to applicable securities laws in the United States who receive or view this Proxy Statement/Prospectus. Such documents are considered to be a part of this Proxy Statement/Prospectus, effective as of the date such documents are filed.
Any statement contained in any document incorporated by reference into this Proxy Statement/Prospectus shall be deemed to be modified or superseded to the extent that an inconsistent statement is made in this Proxy Statement/Prospectus or any subsequently filed document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.
Financial information about the Company is provided in its annual consolidated financial statements as of December 31, 2019 and 2018 and for the three years ended December 31, 2019 and accompanying management’s discussion and analysis (“MD&A”) for the year ended December 31, 2019, the Company’s unaudited consolidated financial statements for the three-months ended March 31, 2020 and accompanying MD&A for the three-months ended March 31, 2020, both recasted in the Company’s Current Report on Form 8-K filed with the SEC on August 31, 2020, and in the Company’s unaudited consolidated financial statements for the six-months ended June 30, 2020 and accompanying MD&A for the six-months ended June 30, 2020.
Obtaining Documents Incorporated by Reference
You can obtain any of the documents incorporated by reference in this Proxy Statement/Prospectus from us or from SEDAR at www.sedar.com or the SEC’s website at www.sec.gov, as applicable, at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, by sending a request to IR@mdc-partners.com. Please be sure to include your complete name and address in your request. If you request any incorporated documents, the Company will promptly mail them to you by first class mail, or another equally prompt means.

APPROVAL
The contents and the distribution of this Proxy Statement/Prospectus have been unanimously approved (with Mark Penn and Charlene Barshefsky abstaining from voting on, or participating in any deliberations with respect to, the U.S. Domestication) by the MDC Board.
Jonathan B. Mirsky
General Counsel
August 31, 2020

GLOSSARY
Unless otherwise specified or if the context so requires, the following terms have the meanings set forth below for purposes of this Proxy Statement/Prospectus:
“$” Except where otherwise indicated, references to “dollars”, “US$”, or “$” are to U.S. dollars, and any references to “C$” are to Canadian dollars;
“allowable capital loss” has the meaning set forth in “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”;
“AST” means AST Trust Company (Canada);
“Business Day” means a day on which banks are generally open for the transaction of commercial business in Toronto, Ontario, or New York, New York, but does not in any event include a Saturday or Sunday or statutory holiday in Toronto, Ontario, or New York, New York;
“Canadian Tax Act” means the Income Tax Act, R.S.C. 1985, c. 1 (5th Supp.), as amended, including the regulations promulgated thereunder;
“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, as amended (including any successor thereto), and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, regardless of the date enacted, adopted, issued or implemented;
“CBCA” means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended, including the regulations promulgated thereunder;
“Code” means the U.S. Internal Revenue Code of 1986, as amended;
“Company Debt” means all rights, obligations and indebtedness owing of the Company under the Credit Agreement and the Debt Indenture;
“CRA” means the Canada Revenue Agency;
“Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of May 3, 2016, among the Company, Maxxcom Inc., a Delaware corporation, each of their subsidiaries party thereto, Wells Fargo Capital Finance, LLC, as agent, and the lenders from time to time party thereto, as amended or modified from time to time;
“Debt Indenture” means the Indenture, dated as of March 23, 2016, among the Company, the guarantors thereunder and The Bank of New York Mellon, as trustee together with all supplemental indentures and other amendments, supplements and modifications thereto;
“DGCL” means the General Corporation Law of the State of Delaware;
“Director” means the Director duly appointed under Section 260 of the CBCA;
“Dissent Notice” means a written objection provided to MDC Canada by a registered MDC Canada Shareholder who wishes to dissent to the U.S. Domestication Resolution;
“Dissent Rights” means the rights of registered MDC Canada Shareholders to exercise rights of dissent with respect to such MDC Canada Shares pursuant to and in the manner set forth in Section 190 of the CBCA, which is attached to this Proxy Statement/Prospectus as Appendix A;
“Dissenting Shareholder” means any registered MDC Canada Shareholder who has validly exercised his, her or its Dissent Rights and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights before the Effective Time;
“EDGAR” means the SEC’s Electronic Document Gathering and Retrieval System;
“Effective Date” means the date of the closing of the U.S. Domestication;

“Effective Time” means the time the U.S. Domestication becomes effective on the Effective Date;
“Holder” has the meaning set forth in “Certain Canadian Federal Income Tax Considerations”;
“IRS” refers to the U.S. Internal Revenue Service;
“Kingsdale Advisors” refers to the Company’s strategic shareholder advisor and proxy solicitation agent;
“MDC Board” means the board of directors of MDC Canada;
“MDC Canada” means MDC Partners Inc., a corporation existing under the CBCA prior to the U.S. Domestication;
“MDC Canada Common Shares” means the common shares of MDC Canada;
“MDC Canada Incentive Awards” means, collectively, the stock options (together with any associated tandem stock appreciation rights), stock appreciation rights, performance share units, restricted share units, deferred share units, restricted stock and other share-based awards granted by MDC Canada prior to the Effective Date pursuant to the MDC Canada Incentive Plans, and “MDC Canada Incentive Award” means any one of them, as applicable;
“MDC Canada Incentive Plans” means, (i) the Amended and Restated Stock Appreciation Rights Plan, (ii) the 2008 Key Partner Incentive Plan, (iii) the 2011 Stock Incentive Plan and (iv) the Amended and Restated 2016 Stock Incentive Plan;
“MDC Canada Shareholders” means the holders of the MDC Canada Shares;
“MDC US” means MDC Canada from and after the U.S. Domestication;
“MDC US Board” means the board of directors of MDC US;
“MDC US Bylaws” means the Amended and Restated Bylaws of MDC US;
“MDC US Certificate of Incorporation” means the Certificate of Incorporation of MDC US to be filed with the Delaware Secretary of State;
“Meeting” means the special meeting of MDC Canada Shareholders to be held virtually at [           ] [a.m./p.m.] on [                 ], 2020, including any adjournment or postponement thereof, to consider the U.S. Domestication Resolution;
“MI 61-101” means Multilateral Instrument 61-101, Protection of Minority Security Holders in Special Transactions;
“NASDAQ” means The NASDAQ Stock Market;
“Non-U.S. Holder” has the meaning set forth in “U.S. Federal Income Tax Considerations for MDC Canada Shareholders”;
“Notice of Special Meeting” means the notice regarding the Meeting accompanying this Proxy Statement/Prospectus;
“Person” includes any individual, partnership, association, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate group, body corporate, corporation, unincorporated association or organization, governmental entity, syndicate or other entity, whether or not having legal status;
“PFIC” refers to a passive foreign investment company as defined under Section 1297 of the Code;
“Proxy Statement/Prospectus” means this notice of the Meeting and proxy statement/management information circular of MDC Canada dated August 31, 2020, together with all appendices, schedules and exhibits hereto, sent by MDC Canada to the MDC Canada Shareholders in connection with the Meeting (as may be amended, supplemented or otherwise modified from time to time);

“RDSP” means registered disability savings plan;
“Record Date” means the close of business in [           ], on [                 ], 2020;
“Required Shareholder Approval” means the affirmative vote of at least two-thirds of the votes cast at the Meeting on the U.S. Domestication Resolution, virtually or by proxy, by the MDC Canada Shareholders, voting together as a single class;
“RESP” means registered education savings plan;
“RRIF” means registered retirement income fund;
“RRSP” means registered retirement savings plan;
“SEC” means the U.S. Securities and Exchange Commission;
“SEDAR” means the System for Electronic Document Analysis and Retrieval;
“taxable capital gain” has the meaning set forth in “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”;
“TFSA” means tax-free savings account;
“Treasury Regulations” means the U.S. Treasury Regulations promulgated under the Code;
“Treaty” means the Canada-U.S. Tax Convention (1980), as amended;
“U.S.” or “United States” means the United States of America;
“U.S. Domestication Resolution” means the discontinuance of the Company from the jurisdiction of the CBCA and a concurrent domestication of the Company in the State of Delaware pursuant to Section 388 of the Delaware Act and the contemporaneous change of registered address;
“U.S. Domestication Resolution” means the special resolution approving the U.S. Domestication to be considered at the Meeting by MDC Canada Shareholders;
“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934 and, as applicable, the rules and regulations promulgated thereunder, in each case, as amended;
“U.S. Holders” has the meaning given to that term in “U.S. Federal Income Tax Considerations for MDC Canada Shareholders”;
“U.S. Securities Act” means the U.S. Securities Act of 1933 and, as applicable, the rules and regulations promulgated thereunder, in each case, as amended; and
“10% U.S. Shareholder” has the meaning given to that term in “U.S. Federal Income Tax Considerations for MDC Canada Shareholders”.

APPENDIX A — SECTION 190 OF THE CBCA
190. (1)    Right to dissent — Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to
(a)
amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

(b)
amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

(c)
amalgamate otherwise than under section 184;

(d)
be continued under section 188;

(e)
sell, lease or exchange all or substantially all its property under subsection 189(3); or

(f)
carry out a going-private transaction or a squeeze-out transaction.

(2)   Further right — A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.
(2.1)   If one class of shares — The right to dissent described in subsection (2) applies even if there is only one class of shares.
(3)   Payment for shares — In addition to any other right the shareholder may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.
(4)   No partial dissent — A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.
(5)   Objection — A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.
(6)   Notice of resolution — The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.
(7)   Demand for payment — A dissenting shareholder shall, within twenty days after receiving a notice under subsection (6) or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing
(a)
the shareholder’s name and address;

(b)
the number and class of shares in respect of which the shareholder dissents; and

(c)
a demand for payment of the fair value of such shares.

(8)   Share certificate — A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.
(9)   Forfeiture — A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

(10)   Endorsing certificate — A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.
(11)   Suspension of rights — On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section except where
(a)
the shareholder withdraws that notice before the corporation makes an offer under subsection (12),

(b)
the corporation fails to make an offer in accordance with subsection (12) and the shareholder withdraws the notice, or

(c)
the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case the shareholder’s rights are reinstated as of the date the notice was sent.
(12)   Offer to pay — A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice
(a)
a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing how the fair value was determined; or

(b)
if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

(13)   Same terms — Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.
(14)   Payment — Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.
(15)   Corporation may apply to court — Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.
(16)   Shareholder application to court — If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.
(17)   Venue — An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.
(18)   No security for costs — A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).
(19)   Parties — On an application to a court under subsection (15) or (16),
(a)
all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

(b)
the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

(20)   Powers of court — On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.
(21)   Appraisers — A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.
(22)   Final order — The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of the shares as fixed by the court.
(23)   Interest — A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.
(24)   Notice that subsection (26) applies — If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.
(25)   Effect where subsection (26) applies — If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may
(a)
withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

(b)
retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

(26)   Limitation — A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that
(a)
the corporation is or would after the payment be unable to pay its liabilities as they become due; or

(b)
the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

APPENDIX B — CERTIFICATE OF CORPORATE DOMESTICATION
OF
MDC PARTNERS INC.
The undersigned, presently a corporation organized and existing under the laws of Canada, for the purposes of domesticating a corporation under Section 388 of the General Corporation Law of the State of Delaware, does certify that:
1.
MDC Partners Inc. (the “Company”) was formed by Certificate of Amalgamation effective December 19, 1986, pursuant to the Business Corporations Act (Ontario). Effective December 19, 1986, the Company amalgamated with Branbury Explorations Limited, and thereby became a public company operating under the name of MDC Corporation. On January 1, 2004, the Company changed its name to its current name, MDC Partners Inc., and on June 28, 2004, the Company was continued under Section 187 of the Canada Business Corporations Act.

2.
The name of the Company immediately prior to the filing of this certificate of corporate domestication pursuant to the provisions of Section 388 of the General Corporation Law of the State of Delaware was:

MDC PARTNERS INC.
3.
The name of the Company as set forth in its certificate of incorporation to be filed in accordance with Section 388(b) of the General Corporation Law of the State of Delaware is:

MDC PARTNERS INC.
4.
The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the Company, or other equivalent thereto under applicable law immediately prior to the filing of this certificate of corporate domestication pursuant to the provisions of Section 388 of the General Corporation Law of the State of Delaware is the federal jurisdiction of Canada.

5.
The domestication has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the Company and the conduct of its business or by applicable non-Delaware law, as appropriate.

6.
The effective time of this certificate of corporate domestication shall be                  .

*      *      *      *      *
IN WITNESS WHEREOF, the Company has caused this certificate of corporate domestication to be executed by its duly authorized officer on this             day of            , 2020.
MDC PARTNERS INC.
a Canadian corporation
By:
Name:
Title:

B-1

APPENDIX C
CERTIFICATE OF INCORPORATION
OF
MDC PARTNERS INC.
[           ], 2020
I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), do execute this Certificate of Incorporation and do hereby certify as follows:
ARTICLE I
The name of the corporation (hereinafter called the “Corporation”) is MDC Partners Inc.
ARTICLE II
The address of the Corporation’s registered office in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE IV
SECTION 1.   The total number of shares of all classes of stock which the Corporation shall have authority to issue is 3,000,000,000 shares of capital stock, consisting of:
(1)   500,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”), including (i) 95,000 shares designated as the “Series 4 Convertible Preferred Stock”, (ii) 45,000,000 shares designated as the “Series 5 Convertible Preferred Stock”, (iii) 50,000 shares designated as the “Series 6 Convertible Preferred Stock” and (iv) 20,000,000 shares designated as the “Series 7 Convertible Preferred Stock”, and
(2)   1,250,000,000 shares of class A common stock, par value $0.001 per share (the “Class A Common Stock”), and 1,250,000,000 shares of class B common stock, par value $0.001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”).
Subject to the rights of the holders of any outstanding class or series of Preferred Stock, the number of authorized shares of either the Preferred Stock or the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting as a single class, and no vote of the holders of either the Preferred Stock or the Common Stock voting separately as a class shall be required therefor.
SECTION 2.   The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions and without stockholder approval, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Any shares of any series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation, in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in this Certificate of Incorporation or in suchresolution or resolutions.
SECTION 3. (a)   Except as otherwise expressly provided herein or required by law, voting as a single class, each holder of outstanding shares of Class A Common Stock shall be entitled to one vote in respect of each share of Class A Common Stock and each holder of outstanding shares of Class B Common Stock shall be entitled to twenty votes in respect of each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote of stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any amendment to the Designation relating to any series of Preferred Stock attached hereto as Exhibit A, B, C or D) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Designation relating to any series of Preferred Stock attached hereto as Exhibit A, B, C or D) or pursuant to the DGCL.
(b)   Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted to such holders by this Certificate of Incorporation (including any Designation relating to such series attached hereto as Exhibit A, B, C or D).
(c)   Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock:
1)
All dividends which are declared in any year in the discretion of the Board of Directors on all shares of the Class A Common Stock shall be declared and paid at the same time in an equal or, in the discretion of the Board of Directors, a greater amount per share than those dividends declared in respect of the Class B Common Stock at the time outstanding. All dividends which are declared in any year, in the discretion of the Board of Directors, on all shares of the Class B Common Stock shall be declared and paid at the same time in an equal or, in the discretion of the Board of Directors, a lesser amount per share than those declared in respect of shares of Class A Common Stock.

2)
If any stock dividend is declared on shares of Class A Common Stock, such dividend may be paid in shares of Class A Common Stock or in shares of Class B Common Stock, or partly in one class and partly in the other, if stock dividends in equal or, in the discretion of the Board of Directors, lesser amounts per share are declared at the same time on shares of the Class B Common Stock and are payable in either shares of Class A Common Stock or in shares of Class B Common Stock, or partly in one class and partly in the other, regardless of which class the stock dividend was paid on shares of Class A Common Stock. If any stock dividend is declared on shares of Class B Common Stock, such dividend may be paid in shares of Class A Common Stock or in shares of Class B Common Stock, or partly in one class and partly in the other, if stock dividends in equal or, in the discretion of the Board of Directors, greater amounts per share are paid at the same time on shares of the Class A Common Stock and are payable in either shares of Class A Common Stock or in shares of Class B Common Stock, or partly in one class and partly in the other, regardless of which class the stock dividend was paid on shares of Class B Common Stock.

3)
All distributions other than dividends (including, without limiting the generality of the foregoing, any distribution of rights, warrants or options to purchase securities of the Corporation), and all such distributions which may at any time or from time to time be authorized or made:

i)
in respect of shares of the Class A Common Stock, shall be authorized and made at the same time in equal, or in the discretion of the Board of Directors, greater quantities or amounts per share than on shares of Class B Common Stock without preference or distinction; and

ii)
in respect of shares of the Class B Common Stock, shall be authorized and made at the same time in equal, or in the discretion of the directors, lesser quantities or amounts per share than on shares of Class A Common Stock without preference or distinction.

(d)   Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them. For the avoidance of doubt, a dissolution, liquidation or winding up shall not be deemed to be occasioned by or to include, without limitation, any voluntary consolidation, reorganization, conversion or merger of the Corporation with or into any other corporation or entity or other corporation or entities or a sale, lease, transfer, exchange or conveyance of all or a part of the Corporation’s assets.
SECTION 4.   Each share of Class B Common Stock shall be convertible at any time, at the option of the holder thereof, into a share of Class A Common Stock, on the basis of one share of Class A Common Stock for each share of Class B Common Stock so converted.
SECTION 5. (a)   For the purposes of this Section 5:
1)
“affiliate” has the meaning ascribed thereto under the General Rules and Regulations under the Securities Exchange Act of 1934, as amended;

2)
“Conversion Period” means the period of time commencing on the eighth day after the Offer Date and terminating on the Expiry Date;

3)
“Converted Shares” means the shares of Class B Common Stock resulting from the conversion of shares of Class A Common Stock into shares of Class B Common Stock pursuant to Section 5(b) of this Article IV;

4)
“Exclusionary Offer” means an offer to purchase shares of Class B Common Stock that:

i)   must, by reason of applicable securities legislation or the requirements of a stock exchange on which the shares of Class B Common Stock are listed, be made to all or substantially all holders of shares of Class B Common Stock; and
ii)   is not made concurrently with an offer to purchase shares of Class A Common Stock that is identical to the offer to purchase shares of Class B Common Stock in terms of price per share and percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Offeror, and in all other material respects, and that has no condition attached other than the right not to take up and pay for shares tendered if no shares are tendered pursuant to the offer for shares of Class B Common Stock, and for the purposes of this definition, if an offer to purchase shares of Class B Common Stock is not an Exclusionary Offer as defined above but would be an Exclusionary Offer if it were not for sub-clause (ii), the varying of any term of such offer shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase shares of Class A Common Stock;
5)
“Expiry Date” means the last date upon which holders of shares of Class B Common Stock may accept an Exclusionary Offer;

6)
“Offer Date” means the date on which an Exclusionary Offer is made;

7)
“Offeror” means a person or company that makes an offer to purchase shares of Class B Common Stock (the “bidder”), and includes any associate or affiliate of the bidder or any person or company that is disclosed in the offering document to be acting jointly or in concert with the bidder; and

8)
“transfer agent” means the transfer agent for the time being of the shares of Class B Common Stock.

(b)   Subject to subparagraph (e) of this Section 5, if an Exclusionary Offer is made, each outstanding share of Class A Common Stock shall be convertible into one share of Class B Common Stock at the option of the holder during the Conversion Period. The conversion right may be exercised by notice in writing given to the transfer agent accompanied by, if applicable, the share certificate or certificates representing the shares of Class A Common Stock which the holder desires to convert, and such notice shall be executed by such holder, or by his attorney duly authorized in writing, and shall specify the number of shares of Class A Common Stock which the holder desires to have converted. The holder shall pay any governmental or other tax imposed on or in respect of such conversion. Upon receipt by the transfer agent of such notice and, if applicable, share certificate or certificates, the Corporation shall issue shares of Class B Common Stock as above prescribed and in accordance with paragraph of this Section 5.
(c)   An election by a holder of shares of Class A Common Stock to exercise the conversion right provided for in paragraph (b) of this Section 5 shall be deemed to also constitute an irrevocable election by such holder to deposit the Converted Shares pursuant to the Exclusionary Offer (subject to such holder’s right to subsequently withdraw the shares from the offer) and to exercise the right to convert into shares of Class A Common Stock all Converted Shares in respect of which such holder exercises his right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately taken up under the Exclusionary Offer. Any conversion into shares of Class A Common Stock, pursuant to such deemed election, of Converted Shares in respect of which the holder exercises his or her right of withdrawal from the Exclusionary Offer shall become effective at the time such right of withdrawal is exercised. If the right of withdrawal is not exercised, any conversion into shares of Class A Common Stock pursuant to such deemed election shall become effective,
1)
in respect of an Exclusionary Offer which is completed, immediately following the time by which the Offeror is required by applicable securities legislation to take up and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

2)
in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

(d)   Upon completion of the offer, the transfer agent shall deliver to the holders entitled thereto all consideration paid by the Offeror pursuant to the offer. The Corporation shall make all arrangements with the transfer agent necessary or desirable to give effect to this subparagraph.
(e)   Subject to paragraph (f) of this Section 5, the conversion right provided for in paragraph (b) of this Section 5 shall not come into effect if:
1)
prior to the time at which the Exclusionary Offer is made there is delivered to the transfer agent and to the Secretary of the Corporation certificate or certificates signed by or on behalf of one or more stockholders of the Corporation owning in the aggregate, as at the time the Exclusionary Offer is made, more than 50% of the then outstanding shares of Class B Common Stock, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such stockholder, that such stockholder shall not:

i)
accept any Exclusionary Offer without giving the transfer agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date;

ii)
make any Exclusionary Offer;

iii)
act jointly or in concert with any person or company that makes any Exclusionary Offer; or

iv)
transfer any shares of Class B Common Stock, directly or indirectly, during the time at which any Exclusionary Offer is outstanding without giving the transfer agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of shares of Class B Common Stock transferred or to be transferred to each transferee; or

2)
within seven days after the Offer Date there is delivered to the transfer agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more stockholders of the Corporation owning in the aggregate more than 50% of the then outstanding shares of Class B Common Stock, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such stockholder:

i)
the number of shares of Class B Common Stock owned by the stockholder;

ii)
that such stockholder is not making the Exclusionary Offer and is not an affiliate of, or acting jointly or in concert with, the person or company making such offer;

iii)
that such stockholder shall not accept the Exclusionary Offer, including any varied form of such offer, without giving the transfer agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date; and

iv)
that such stockholder shall not transfer any shares of Class B Common Stock, directly or indirectly, prior to the Expiry Date without giving the transfer agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of shares of Class B Common Stock transferred or to be transferred to each transferee if this information is known to the transferor.

(f)   If a notice referred to in sub-clause (e)(1)(i), (e)(1)(iv), (e)(2)(iii) or (e)(2)(iv) of this Section 5 is given and the conversion right provided for in paragraph (b) of this Section 5 has not come into effect, the transfer agent shall either forthwith upon receipt of the notice or forthwith after the seventh day following the Offer Date, whichever is later, make a determination as to whether there are subsisting certifications that comply with either sub-clause (e)(1) or (e)(2) of this Section 5 from stockholders of the Corporation who own in the aggregate more than 50% of the then outstanding shares of Class B Common Stock, exclusive of shares owned immediately prior to the offer by the Offeror. For the purposes of this determination the transaction that is the subject of such notice shall be deemed to have taken place at the time of the determination, and the shares that are the subject of such notice shall be deemed to have been transferred to a person or company from whom the transfer agent had not received such a certification unless the transfer agent is otherwise advised either by such notice or by the transferee in writing. If the transfer agent determines that there are not such subsisting certifications, paragraph (e) of this Section 5 shall cease to apply and the conversion right provided for in paragraph (b) of this Section 5 shall be in effect for the remainder of the Conversion Period.
(g)   As soon as reasonably possible after the seventh day after the Offer Date, the Corporation shall send to each holder of shares of Class A Common Stock a notice advising the holders as to whether they are entitled to convert their shares of Class A Common Stock into shares of Class B Common Stock and the reasons therefor. If such notice disclosed that they are not so entitled but if subsequently determined that they are so entitled by virtue of paragraph (f) of this Section 5 or otherwise, the Corporation shall forthwith send another notice to them advising them of that fact and the reasons therefor.

(h)   If a notice referred to in paragraph (g) of this Section 5 discloses that the conversion right has come into effect, the notice shall:
1)
include a description of the procedure to be followed to effect the conversion and to have the Converted Shares tendered under the offer;

2)
include the information set out in paragraph (c) of this Section 5; and

3)
be accompanied by a copy of the offer and all other material sent to holders of shares of Class B Common Stock in respect of the offer, and as soon as reasonably possible after any additional material, including a notice of variation, is sent to the holders of shares of Class B Common Stock in respect of the offer, the Corporation shall send a copy of such additional material to each holder of shares of Class A Common Stock.

(i)   Prior to or forthwith after sending any notice referred to in paragraph (g) of this Section 5, the Corporation shall cause a press release to be issued describing the contents of the notice.
SECTION 6.   Shares of Common Stock shall not entitle any holder thereof to any pre-emptive, subscription or redemption rights.
SECTION 7.   No subdivision, consolidation, reclassification or other change of the Class A Common Stock or the Class B Common Stock shall be made unless at the time an equivalent or comparable subdivision, consolidation, reclassification or change is made with respect to all of the shares of Class A Common Stock and Class B Common Stock which are then outstanding.
SECTION 8.   As of the date of this Certificate of Incorporation, the Board of Directors has provided for the issuance of Series 4 Convertible Preferred Stock with the voting powers, designations, preferences and relative, participating, option or other special rights, and qualifications as set forth in Exhibit A attached hereto.
SECTION 9.   As of the date of this Certificate of Incorporation, the Board of Directors has provided for the issuance of Series 5 Convertible Preferred Stock with the voting powers, designations, preferences and relative, participating, option or other special rights, and qualifications as set forth in Exhibit B attached hereto.
SECTION 10.   As of the date of this Certificate of Incorporation, the Board of Directors has provided for the issuance of Series 6 Convertible Preferred Stock with the voting powers, designations, preferences and relative, participating, option or other special rights, and qualifications as set forth in Exhibit C attached hereto.
SECTION 11.   As of the date of this Certificate of Incorporation, the Board of Directors has provided for the issuance of Series 7 Convertible Preferred Stock with the voting powers, designations, preferences and relative, participating, option or other special rights, and qualifications as set forth in Exhibit D attached hereto.
ARTICLE V
SECTION 1. (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise fixed pursuant to the terms of any outstanding series of Preferred Stock pursuant to this Certificate of Incorporation (including any Designation relating to such series of Preferred Stock attached hereto as Exhibit A, B, C or D), the number of directors of the Corporation shall be fixed from time to time by the Board of Directors. In no event shall a decrease in the number of directors constituting the Board of Directors shorten the term of any incumbent director.
(b) The directors, other than those who may be elected by the holders of any series of Preferred Stock voting separately pursuant to this Certificate of Incorporation (including any Designation relating to such series of Preferred Stock attached hereto as Exhibit A, B, C or D), shall be elected by the stockholders entitled to vote thereon at each annual meeting of the stockholders. Each director shall be elected annually and shall hold office until the next annual meeting of stockholders and until his or her respective successor shall have been duly elected and qualified or until his or her earlier resignation or removal. The election of directors need not be by written ballot.
SECTION 2. Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the By-laws of the Corporation.
SECTION 3. (a) Except as otherwise provided for or fixed by or pursuant to the provisions of this Certificate of Incorporation relating to the rights of the holders of any outstanding series of Preferred Stock (including any Designation relating to such series of Preferred Stock attached hereto as Exhibit A, B, C or D), newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the Board of Directors by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or if not so filled, by the stockholders at the next annual meeting thereof. Any director elected in accordance with the first sentence of this Section 3 shall hold office for a term that shall coincide with the remaining term of the class such director is elected to and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation or removal.
(b) Any director or the entire Board of Directors may be removed with or without cause, and, in either case, such removal shall require the affirmative vote of shares representing at least a majority of the votes entitled to be cast by the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of directors of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock voting separately are entitled to elect directors of the Corporation pursuant to the provisions of this Certificate of Incorporation (including any Designation relating to such series of Preferred Stock attached hereto as Exhibit A, B, C or D), any such director of the Corporation so elected may be removed in accordance with this Certificate of Incorporation (including any such Designation).
ARTICLE VI
Subject to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of any outstanding series of Preferred Stock, special meetings of stockholders of the Corporation may only be called by the Chairman of the Board of Directors or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors (the entire Board of Directors being the total number of authorized directors, whether or not there exist any vacancies or unfilled previously authorized directorships) or as otherwise provided in the By-laws of the Corporation.
ARTICLE VII
In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation by the vote of a majority of the entire Board of Directors. In addition to any requirements of law and any other provision of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law), the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation, voting together as a single class, shall be required for stockholders to adopt, amend, alter or repeal any provision of the By-laws of the Corporation.
ARTICLE VIII
The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation.

ARTICLE IX
SECTION 1. To the fullest extent that the DGCL or any other law of the State of Delaware as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
SECTION 2. To the fullest extent that the DGCL or any other law of the State of Delaware as it exists or as it may hereafter be amended permits, including to the extent that such law or amendment permits the Corporation to provide broader indemnification rights than permitted prior to such law or amendment, the Corporation may provide indemnification of (and advancement of expenses to) its current and former directors, officers and agents (and any other persons to which the DGCL permits the Corporation to provide indemnification) through By-law provisions, agreements with such agents or other persons, votes of stockholders or disinterested directors or otherwise.
SECTION 3. No amendment to or repeal of any Section of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any action or proceeding accruing or arising, prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE X
SECTION 1. In recognition and anticipation that Exempted Persons (as defined below) (i) currently or may in the future serve as directors, officers or agents of the Corporation or its Subsidiaries (as defined below), (ii) currently or may in the future have access to information about the Corporation and its Subsidiaries that may, to the fullest extent permitted by applicable law, enhance each such Exempted Person’s knowledge and understanding of (A) the industries in which the Corporation and its Subsidiaries operate (collectively, “Acquired Knowledge”), (B) the activities in which the Corporation and its Subsidiaries now engage, may continue to engage or may in the future engage (which shall include, without limitation, other business activities that overlap with or compete with those in which the Corporation and its Affiliates (as defined below) and Subsidiaries may engage directly or indirectly) or (C) related lines of business in which the Corporation or its Subsidiaries may engage directly or indirectly and (iii) currently or may in the future have an interest in the same or similar areas of corporate opportunity as the Corporation or its Subsidiaries may have an interest directly or indirectly, the provisions of this Article X are set forth to regulate and define, to the fullest extent permitted by the DGCL and other applicable law, the conduct of certain affairs of the Corporation and its Subsidiaries with respect to certain classes or categories of business opportunities as they may involve an Exempted Person, and the powers, rights, duties and liabilities of the Corporation and its Subsidiaries and their respective direct or indirect partners, members, and stockholders in connection therewith.
SECTION 2. (a) Notwithstanding any provision of this Certificate of Incorporation to the contrary, to the fullest extent permitted by the DGCL and other applicable law, if any Exempted Person acquires knowledge of a potential Corporate Opportunity (as defined below) or otherwise is then exploiting any Corporate Opportunity, the Corporation and its Affiliates and Subsidiaries shall have no interest or expectancy in such Corporate Opportunity, or in being offered an opportunity to participate in such Corporate Opportunity, and any interest or expectancy in any Corporate Opportunity or any expectation in being offered the opportunity to participate in any Corporate Opportunity is hereby renounced and waived so that, such Exempted Person, to the fullest extent permitted by the DGCL and other applicable law, (i) shall have no duty (fiduciary, contractual or otherwise) to communicate or present such Corporate Opportunity to the Corporation or any of its Affiliates or Subsidiaries or any stockholder; (ii) shall have the right to hold or pursue, directly or indirectly, any such Corporate Opportunity for such Exempted Person’s own account and benefit or such Exempted Person may direct such Corporate Opportunity to another Person (as defined below); and (iii) shall not be liable to the Corporation, any of its Affiliates or Subsidiaries, their respective Affiliates or their respective direct or indirect partners, members or stockholders, for breach of any duty (fiduciary, contractual or otherwise) as a stockholder, director or officer of the Corporation or otherwise by reason of the fact that it pursues or acquires such Corporate Opportunity, directs such Corporate Opportunity to another Person or does not communicate information regarding such Corporate Opportunity to the Corporation or any of its Affiliates or Subsidiaries.

(b) The Corporation hereby expressly acknowledges and agrees that the Exempted Persons have the right to, and shall have no duty (contractual or otherwise) not to, (i) directly or indirectly engage in the same or similar business activities or lines of business as the Corporation or any of its Subsidiaries engages or proposes to engage, on such Exempted Person’s own behalf, or in partnership with, or as an employee, officer, director, member or stockholder of any other Person, including those lines of business deemed to be competing with the Corporation or any of its Subsidiaries; (ii) do business with any potential or actual customer or supplier of the Corporation or any of its Affiliates or Subsidiaries; and (iii) employ or otherwise engage any officer or employee of the Corporation or any of its Affiliates or Subsidiaries. The Corporation hereby expressly acknowledges and agrees that neither the Corporation nor any of its Affiliates or Subsidiaries nor any stockholder shall have any rights in and to the business ventures of any Exempted Person, or the income or profits derived therefrom. To the fullest extent permitted by the DGCL and other applicable law, none of the Exempted Persons shall be liable to the Corporation, any of its Affiliates or Subsidiaries, their respective Affiliates or their respective direct or indirect partners, members, or stockholders, for breach of any duty (fiduciary, contractual or otherwise) as a stockholder, director or officer of the Corporation or otherwise by reason that such Exempted Person is engaging in any activities or lines of business or competing with the Corporation or its Subsidiaries.
(c) The Corporation hereby acknowledges and agrees that, to the fullest extent permitted by the DGCL and other applicable law, (i) in the event of any conflict of interest between the Corporation or any of its Subsidiaries, on the one hand, and any Exempted Person, on the other hand, such Exempted Person may act in its best interest or in the best interest of any other Exempted Person and (ii) no Exempted Person shall be obligated to (A) reveal to the Corporation or any of its Subsidiaries confidential information belonging to or relating to the business of any Exempted Person or (B) recommend or take any action in its capacity as stockholder, director or officer, as the case may be, that prefers the interest of the Corporation or any of its Subsidiaries over the interest of any Exempted Person.
(d) The Corporation hereby acknowledges and agrees that, to the fullest extent permitted by the DGCL and other applicable law, each Exempted Person is not restricted from using Acquired Knowledge in making investment, voting, monitoring, governance or other decisions relating to other entities or securities.
SECTION 3. Any Person purchasing or otherwise acquiring any interest in any shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.
SECTION 4. For purposes of this Article X, a director who is Chairman of the Board of Directors or chairman of a committee of the Board of Directors is not deemed an officer of the Corporation by reason of holding that position unless that person is a full-time employee of the Corporation.
SECTION 5. If this Article X or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, this Article X shall be deemed to be modified to the minimum extent necessary to avoid a violation of law and, as so modified, this Article X and the remaining provisions hereof shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by law.
SECTION 6. For the purposes of this Article X,
(a) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person.
(b) “Corporate Opportunity” means (i) an investment or business opportunity or activity, including without limitation those that might be considered the same as or similar to the Corporation’s business or the business of any Affiliate or Subsidiary of the Corporation, including those deemed to be competing with the Corporation or any Affiliate or Subsidiary of the Corporation, or (ii) a prospective economic or competitive advantage in which the Corporation or any Affiliate or Subsidiary of the Corporation could have an interest or expectancy. In addition to and notwithstanding the foregoing, a Corporate Opportunity shall not be deemed to be a potential opportunity for the Corporation or any Affiliates or Subsidiary if it is a business opportunity that (i) the Corporation, Affiliate or Subsidiary, as applicable, is not financially able or contractually permitted or legally able to undertake, (ii) from its nature, is not in the line of the

Corporation’s, Affiliate’s or Subsidiary’s, as applicable, business or is of no practical advantage to it or (iii) is one in which the Corporation, Affiliate or Subsidiary, as applicable, has no interest or reasonable expectancy.
(c) “Exempted Person” means each Person that is a director of the Corporation who is not an employee of the Corporation or any of its subsidiaries.
(d) “Person” means any individual, corporation, partnership, unincorporated association or other entity.
(e) “Subsidiary” with respect to any Person means: (i) a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, without regard to whether the voting of such capital stock is subject to a voting agreement or similar restriction, (ii) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (A) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (B) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company or (iii) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (A) the power to elect or direct the election of a majority of the members of the governing body of such Person (whether or not such power is subject to a voting agreement or similar restriction) or (B) in the absence of such a governing body, a majority ownership interest.
ARTICLE XI
The Corporation expressly opts out of, and elects not to be governed by the “Business Combinations with Interested Stockholders” provisions contained in Section 203 of the DGCL as permitted under Subsection 203(b) of the DGCL.
ARTICLE XII
Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action or proceeding asserting a claim arising pursuant to any provision of the DGCL (or any successor provision thereto) or as to which the DGCL (or any successor provision thereto) confers jurisdiction on the Court of Chancery of the State of Delaware, (d) any action or proceeding asserting a claim against the corporation or any current or former directors, officer or other employee of the corporation arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the By-Laws of the Corporation (as each may be amended form time to time), (e) any action or proceeding asserting a claim governed by the internal affairs doctrine or (f) any other action or proceeding asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL shall be the Court of Chancery of the State of Delaware, in all cases to the fullest extent permitted by law, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, any other state or federal court located within the State of Delaware.
Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
ARTICLE XIII
The Corporation is to have perpetual existence.

ARTICLE XIV
If any provision (or any part thereof) of this Certificate of Incorporation shall be held invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any section of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any section containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.
ARTICLE XV
The name and mailing address of the sole incorporator are as follows:
[Name]
[Mailing Address]
[Remainder of Page Intentionally Left Blank]

EXHIBIT A
DESIGNATION
OF
SERIES 4 CONVERTIBLE PREFERRED STOCK
OF
MDC PARTNERS INC.
SECTION 1.   Designation and Amount.   The designation of this series of Preferred Stock is “Series 4 Convertible Preferred Stock” (the “Series 4 Preferred Shares”), par value $0.001 per share, and the number of shares constituting such series is Ninety-Five Thousand (95,000). Subject to the Certificate of Incorporation, such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series 4 Preferred Shares to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.
SECTION 2.   Dividends.
(a)   Participating Dividends.
(i)   Each holder of issued and outstanding Series 4 Preferred Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends for each Series 4 Preferred Share, dividends of the same type as any dividends or other distribution, whether in cash, in kind or in other property, payable or to be made on outstanding Class A Subordinate Voting Shares of the Corporation (the “Class A Shares”), in an amount equal to the amount of such dividends or other distribution as would be made on the number of Class A Shares into which such Series 4 Preferred Shares could be converted on the applicable record date for such dividends or other distribution on the Class A Shares, without giving effect to the limitations set forth in SECTION 6(b) after aggregating all shares held by the same holder (the “Participating Dividends”) and disregarding any rounding for fractional amounts; provided, however, that notwithstanding the above, the holders of Series 4 Preferred Shares shall not be entitled to receive any dividends or distributions for which an adjustment to the Conversion Price (as defined below) shall be made pursuant to SECTION 6(f)(i)(A) or SECTION 6(f)(ii) (and such dividends or distributions that are not payable to the holders of Series 4 Preferred Shares as a result of this proviso shall not be deemed to be Participating Dividends).
(ii)   Participating Dividends are payable at the same time as and when such dividends or other distributions on the Class A Shares are paid to the holders of Class A Shares and are payable to holders of record of Series 4 Preferred Shares on the record date for the corresponding dividend or distribution on the Class A Shares.
(b)   Additional Dividends.
(i)   Following the occurrence of a Specified Event, each holder of issued and outstanding Series 4 Preferred Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends for each Series 4 Preferred Share, with respect to each Dividend Period, dividends at a rate per annum equal to the Additional Rate multiplied by the Base Liquidation Preference per Series 4 Preferred Share (the “Additional Dividends” and, together with Participating Dividends, the “Dividends”). Any Additional Dividends payable pursuant to this SECTION 2(b) shall be in addition to any Participating Dividends, as applicable, payable pursuant to SECTION 2(a) hereof.
(ii)   Additional Dividends will accrue on a daily basis and be cumulative from the date on which a Specified Event occurs and are payable in arrears on each Dividend Payment Date.
(iii)   Additional Dividends in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of Additional Dividends payable for any Dividend Period shorter or longer than a full quarterly Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

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(iv)   Additional Dividends that are declared and payable on a Dividend Payment Date will be paid to the holders of record of Series 4 Preferred Shares as they appear in the records of the Corporation at the close of business on the 15th day of the calendar month prior to the month in which the applicable Dividend Payment Date falls, provided that Additional Dividends payable upon redemption or conversion of Series 4 Preferred Shares will be payable to the holder of record on the Redemption Date or the Conversion Date, as applicable. Any payment of an Additional Dividend will first be credited against the earliest accumulated but unpaid Additional Dividend due with respect to each share that remains payable.
(v)   Additional Dividends are payable only in cash. Additional Dividends will accrue and cumulate whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of Additional Dividends and whether or not Additional Dividends are declared.
(vi)   After a Specified Event has occurred and while any Series 4 Preferred Shares remain outstanding, unless all Additional Dividends accrued to the end of all completed Dividend Periods have been paid in full, neither the Corporation nor any of its subsidiaries may (A) declare, pay or set aside for payment any dividends or distributions on any Junior Securities or (B) repurchase, redeem or otherwise acquire any Junior Securities.
(vii)   The provisions of SECTION 2(b)(vi) shall not prohibit:
(A)   the repurchase, redemption, retirement or other acquisition of vested or unvested Common Shares held by any future, present or former officer, director, employee, manager or consultant (or their respective permitted transferees) of the Corporation or any subsidiary of the Corporation pursuant to any equity incentive grant, plan, program or arrangement, any severance agreement or any stock subscription or equityholder agreement, in each case solely to the extent required by the terms thereof;
(B)   payments made or expected to be made by the Corporation in respect of withholding or similar taxes payable in connection with the exercise or vesting of Common Shares or Class A Equivalents by any future, present or former officer, director, employee, manager or consultant (or their respective permitted transferees) of the Corporation or any subsidiary of the Corporation and repurchases or withholdings of Common Shares or Class A Equivalents in connection with any exercise or vesting of Common Shares or Class A Equivalents if such Common Shares or Class A Equivalents represent all or a portion of the exercise price of, or withholding obligation with respect to, such Common Shares or Class A Equivalents;
(C)   cash payments made in lieu of issuing fractional Common Shares in connection with the exercise or vesting of Common Shares or Class A Equivalents;
(D)   payments arising from agreements of the Corporation or a subsidiary of the Corporation providing for adjustment of purchase price, deferred consideration, earn outs or similar obligations, in each case incurred in connection with the purchase or investment by the Corporation or a subsidiary of the Corporation of or in assets or capital stock of a third party; or
(E)   payments or distributions made pursuant to any plan or proposal for the liquidation or dissolution of the Corporation or pursuant to any decree or order for relief or made by any custodian of the Corporation in connection with any voluntary case or proceeding under Title 11 of the U.S. Code or any similar federal, state, Canadian, provincial or other non-U.S. law for the relief of debtors.
(c)   The Corporation shall pay Dividends (less any tax required to be deducted and withheld by the Corporation), except in case of redemption or conversion in which case payment of Dividends shall be made on surrender of the certificate, if any, representing the Series 4 Preferred Shares to be redeemed or converted, by electronic funds transfer or by sending to each holder of Series 4 Preferred Shares a check for such Dividends payable to the order of such holder or, in the case of joint holders, to the order of all such holders failing written instructions from them to the contrary or in such other

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manner, not contrary to applicable law, as the Corporation shall reasonably determine. The making of such payment or the posting or delivery of such check on or before the date on which such Dividend is to be paid to a holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such Dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related Dividends as aforesaid and remitted to the proper taxing authority) unless such check is not honored when presented for payment. Subject to applicable law, Dividends which are represented by a check which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.
(d)   Holders of the Series 4 Preferred Shares are not entitled to any dividend, whether payable in cash, in kind or other property, in excess of the Participating Dividends and, if applicable, the Additional Dividends, as provided in this SECTION 2.
SECTION 3.   Liquidation Preference.
(a)   Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each Series 4 Preferred Share entitles the holder thereof to receive and to be paid out of the assets of the Corporation available for distribution, before any distribution or payment may be made to a holder of any Class A Shares, any Class B Shares of the Corporation (the “Class B Shares”) or any other shares ranking junior as to capital to the Series 4 Preferred Shares, an amount per Series 4 Preferred Share equal to the greater of (i) the Base Liquidation Preference (as defined below), as increased by the Accretion Rate (as defined below) from the most recent Quarterly Compounding Date to the date of such liquidation, dissolution or winding up (without duplication of changes to the Base Liquidation Preference as provided for in SECTION 3(b)) plus any accrued but unpaid Dividends with respect thereto, and (ii) an amount equal to the amount the holders of the Series 4 Preferred Shares would have received per Series 4 Preferred Share upon liquidation, dissolution or winding up of the Corporation had such holders converted their Series 4 Preferred Shares into Class A Shares immediately prior thereto, without giving effect to the limitations set forth in SECTION 6(b) and disregarding any rounding for fractional amounts (the greater of the amount in clause (i) and clause (ii), the “Liquidation Preference”). Notwithstanding the foregoing or anything in this Designation to the contrary, immediately prior to and conditioned upon the consummation of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if the amount set forth in clause (i) above is greater than the amount set forth in clause (ii) above, any holder of outstanding Series 4 Preferred Shares shall have the right to convert its Series 4 Preferred Shares into Class A Shares by substituting the Fair Market Value of a Class A Share for the then-applicable Conversion Price and without giving effect to the limitations set forth in SECTION 6(b) and disregarding any rounding for fractional amounts.
(b)   The “Base Liquidation Preference” per Series 4 Preferred Share shall initially be equal to the Original Purchase Price. From and after the Series 4 Original Issuance Date, the Base Liquidation Preference of each Series 4 Preferred Share shall increase on a daily basis, on the basis of a 360-day year consisting of twelve 30-day months, at a rate of 8.0% per annum (the “Accretion Rate”) of the then-applicable Base Liquidation Preference, the amount of which increase shall compound quarterly on each March 31, June 30, September 30 and December 31 (each, a “Quarterly Compounding Date”) from the Series 4 Original Issuance Date through the fifth anniversary thereof, following which the Accretion Rate will decrease to 0% per annum and the Base Liquidation Preference per Series 4 Preferred Share will not increase during any period subsequent to such fifth anniversary. The Base Liquidation Preference shall be proportionally adjusted for any stock dividends, splits, combinations and similar events on the Series 4 Preferred Shares.
(c)   After payment to the holders of the Series 4 Preferred Shares of the full Liquidation Preference to which they are entitled, the Series 4 Preferred Shares as such will have no right or claim to any of the assets of the Corporation.
(d)   The value of any property not consisting of cash that is distributed by the Corporation to the holders of the Series 4 Preferred Shares will equal the Fair Market Value thereof on the date of distribution.

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(e)   For the purposes of this SECTION 3, a Fundamental Change (in and of itself) shall not be deemed to be a liquidation, dissolution or winding up of the Corporation subject to this SECTION 3 (it being understood that an actual liquidation, dissolution or winding up of the Corporation in connection with a Fundamental Change will be subject to this SECTION 3).
SECTION 4.   Voting Rights.   The holders of the Series 4 Preferred Shares shall not be entitled as such, except as required by law, to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting but shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof. The approval of the holders of the Series 4 Preferred Shares with respect to any and all matters referred to in this Designation may be given in writing by all of the holders of the Series 4 Preferred Shares outstanding or by resolution duly passed and carried as may then be required by the General Corporation Law of the State of Delaware at a meeting of the holders of the Series 4 Preferred Shares duly called and held for the purpose of considering the subject matter of such resolution and at which holders of not less than a majority of all Series 4 Preferred Shares then outstanding are present in person or represented by proxy in accordance with the by-laws of the Corporation; provided, however, that if at any such meeting, when originally held, the holders of at least a majority of all Series 4 Preferred Shares then outstanding are not present in person or so represented by proxy within 30 minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being not less than fifteen (15) days later, and to such time and place as may be fixed by the chairman of such meeting. Notice of any such original meeting of the holders of the Series 4 Preferred Shares shall be given not less than twenty-one (21) days prior to the date fixed for such meeting and shall specify in general terms the purpose for which the meeting is called, and notice of any such adjourned meeting shall be given not less than ten (10) days prior to the date fixed for such adjourned meeting, but it shall not be necessary to specify in such notice the purpose for which the adjourned meeting is called. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting and the conduct of it shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at any such original meeting or adjourned meeting, each holder of Series 4 Preferred Shares present in person or represented by proxy shall be entitled to one vote for each of the Series 4 Preferred Shares held by such holder.
SECTION 5.   Purchase for Cancellation.   Subject to such provisions of the General Corporation Law of the State of Delaware as may be applicable, the Corporation may at any time or times purchase (if obtainable) for cancellation all or any part of the Series 4 Preferred Shares outstanding from time to time: (a) through the facilities of any Exchange or market on which the Series 4 Preferred Shares are listed, (b) by invitation for tenders addressed to all the holders of record of the Series 4 Preferred Shares outstanding, or (c) in any other manner, in each case at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable.
SECTION 6.   Conversion.
Each Series 4 Preferred Share is convertible into Class A Shares as provided in this SECTION 6.
(a)   Conversion at the Option of Holders of Series 4 Preferred Shares.   Subject to SECTION 6(b), each holder of Series 4 Preferred Shares is entitled to convert, in whole at any time and from time to time, and in part at any time and from time to time after the ninetieth day following the Series 4 Original Issuance Date, at the option and election of such holder upon receipt of all antitrust approvals required in connection with such conversion (or the lapse of any applicable waiting period relating to such required antitrust approvals), any or all outstanding Series 4 Preferred Shares held by such holder into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the number (the “Conversion Amount”) determined by dividing (i) the Base Liquidation Preference (as adjusted pursuant to SECTION 3(b) to the date immediately preceding the Conversion Date (as defined below)) for each Series 4 Preferred Share to be converted by (ii) the Conversion Price in effect at the time of conversion. The “Conversion Price” initially is $10.00 per share, as adjusted from time to time as provided in SECTION 6(f). In order to convert the Series 4 Preferred Shares into Class A Shares, the holder must surrender the certificates representing such Series 4 Preferred Shares, accompanied by transfer instruments satisfactory to the Corporation, free of any adverse interest or liens at the office of the Corporation’s transfer agent for the Series 4 Preferred Shares, together with

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written notice that such holder elects to convert all or such number of shares represented by such certificates as specified therein. With respect to a conversion pursuant to this SECTION 6(a), the date of receipt of such certificates, together with such notice and such other information or documents as may be required by the Corporation (including any certificates delivered pursuant to SECTION 6(b)), by the transfer agent or the Corporation will be the date of conversion (the “Conversion Date”) and the Conversion Date with respect to a conversion pursuant to SECTION 6(c) will be as provided in such section.
(b)   Limitations on Conversion.   Notwithstanding SECTION 6(a) or SECTION 6(c) but subject to SECTION 8, the Corporation shall not effect any conversion of the Series 4 Preferred Shares or otherwise issue Class A Shares pursuant to SECTION 6(a) or SECTION 6(c), and no holder of Series 4 Preferred Shares will be permitted to convert Series 4 Preferred Shares into Class A Shares if, and to the extent that, following such conversion, either (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares would exceed 19.9% of the Maximum Voting Power (as defined below) or (ii) such holder would Beneficially Own more than 19.9% of the then outstanding Common Shares; provided, however, that such conversion restriction shall not apply to any conversion in connection with and subject to completion of (A) a public sale of the Class A Shares to be issued upon such conversion, if following consummation of such public sale such holder will not Beneficially Own in excess of 19.9% of the then outstanding Class A Shares or (B) a bona fide third party tender offer for the Class A Shares issuable thereupon. For purposes of the foregoing sentence, the number of Class A Shares Beneficially Owned by a holder shall include the number of Class A Shares issuable upon conversion of the Series 4 Preferred Shares with respect to which a conversion notice has been given, but shall exclude the number of Class A Shares which would be issuable upon conversion or exercise of the remaining, unconverted portion of the Series 4 Preferred Shares and any Alternative Preference Shares Beneficially Owned by such holder. Upon the written request of the holder, the Corporation shall within two (2) Business Days confirm in writing (which may be by email) to any holder the number of Class A Shares and Class B Shares then outstanding. In connection with any conversion and as a condition to the Corporation effecting such conversion, upon request of the Corporation, a holder of Series 4 Preferred Shares shall deliver to the Corporation a certificate, signed by a duly authorized officer of such holder, no less than twelve (12) Business Days prior to the applicable conversion, certifying that, after giving effect to such conversion, (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares will not exceed 19.9% of the Maximum Voting Power or (ii) such holder will not Beneficially Own more than 19.9% of the then outstanding Common Shares. For purposes hereof, “Maximum Voting Power” means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast by all shares of the Corporation’s capital on a matter subject to the vote of the Common Shares and any other securities that constitute Voting Stock voting together as a single class and after giving effect to any limitation on voting power set forth herein and the certificate of designation or other similar document governing other Voting Stock.
(c)   Conversion at the Option of the Corporation.   Subject to SECTION 6(b) and SECTION 8, on and after the two (2) year anniversary of the Series 4 Original Issuance Date, at the Corporation’s option and election and upon its compliance with this SECTION 6(c), and in the case of the Investor and any Permitted Transferee upon receipt of all antitrust approvals required in connection with such conversion (or the lapse of any applicable waiting period relating to such required antitrust approvals), all outstanding Series 4 Preferred Shares shall be converted automatically into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the Conversion Amount following written notice by the Corporation to the holders of Series 4 Preferred Shares notifying such holders of the conversion contemplated by this SECTION 6(c), which conversion shall occur on the date specified in such notice, which shall not be less than ten (10) Business Days following the date of such notice (or in the case of the Investor and any Permitted Transferee the later of (A) the date of receipt of all antitrust approvals required in connection with such conversion (or the lapse of any applicable waiting period relating to such required antitrust approvals)) and (B) ten (10) Business Days following the date of such notice), provided, that (i) prior to the five-year anniversary of the Series 4 Original Issuance Date, such notice may be delivered by the Corporation (and such Series 4 Preferred Shares may be converted into Class A Shares pursuant to this SECTION 6(c)) only if the Closing Price per Class A Share for the thirty (30) consecutive Trading Day period ending on the Trading Day immediately

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prior to delivery of a notice of conversion pursuant to this SECTION 6(c) was at or above 125% of the then-applicable Conversion Price and (ii) following the five-year anniversary of the Series 4 Original Issuance Date, such notice may be delivered by the Corporation (and such Series 4 Preferred Shares may be converted into Class A Shares pursuant to this SECTION 6(c)) only if the Closing Price per Class A Share for the thirty (30) consecutive Trading Day period ending on the Trading Day immediately prior to delivery of a notice of conversion pursuant to this SECTION 6(c) was at or above 100% of the then-applicable Conversion Price; provided further, that following a Specified Event, the Corporation shall not be entitled to convert the Series 4 Preferred Shares.
Notwithstanding the foregoing, the holders of Series 4 Preferred Shares shall continue to have the right to convert their Series 4 Preferred Shares pursuant to SECTION 6(a) until and through the Conversion Date contemplated in this SECTION 6(c) and if such Series 4 Preferred Shares are converted pursuant to SECTION 6(a) such shares shall no longer be converted pursuant to this SECTION 6(c) and the Corporation’s notice delivered to the holders pursuant to this SECTION 6(c) shall be of no effect with respect to such shares converted pursuant to SECTION 6(a).
(d)   Fractional Shares. No fractional Class A Shares will be issued upon conversion of the Series 4 Preferred Shares. In lieu of fractional shares, the Corporation shall round, to the nearest whole number, the number of Class A Shares to be issued upon conversion of the Series 4 Preferred Shares. If more than one Series 4 Preferred Share is being converted at one time by or for the benefit of the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of Series 4 Preferred Shares converted by or for the benefit of such holder at such time.
(e)   Mechanics of Conversion.
(i)   Promptly after the Conversion Date (and in any event within three (3) Business Days), the Corporation shall (A) issue and deliver to such holder the number of Class A Shares to which such holder is entitled in exchange for the certificates formerly representing Series 4 Preferred Shares and (B) pay to such holder, to the extent of funds legally available therefor, all declared and unpaid Dividends on the Series 4 Preferred Shares that are being converted into Class A Shares; provided, that any accrued and unpaid Dividends not paid to such holder pursuant to the foregoing clause (B) shall, subject to SECTION 6(b), be converted into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the number determined by dividing (x) the aggregate amount of such accrued and unpaid Dividends on the Series 4 Preferred Shares that are being converted by (y) the then current Conversion Price. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares on such Conversion Date. In case fewer than all the shares represented by any such certificate are to be converted, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for Class A Shares or Series 4 Preferred Shares are issued in a name other than the name of the converting holder. The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Class A Shares upon conversion or due upon the issuance of a new certificate for any Series 4 Preferred Shares not converted other than any such tax due because Class A Shares or a certificate for Series 4 Preferred Shares are issued in a name other than the name of the converting holder.
(ii)   From and after the Conversion Date, the Series 4 Preferred Shares to be converted on such Conversion Date will no longer be deemed to be outstanding, and all rights of the holder thereof as a holder of Series 4 Preferred Shares (except the right to receive from the Corporation the Class A Shares upon conversion, together with the right to receive any accrued and unpaid Dividends thereon) shall cease and terminate with respect to such shares; provided, that in the event that a Series 4 Preferred Share is not converted, such Series 4 Preferred Share will remain outstanding and will be entitled to all of the rights as provided herein.
(iii)   If the conversion is in connection with any sale, transfer or other disposition of the Class A Shares issuable upon conversion of the Series 4 Preferred Shares, the conversion may, at the option of any holder tendering any Series 4 Preferred Share for conversion, be conditioned upon

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the closing of the sale, transfer or the disposition of Class A Shares issuable upon conversion of Series 4 Preferred Shares with the underwriter, transferee or other acquirer in such sale, transfer or disposition, in which event such conversion of such Series 4 Preferred Shares shall not be deemed to have occurred until immediately prior to the closing of such sale, transfer or other disposition.
(iv)   All Class A Shares issued upon conversion of the Series 4 Preferred Shares will, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable.
(f)   Adjustments to Conversion Price.
(i)   Adjustment for Change In Share Capital.
(A)   If the Corporation shall, at any time and from time to time while any Series 4 Preferred Shares are outstanding, issue a dividend or make a distribution on its Class A Shares payable in its Class A Shares to all or substantially all holders of its Class A Shares, then the Conversion Price at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Price by a fraction:
(1)   the numerator of which shall be the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and
(2)   the denominator of which shall be the sum of the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of Class A Shares constituting such dividend or other distribution.
If any dividend or distribution of the type described in this SECTION 6(f)(i)(A) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Conversion Price be increased pursuant to this SECTION 6(f)(i)(A).
(B)   If the Corporation shall, at any time or from time to time while any of the Series 4 Preferred Shares are outstanding, subdivide or reclassify its outstanding Class A Shares into a greater number of Class A Shares, then the Conversion Price in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Corporation shall, at any time or from time to time while any of the Series 4 Preferred Shares are outstanding, combine or reclassify its outstanding Class A Shares into a smaller number of Class A Shares, then the Conversion Price in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased. In each such case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Class A Shares outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of Class A Shares outstanding immediately after giving effect to such subdivision, combination or reclassification. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.
(ii)   Adjustment for Rights Issue.   If the Corporation shall, at any time or from time to time, while any Series 4 Preferred Shares are outstanding, distribute rights, options or warrants to all or substantially all holders of its Class A Shares entitling them, for a period expiring within sixty (60) days after the record date for such distribution, to purchase Class A Shares, or securities convertible into, or exchangeable or exercisable for, Class A Shares, in either case, at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the distribution, then the Conversion

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Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction:
(A)   the numerator of which shall be the sum of (1) the number of Class A Shares Outstanding on the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus (2) the number of Class A Shares that the aggregate offering price of the total number of Class A Shares issuable pursuant to such rights, options or warrants would purchase at the Current Market Price of the Class A Shares on the declaration date for such distribution (determined by multiplying such total number of Class A Shares so offered by the exercise price of such rights, options or warrants and dividing the product so obtained by such Current Market Price); and
(B)   the denominator of which shall be the number of Class A Shares Outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the total number of additional Class A Shares issuable pursuant to such rights, options or warrants.
The term “Class A Shares Outstanding” shall mean, without duplication, and include the following, and the following shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable, and without regard to any other limitations or restrictions on conversion or exercise:
(1)   the number of Class A Shares and Class B Shares then outstanding;
(2)   all Class A Shares issuable upon conversion of outstanding Series 4 Preferred Shares; and
(3)   all Class A Shares issuable upon exercise of outstanding options and any other Convertible Security.
Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.
To the extent that Class A Shares are not delivered pursuant to such rights, options or warrants or upon the expiration or termination of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of Class A Shares actually delivered. In the event that such rights, options or warrants are not so distributed, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the Ex-Dividend Date for such distribution had not occurred. In determining whether any rights, options or warrants entitle the holders to purchase Class A Shares at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the relevant distribution, and in determining the aggregate offering price of such Class A Shares, there shall be taken into account any consideration received for such rights, options or warrants and the value of such consideration if other than cash, to be determined in good faith by the Board of Directors. Except as set forth in this paragraph, in no event shall the Conversion Price be increased pursuant to this SECTION 6(f)(ii).
(iii)   Adjustment for Certain Tender Offers or Exchange Offers.   In case the Corporation or any of its Subsidiaries shall, at any time or from time to time, while any Series 4 Preferred Shares are outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Corporation or any Subsidiary for all or any portion of the Class A Shares, where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value, as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per Class A Share validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged Class A Shares, the “Purchased

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Shares”) exceeds the Closing Price per share of the Class A Shares on the Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Price shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:
(A)   the numerator of which shall be equal to the product of (1) the number of Class A Shares outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) and (2) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date; and
(B)   the denominator of which is equal to the sum of (x) the Aggregate Amount and (y) the product of (I) an amount equal to (1) the number of Class A Shares outstanding as of the Expiration Time, less (2) the Purchased Shares and (II) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date.
An adjustment, if any, to the Conversion Price pursuant to this SECTION 6(f)(iii) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Corporation or a Subsidiary is obligated to purchase Class A Shares pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this SECTION 6(f)(iii) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this SECTION 6(f)(iii).
(iv)   Disposition Events.
(A)   If any of the following events (any such event, a “Disposition Event”) occurs:
(1)   any reclassification or exchange of the Class A Shares (other than as a result of a subdivision or combination);
(2)   any merger, amalgamation, consolidation or other combination to which the Corporation is a constituent party; or
(3)   any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Corporation to any other person;
in each case, as a result of which all of the holders of Class A Shares shall be entitled to receive cash, securities or other property for their Class A Shares, the Series 4 Preferred Shares converted following the effective date of any Disposition Event shall be converted, in lieu of the Class A Shares otherwise deliverable, into the same amount and type (in the same proportion) of cash, securities or other property received by holders of Class A Shares in the relevant event (collectively, “Reference Property”) received upon the occurrence of such Disposition Event by a holder of Class A Shares holding, immediately prior to the transaction, a number of Class A Shares equal to the Conversion Amount (without giving effect to any limitations on conversion set forth in SECTION 6(b)) immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Class A Shares with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the

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Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Class A Shares.
(B)   The above provisions of this SECTION 6(f)(iv) shall similarly apply to successive Disposition Events. If this SECTION 6(f)(iv) applies to any event or occurrence, neither SECTION 6(f)(i) nor SECTION 6(f)(iii) shall apply; provided, however, that this SECTION 6(f)(iv) shall not apply to any share split or combination to which SECTION 6(f)(i) is applicable or to a liquidation, dissolution or winding up to which SECTION 3 applies. To the extent that equity securities of a company are received by the holders of Class A Shares in connection with a Disposition Event, the portion of the Series 4 Preferred Shares which will be convertible into such equity securities will continue to be subject to the anti-dilution adjustments set forth in this SECTION 6(f).
(v)   Adjustment for Certain Issuances of Additional Class A Shares.
(A)   Other than in respect of an issuance or distribution in respect of which SECTION 6(f)(ii) applies, in the event the Corporation shall at any time after the Series 4 Original Issuance Date while the Series 4 Preferred Shares are outstanding issue Additional Class A Shares, without consideration or for a consideration per share less than the applicable Conversion Price immediately prior to such issuance in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issuance, to a price determined by multiplying such Conversion Price by a fraction:
(1)   the numerator of which shall be (a) the number of Class A Shares Outstanding (as defined below) immediately prior to such issuance plus (b) the number of Class A Shares which the aggregate consideration received or to be received by the Corporation for the total number of Class A Shares so issued would purchase at such Conversion Price; and
(2)   the denominator of which shall be (a) the number of Class A Shares Outstanding immediately prior to such issue plus (b) the number of such Additional Class A Shares so issued.
(B)   For purposes of this SECTION 6(f)(v), the term “Additional Class A Shares” means any Class A Shares or Convertible Security (collectively, “Class A Equivalents”) issued by the Corporation after the Series 4 Original Issuance Date, provided that Additional Class A Shares will not include any of the following:
(1)   Class A Equivalents issued in a transaction for which an adjustment to the Conversion Price is made pursuant to SECTION 6(f)(i), SECTION 6(f)(iii) or SECTION 6(f)(iv);
(2)   Class A Equivalents issued or issuable upon conversion of Series 4 Preferred Shares or Alternative Preference Shares or pursuant to the terms of any other Convertible Security issued and outstanding on the Series 4 Original Issuance Date;
(3)   All Class A Shares, as adjusted for share dividends, splits, combinations and similar events, validly reserved on the Series 4 Original Issuance Date and issued or issuable upon the exercise of options or rights issued to employees, officers or directors of, or consultants, advisors or service providers to, the Corporation or any of its majority- or wholly-owned subsidiaries pursuant to any current equity incentive plans, programs or arrangements of or adopted by the Corporation, including the Corporation’s 2005 Stock Incentive Plan, the Corporation’s 2011 Stock Incentive Plan, the Corporation’s 2016 Stock Incentive Plan and the Corporation’s Amended and Restated Stock Appreciation Rights Plan;
(4)   An unlimited number of Class A Equivalents issued pursuant to future equity incentive grants, plans, programs or arrangements adopted by the Corporation

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to the extent that any Class A Equivalents issued pursuant to this clause (4) shall not exceed three percent (3%) of the Corporation’s diluted weighted average number of common shares outstanding (as calculated for the Corporation’s financial reporting purposes) in any fiscal year, with any unused amounts in any fiscal year being carried over to succeeding fiscal years;
(5)   Class A Equivalents issued in connection with bona fide acquisitions of any entities, businesses and/or related assets or other business combinations by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or settlement of deferred liabilities in connection therewith; or
(6)   Class A Equivalents issued in a transaction with respect to which holders of a majority of the Series 4 Preferred Shares purchased securities pursuant to Section 4.11 of the Securities Purchase Agreement or otherwise.
In the case of the issuance of Additional Class A Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of Additional Class A Shares for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof. In the case of the issuance of Convertible Securities, the aggregate maximum number of Class A Shares deliverable upon exercise, conversion or exchange of such Convertible Securities shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration (determined in the manner provided in this paragraph) if any, received by the Corporation upon the issuance of such Convertible Securities plus the minimum additional consideration payable pursuant to the terms of such Convertible Securities for the Class A Shares covered thereby, but no further adjustment shall be made for the actual issuance of Class A Shares upon the exercise, conversion or exchange of any such Convertible Securities. In the event of any change in the number of Class A Shares deliverable upon exercise, conversion or exchange of Convertible Securities subject to this SECTION 6(f)(v), including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment that was made upon the issuance of such Convertible Securities not exercised, converted or exchanged prior to such change been made upon the basis of such change. Upon the expiration or forfeiture of any Additional Class A Shares consisting of options, warrants or other rights to acquire Class A Shares or Convertible Securities, the termination of any such rights to convert or exchange or the expiration or forfeiture of any options or rights related to such convertible or exchangeable securities, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Class A Shares (and Convertible Securities that remain in effect) actually issued upon the exercise of such options, warrants or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.
(vi)   Minimum Adjustment.   Notwithstanding the foregoing, the Conversion Price will not be reduced if the amount of such reduction would be an amount less than $0.01, but any such amount will be carried forward and reduction with respect thereto will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to $0.01 or more.
(vii)   When No Adjustment Required.   Notwithstanding anything herein to the contrary, no adjustment to the Conversion Price need be made:
(A)   for a transaction referred to in SECTION 6(f)(i) or SECTION 6(f)(ii) if the Series 4 Preferred Shares participate, without conversion, in the transaction or event that

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would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of the Class A Shares participate with respect to such transaction or event and on the same terms as holders of the Class A Shares participate with respect to such transaction or event as if the holders of Series 4 Preferred Shares, at such time, held a number of Class A Shares equal to the Conversion Amount at such time;
(B)   for rights to purchase Class A Shares pursuant to any present or future plan by the Corporation for reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in Class A Shares under any plan; or
(C)   for any event otherwise requiring an adjustment under this SECTION 6 if such event is not consummated.
(viii)   Rules of Calculation; Treasury Shares. All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. Except as explicitly provided herein, the number of Class A Shares outstanding will be calculated on the basis of the number of issued and outstanding Class A Shares.
(ix)   Waiver. Notwithstanding the foregoing, the Conversion Price will not be reduced if the Corporation receives, prior to the effective time of the adjustment to the Conversion Price, written notice from the holders representing at least a majority of the then outstanding Series 4 Preferred Shares, voting together as a separate class, that no adjustment is to be made as the result of a particular issuance of Class A Shares or other dividend or other distribution on Class A Shares. This waiver will be limited in scope and will not be valid for any issuance of Class A Shares or other dividend or other distribution on Class A Shares not specifically provided for in such notice.
(x)   Tax Adjustment. Anything in this SECTION 6 notwithstanding, the Corporation shall be entitled to make such downward adjustments in the Conversion Price, in addition to those required by this SECTION 6, as the Board of Directors in its sole discretion shall determine to be advisable in order that any event treated for U.S. federal income tax purposes as a dividend or share split will not be taxable to the holders of Class A Shares.
(xi)   No Duplication. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described in this SECTION 6 in a manner such that such adjustments are duplicative, only one adjustment shall be made.
(xii)   Provisions Governing Adjustment to Conversion Price. Rights, options or warrants distributed by the Corporation to all or substantially all holders of Class A Shares entitling the holders thereof to subscribe for or purchase shares of the Corporation’s capital (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Rights Trigger”): (A) are deemed to be transferred with such Class A Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of Class A Shares, shall be deemed not to have been distributed for purposes of SECTION 6(f)(i), (ii), (iii), (iv) or (v) (and no adjustment to the Conversion Price under SECTION 6(f)(i), (ii), (iii), (iv) or (v) will be required) until the occurrence of the earliest Rights Trigger, whereupon such rights, options and warrants shall be deemed to have been distributed, and (x) if and to the extent such rights, options and warrants are exercisable for Class A Shares or the equivalents thereof, an appropriate adjustment (if any is required) to the Conversion Price shall be made under SECTION 6(f)(ii) (without giving effect to the sixty (60) day limit on the exercisability of rights, options and warrants ordinarily subject to such SECTION 6(f)(ii)), and/or (y) if and to the extent such rights, options and warrants are exercisable for cash and/or any shares of the Corporation’s capital other than Class A Shares or Class A Share equivalents, shall be subject to the provisions of SECTION 2(a) applicable to Participating Dividends and shall be distributed to the holders of Series 4 Preferred Shares. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Series 4 Original Issuance Date, are subject to events, upon the

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occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Rights Trigger or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under SECTION 6(f)(i), (ii), (iii), (iv) or (v) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted at the opening of business of the Corporation immediately following such final redemption or repurchase by multiplying such Conversion Price by a fraction (x) the numerator of which shall be the Current Market Price per Class A Share on such date, less the amount equal to the per share redemption or repurchase price received by a holder or holders of Class A Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all or substantially all holders of Class A Shares as of the date of such redemption or repurchase and (y) the denominator of which shall be the Current Market Price, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights, options and warrants had not been issued. Notwithstanding the foregoing, (A) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for Class A Shares, the Conversion Price shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this SECTION 6(f)(xii)) as if such rights, options or warrants had not been issued, and instead the Conversion Price will be adjusted as if the Corporation had issued the Class A Shares issued upon such redemption or exchange as a dividend or distribution of Class A Shares subject to SECTION 6(f)(i)(A) and (B) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for any shares of the Corporation’s capital (other than Class A Shares) or any other assets of the Corporation, such redemption or exchange shall be deemed to be a distribution and shall be subject to, and paid to the holders of Series 4 Preferred Shares pursuant to, the provisions of SECTION 2(a) applicable to Participating Dividends.
(xiii)   Notwithstanding anything herein to the contrary, any adjustment of the Conversion Price or entitlement to acquire Class A Shares pursuant to this Designation shall be subject to the rules of the Exchange to the extent required to comply with such rules. If after the Series 4 Original Issuance Date there is a change in the applicable rules of the Exchange on which the Class A Shares are listed at the time such change becomes effective or in the interpretation of such applicable rules that would cause the Class A Shares to be delisted by such Exchange as a result of the terms of this Designation, the rights of the holders of the Series 4 Preferred Shares set forth in this Designation shall thereafter be limited to the extent required by such changed rules in order for the Class A Shares to continue to be listed on such Exchange.
(xiv)   Notwithstanding anything to the contrary in this Designation, if an adjustment to the Conversion Price becomes effective on any Ex-Dividend Date as described herein, and a holder of Series 4 Preferred Shares that have been converted on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of Class A Shares as of the related Conversion Date based on an adjusted Conversion Price for such Ex-Dividend Date, then, notwithstanding such Conversion Price adjustment provisions, the Conversion Price adjustment relating to such Ex-Dividend Date will not be made for such converted Series 4 Preferred Shares. Instead, the holder of such converted Series 4 Preferred Shares will be treated as if such holder were the record owner of the Class A Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

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(g)   Notice of Record Date. In the event of:
(i)   any share split or combination of the outstanding Class A Shares;
(ii)   any declaration or making of a dividend or other distribution to holders of Class A Shares in additional Class A Shares, any other share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness);
(iii)   any reclassification or change to which SECTION 6(f)(i)(B) applies;
(iv)   the dissolution, liquidation or winding up of the Corporation; or
(v)   any other event constituting a Disposition Event;
then the Corporation shall file with its corporate records and mail to the holders of the Series 4 Preferred Shares at their last addresses as shown on the records of the Corporation, at least ten (10) days prior to the record date specified in (A) below or ten (10) days prior to the date specified in (B) below, a notice stating:
(A)   the record date of such share split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Class A Shares of record to be entitled to such share split, combination, dividend or other distribution are to be determined, or
(B)   the date on which such reclassification, change, dissolution, liquidation, winding up or other event constituting a Disposition Event, is estimated to become effective, and the date as of which it is expected that holders of Class A Shares of record will be entitled to exchange their Class A Shares for the share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Disposition Event.
Disclosures made by the Corporation in any public filings made under the Exchange Act shall be deemed to satisfy the notice requirements set forth in this SECTION 6(g).
(h)   Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this SECTION 6, the Corporation shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series 4 Preferred Shares a certificate, signed by an officer of the Corporation, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request of any holder of Series 4 Preferred Shares, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Price then in effect, and (iii) the number of Class A Shares and the amount, if any, of share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) which then would be received upon the conversion of Series 4 Preferred Shares.
SECTION 7.   Redemption.
(a)   Redemption at the Option of the Corporation.
(i)   In connection with or following any Specified Event, the Corporation, at its option and (if applicable) subject to consummation of such Specified Event, may redeem (out of funds legally available therefor) for cash all of the Series 4 Preferred Shares then outstanding at a price (the “Redemption Price”) per Series 4 Preferred Share equal to the greater of (i) the Base Liquidation Preference per such Series 4 Preferred Share plus all accrued and unpaid dividends thereon and (ii) an amount equal to the amount the holder of such Series 4 Preferred Shares would have received in respect of such Series 4 Preferred Share had such holder converted such Series 4 Preferred Share into Class A Shares immediately prior to such redemption based on the Current Market Price, in each case on the date of redemption (the “Redemption Date”).

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(ii)   If the Corporation elects to redeem the Series 4 Preferred Shares pursuant to this SECTION 7, on or prior to the fifteenth (15th) Business Day prior to the applicable Redemption Date, the Corporation shall mail a written notice of redemption (the “Redemption Notice”) by first-class mail addressed to the holders of record of the Series 4 Preferred Shares as they appear in the records of the Corporation; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. The Redemption Notice must state: (A) the expected Redemption Price as of the expected Redemption Date, and specify the individual components thereof (it being understood that the actual Redemption Price will be determined as of the actual Redemption Date); (B) the name of the redemption agent to whom, and the address of the place to where, the Series 4 Preferred Shares are to be surrendered for payment of the Redemption Price; (C) if applicable, that the consummation of the Redemption and the payment of the Redemption Price shall be subject to the consummation of the Specified Event, and (D) the anticipated Redemption Date.
(b)   Mechanics of Redemption.
(i)   On the Redemption Date, the Corporation shall pay the applicable Redemption Price, upon surrender of the certificates representing the Series 4 Preferred Shares to be redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require, and letters of transmittal and instructions therefor on reasonable terms are included in the notice sent by the Corporation); provided that payment of the Redemption Price for certificates (and accompanying documentation, if required) surrendered to the Corporation after 2:00 p.m. (New York City time) on the Redemption Date may, at the Corporation’s option, be made on the Business Day immediately following the Redemption Date.
(ii)   Series 4 Preferred Shares to be redeemed on the Redemption Date will from and after such date, no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the holder thereof as a holder of Series 4 Preferred Shares (except the right to receive from the Corporation the applicable Redemption Price) shall cease and terminate with respect to such shares; provided, that in the event that a Series 4 Preferred Share is not redeemed due to a default in payment by the Corporation or because the Corporation is otherwise unable to pay the applicable Redemption Price in cash in full, such Series 4 Preferred Share will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights as provided herein.
(iii)   Notwithstanding anything in this SECTION 7 to the contrary, each holder shall retain the right to convert Series 4 Preferred Shares to be redeemed at any time on or prior to the Redemption Date; provided, however, that any Series 4 Preferred Shares for which a holder delivers a conversion notice to the Corporation prior to the Redemption Date shall not be redeemed pursuant to this SECTION 7.
SECTION 8.   Antitrust and Conversion Into Alternative Preference Shares.
(a)   If (i) the Corporation validly delivers a notice of conversion pursuant to SECTION 6(c) to the Investor or any Permitted Transferee at any time on and after the two (2) year anniversary of the Series 4 Original Issuance Date and (ii) the Investor or such Permitted Transferee would not be permitted to convert one or more of its Beneficially Owned Series 4 Preferred Shares into Class A Shares because any applicable waiting period has not lapsed, or approval has not been obtained, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or other applicable law, the Accretion Rate will decrease to 0% per annum following, and the Base Liquidation Preference per Series 4 Preferred Share will not increase during any period subsequent to, ten (10) Business Days following the date of such validly delivered notice (which for the avoidance of doubt shall not be earlier than the two (2) year anniversary of the Series 4 Original Issuance Date).
(b)   With respect to any holder of Series 4 Preferred Shares other than the Investor or any Permitted Transferee, after receiving a notice of conversion pursuant to SECTION 6(c), any such holder of Series 4 Preferred Shares as to whom the relevant provisions of the following sentence are applicable may, at such holder’s option, convert Series 4 Preferred Shares subject to such conversion at

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any time on or prior to the close of business on the Business Day immediately preceding the Conversion Date, as the case may be, specified in such notice into Alternative Preference Shares to the extent necessary to address the conditions described in SECTION 8(c).
(c)   (i) If any holder of Series 4 Preferred Shares would not be permitted to convert one or more of its Beneficially Owned Series 4 Preferred Shares into Class A Shares due to the restrictions contained in SECTION 6(b) or (ii) if any holder of Series 4 Preferred Shares other than the Investor or any Permitted Transferee would not be permitted to convert one more of its Beneficially Owned Series 4 Preferred Shares into Class A Shares (the shares described in clause (i) and (ii), the “Special Conversion Shares”) because any applicable waiting period has not lapsed, or approval has not been obtained, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or other applicable law, then in each case each Special Conversion Share of such holder shall be converted into a number of Alternative Preference Shares equal to the number of Class A Shares such holder would have received if such holder would have been permitted to convert such Special Conversion Shares into Class A Shares on the Conversion Date.
(d)   As soon as practicable (and in any event within three (3) Business Days) after receipt of notice of either of the events described in SECTION 8(c), which notice shall include the amount of Alternative Preference Shares to which such holder is entitled and the basis for such conversion into Alternative Preference Shares, the Corporation shall (i) issue and deliver to such holder a certificate for the number of Alternative Preference Shares, if any, to which such holder is entitled in exchange for the certificates formerly representing the Series 4 Preferred Shares and (ii) pay to such holder, to the extent of funds legally available therefor, all declared and unpaid Dividends on the Series 4 Preferred Shares that are being converted into Alternative Preference Shares. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the Alternative Preference Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Alternative Preference Shares on such Conversion Date. In case fewer than all of the Series 4 Preferred Shares represented by any such certificate are to be converted into Alternative Preference Shares, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for Alternative Preference Shares or Series 4 Preferred Shares are issued in a name other than the name of the converting holder. The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Alternative Preference Shares upon conversion or due upon the issuance of a new certificate for any Series 4 Preferred Shares not converted other than any such tax due because Alternative Preference Shares or a certificate for Series 4 Preferred Shares are issued in a name other than the name of the converting holder.
SECTION 9.   Additional Definitions.   For purposes of this Designation, the following terms shall have the following meanings:
(a)   “Additional Rate” means an annual rate initially equal to 7.0% per annum, increasing by 1.0% on every anniversary of the occurrence of the Specified Event.
(b)   “Affiliate” means, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person. Notwithstanding the foregoing, the Corporation, its subsidiaries and its other controlled Affiliates shall not be considered Affiliates of the Investor.
(c)   “Alternative Preference Shares” means the Series 5 Series 4 Preferred Shares so denominated and authorized by the Corporation concurrently with the Series 4 Preferred Shares.
(d)   “Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” has the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes hereof the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time. For the avoidance of doubt, for purposes hereof, except where otherwise expressly provided herein, the Investor (or any other person) shall at all times be

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deemed to have Beneficial Ownership of Class A Shares issuable upon conversion of the Series 4 Preferred Shares directly or indirectly held by them, irrespective of any applicable restrictions on transfer, conversion or voting.
(e)   “Board of Directors” means the board of directors of the Corporation.
(f)   “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in New York City, New York.
(g)   “Closing Price” of the Class A Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Exchange or, if the Class A Shares are not listed or admitted for trading on an Exchange, as reported on the quotation system on which such security is quoted. If the Class A Shares are not listed or admitted for trading on an Exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Class A Shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Class A Shares are not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Class A Shares on the relevant date from each of at least three (3) nationally recognized investment banking firms selected by the Corporation for this purpose.
(h)   “Common Shares” means the Class A Shares, the Class B Shares and any other common shares in the capital of the Corporation.
(i)   “control,” “controlling,” “controlled by” and “under common control with,” with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.
(j)   “Convertible Security” means any debt or other evidences of indebtedness, shares of capital or other securities directly or indirectly convertible into or exercisable or exchangeable for Class A Shares.
(k)   “Corporation” means MDC Partners Inc., a Delaware corporation.
(l)   “Current Market Price” of Class A Shares on any day means the average of the Closing Prices per Class A Share for each of the five (5) consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.
(m)   “Designation” mean this Designation of the Series 4 Preferred Shares.
(n)   “Dividend Payment Date” means (i) each January 1, April 1, July 1 and October 1 of each year, or (ii) with respect to any Series 4 Preferred Share that is to be converted or redeemed, the Conversion Date or the Redemption Date, as applicable; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series 4 Preferred Shares on such Dividend Date shall instead be payable on) the immediately succeeding Business Day.
(o)   “Dividend Period” means the period which commences on and includes a Dividend Payment Date (other than the initial Dividend Period which shall commence on and include the date on which the Specified Event occurs) pursuant to clauses (i) and (ii) of the definition of “Dividend Payment Date” and ends on and includes the calendar day next preceding the next Dividend Payment Date.
(p)   “Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the Class A Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

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(q)   “Exchange” means Nasdaq and, if the Class A Shares are not then listed on Nasdaq, the principal other U.S. national or regional securities exchange or market on which the Class A Shares are then listed.
(r)   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(s)   “Fair Market Value” of the Class A Shares or any other security or property means the fair market value thereof as determined in good faith by the Board of Directors, which determination must be set forth in a written resolution of the Board of Directors, in accordance with the following rules:
(i)   for Class A Shares or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the Closing Prices of such security on such Exchange over a ten (10) consecutive Trading Day period, ending on the Trading Day immediately prior to the date of determination; and
(ii)   for any other property, the Fair Market Value shall be determined by the Board of Directors assuming a willing buyer and a willing seller in an arm’s-length transaction.
(t)   “Fundamental Change” shall be deemed to have occurred at such time as any of the following events shall occur:
(i)   any “person” or “group”, other than the Corporation, its Subsidiaries or any employee benefits plan of the Corporation or its Subsidiaries, files, or is required by applicable law to file, a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person has become the direct or indirect beneficial owner of shares with a majority of the total voting power of the Corporation’s outstanding Voting Stock; unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; or
(ii)   the Corporation amalgamates, consolidates with or merges with or into another person (other than a Subsidiary of the Corporation), or sells, conveys, transfers, leases or otherwise disposes of all or substantially all of the consolidated properties and assets of the Corporation and its Subsidiaries (excluding for purposes of the calculation non-controlling interests and third party minority interests) to any person (other than a Subsidiary of the Corporation) or any person (other than a Subsidiary of the Corporation) consolidates with, amalgamates or merges with or into the Corporation, provided that none of the circumstances set forth in this clause (ii) shall be a Fundamental Change if persons that beneficially own the Voting Securities of the Corporation immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding Voting Stock of the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of the Corporation’s Voting Stock immediately prior to the transaction.
(u)   “group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.
(v)   “hereof,” “herein” and “hereunder” and words of similar import refer to this Designation as a whole and not merely to any particular clause, provision, section or subsection.
(w)   “Investor” means Broad Street Principal Investments, L.L.C.
(x)   “Junior Securities” means the Common Shares and each other class or series of shares in the capital of the Corporation the terms of which do not expressly provide that they rank senior in preference or priority to or on parity, without preference or priority, with the Series 4 Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.
(y)   “Market Disruption Event” means, with respect to the Class A Shares, (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Class A Shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding

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limits permitted by the Exchange, or otherwise) in the Class A Shares or in any options, contracts or future contracts relating to the Class A Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
(z)   “Nasdaq” means The NASDAQ Global Market.
(aa)   “Original Purchase Price” means $1,000 per Series 4 Preferred Share.
(bb)   “Parity Securities” means any shares in the capital of the Corporation the terms of which expressly provide that they will rank on parity, without preference or priority, with the Series 4 Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.
(cc)   “Permitted Transferee” means any holder of Series 4 Preferred Shares who received such Series 4 Preferred Shares in a Permitted Transfer (as defined in the Securities Purchase Agreement), provided that such holder agrees, for the benefit of the Corporation, to comply with Section 4.05 of the Securities Purchase Agreement.
(dd)   “person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “person” as contemplated by Section 13(d) of the Exchange Act.
(ee)“Qualifying Transaction” means a Fundamental Change (i) with regard to which the holder of Series 4 Preferred Shares is entitled to receive, directly or indirectly, in respect of its Series 4 Preferred Shares, in connection with the consummation of such transaction (including pursuant to the conversion of the Series 4 Preferred Shares (without regard to limitations or restrictions on conversion) or the purchase or exchange of such Series 4 Preferred Shares in a tender or exchange offer), consideration consisting solely of cash, equity securities that are immediately tradable on a national securities exchange and that have (or the equity securities of the predecessor of the issuer of such equity securities have) an average trading volume per trading day over the thirty (30) trading days preceding public announcement of such transaction at least equal to that of the Class A Shares over the thirty (30) trading days preceding public announcement of such transaction, or a combination of cash and such equity consideration (collectively, “qualifying consideration”), which qualifying consideration is in an amount per outstanding Series 4 Preferred Share that is at least equal to the Base Liquidation Preference of such Series 4 Preferred Share plus all accrued but unpaid dividends thereon (with the value of any non-cash consideration being the Fair Market Value of such non-cash consideration at the time of signing of the definitive transaction agreement for the applicable transaction) or (ii) that is otherwise consented to by the holders of two-thirds of the outstanding Series 4 Preferred Shares.
(ff)   “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(gg)   “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of February 14, 2017, between the Corporation and the Investor.
(hh)   “Senior Securities” means any shares in the capital of the Corporation the terms of which expressly provide that they will rank senior in preference or priority to the Series 4 Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.
(ii)   “Series 4 Original Issuance Date” means March 7, 2017.
(jj)   “share capital” means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person, and with respect to the Corporation includes, without limitation, any and all Common Shares and the Preference Shares.
(kk)   “Specified Event” means the tenth (10th) Business Day after the consummation of a Fundamental Change that does not constitute a Qualifying Transaction.

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(ll)   “Subsidiary” means with respect to any person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such person and one or more Subsidiaries of such person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Corporation.
(mm)   “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the Exchange is open for trading or, if the Class A Shares are not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant Exchange.
(nn)   “Voting Stock” means the Class A Shares and the Class B Shares and securities of any class or kind ordinarily having the power to vote generally for the election of directors of the Board of Directors of the Corporation or its successor.
(oo)   Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
Accretion Rate	SECTION 3(b)
Additional Class A Shares	SECTION 6(f)(v)(B)
Additional Dividends	SECTION 2(b)(i)
Aggregate Amount	SECTION 6(f)(iii)
Base Liquidation Preference	SECTION 3(b)
Class A Equivalents	SECTION 6(f)(v)(B)
Class A Shares	SECTION 3(a)
Class A Shares Outstanding	SECTION 6(f)(ii)
Class B Shares	SECTION 3(a)
Conversion Amount	SECTION 6(a)
Conversion Date	SECTION 6(a)
Conversion Price	SECTION 6(a)
Disposition Event	SECTION 6(f)(iv)
Dividends	SECTION 2(b)(i)
Expiration Date	SECTION 6(f)(iii)
Expiration Time	SECTION 6(f)(iii)(A)
Liquidation Preference	SECTION 3(a)
Maximum Voting Power	SECTION 6(b)
Participating Dividends	SECTION 2(a)
Purchased Shares	SECTION 6(f)(iii)
qualifying consideration	SECTION 9(ee)
Quarterly Compounding Date	SECTION 3(b)
Redemption Date	SECTION 7(a)(i)
Redemption Notice	SECTION 7(a)(ii)
Redemption Price	SECTION 7(a)(i)
Reference Property	SECTION 6(f)(iv)
Rights Trigger	SECTION 6(f)(xii)
Series 4 Preferred Shares	SECTION 1
Special Conversion Shares	SECTION 8(c)
SECTION 10.   Miscellaneous.   For purposes of this Designation, the following provisions shall apply:

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(a)   Withholding Tax.   Notwithstanding any other provision of this Designation, the Corporation may deduct or withhold from any payment, distribution, issuance or delivery (whether in cash or in shares) to be made pursuant to this Designation any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and shall remit any such amounts to the relevant tax authority as required. If the cash component of any payment, distribution, issuance or delivery to be made pursuant to this Designation is less than the amount that the Corporation is so required or permitted to deduct or withhold, the Corporation shall be permitted to deduct and withhold from any noncash payment, distribution, issuance or delivery to be made pursuant to this Designation any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and to dispose of such property in order to remit any amount required to be remitted to any relevant tax authority. Notwithstanding the foregoing, the amount of any payment, distribution, issuance or delivery made to a holder of Series 4 Preferred Shares pursuant to this Designation shall be considered to be the amount of the payment, distribution, issuance or delivery received by such holder plus any amount deducted or withheld pursuant to this SECTION 10. In the absence of any such deduction or withholding by the Corporation, and unless agreed otherwise by the Corporation in writing, holders of Series 4 Preferred Shares shall be responsible for all withholding taxes in respect of any payment, distribution, issuance or delivery made or credited to them pursuant to this Designation and shall indemnify and hold harmless the Corporation on an after-tax basis (for this purpose, having regard only to taxes for which the Corporation is liable) for any such taxes imposed on any payment, distribution, issuance or delivery made or credited to them pursuant to this Designation.
(b)   Wire or Electronic Transfer of Funds.   Notwithstanding any other right, privilege, restriction or condition attaching to the Series 4 Preferred Shares, the Corporation may, at its option, make any payment due to registered holders of Series 4 Preferred Shares by way of a wire or electronic transfer of funds to such holders. If a payment is made by way of a wire or electronic transfer of funds, the Corporation shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Corporation that a payment is to be made by way of a wire or electronic transfer of funds, the Corporation shall provide a notice to the applicable registered holders of Series 4 Preferred Shares at their respective addresses appearing on the books of the Corporation. Such notice shall request that each applicable registered holder of Series 4 Preferred Shares provide the particulars of an account of such holder with a chartered bank in the United States to which the wire or electronic transfer of funds shall be directed. If the Corporation does not receive account particulars from a registered holder of Series 4 Preferred Shares prior to the date such payment is to be made, the Corporation shall deposit the funds otherwise payable to such holder in a special account or accounts in trust for such holder. The making of a payment by way of a wire or electronic transfer of funds or the deposit by the Corporation of funds otherwise payable to a holder in a special account or accounts in trust for such holder shall be deemed to constitute payment by the Corporation on the date thereof and shall satisfy and discharge all liabilities of the Corporation for such payment to the extent of the amount represented by such transfer or deposit.
(c)   Amendments.   The provisions attaching to the Series 4 Preferred Shares may be deleted, varied, modified, amended or amplified by amendment with such approval as may then be required by the General Corporation Law of the State of Delaware.
(d)   U.S. Currency.   Unless otherwise stated, all references herein to sums of money are expressed in lawful money of the United States.

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EXHIBIT B
DESIGNATION
OF
SERIES 5 CONVERTIBLE PREFERRED STOCK
OF
MDC PARTNERS INC.
SECTION 1.   Designation and Amount.   The designation of this series of Preferred Stock is “Series 5 Convertible Preferred Stock” (the “Series 5 Preferred Shares”), par value $0.001 per share, and the number of shares constituting such series is Thirty Million (45,000,000). Subject to the Certificate of Incorporation, such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of the Series 5 Preferred Shares to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.
SECTION 2.   Dividends.
(a) (i)   Each holder of issued and outstanding Series 5 Preferred Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends for each Series 5 Preferred Share, dividends of the same type as any dividends or other distribution, whether in cash, in kind or in other property, payable or to be made on outstanding Class A Subordinate Voting Shares of the Corporation (the “Class A Shares”), in an amount equal to the amount of such dividends or other distribution as would be made on the number of Class A Shares into which such Series 5 Preferred Shares could be converted on the applicable record date for such dividends or other distribution on the Class A Shares, without giving effect to the limitations set forth in SECTION 6(b) after aggregating all shares held by the same holder (the “Participating Dividends”) and disregarding any rounding for fractional amounts; provided, however, that notwithstanding the above, the holders of Series 5 Preferred Shares shall not be entitled to receive any dividends or distributions for which an adjustment to the Conversion Amount (as defined below) shall be made pursuant to SECTION 6(f)(i)(A) or SECTION 6(f)(ii) (and such dividends or distributions that are not payable to the holders of Series 5 Preferred Shares as a result of this proviso shall not be deemed to be Participating Dividends).
(ii)   Participating Dividends are payable at the same time as and when such dividends or other distributions on the Class A Shares are paid to the holders of Class A Shares and are payable to holders of record of Series 5 Preferred Shares on the record date for the corresponding dividend or distribution on the Class A Shares.
(b)   Holders of the Series 5 Preferred Shares are not entitled to any dividend, whether payable in cash, in kind or other property, in excess of the Participating Dividends as provided in this SECTION 2.
(c)   The Corporation shall pay Participating Dividends (less any tax required to be deducted and withheld by the Corporation), except in case of redemption or conversion in which case payment of Participating Dividends shall be made on surrender of the certificate, if any, representing the Series 5 Preferred Shares to be redeemed or converted, by electronic funds transfer or by sending to each holder of Series 5 Preferred Shares a check for such Participating Dividends payable to the order of such holder or, in the case of joint holders, to the order of all such holders failing written instructions from them to the contrary or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The making of such payment or the posting or delivery of such check on or before the date on which such Dividend is to be paid to a holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such Dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related Dividends as aforesaid and remitted to the proper taxing authority) unless such check is not honored when presented for payment. Subject to applicable law, Dividends which are represented by a check which has not been presented to the Corporation’s bankers for payment

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or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.
SECTION 3.   Liquidation Entitlement.
(a)   Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each Series 5 Preferred Share entitles the holder thereof to receive and to be paid out of the assets of the Corporation available for distribution, before any distribution or payment may be made to a holder of any Class A Shares, any Class B Shares of the Corporation (the “Class B Shares”) or any other shares ranking junior as to capital to the Series 5 Preferred Shares, an amount per Series 5 Preferred Share equal to the amount the holder of the Series 5 Preferred Share would have received if such holder had converted such Series 5 Preferred Share into a Class A Share immediately prior thereto, without giving effect to the limitations set forth in SECTION 6(b) and disregarding any rounding for fractional amounts (the “Liquidation Entitlement”).
(b)   After payment to the holders of the Series 5 Preferred Shares of the full Liquidation Entitlement to which they are entitled, the Series 5 Preferred Shares as such will have no right or claim to any of the assets of the Corporation.
(c)   The value of any property not consisting of cash that is distributed by the Corporation to the holders of the Series 5 Preferred Shares will equal the Fair Market Value thereof on the date of distribution.
SECTION 4.   Voting Rights.   The holders of the Series 5 Preferred Shares shall not be entitled as such, except as required by law, to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting but shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof. The approval of the holders of the Series 5 Preferred Shares with respect to any and all matters referred to in this Designation may be given in writing by all of the holders of the Series 5 Preferred Shares outstanding or by resolution duly passed and carried as may then be required by the General Corporation Law of the State of Delaware at a meeting of the holders of the Series 5 Preferred Shares duly called and held for the purpose of considering the subject matter of such resolution and at which holders of not less than a majority of all Series 5 Preferred Shares then outstanding are present in person or represented by proxy in accordance with the by-laws of the Corporation; provided, however, that if at any such meeting, when originally held, the holders of at least a majority of all Series 5 Preferred Shares then outstanding are not present in person or so represented by proxy within 30 minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being not less than fifteen (15) days later. Notice of any such original meeting of the holders of the Series 5 Preferred Shares shall be given not less than twenty-one (21) days prior to the date fixed for such meeting and shall specify in general terms the purpose for which the meeting is called, and notice of any such adjourned meeting shall be given not less than ten (10) days prior to the date fixed for such adjourned meeting, but it shall not be necessary to specify in such notice the purpose for which the adjourned meeting is called. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting and the conduct of it shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at any such original meeting or adjourned meeting, each holder of Series 5 Preferred Shares present in person or represented by proxy shall be entitled to one vote for each of the Series 5 Preferred Shares held by such holder.
SECTION 5.   Purchase for Cancellation.   Subject to such provisions of the General Corporation Law of the State of Delaware as may be applicable, the Corporation may at any time or times purchase (if obtainable) for cancellation all or any part of the Series 5 Preferred Shares outstanding from time to time: (a) through the facilities of any Exchange or market on which the Series 5 Preferred Shares are listed, (b) by invitation for tenders addressed to all the holders of record of the Series 5 Preferred Shares outstanding, or (c) in any other manner, in each case at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable.
SECTION 6.   Conversion.
Each Series 5 Preferred Share is convertible into Class A Shares as provided in this SECTION 6.

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(a)   Conversion at the Option of Holders of Series 5 Preferred Shares.   Subject to SECTION 6(b), each holder of Series 5 Preferred Shares is entitled to convert, in whole or in part, at any time and from time to time, at the option and election of such holder, each outstanding Series 5 Preferred Share held by such holder into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the number determined by dividing (i) one (1) by (ii) the Conversion Amount in effect at the time of conversion. The “Conversion Amount” initially is one (1), as adjusted from time to time as provided in SECTION 6(f). In order to convert the Series 5 Preferred Shares into Class A Shares, the holder must surrender the certificates representing such Series 5 Preferred Shares, accompanied by transfer instruments satisfactory to the Corporation, free of any adverse interest or liens at the office of the Corporation’s transfer agent for the Series 5 Preferred Shares, together with written notice that such holder elects to convert all or such number of shares represented by such certificates as specified therein. With respect to a conversion pursuant to this SECTION 6(a), the date of receipt of such certificates, together with such notice and such other information or documents as may be required by the Corporation (including any certificates delivered pursuant to SECTION 6(b)), by the transfer agent or the Corporation will be the date of conversion (the “Conversion Date”).
(b)   Limitations on Conversion.   Notwithstanding SECTION 6(a), the Corporation shall not effect any conversion of the Series 5 Preferred Shares or otherwise issue Class A Shares pursuant to SECTION 6(a), and no holder of Series 5 Preferred Shares will be permitted to convert Series 5 Preferred Shares into Class A Shares if, and to the extent that, following such conversion, either (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares would exceed 19.9% of the Maximum Voting Power (as defined below) or (ii) such holder would Beneficially Own more than 19.9% of the then outstanding Common Shares; provided, however, that such conversion restriction shall not apply to any conversion in connection with and subject to completion of (A) a public sale of the Class A Shares to be issued upon such conversion, if following consummation of such public sale such holder will not Beneficially Own in excess of 19.9% of the then outstanding Class A Shares or (B) a bona fide third party tender offer for the Class A Shares issuable thereupon. For purposes of the foregoing sentence, the number of Class A Shares Beneficially Owned by a holder shall include the number of Class A Shares issuable upon conversion of the Series 5 Preferred Shares with respect to which a conversion notice has been given, but shall exclude the number of Class A Shares which would be issuable upon conversion or exercise of the remaining, unconverted portion of the Series 5 Preferred Shares Beneficially Owned by such holder. Upon the written request of the holder, the Corporation shall within two (2) Business Days confirm in writing (which may be by email) to any holder the number of Class A Shares and Class B Shares then outstanding. In connection with any conversion and as a condition to the Corporation effecting such conversion, upon request of the Corporation, a holder of Series 5 Preferred Shares shall deliver to the Corporation a certificate, signed by a duly authorized officer of such holder, no less than twelve (12) Business Days prior to the applicable conversion, certifying that, after giving effect to such conversion, (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares will not exceed 19.9% of the Maximum Voting Power or (ii) such holder will not Beneficially Own more than 19.9% of the then outstanding Common Shares. For purposes hereof, “Maximum Voting Power” means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast by all shares of the Corporation’s capital on a matter subject to the vote of the Common Shares and any other securities that constitute Voting Stock voting together as a single class and after giving effect to any limitation on voting power set forth herein and the certificate of designation or other similar document governing other Voting Stock.
(c)   Automatic Conversion.
(i)   If at any time the limitations in SECTION 6(b) would not prevent the conversion of one or more Series 5 Preferred Shares into Class A Shares then, subject to any lapse or expiration of the applicable waiting period, or approval, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other applicable antitrust law, the maximum number of Series 5 Preferred Shares held by a holder and its Affiliates that can convert into Class A Shares without violating the limitations in SECTION 6(b) will automatically convert into Class A Shares, provided that such automatic conversion shall only occur if the number of Series 5 Preferred Shares that would be converted on the Conversion Date is equal to or greater than the lesser of (x) 1,000 and

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(y) all shares then held by such holder and its Affiliates; provided, further, that if the number of Series 5 Preferred Shares that may be converted pursuant to this SECTION 6(c)(i) is less than all shares of the Series 5 Preferred Shares Beneficially Owned by a holder and its Affiliates, the Corporation shall select the Series 5 Preferred Shares to be converted by lot or in such other equitable manner as the Corporation may determine.
(d)   Fractional Shares.   No fractional Class A Shares will be issued upon conversion of the Series 5 Preferred Shares. In lieu of fractional shares, the Corporation shall round, to the nearest whole number, the number of Class A Shares to be issued upon conversion of the Series 5 Preferred Shares. If more than one Series 5 Preferred Share is being converted at one time by or for the benefit of the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of Series 5 Preferred Shares converted by or for the benefit of such holder at such time.
(e)   Mechanics of Conversion.
(i)   Promptly after the Conversion Date (and in any event within three (3) Business Days), the Corporation shall (A) issue and deliver to such holder the number of Class A Shares to which such holder is entitled in exchange for the certificates formerly representing Series 5 Preferred Shares and (B) pay to such holder, to the extent of funds legally available therefor, all declared and unpaid Participating Dividends on the Series 5 Preferred Shares that are being converted into Class A Shares. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares on such Conversion Date. In case fewer than all the shares represented by any such certificate are to be converted, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for Class A Shares or Series 5 Preferred Shares are issued in a name other than the name of the converting holder. The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Class A Shares upon conversion or due upon the issuance of a new certificate for any Series 5 Preferred Shares not converted other than any such tax due because Class A Shares or a certificate for Series 5 Preferred Shares are issued in a name other than the name of the converting holder.
(ii)   From and after the Conversion Date, the Series 5 Preferred Shares to be converted on such Conversion Date will no longer be deemed to be outstanding, and all rights of the holder thereof as a holder of Series 5 Preferred Shares (except the right to receive from the Corporation the Class A Shares upon conversion, together with the right to receive any declared and unpaid Participating Dividends thereon) shall cease and terminate with respect to such shares; provided, that in the event that a Series 5 Preferred Share is not converted, such Series 5 Preferred Share will remain outstanding and will be entitled to all of the rights as provided herein.
(iii)   If the conversion is in connection with any sale, transfer or other disposition of the Class A Shares issuable upon conversion of the Series 5 Preferred Shares, the conversion may, at the option of any holder tendering any Series 5 Preferred Share for conversion, be conditioned upon the closing of the sale, transfer or the disposition of Class A Shares issuable upon conversion of Series 5 Preferred Shares with the underwriter, transferee or other acquirer in such sale, transfer or disposition, in which event such conversion of such Series 5 Preferred Shares shall not be deemed to have occurred until immediately prior to the closing of such sale, transfer or other disposition.
(iv)   All Class A Shares issued upon conversion of the Series 5 Preferred Shares will, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable.
(f)   Adjustments to Conversion Amount.
(i)   Adjustment for Change In Share Capital.
(A)   If the Corporation shall, at any time and from time to time while any Series 5 Preferred Shares are outstanding, issue a dividend or make a distribution on its Class A Shares payable in its Class A Shares to all or substantially all holders of its Class A Shares,

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then the Conversion Amount at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Amount by a fraction:
(1)   the numerator of which shall be the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and
(2)   the denominator of which shall be the sum of the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of Class A Shares constituting such dividend or other distribution.
If any dividend or distribution of the type described in this SECTION 6(f)(i)(A) is declared but not so paid or made, the Conversion Amount shall again be adjusted to the Conversion Amount which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Conversion Amount be increased pursuant to this SECTION 6(f)(i)(A).
(B)   If the Corporation shall, at any time or from time to time while any of the Series 5 Preferred Shares are outstanding, subdivide or reclassify its outstanding Class A Shares into a greater number of Class A Shares, then the Conversion Amount in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Corporation shall, at any time or from time to time while any of the Series 5 Preferred Shares are outstanding, combine or reclassify its outstanding Class A Shares into a smaller number of Class A Shares, then the Conversion Amount in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased. In each such case, the Conversion Amount shall be adjusted by multiplying such Conversion Amount by a fraction, the numerator of which shall be the number of Class A Shares outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of Class A Shares outstanding immediately after giving effect to such subdivision, combination or reclassification. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.
(ii)   Adjustment for Rights Issue. If the Corporation shall, at any time or from time to time, while any Series 5 Preferred Shares are outstanding, distribute rights, options or warrants to all or substantially all holders of its Class A Shares entitling them, for a period expiring within sixty (60) days after the record date for such distribution, to purchase Class A Shares, or securities convertible into, or exchangeable or exercisable for, Class A Shares, in either case, at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the distribution, then the Conversion Amount shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Amount in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction:
(A)   the numerator of which shall be the sum of (1) the number of Class A Shares Outstanding on the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus (2) the number of Class A Shares that the aggregate offering price of the total number of Class A Shares issuable pursuant to such rights, options or warrants would purchase at the Current Market Price of the Class A Shares on the declaration date for such distribution (determined by multiplying such total number of Class A Shares so offered by the exercise price of such rights, options or warrants and dividing the product so obtained by such Current Market Price); and
(B)   the denominator of which shall be the number of Class A Shares Outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the total number of additional Class A Shares issuable pursuant to such rights, options or warrants.

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The term “Class A Shares Outstanding” shall mean, without duplication, and include the following, and the following shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable, and without regard to any other limitations or restrictions on conversion or exercise:
(1)   the number of Class A Shares and Class B Shares then outstanding;
(2)   all Class A Shares issuable upon conversion of outstanding Series 5 Preferred Shares; and
(3)   all Class A Shares issuable upon exercise of outstanding options and any other Convertible Security.
Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.
To the extent that Class A Shares are not delivered pursuant to such rights, options or warrants or upon the expiration or termination of such rights, options or warrants, the Conversion Amount shall be readjusted to the Conversion Amount that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of Class A Shares actually delivered. In the event that such rights, options or warrants are not so distributed, the Conversion Amount shall again be adjusted to be the Conversion Amount which would then be in effect if the Ex-Dividend Date for such distribution had not occurred. In determining whether any rights, options or warrants entitle the holders to purchase Class A Shares at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the relevant distribution, and in determining the aggregate offering price of such Class A Shares, there shall be taken into account any consideration received for such rights, options or warrants and the value of such consideration if other than cash, to be determined in good faith by the Board of Directors. Except as set forth in this paragraph, in no event shall the Conversion Amount be increased pursuant to this SECTION 6(f)(ii).
(iii)   Adjustment for Certain Tender Offers or Exchange Offers. In case the Corporation or any of its Subsidiaries shall, at any time or from time to time, while any Series 5 Preferred Shares are outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Corporation or any Subsidiary for all or any portion of the Class A Shares, where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value, as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per Class A Share validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged Class A Shares, the “Purchased Shares”) exceeds the Closing Price per share of the Class A Shares on the Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Amount shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Amount in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:
(A)   the numerator of which shall be equal to the product of (1) the number of Class A Shares outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) and (2) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date; and
(B)   the denominator of which is equal to the sum of (x) the Aggregate Amount and (y) the product of (I) an amount equal to (1) the number of Class A Shares outstanding as of

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the Expiration Time, less (2) the Purchased Shares and (II) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date.
An adjustment, if any, to the Conversion Amount pursuant to this SECTION 6(f)(iii) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Corporation or a Subsidiary is obligated to purchase Class A Shares pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Amount shall again be adjusted to be the Conversion Amount which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this SECTION 6(f)(iii) to any tender offer or exchange offer would result in an increase in the Conversion Amount, no adjustment shall be made for such tender offer or exchange offer under this SECTION 6(f)(iii).
(iv)   Disposition Events.
(A)   If any of the following events (any such event, a “Disposition Event”) occurs:
(1)   any reclassification or exchange of the Class A Shares (other than as a result of a subdivision or combination);
(2)   any merger, amalgamation, consolidation or other combination to which the Corporation is a constituent party; or
(3)   any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Corporation to any other person;
in each case, as a result of which all of the holders of Class A Shares shall be entitled to receive cash, securities or other property for their Class A Shares, the Series 5 Preferred Shares converted following the effective date of any Disposition Event shall be converted, in lieu of the Class A Shares otherwise deliverable, into the same amount and type (in the same proportion) of cash, securities or other property received by holders of Class A Shares in the relevant event (collectively, “Reference Property”) received upon the occurrence of such Disposition Event by a holder of Class A Shares holding, immediately prior to the transaction, the number of Class A Shares into which such Series 5 Preferred Shares would have been converted pursuant to SECTION 6(a) without giving effect to any limitations on conversion set forth in SECTION 6(b) immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Class A Shares with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Class A Shares.
(B)   The above provisions of this SECTION 6(f)(iv) shall similarly apply to successive Disposition Events. If this SECTION 6(f)(iv) applies to any event or occurrence, neither SECTION 6(f)(i) nor SECTION 6(f)(iii) shall apply; provided, however, that this SECTION 6(f)(iv) shall not apply to any share split or combination to which SECTION 6(f)(i) is applicable or to a liquidation, dissolution or winding up to which SECTION 3 applies. To the extent that equity securities of a company are received by the holders of Class A Shares in connection with a Disposition Event, the portion of the Series 5 Preferred Shares which will be convertible into such equity securities will continue to be subject to the anti-dilution adjustments set forth in this SECTION 6(f).
(v)   Minimum Adjustment.   Notwithstanding the foregoing, the Conversion Amount will not be reduced if the amount of such reduction would be an amount less than one percent (1%) of such Conversion Amount, but any such amount will be carried forward and reduction with respect thereto will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to one percent (1%) or more.

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(vi)   When No Adjustment Required.   Notwithstanding anything herein to the contrary, no adjustment to the Conversion Amount need be made:
(A)   for a transaction referred to in SECTION 6(f)(i) or SECTION 6(f)(ii) if the Series 5 Preferred Shares participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of the Class A Shares participate with respect to such transaction or event and on the same terms as holders of the Class A Shares participate with respect to such transaction or event as if the holders of Series 5 Preferred Shares, at such time, held a number of Class A Shares equal to the number of Class A Shares into which the Series 5 Preferred Shares were convertible at such time;
(B)   for rights to purchase Class A Shares pursuant to any present or future plan by the Corporation for reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in Class A Shares under any plan; or
(C)   for any event otherwise requiring an adjustment under this SECTION 6 if such event is not consummated.
(vii)   Rules of Calculation; Treasury Shares.   All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. Except as explicitly provided herein, the number of Class A Shares outstanding will be calculated on the basis of the number of issued and outstanding Class A Shares.
(viii)   Waiver.   Notwithstanding the foregoing, the Conversion Amount will not be reduced if the Corporation receives, prior to the effective time of the adjustment to the Conversion Amount, written notice from the holders representing at least a majority of the then outstanding Series 5 Preferred Shares, voting together as a separate class, that no adjustment is to be made as the result of a particular issuance of Class A Shares or other dividend or other distribution on Class A Shares. This waiver will be limited in scope and will not be valid for any issuance of Class A Shares or other dividend or other distribution on Class A Shares not specifically provided for in such notice.
(ix)   Tax Adjustment.   Anything in this SECTION 6 notwithstanding, the Corporation shall be entitled to make such downward adjustments in the Conversion Amount, in addition to those required by this SECTION 6, as the Board of Directors in its sole discretion shall determine to be advisable in order that any event treated for U.S. federal income tax purposes as a dividend or share split will not be taxable to the holders of Class A Shares.
(x)   No Duplication.   If any action would require adjustment of the Conversion Amount pursuant to more than one of the provisions described in this SECTION 6 in a manner such that such adjustments are duplicative, only one adjustment shall be made.
(xi)   Provisions Governing Adjustment to Conversion Amount.   Rights, options or warrants distributed by the Corporation to all or substantially all holders of Class A Shares entitling the holders thereof to subscribe for or purchase shares of the Corporation’s capital (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Rights Trigger”): (A) are deemed to be transferred with such Class A Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of Class A Shares, shall be deemed not to have been distributed for purposes of SECTION 6(f)(i), (ii), (iii) or (iv) (and no adjustment to the Conversion Amount under SECTION 6(f)(i), (ii), (iii) or (iv) will be required) until the occurrence of the earliest Rights Trigger, whereupon such rights, options and warrants shall be deemed to have been distributed, and (x) if and to the extent such rights, options and warrants are exercisable for Class A Shares or the equivalents thereof, an appropriate adjustment (if any is required) to the Conversion Amount shall be made under SECTION 6(f)(ii) (without giving effect to the sixty (60) day limit on the exercisability of rights, options and warrants ordinarily subject to such SECTION 6(f)(ii)), and/or (y) if and to the extent such rights, options and warrants are exercisable for cash and/or any shares of the Corporation’s capital other than Class A Shares or Class A Share equivalents, shall be subject to the provisions of

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SECTION 2(a) applicable to Participating Dividends and shall be distributed to the holders of Series 5 Preferred Shares. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Series 5 Original Issuance Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Rights Trigger or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Amount under SECTION 6(f)(i), (ii), (iii) or (iv) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Amount shall be readjusted at the opening of business of the Corporation immediately following such final redemption or repurchase by multiplying such Conversion Amount by a fraction (x) the numerator of which shall be the Current Market Price per Class A Share on such date, less the amount equal to the per share redemption or repurchase price received by a holder or holders of Class A Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all or substantially all holders of Class A Shares as of the date of such redemption or repurchase and (y) the denominator of which shall be the Current Market Price, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Amount shall be readjusted as if such rights, options and warrants had not been issued. Notwithstanding the foregoing, (A) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for Class A Shares, the Conversion Amount shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this SECTION 6(f)(xi)) as if such rights, options or warrants had not been issued, and instead the Conversion Amount will be adjusted as if the Corporation had issued the Class A Shares issued upon such redemption or exchange as a dividend or distribution of Class A Shares subject to SECTION 6(f)(i)(A) and (B) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for any shares of the Corporation’s capital (other than Class A Shares) or any other assets of the Corporation, such redemption or exchange shall be deemed to be a distribution and shall be subject to, and paid to the holders of Series 5 Preferred Shares pursuant to, the provisions of SECTION 2(a) applicable to Participating Dividends.
(xii)   Notwithstanding anything herein to the contrary, any adjustment of the Conversion Amount or entitlement to acquire Class A Shares pursuant to this Designation shall be subject to the rules of the Exchange to the extent required to comply with such rules. If after the date of effectiveness of this Designation there is a change in the applicable rules of the Exchange on which the Class A Shares are listed at the time such change becomes effective or in the interpretation of such applicable rules that would cause the Class A Shares to be delisted by such Exchange as a result of the terms of this Designation, the rights of the holders of the Series 5 Preferred Shares set forth in this Designation shall thereafter be limited to the extent required by such changed rules in order for the Class A Shares to continue to be listed on such Exchange.
(xiii)   Notwithstanding anything to the contrary in this Designation, if an adjustment to the Conversion Amount becomes effective on any Ex-Dividend Date as described herein, and a holder of Series 5 Preferred Shares that have been converted on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of Class A Shares as of the related Conversion Date based on an adjusted Conversion Amount for such Ex-Dividend Date, then, notwithstanding such Conversion Amount adjustment provisions, the Conversion Amount adjustment relating to such Ex-Dividend Date will not be made for such converted Series 5 Preferred Shares. Instead, the holder of such converted Series 5 Preferred Shares will be treated as if such holder were the record owner of the Class A Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

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(g)   Notice of Record Date. In the event of:
(i)   any share split or combination of the outstanding Class A Shares;
(ii)   any declaration or making of a dividend or other distribution to holders of Class A Shares in additional Class A Shares, any other share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness);
(iii)   any reclassification or change to which SECTION 6(f)(i)(B) applies;
(iv)   the dissolution, liquidation or winding up of the Corporation; or
(v)   any other event constituting a Disposition Event;
then the Corporation shall file with its corporate records and mail to the holders of the Series 5 Preferred Shares at their last addresses as shown on the records of the Corporation, at least ten (10) days prior to the record date specified in (A) below or ten (10) days prior to the date specified in (B) below, a notice stating:
(A)   the record date of such share split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Class A Shares of record to be entitled to such share split, combination, dividend or other distribution are to be determined, or
(B)   the date on which such reclassification, change, dissolution, liquidation, winding up or other event constituting a Disposition Event, is estimated to become effective, and the date as of which it is expected that holders of Class A Shares of record will be entitled to exchange their Class A Shares for the share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Disposition Event.
Disclosures made by the Corporation in any public filings made under the Exchange Act shall be deemed to satisfy the notice requirements set forth in this SECTION 6(g).
(h)   Certificate of Adjustments.   Upon the occurrence of each adjustment or readjustment of the Conversion Amount pursuant to this SECTION 6, the Corporation shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series 5 Preferred Shares a certificate, signed by an officer of the Corporation, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request of any holder of Series 5 Preferred Shares, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Amount then in effect, and (iii) the number of Class A Shares and the amount, if any, of share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) which then would be received upon the conversion of Series 5 Preferred Shares.
SECTION 7.   Additional Definitions.   For purposes of this Designation, the following terms shall have the following meanings:
(a)   “Affiliate” means, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person. Notwithstanding the foregoing, the Corporation, its subsidiaries and its other controlled Affiliates shall not be considered Affiliates of the Investor.
(b)   “Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” has the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes hereof the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time. For the avoidance of doubt, for purposes hereof, except where otherwise expressly provided herein, the Investor (or any other person) shall at all times be

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deemed to have Beneficial Ownership of Class A Shares issuable upon conversion of the Series 5 Preferred Shares directly or indirectly held by them, irrespective of any applicable restrictions on transfer, conversion or voting.
(c)   “Board of Directors” means the board of directors of the Corporation.
(d)   “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in New York City, New York.
(e)   “Closing Price” of the Class A Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Exchange or, if the Class A Shares are not listed or admitted for trading on an Exchange, as reported on the quotation system on which such security is quoted. If the Class A Shares are not listed or admitted for trading on an Exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Class A Shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Class A Shares are not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Class A Shares on the relevant date from each of at least three nationally recognized investment banking firms selected by the Corporation for this purpose.
(f)   “Common Shares” means the Class A Shares, the Class B Shares and any other common shares in the capital of the Corporation.
(g)   “control,” “controlling,” “controlled by” and “under common control with,” with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.
(h)   “Convertible Security” means any debt or other evidences of indebtedness, shares of capital or other securities directly or indirectly convertible into or exercisable or exchangeable for Class A Shares.
(i)   “Corporation” means MDC Partners Inc., a Delaware corporation.
(j)   “Current Market Price” of Class A Shares on any day means the average of the Closing Prices per Class A Share for each of the five (5) consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.
(k)   “Designation” mean this Designation of the Series 5 Preferred Stock.
(l)   “Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the Class A Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.
(m)   “Exchange” means Nasdaq and, if the Class A Shares are not then listed on Nasdaq, the principal other U.S. national or regional securities exchange or market on which the Class A Shares are then listed.
(n)   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(o)   “Fair Market Value” of the Class A Shares or any other security or property means the fair market value thereof as determined in good faith by the Board of Directors, which determination must be set forth in a written resolution of the Board of Directors, in accordance with the following rules:
(i)   for Class A Shares or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the Closing Prices of such security on such Exchange over a ten (10) consecutive Trading Day period, ending on the Trading Day immediately prior to the date of determination; and

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(ii)   for any other property, the Fair Market Value shall be determined by the Board of Directors assuming a willing buyer and a willing seller in an arm’s-length transaction.
(p)   “group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.
(q)   “hereof,” “herein” and “hereunder” and words of similar import refer to this Designation as a whole and not merely to any particular clause, provision, section or subsection.
(r)   “Investor” shall mean Broad Street Principal Investments, L.L.C.
(s)   “Market Disruption Event” means, with respect to the Class A Shares, (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Class A Shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange, or otherwise) in the Class A Shares or in any options, contracts or future contracts relating to the Class A Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
(t)   “Nasdaq” means The NASDAQ Global Market.
(u)   “person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “person” as contemplated by Section 13(d) of the Exchange Act.
(v)   “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(w)   “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of February 14, 2017, between the Corporation and the Investor.
(x)   “Series 5 Original Issuance Date” means, with respect to any Series 5 Preferred Share, the original issue date of such Series 5 Preferred Share.
(y)   “share capital” means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person, and with respect to the Corporation includes, without limitation, any and all Common Shares and the Series 5 Preferred Shares.
(z)   “Subsidiary” means with respect to any person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such person and one or more Subsidiaries of such person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Corporation.
(aa)   “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the Exchange is open for trading or, if the Class A Shares are not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant Exchange.
(bb)   “Voting Stock” shall mean the Class A Shares and the Class B Shares and securities of any class or kind ordinarily having the power to vote generally for the election of directors of the Board of Directors of the Corporation or its successor.
(cc)   Each of the following terms is defined in the Section set forth opposite such term:

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Term	Section
Aggregate Amount	SECTION 6(f)(iii)
Class A Shares	SECTION 3(a)
Class A Shares Outstanding	SECTION 6(f)
Class B Shares	SECTION 3(a)
Conversion Amount	SECTION 6(a)
Conversion Date	SECTION 6(a)
Disposition Event	SECTION 6(f)(iv)
Expiration Date	SECTION 6(f)(iii)
Expiration Time	SECTION 6(f)(iii)(A)
Liquidation Entitlement	SECTION 3(a)
Maximum Voting Power	SECTION 6(b)
Participating Dividends	SECTION 2(a)
Purchased Shares	SECTION 6(f)(iii)
Reference Property	SECTION 6(f)(iv)
Rights Trigger	SECTION 6(f)(xi)
Series 5 Preferred Shares	SECTION 1
SECTION 8.   Miscellaneous.   For purposes of this Designation, the following provisions shall apply:
(a)   Withholding Tax.   Notwithstanding any other provision of this Designation, the Corporation may deduct or withhold from any payment, distribution, issuance or delivery (whether in cash or in shares) to be made pursuant to this Designation any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and shall remit any such amounts to the relevant tax authority as required. If the cash component of any payment, distribution, issuance or delivery to be made pursuant to this Designation is less than the amount that the Corporation is so required or permitted to deduct or withhold, the Corporation shall be permitted to deduct and withhold from any noncash payment, distribution, issuance or delivery to be made pursuant to this Designation any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and to dispose of such property in order to remit any amount required to be remitted to any relevant tax authority. Notwithstanding the foregoing, the amount of any payment, distribution, issuance or delivery made to a holder of Series 5 Preferred Shares pursuant to this Designation shall be considered to be the amount of the payment, distribution, issuance or delivery received by such holder plus any amount deducted or withheld pursuant to this SECTION 8. In the absence of any such deduction or withholding by the Corporation, and unless agreed otherwise by the Corporation in writing, holders of Series 5 Preferred Shares shall be responsible for all withholding taxes in respect of any payment, distribution, issuance or delivery made or credited to them pursuant to this Designation and shall indemnify and hold harmless the Corporation on an after-tax basis (for this purpose, having regard only to taxes for which the Corporation is liable for any such taxes imposed on any payment, distribution, issuance or delivery made or credited to them pursuant to this Designation.
(b)   Wire or Electronic Transfer of Funds.   Notwithstanding any other right, privilege, restriction or condition attaching to the Series 5 Preferred Shares, the Corporation may, at its option, make any payment due to registered holders of Series 5 Preferred Shares by way of a wire or electronic transfer of funds to such holders. If a payment is made by way of a wire or electronic transfer of funds, the Corporation shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Corporation that a payment is to be made by way of a wire or electronic transfer of funds, the Corporation shall provide a notice to the applicable registered holders of Series 5 Preferred Shares at their respective addresses appearing on the books of the Corporation. Such notice shall request that each applicable registered holder of Series 5 Preferred Shares provide the particulars of an account of such holder with a chartered bank in the United States to which the wire or electronic transfer of funds shall be directed. If the Corporation does

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not receive account particulars from a registered holder of Series 5 Preferred Shares prior to the date such payment is to be made, the Corporation shall deposit the funds otherwise payable to such holder in a special account or accounts in trust for such holder. The making of a payment by way of a wire or electronic transfer of funds or the deposit by the Corporation of funds otherwise payable to a holder in a special account or accounts in trust for such holder shall be deemed to constitute payment by the Corporation on the date thereof and shall satisfy and discharge all liabilities of the Corporation for such payment to the extent of the amount represented by such transfer or deposit.
(c)   Amendments.   The provisions attaching to the Series 5 Preferred Shares may be deleted, varied, modified, amended or amplified by amendment with such approval as may then be required by the General Corporation Law of the State of Delaware.
(d)   U.S. Currency.   Unless otherwise stated, all references herein to sums of money are expressed in lawful money of the United States.

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EXHIBIT C
DESIGNATION
OF
SERIES 6 CONVERTIBLE PREFERRED STOCK
OF
MDC PARTNERS INC.
SECTION 1.   Designation and Amount. The designation of this series of Preferred Stock is “Series 6 Convertible Preferred Stock” (the “Series 6 Preferred Shares”), par value $0.001 per share, and the number of shares constituting such series is Fifty Thousand (50,000). Subject to the Certificate of Incorporation, such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series 6 Preferred Shares to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.
SECTION 2.   Dividends.
(a)   Participating Dividends.
(i)   Each holder of issued and outstanding Series 6 Preferred Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends for each Series 6 Preferred Share, dividends of the same type as any dividends or other distribution, whether in cash, in kind or in other property, payable or to be made on outstanding Class A Subordinate Voting Shares of the Corporation (the “Class A Shares”), in an amount equal to the amount of such dividends or other distribution as would be made on the number of Class A Shares into which such Series 6 Preferred Shares could be converted on the applicable record date for such dividends or other distribution on the Class A Shares, without giving effect to the limitations set forth in SECTION 6(b) after aggregating all shares held by the same holder (the “Participating Dividends”) and disregarding any rounding for fractional amounts; provided, however, that notwithstanding the above, the holders of Series 6 Preferred Shares shall not be entitled to receive any dividends or distributions for which an adjustment to the Conversion Price (as defined below) shall be made pursuant to SECTION 6(f)(i)(A) or SECTION 6(f)(ii) (and such dividends or distributions that are not payable to the holders of Series 6 Preferred Shares as a result of this proviso shall not be deemed to be Participating Dividends).
(ii)   Participating Dividends are payable at the same time as and when such dividends or other distributions on the Class A Shares are paid to the holders of Class A Shares and are payable to holders of record of Series 6 Preferred Shares on the record date for the corresponding dividend or distribution on the Class A Shares.
(b)   Additional Dividends.
(i)   Following the occurrence of a Specified Event, each holder of issued and outstanding Series 6 Preferred Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends for each Series 6 Preferred Share, with respect to each Dividend Period, dividends at a rate per annum equal to the Additional Rate multiplied by the Base Liquidation Preference per Series 6 Preferred Share (the “Additional Dividends” and, together with Participating Dividends, the “Dividends”). Any Additional Dividends payable pursuant to this SECTION 2(b) shall be in addition to any Participating Dividends, as applicable, payable pursuant to SECTION 2(a) hereof.
(ii)   Additional Dividends will accrue on a daily basis and be cumulative from the date on which a Specified Event occurs and are payable in arrears on each Dividend Payment Date.
(iii)   Additional Dividends in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of Additional Dividends payable for any Dividend Period shorter or longer than a full quarterly Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

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(iv)   Additional Dividends that are declared and payable on a Dividend Payment Date will be paid to the holders of record of Series 6 Preferred Shares as they appear in the records of the Corporation at the close of business on the 15th day of the calendar month prior to the month in which the applicable Dividend Payment Date falls, provided that Additional Dividends payable upon redemption or conversion of Series 6 Preferred Shares will be payable to the holder of record on the Redemption Date or the Conversion Date, as applicable. Any payment of an Additional Dividend will first be credited against the earliest accumulated but unpaid Additional Dividend due with respect to each share that remains payable.
(v)   Additional Dividends are payable only in cash. Additional Dividends will accrue and cumulate whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of Additional Dividends and whether or not Additional Dividends are declared.
(vi)   After a Specified Event has occurred and while any Series 6 Preferred Shares remain outstanding, unless all Additional Dividends accrued to the end of all completed Dividend Periods have been paid in full, neither the Corporation nor any of its subsidiaries may (A) declare, pay or set aside for payment any dividends or distributions on any Junior Securities or (B) repurchase, redeem or otherwise acquire any Junior Securities.
(vii)   The provisions of SECTION 2(b)(vi) shall not prohibit:
(A)   the repurchase, redemption, retirement or other acquisition of vested or unvested Common Shares held by any future, present or former officer, director, employee, manager or consultant (or their respective permitted transferees) of the Corporation or any subsidiary of the Corporation pursuant to any equity incentive grant, plan, program or arrangement, any severance agreement or any stock subscription or equityholder agreement, in each case solely to the extent required by the terms thereof;
(B)   payments made or expected to be made by the Corporation in respect of withholding or similar taxes payable in connection with the exercise or vesting of Common Shares or Class A Equivalents by any future, present or former officer, director, employee, manager or consultant (or their respective permitted transferees) of the Corporation or any subsidiary of the Corporation and repurchases or withholdings of Common Shares or Class A Equivalents in connection with any exercise or vesting of Common Shares or Class A Equivalents if such Common Shares or Class A Equivalents represent all or a portion of the exercise price of, or withholding obligation with respect to, such Common Shares or Class A Equivalents;
(C)   cash payments made in lieu of issuing fractional Common Shares in connection with the exercise or vesting of Common Shares or Class A Equivalents;
(D)   payments arising from agreements of the Corporation or a subsidiary of the Corporation providing for adjustment of purchase price, deferred consideration, earn outs or similar obligations, in each case incurred in connection with the purchase or investment by the Corporation or a subsidiary of the Corporation of or in assets or capital stock of a third party; or
(E)   payments or distributions made pursuant to any plan or proposal for the liquidation or dissolution of the Corporation or pursuant to any decree or order for relief or made by any custodian of the Corporation in connection with any voluntary case or proceeding under Title 11 of the U.S. Code or any similar federal, state, Canadian, provincial or other non-U.S. law for the relief of debtors.
(c)   The Corporation shall pay Dividends (less any tax required to be deducted and withheld by the Corporation), except in case of redemption or conversion in which case payment of Dividends shall be made on surrender of the certificate, if any, representing the Series 6 Preferred Shares to be redeemed or converted, by electronic funds transfer or by sending to each holder of Series 6 Preferred Shares a check for such Dividends payable to the order of such holder or, in the case of joint holders, to the order of all such holders failing written instructions from them to the contrary or in such other

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manner, not contrary to applicable law, as the Corporation shall reasonably determine. The making of such payment or the posting or delivery of such check on or before the date on which such Dividend is to be paid to a holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such Dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related Dividends as aforesaid and remitted to the proper taxing authority) unless such check is not honored when presented for payment. Subject to applicable law, Dividends which are represented by a check which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.
(d)   Holders of the Series 6 Preferred Shares are not entitled to any dividend, whether payable in cash, in kind or other property, in excess of the Participating Dividends and, if applicable, the Additional Dividends, as provided in this SECTION 2.
SECTION 3.   Liquidation Preference.
(a)   Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each Series 6 Preferred Share entitles the holder thereof to receive and to be paid out of the assets of the Corporation available for distribution, before any distribution or payment may be made to a holder of any Class A Shares, any Class B Shares of the Corporation (the “Class B Shares”) or any other shares ranking junior as to capital to the Series 6 Preferred Shares, an amount per Series 6 Preferred Share equal to the greater of (i) the Base Liquidation Preference (as defined below), as increased by the Accretion Rate (as defined below) from the most recent Quarterly Compounding Date to the date of such liquidation, dissolution or winding up (without duplication of changes to the Base Liquidation Preference as provided for in SECTION 3(b)) plus any accrued but unpaid Dividends with respect thereto, and (ii) an amount equal to the amount the holders of the Series 6 Preferred Shares would have received per Series 6 Preferred Share upon liquidation, dissolution or winding up of the Corporation had such holders converted their Series 6 Preferred Shares into Class A Shares immediately prior thereto, without giving effect to the limitations set forth in SECTION 6(b) and disregarding any rounding for fractional amounts (the greater of the amount in clause (i) and clause (ii), the “Liquidation Preference”). Notwithstanding the foregoing or anything in this Designation to the contrary, immediately prior to and conditioned upon the consummation of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if the amount set forth in clause (i) above is greater than the amount set forth in clause (ii) above, any holder of outstanding Series 6 Preferred Shares shall have the right to convert its Series 6 Preferred Shares into Class A Shares by substituting the Fair Market Value of a Class A Share for the then-applicable Conversion Price and without giving effect to the limitations set forth in SECTION 6(b) and disregarding any rounding for fractional amounts.
(b)   The “Base Liquidation Preference” per Series 6 Preferred Share shall initially be equal to the Original Purchase Price. From and after the Series 6 Original Issuance Date, the Base Liquidation Preference of each Series 6 Preferred Share shall increase on a daily basis, on the basis of a 360-day year consisting of twelve 30-day months, at a rate of 8.0% per annum (the “Accretion Rate”) of the then-applicable Base Liquidation Preference, the amount of which increase shall compound quarterly on each March 31, June 30, September 30 and December 31 (each, a “Quarterly Compounding Date”) from the Series 6 Original Issuance Date through the fifth anniversary thereof, following which the Accretion Rate will decrease to 0% per annum and the Base Liquidation Preference per Series 6 Preferred Share will not increase during any period subsequent to such fifth anniversary. The Base Liquidation Preference shall be proportionally adjusted for any stock dividends, splits, combinations and similar events on the Series 6 Preferred Shares.
(c)   After payment to the holders of the Series 6 Preferred Shares of the full Liquidation Preference to which they are entitled, the Series 6 Preferred Shares as such will have no right or claim to any of the assets of the Corporation.
(d)   The value of any property not consisting of cash that is distributed by the Corporation to the holders of the Series 6 Preferred Shares will equal the Fair Market Value thereof on the date of distribution.

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(e)   For the purposes of this SECTION 3, a Fundamental Change (in and of itself) shall not be deemed to be a liquidation, dissolution or winding up of the Corporation subject to this SECTION 3 (it being understood that an actual liquidation, dissolution or winding up of the Corporation in connection with a Fundamental Change will be subject to this SECTION 3).
SECTION 4.   Voting Rights. The holders of the Series 6 Preferred Shares shall not be entitled as such, except as required by law, to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting but shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof. The approval of the holders of the Series 6 Preferred Shares with respect to any and all matters referred to in this Designation may be given in writing by all of the holders of the Series 6 Preferred Shares outstanding or by resolution duly passed and carried as may then be required by the General Corporation Law of the State of Delaware at a meeting of the holders of the Series 6 Preferred Shares duly called and held for the purpose of considering the subject matter of such resolution and at which holders of not less than a majority of all Series 6 Preferred Shares then outstanding are present in person or represented by proxy in accordance with the by-laws of the Corporation; provided, however, that if at any such meeting, when originally held, the holders of at least a majority of all Series 6 Preferred Shares then outstanding are not present in person or so represented by proxy within 30 minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being not less than fifteen (15) days later. Notice of any such original meeting of the holders of the Series 6 Preferred Shares shall be given not less than twenty-one (21) days prior to the date fixed for such meeting and shall specify in general terms the purpose for which the meeting is called, and notice of any such adjourned meeting shall be given not less than ten (10) days prior to the date fixed for such adjourned meeting, but it shall not be necessary to specify in such notice the purpose for which the adjourned meeting is called. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting and the conduct of it shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at any such original meeting or adjourned meeting, each holder of Series 6 Preferred Shares present in person or represented by proxy shall be entitled to one vote for each of the Series 6 Preferred Shares held by such holder.
SECTION 5.   Purchase for Cancellation. Subject to such provisions of the General Corporation Law of the State of Delaware as may be applicable, the Corporation may at any time or times purchase (if obtainable) for cancellation all or any part of the Series 6 Preferred Shares outstanding from time to time: (a) through the facilities of any Exchange or market on which the Series 6 Preferred Shares are listed, (b) by invitation for tenders addressed to all the holders of record of the Series 6 Preferred Shares outstanding, or (c) in any other manner, in each case at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable.
SECTION 6.   Conversion.
Each Series 6 Preferred Share is convertible into Class A Shares as provided in this SECTION 6.
(a)   Conversion at the Option of Holders of Series 6 Preferred Shares. Subject to SECTION 6(b), each holder of Series 6 Preferred Shares is entitled to convert, in whole or in part at any time and from time to time, at the option and election of such holder upon receipt of all antitrust approvals required in connection with such conversion (or the lapse of any applicable waiting period relating to such required antitrust approvals), any or all outstanding Series 6 Preferred Shares held by such holder into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the number (the “Conversion Amount”) determined by dividing (i) the Base Liquidation Preference (as adjusted pursuant to SECTION 3(b) to the date immediately preceding the Conversion Date (as defined below)) for each Series 6 Preferred Share to be converted by (ii) the Conversion Price in effect at the time of conversion. The “Conversion Price” initially is $5.00 per share, as adjusted from time to time as provided in SECTION 6(f). In order to convert the Series 6 Preferred Shares into Class A Shares, the holder must surrender the certificates representing such Series 6 Preferred Shares, accompanied by transfer instruments satisfactory to the Corporation, free of any adverse interest or liens at the office of the Corporation’s transfer agent for the Series 6 Preferred Shares, together with written notice that such holder elects to convert all or such number of shares represented by such certificates as specified therein. With respect to a conversion pursuant to this SECTION 6(a), the date of receipt of such

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certificates, together with such notice and such other information or documents as may be required by the Corporation (including any certificates delivered pursuant to SECTION 6(b)), by the transfer agent or the Corporation will be the date of conversion (the “Conversion Date”) and the Conversion Date with respect to a conversion pursuant to SECTION 6(c) will be as provided in such section.
(b)   Limitations on Conversion. Notwithstanding SECTION 6(a) or SECTION 6(c) but subject to SECTION 8, the Corporation shall not effect any conversion of the Series 6 Preferred Shares or otherwise issue Class A Shares pursuant to SECTION 6(a) or SECTION 6(c), and no holder of Series 6 Preferred Shares will be permitted to convert Series 6 Preferred Shares into Class A Shares if, and to the extent that, following such conversion, either (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares would exceed 19.9% of the Maximum Voting Power (as defined below) or (ii) such holder would Beneficially Own more than 19.9% of the then outstanding Common Shares; provided, however, that such conversion restriction shall not apply to any conversion in connection with and subject to completion of (A) a public sale of the Class A Shares to be issued upon such conversion, if following consummation of such public sale such holder will not Beneficially Own in excess of 19.9% of the then outstanding Class A Shares or (B) a bona fide third party tender offer for the Class A Shares issuable thereupon. For purposes of the foregoing sentence, the number of Class A Shares Beneficially Owned by a holder shall include the number of Class A Shares issuable upon conversion of the Series 6 Preferred Shares with respect to which a conversion notice has been given, but shall exclude the number of Class A Shares which would be issuable upon conversion or exercise of the remaining, unconverted portion of the Series 6 Preferred Shares and any Alternative Preference Shares Beneficially Owned by such holder. Upon the written request of the holder, the Corporation shall within two (2) Business Days confirm in writing (which may be by email) to any holder the number of Class A Shares and Class B Shares then outstanding. In connection with any conversion and as a condition to the Corporation effecting such conversion, upon request of the Corporation, a holder of Series 6 Preferred Shares shall deliver to the Corporation a certificate, signed by a duly authorized officer of such holder, no less than twelve (12) Business Days prior to the applicable conversion, certifying that, after giving effect to such conversion, (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares will not exceed 19.9% of the Maximum Voting Power or (ii) such holder will not Beneficially Own more than 19.9% of the then outstanding Common Shares. For purposes hereof, “Maximum Voting Power” means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast by all shares of the Corporation’s capital on a matter subject to the vote of the Common Shares and any other securities that constitute Voting Stock voting together as a single class and after giving effect to any limitation on voting power set forth herein and the certificate of designation or other similar document governing other Voting Stock. For purposes of this SECTION 6(b), the aggregate voting power and Beneficial Ownership of Common Shares held by the Affiliates of a holder shall be attributed to such holder.
(c)   Conversion at the Option of the Corporation. Subject to SECTION 6(b) and SECTION 8, on and after the two (2) year anniversary of the Series 6 Original Issuance Date, at the Corporation’s option and election and upon its compliance with this SECTION 6(c), and in the case of the Investor and any Permitted Transferee upon receipt of all antitrust approvals required in connection with such conversion (or the lapse of any applicable waiting period relating to such required antitrust approvals), all outstanding Series 6 Preferred Shares shall be converted automatically into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the Conversion Amount following written notice by the Corporation to the holders of Series 6 Preferred Shares notifying such holders of the conversion contemplated by this SECTION 6(c), which conversion shall occur on the date specified in such notice, which shall not be less than ten (10) Business Days following the date of such notice (or in the case of the Investor and any Permitted Transferee the later of (A) the date of receipt of all antitrust approvals required in connection with such conversion (or the lapse of any applicable waiting period relating to such required antitrust approvals)) and (B) ten (10) Business Days following the date of such notice), provided, that (i) prior to the five-year anniversary of the Series 6 Original Issuance Date, such notice may be delivered by the Corporation (and such Series 6 Preferred Shares may be converted into Class A Shares pursuant to this SECTION 6(c)) only if the Closing Price per Class A Share for the thirty (30) consecutive Trading Day period ending on the Trading Day immediately prior to delivery of a notice of conversion pursuant to this SECTION 6(c) was at or above 125% of the then-applicable Conversion Price and (ii) following the five-year anniversary of the Series 6 Original

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Issuance Date, such notice may be delivered by the Corporation (and such Series 6 Preferred Shares may be converted into Class A Shares pursuant to this SECTION 6(c)) only if the Closing Price per Class A Share for the thirty (30) consecutive Trading Day period ending on the Trading Day immediately prior to delivery of a notice of conversion pursuant to this SECTION 6(c) was at or above 100% of the then-applicable Conversion Price; provided further, that following a Specified Event, the Corporation shall not be entitled to convert the Series 6 Preferred Shares.
Notwithstanding the foregoing, the holders of Series 6 Preferred Shares shall continue to have the right to convert their Series 6 Preferred Shares pursuant to SECTION 6(a) until and through the Conversion Date contemplated in this SECTION 6(c) and if such Series 6 Preferred Shares are converted pursuant to SECTION 6(a) such shares shall no longer be converted pursuant to this SECTION 6(c) and the Corporation’s notice delivered to the holders pursuant to this SECTION 6(c) shall be of no effect with respect to such shares converted pursuant to SECTION 6(a).
(d)   Fractional Shares. No fractional Class A Shares will be issued upon conversion of the Series 6 Preferred Shares. In lieu of fractional shares, the Corporation shall round, to the nearest whole number, the number of Class A Shares to be issued upon conversion of the Series 6 Preferred Shares. If more than one Series 6 Preferred Share is being converted at one time by or for the benefit of the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of Series 6 Preferred Shares converted by or for the benefit of such holder at such time.
(e)   Mechanics of Conversion.
(i)   Promptly after the Conversion Date (and in any event within three (3) Business Days), the Corporation shall (A) issue and deliver to such holder the number of Class A Shares to which such holder is entitled in exchange for the certificates formerly representing Series 6 Preferred Shares and (B) pay to such holder, to the extent of funds legally available therefor, all declared and unpaid Dividends on the Series 6 Preferred Shares that are being converted into Class A Shares; provided, that any accrued and unpaid Dividends not paid to such holder pursuant to the foregoing clause (B) shall, subject to SECTION 6(b), be converted into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the number determined by dividing (x) the aggregate amount of such accrued and unpaid Dividends on the Series 6 Preferred Shares that are being converted by (y) the then current Conversion Price. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares on such Conversion Date. In case fewer than all the shares represented by any such certificate are to be converted, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for Class A Shares or Series 6 Preferred Shares are issued in a name other than the name of the converting holder. The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Class A Shares upon conversion or due upon the issuance of a new certificate for any Series 6 Preferred Shares not converted other than any such tax due because Class A Shares or a certificate for Series 6 Preferred Shares are issued in a name other than the name of the converting holder.
(ii)   From and after the Conversion Date, the Series 6 Preferred Shares to be converted on such Conversion Date will no longer be deemed to be outstanding, and all rights of the holder thereof as a holder of Series 6 Preferred Shares (except the right to receive from the Corporation the Class A Shares upon conversion, together with the right to receive any accrued and unpaid Dividends thereon) shall cease and terminate with respect to such shares; provided, that in the event that a Series 6 Preferred Share is not converted, such Series 6 Preferred Share will remain outstanding and will be entitled to all of the rights as provided herein.
(iii)   If the conversion is in connection with any sale, transfer or other disposition of the Class A Shares issuable upon conversion of the Series 6 Preferred Shares, the conversion may, at the option of any holder tendering any Series 6 Preferred Share for conversion, be conditioned upon the closing of the sale, transfer or the disposition of Class A Shares issuable upon conversion of Series 6 Preferred Shares with the underwriter, transferee or other acquirer in such sale, transfer or

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disposition, in which event such conversion of such Series 6 Preferred Shares shall not be deemed to have occurred until immediately prior to the closing of such sale, transfer or other disposition.
(iv)   All Class A Shares issued upon conversion of the Series 6 Preferred Shares will, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable.
(f)   Adjustments to Conversion Price.
(i)   Adjustment for Change In Share Capital.
(A)   If the Corporation shall, at any time and from time to time while any Series 6 Preferred Shares are outstanding, issue a dividend or make a distribution on its Class A Shares payable in its Class A Shares to all or substantially all holders of its Class A Shares, then the Conversion Price at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Price by a fraction:
(1)   the numerator of which shall be the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and
(2)   the denominator of which shall be the sum of the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of Class A Shares constituting such dividend or other distribution.
If any dividend or distribution of the type described in this SECTION 6(f)(i)(A) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Conversion Price be increased pursuant to this SECTION 6(f)(i)(A).
(B)   If the Corporation shall, at any time or from time to time while any of the Series 6 Preferred Shares are outstanding, subdivide or reclassify its outstanding Class A Shares into a greater number of Class A Shares, then the Conversion Price in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Corporation shall, at any time or from time to time while any of the Series 6 Preferred Shares are outstanding, combine or reclassify its outstanding Class A Shares into a smaller number of Class A Shares, then the Conversion Price in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased. In each such case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Class A Shares outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of Class A Shares outstanding immediately after giving effect to such subdivision, combination or reclassification. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.
(ii)   Adjustment for Rights Issue. If the Corporation shall, at any time or from time to time, while any Series 6 Preferred Shares are outstanding, distribute rights, options or warrants to all or substantially all holders of its Class A Shares entitling them, for a period expiring within sixty (60) days after the record date for such distribution, to purchase Class A Shares, or securities convertible into, or exchangeable or exercisable for, Class A Shares, in either case, at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the distribution, then the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction:
(A)   the numerator of which shall be the sum of (1) the number of Class A Shares Outstanding on the close of business on the Business Day immediately preceding the

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Ex-Dividend Date for such distribution, plus (2) the number of Class A Shares that the aggregate offering price of the total number of Class A Shares issuable pursuant to such rights, options or warrants would purchase at the Current Market Price of the Class A Shares on the declaration date for such distribution (determined by multiplying such total number of Class A Shares so offered by the exercise price of such rights, options or warrants and dividing the product so obtained by such Current Market Price); and
(B)   the denominator of which shall be the number of Class A Shares Outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the total number of additional Class A Shares issuable pursuant to such rights, options or warrants.
The term “Class A Shares Outstanding” shall mean, without duplication, and include the following, and the following shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable, and without regard to any other limitations or restrictions on conversion or exercise:
(1)   the number of Class A Shares and Class B Shares then outstanding;
(2)   all Class A Shares issuable upon conversion of outstanding Series 6 Preferred Shares; and
(3)    all Class A Shares issuable upon exercise of outstanding options and any other Convertible Security.
Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.
To the extent that Class A Shares are not delivered pursuant to such rights, options or warrants or upon the expiration or termination of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of Class A Shares actually delivered. In the event that such rights, options or warrants are not so distributed, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the Ex-Dividend Date for such distribution had not occurred. In determining whether any rights, options or warrants entitle the holders to purchase Class A Shares at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the relevant distribution, and in determining the aggregate offering price of such Class A Shares, there shall be taken into account any consideration received for such rights, options or warrants and the value of such consideration if other than cash, to be determined in good faith by the Board of Directors. Except as set forth in this paragraph, in no event shall the Conversion Price be increased pursuant to this SECTION 6(f)(ii).
(iii)   Adjustment for Certain Tender Offers or Exchange Offers. In case the Corporation or any of its Subsidiaries shall, at any time or from time to time, while any Series 6 Preferred Shares are outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Corporation or any Subsidiary for all or any portion of the Class A Shares, where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value, as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per Class A Share validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged Class A Shares, the “Purchased Shares”) exceeds the Closing Price per share of the Class A Shares on the Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Price shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:

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(A)   the numerator of which shall be equal to the product of (1) the number of Class A Shares outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) and (2) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date; and
(B)   the denominator of which is equal to the sum of (x) the Aggregate Amount and (y) the product of (I) an amount equal to (1) the number of Class A Shares outstanding as of the Expiration Time, less (2) the Purchased Shares and (II) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date.
An adjustment, if any, to the Conversion Price pursuant to this SECTION 6(f)(iii) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Corporation or a Subsidiary is obligated to purchase Class A Shares pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this SECTION 6(f)(iii) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this SECTION 6(f)(iii).
(iv)   Disposition Events.
(A)   If any of the following events (any such event, a “Disposition Event”) occurs:
(1)   any reclassification or exchange of the Class A Shares (other than as a result of a subdivision or combination);
(2)   any merger, amalgamation, consolidation or other combination to which the Corporation is a constituent party; or
(3)    any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Corporation to any other person;
in each case, as a result of which all of the holders of Class A Shares shall be entitled to receive cash, securities or other property for their Class A Shares, the Series 6 Preferred Shares converted following the effective date of any Disposition Event shall be converted, in lieu of the Class A Shares otherwise deliverable, into the same amount and type (in the same proportion) of cash, securities or other property received by holders of Class A Shares in the relevant event (collectively, “Reference Property”) received upon the occurrence of such Disposition Event by a holder of Class A Shares holding, immediately prior to the transaction, a number of Class A Shares equal to the Conversion Amount (without giving effect to any limitations on conversion set forth in SECTION 6(b)) immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Class A Shares with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Class A Shares.
(B)   The above provisions of this SECTION 6(f)(iv) shall similarly apply to successive Disposition Events. If this SECTION 6(f)(iv) applies to any event or occurrence, neither SECTION 6(f)(i) nor SECTION 6(f)(iii) shall apply; provided, however, that this SECTION 6(f)(iv) shall not apply to any share split or combination to which SECTION 6(f)(i) is applicable or to a liquidation, dissolution or winding up to which SECTION 3 applies. To the extent that equity securities of a company are received by the holders of Class A Shares in connection with a Disposition Event, the portion of the Series 6 Preferred Shares which will be convertible into such equity securities will continue to be subject to the anti-dilution adjustments set forth in this SECTION 6(f).

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(v)   Adjustment for Certain Issuances of Additional Class A Shares.
(A)   Other than in respect of an issuance or distribution in respect of which SECTION 6(f)(ii) applies, in the event the Corporation shall at any time after the Series 6 Original Issuance Date while the Series 6 Preferred Shares are outstanding issue Additional Class A Shares, without consideration or for a consideration per share less than the applicable Conversion Price immediately prior to such issuance in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issuance, to a price determined by multiplying such Conversion Price by a fraction:
(1)   the numerator of which shall be (a) the number of Class A Shares Outstanding (as defined below) immediately prior to such issuance plus (b) the number of Class A Shares which the aggregate consideration received or to be received by the Corporation for the total number of Class A Shares so issued would purchase at such Conversion Price; and
(2)   the denominator of which shall be (a) the number of Class A Shares Outstanding immediately prior to such issue plus (b) the number of such Additional Class A Shares so issued.
(B)   For purposes of this SECTION 6(f)(v), the term “Additional Class A Shares” means any Class A Shares or Convertible Security (collectively, “Class A Equivalents”) issued by the Corporation after the Series 6 Original Issuance Date, provided that Additional Class A Shares will not include any of the following:
(1)   Class A Equivalents issued in a transaction for which an adjustment to the Conversion Price is made pursuant to SECTION 6(f)(i), SECTION 6(f)(iii) or SECTION 6(f)(iv);
(2)   Class A Equivalents issued or issuable upon conversion of Series 6 Preferred Shares or Alternative Preference Shares or pursuant to the terms of any other Convertible Security issued and outstanding on the Series 6 Original Issuance Date;
(3)   All Class A Shares, as adjusted for share dividends, splits, combinations and similar events, validly reserved on the Series 6 Original Issuance Date and issued or issuable upon the exercise of options or rights issued to employees, officers or directors of, or consultants, advisors or service providers to, the Corporation or any of its majority- or wholly-owned subsidiaries pursuant to any current equity incentive plans, programs or arrangements of or adopted by the Corporation, including the Corporation’s 2005 Stock Incentive Plan, the Corporation’s 2011 Stock Incentive Plan, the Corporation’s 2016 Stock Incentive Plan and the Corporation’s Amended and Restated Stock Appreciation Rights Plan;
(4)   An unlimited number of Class A Equivalents issued pursuant to future equity incentive grants, plans, programs or arrangements adopted by the Corporation to the extent that any Class A Equivalents issued pursuant to this clause (4) shall not exceed three percent (3%) of the Corporation’s diluted weighted average number of common shares outstanding (as calculated for the Corporation’s financial reporting purposes) in any fiscal year, with any unused amounts in any fiscal year being carried over to succeeding fiscal years;
(5)   Class A Equivalents issued in connection with bona fide acquisitions of any entities, businesses and/or related assets or other business combinations by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or settlement of deferred liabilities in connection therewith; or
(6)   Class A Equivalents issued in a transaction with respect to which holders of a majority of the Series 6 Preferred Shares purchased securities pursuant to Section 4.11 of the Securities Purchase Agreement or otherwise.

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In the case of the issuance of Additional Class A Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of Additional Class A Shares for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof. In the case of the issuance of Convertible Securities, the aggregate maximum number of Class A Shares deliverable upon exercise, conversion or exchange of such Convertible Securities shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration (determined in the manner provided in this paragraph) if any, received by the Corporation upon the issuance of such Convertible Securities plus the minimum additional consideration payable pursuant to the terms of such Convertible Securities for the Class A Shares covered thereby, but no further adjustment shall be made for the actual issuance of Class A Shares upon the exercise, conversion or exchange of any such Convertible Securities. In the event of any change in the number of Class A Shares deliverable upon exercise, conversion or exchange of Convertible Securities subject to this SECTION 6(f)(v), including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment that was made upon the issuance of such Convertible Securities not exercised, converted or exchanged prior to such change been made upon the basis of such change. Upon the expiration or forfeiture of any Additional Class A Shares consisting of options, warrants or other rights to acquire Class A Shares or Convertible Securities, the termination of any such rights to convert or exchange or the expiration or forfeiture of any options or rights related to such convertible or exchangeable securities, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Class A Shares (and Convertible Securities that remain in effect) actually issued upon the exercise of such options, warrants or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.
(vi)   Minimum Adjustment. Notwithstanding the foregoing, the Conversion Price will not be reduced if the amount of such reduction would be an amount less than $0.01, but any such amount will be carried forward and reduction with respect thereto will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to $0.01 or more.
(vii)   When No Adjustment Required. Notwithstanding anything herein to the contrary, no adjustment to the Conversion Price need be made:
(A)   for a transaction referred to in SECTION 6(f)(i) or SECTION 6(f)(ii) if the Series 6 Preferred Shares participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of the Class A Shares participate with respect to such transaction or event and on the same terms as holders of the Class A Shares participate with respect to such transaction or event as if the holders of Series 6 Preferred Shares, at such time, held a number of Class A Shares equal to the Conversion Amount at such time;
(B)   for rights to purchase Class A Shares pursuant to any present or future plan by the Corporation for reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in Class A Shares under any plan; or
(C)   for any event otherwise requiring an adjustment under this SECTION 6 if such event is not consummated.
(viii)   Rules of Calculation; Treasury Shares. All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. Except as explicitly provided herein, the number of Class A Shares outstanding will be calculated on the basis of the number of issued and outstanding Class A Shares.
(ix)   Waiver. Notwithstanding the foregoing, the Conversion Price will not be reduced if the Corporation receives, prior to the effective time of the adjustment to the Conversion Price, written notice from the holders representing at least a majority of the then outstanding Series 6 Preferred

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Shares, voting together as a separate class, that no adjustment is to be made as the result of a particular issuance of Class A Shares or other dividend or other distribution on Class A Shares. This waiver will be limited in scope and will not be valid for any issuance of Class A Shares or other dividend or other distribution on Class A Shares not specifically provided for in such notice.
(x)   Tax Adjustment. Anything in this SECTION 6 notwithstanding, the Corporation shall be entitled to make such downward adjustments in the Conversion Price, in addition to those required by this SECTION 6, as the Board of Directors in its sole discretion shall determine to be advisable in order that any event treated for U.S. federal income tax purposes as a dividend or share split will not be taxable to the holders of Class A Shares.
(xi)   No Duplication. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described in this SECTION 6 in a manner such that such adjustments are duplicative, only one adjustment shall be made.
(xii)   Provisions Governing Adjustment to Conversion Price. Rights, options or warrants distributed by the Corporation to all or substantially all holders of Class A Shares entitling the holders thereof to subscribe for or purchase shares of the Corporation’s capital (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Rights Trigger”): (A) are deemed to be transferred with such Class A Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of Class A Shares, shall be deemed not to have been distributed for purposes of SECTION 6(f)(i), (ii), (iii), (iv) or (v) (and no adjustment to the Conversion Price under SECTION 6(f)(i), (ii), (iii), (iv) or (v) will be required) until the occurrence of the earliest Rights Trigger, whereupon such rights, options and warrants shall be deemed to have been distributed, and (x) if and to the extent such rights, options and warrants are exercisable for Class A Shares or the equivalents thereof, an appropriate adjustment (if any is required) to the Conversion Price shall be made under SECTION 6(f)(ii) (without giving effect to the sixty (60) day limit on the exercisability of rights, options and warrants ordinarily subject to such SECTION 6(f)(ii)), and/or (y) if and to the extent such rights, options and warrants are exercisable for cash and/or any shares of the Corporation’s capital other than Class A Shares or Class A Share equivalents, shall be subject to the provisions of SECTION 2(a) applicable to Participating Dividends and shall be distributed to the holders of Series 6 Preferred Shares. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Series 6 Original Issuance Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Rights Trigger or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under SECTION 6(f)(i), (ii), (iii), (iv) or (v) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted at the opening of business of the Corporation immediately following such final redemption or repurchase by multiplying such Conversion Price by a fraction (x) the numerator of which shall be the Current Market Price per Class A Share on such date, less the amount equal to the per share redemption or repurchase price received by a holder or holders of Class A Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all or substantially all holders of Class A Shares as of the date of such redemption or repurchase and (y) the denominator of which shall be the Current Market Price, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights, options and warrants had not been issued. Notwithstanding the foregoing, (A) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for Class A Shares, the Conversion Price shall be appropriately readjusted (if and to the extent previously adjusted

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pursuant to this SECTION 6(f)(xii)) as if such rights, options or warrants had not been issued, and instead the Conversion Price will be adjusted as if the Corporation had issued the Class A Shares issued upon such redemption or exchange as a dividend or distribution of Class A Shares subject to SECTION 6(f)(i)(A) and (B) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for any shares of the Corporation’s capital (other than Class A Shares) or any other assets of the Corporation, such redemption or exchange shall be deemed to be a distribution and shall be subject to, and paid to the holders of Series 6 Preferred Shares pursuant to, the provisions of SECTION 2(a) applicable to Participating Dividends.
(xiii)   Notwithstanding anything herein to the contrary, any adjustment of the Conversion Price or entitlement to acquire Class A Shares pursuant to this Designation shall be subject to the rules of the Exchange to the extent required to comply with such rules. If after the Series 6 Original Issuance Date there is a change in the applicable rules of the Exchange on which the Class A Shares are listed at the time such change becomes effective or in the interpretation of such applicable rules that would cause the Class A Shares to be delisted by such Exchange as a result of the terms of this Designation, the rights of the holders of the Series 6 Preferred Shares set forth in this Designation shall thereafter be limited to the extent required by such changed rules in order for the Class A Shares to continue to be listed on such Exchange. Notwithstanding anything to the contrary in this Designation, in no event shall the Conversion Price be adjusted pursuant to SECTION 6(f)(v) to a price that is less than the lower of: (i) the closing price of the Class A Shares (as reflected on Nasdaq.com) immediately preceding the signing of the Securities Purchase Agreement; or (ii) the average closing price of the Class A Shares (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the Securities Purchase Agreement.
(xiv)   Notwithstanding anything to the contrary in this Designation, if an adjustment to the Conversion Price becomes effective on any Ex-Dividend Date as described herein, and a holder of Series 6 Preferred Shares that have been converted on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of Class A Shares as of the related Conversion Date based on an adjusted Conversion Price for such Ex-Dividend Date, then, notwithstanding such Conversion Price adjustment provisions, the Conversion Price adjustment relating to such Ex-Dividend Date will not be made for such converted Series 6 Preferred Shares. Instead, the holder of such converted Series 6 Preferred Shares will be treated as if such holder were the record owner of the Class A Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
(g)   Notice of Record Date. In the event of:
(i)   any share split or combination of the outstanding Class A Shares;
(ii)   any declaration or making of a dividend or other distribution to holders of Class A Shares in additional Class A Shares, any other share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness);
(iii)   any reclassification or change to which SECTION 6(f)(i)(B) applies;
(iv)   the dissolution, liquidation or winding up of the Corporation; or
(v)   any other event constituting a Disposition Event;
then the Corporation shall file with its corporate records and mail to the holders of the Series 6 Preferred Shares at their last addresses as shown on the records of the Corporation, at least ten (10) days prior to the record date specified in (A) below or ten (10) days prior to the date specified in (B) below, a notice stating:
(A)   the record date of such share split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Class A Shares of record to be entitled to such share split, combination, dividend or other distribution are to be determined, or

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(B)   the date on which such reclassification, change, dissolution, liquidation, winding up or other event constituting a Disposition Event, is estimated to become effective, and the date as of which it is expected that holders of Class A Shares of record will be entitled to exchange their Class A Shares for the share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Disposition Event.
Disclosures made by the Corporation in any public filings made under the Exchange Act shall be deemed to satisfy the notice requirements set forth in this SECTION 6(g).
(h)   Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this SECTION 6, the Corporation shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series 6 Preferred Shares a certificate, signed by an officer of the Corporation, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request of any holder of Series 6 Preferred Shares, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Price then in effect, and (iii) the number of Class A Shares and the amount, if any, of share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) which then would be received upon the conversion of Series 6 Preferred Shares.
SECTION 7.   Redemption.
(a)   Redemption at the Option of the Corporation.
(i)   In connection with or following any Specified Event, the Corporation, at its option and (if applicable) subject to consummation of such Specified Event, may redeem (out of funds legally available therefor) for cash all of the Series 6 Preferred Shares then outstanding at a price (the “Redemption Price”) per Series 6 Preferred Share equal to the greater of (i) the Base Liquidation Preference per such Series 6 Preferred Share plus all accrued and unpaid dividends thereon and (ii) an amount equal to the amount the holder of such Series 6 Preferred Shares would have received in respect of such Series 6 Preferred Share had such holder converted such Series 6 Preferred Share into Class A Shares immediately prior to such redemption based on the Current Market Price, in each case on the date of redemption (the “Redemption Date”).
(ii)   If the Corporation elects to redeem the Series 6 Preferred Shares pursuant to this SECTION 7, on or prior to the fifteenth (15th) Business Day prior to the applicable Redemption Date, the Corporation shall mail a written notice of redemption (the “Redemption Notice”) by first-class mail addressed to the holders of record of the Series 6 Preferred Shares as they appear in the records of the Corporation; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. The Redemption Notice must state: (A) the expected Redemption Price as of the expected Redemption Date, and specify the individual components thereof (it being understood that the actual Redemption Price will be determined as of the actual Redemption Date); (B) the name of the redemption agent to whom, and the address of the place to where, the Series 6 Preferred Shares are to be surrendered for payment of the Redemption Price; (C) if applicable, that the consummation of the Redemption and the payment of the Redemption Price shall be subject to the consummation of the Specified Event, and (D) the anticipated Redemption Date.
(b)   Mechanics of Redemption.
(i)   On the Redemption Date, the Corporation shall pay the applicable Redemption Price, upon surrender of the certificates representing the Series 6 Preferred Shares to be redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require, and letters of transmittal and instructions therefor on reasonable terms are included in the notice sent by the Corporation); provided that payment of the Redemption Price for certificates (and accompanying documentation, if required) surrendered to the Corporation after 2:00 p.m. (New York City

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time) on the Redemption Date may, at the Corporation’s option, be made on the Business Day immediately following the Redemption Date.
(ii)   Series 6 Preferred Shares to be redeemed on the Redemption Date will from and after such date, no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the holder thereof as a holder of Series 6 Preferred Shares (except the right to receive from the Corporation the applicable Redemption Price) shall cease and terminate with respect to such shares; provided, that in the event that a Series 6 Preferred Share is not redeemed due to a default in payment by the Corporation or because the Corporation is otherwise unable to pay the applicable Redemption Price in cash in full, such Series 6 Preferred Share will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights as provided herein.
(iii)   Notwithstanding anything in this SECTION 7 to the contrary, each holder shall retain the right to convert Series 6 Preferred Shares to be redeemed at any time on or prior to the Redemption Date; provided, however, that any Series 6 Preferred Shares for which a holder delivers a conversion notice to the Corporation prior to the Redemption Date shall not be redeemed pursuant to this SECTION 7.
SECTION 8.   Antitrust and Conversion Into Alternative Preference Shares.
(a)   If (i) the Corporation validly delivers a notice of conversion pursuant to SECTION 6(c) to the Investor or any Permitted Transferee at any time on and after the two (2) year anniversary of the Series 6 Original Issuance Date and (ii) the Investor or such Permitted Transferee would not be permitted to convert one or more of its Beneficially Owned Series 6 Preferred Shares into Class A Shares because any applicable waiting period has not lapsed, or approval has not been obtained, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or other applicable law, the Accretion Rate will decrease to 0% per annum following, and the Base Liquidation Preference per Series 6 Preferred Share will not increase during any period subsequent to, ten (10) Business Days following the date of such validly delivered notice (which for the avoidance of doubt shall not be earlier than the two (2) year anniversary of the Series 6 Original Issuance Date).
(b)   With respect to any holder of Series 6 Preferred Shares other than the Investor or any Permitted Transferee, after receiving a notice of conversion pursuant to SECTION 6(c), any such holder of Series 6 Preferred Shares as to whom the relevant provisions of the following sentence are applicable may, at such holder’s option, convert Series 6 Preferred Shares subject to such conversion at any time on or prior to the close of business on the Business Day immediately preceding the Conversion Date, as the case may be, specified in such notice into Alternative Preference Shares to the extent necessary to address the conditions described in SECTION 8(c).
(c)   (i) If any holder of Series 6 Preferred Shares would not be permitted to convert one or more of its Beneficially Owned Series 6 Preferred Shares into Class A Shares due to the restrictions contained in SECTION 6(b) or (ii) if any holder of Series 6 Preferred Shares other than the Investor or any Permitted Transferee would not be permitted to convert one more of its Beneficially Owned Series 6 Preferred Shares into Class A Shares (the shares described in clause (i) and (ii), the “Special Conversion Shares”) because any applicable waiting period has not lapsed, or approval has not been obtained, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or other applicable law, then in each case each Special Conversion Share of such holder shall be converted into a number of Alternative Preference Shares equal to the number of Class A Shares such holder would have received if such holder would have been permitted to convert such Special Conversion Shares into Class A Shares on the Conversion Date.
(d)   As soon as practicable (and in any event within three (3) Business Days) after receipt of notice of either of the events described in SECTION 8(c), which notice shall include the amount of Alternative Preference Shares to which such holder is entitled and the basis for such conversion into Alternative Preference Shares, the Corporation shall (i) issue and deliver to such holder a certificate for the number of Alternative Preference Shares, if any, to which such holder is entitled in exchange for the certificates formerly representing the Series 6 Preferred Shares and (ii) pay to such holder, to the

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extent of funds legally available therefor, all declared and unpaid Dividends on the Series 6 Preferred Shares that are being converted into Alternative Preference Shares. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the Alternative Preference Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Alternative Preference Shares on such Conversion Date. In case fewer than all of the Series 6 Preferred Shares represented by any such certificate are to be converted into Alternative Preference Shares, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for Alternative Preference Shares or Series 6 Preferred Shares are issued in a name other than the name of the converting holder. The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Alternative Preference Shares upon conversion or due upon the issuance of a new certificate for any Series 6 Preferred Shares not converted other than any such tax due because Alternative Preference Shares or a certificate for Series 6 Preferred Shares are issued in a name other than the name of the converting holder.
SECTION 9.   Additional Definitions. For purposes of this Designation, the following terms shall have the following meanings
(a)   “Additional Rate” means an annual rate initially equal to 7.0% per annum, increasing by 1.0% on every anniversary of the occurrence of the Specified Event.
(b)   “Affiliate” means, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person. Notwithstanding the foregoing, the Corporation, its subsidiaries and its other controlled Affiliates shall not be considered Affiliates of the Investor.
(c)   “Alternative Preference Shares” means the Series 7 Series 6 Preferred Shares so denominated and authorized by the Corporation concurrently with the Series 6 Preferred Shares.
(d)   “Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” has the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes hereof the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time. For the avoidance of doubt, for purposes hereof, except where otherwise expressly provided herein, the Investor (or any other person) shall at all times be deemed to have Beneficial Ownership of Class A Shares issuable upon conversion of the Series 6 Preferred Shares directly or indirectly held by them, irrespective of any applicable restrictions on transfer, conversion or voting.
(e)   “Board of Directors” means the board of directors of the Corporation.
(f)   “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in New York City, New York.
(g)   “Closing Price” of the Class A Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Exchange or, if the Class A Shares are not listed or admitted for trading on an Exchange, as reported on the quotation system on which such security is quoted. If the Class A Shares are not listed or admitted for trading on an Exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Class A Shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Class A Shares are not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Class A Shares on the relevant date from each of at least three (3) nationally recognized investment banking firms selected by the Corporation for this purpose.

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(h)   “Common Shares” means the Class A Shares, the Class B Shares and any other common shares in the capital of the Corporation.
(i)   “control,” “controlling,” “controlled by” and “under common control with,” with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.
(j)   “Convertible Security” means any debt or other evidences of indebtedness, shares of capital or other securities directly or indirectly convertible into or exercisable or exchangeable for Class A Shares.
(k)   “Corporation” means MDC Partners Inc., a Delaware corporation .
(l)   “Current Market Price” of Class A Shares on any day means the average of the Closing Prices per Class A Share for each of the five (5) consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.
(m)   “Designation” mean this Designation of the Series 6 Preferred Shares.
(n)   “Dividend Payment Date” means (i) each January 1, April 1, July 1 and October 1 of each year, or (ii) with respect to any Series 6 Preferred Share that is to be converted or redeemed, the Conversion Date or the Redemption Date, as applicable; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series 6 Preferred Shares on such Dividend Date shall instead be payable on) the immediately succeeding Business Day.
(o)   “Dividend Period” means the period which commences on and includes a Dividend Payment Date (other than the initial Dividend Period which shall commence on and include the date on which the Specified Event occurs) pursuant to clauses (i) and (ii) of the definition of “Dividend Payment Date” and ends on and includes the calendar day next preceding the next Dividend Payment Date.
(p)   “Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the Class A Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.
(q)   “Exchange” means Nasdaq and, if the Class A Shares are not then listed on Nasdaq, the principal other U.S. national or regional securities exchange or market on which the Class A Shares are then listed.
(r)   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(s)   “Fair Market Value” of the Class A Shares or any other security or property means the fair market value thereof as determined in good faith by the Board of Directors, which determination must be set forth in a written resolution of the Board of Directors, in accordance with the following rules:
(i)   for Class A Shares or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the Closing Prices of such security on such Exchange over a ten (10) consecutive Trading Day period, ending on the Trading Day immediately prior to the date of determination; and
(ii)   for any other property, the Fair Market Value shall be determined by the Board of Directors assuming a willing buyer and a willing seller in an arm’s-length transaction.
(t)   “Fundamental Change” shall be deemed to have occurred at such time as any of the following events shall occur:
(i)   any “person” or “group”, other than the Corporation, its Subsidiaries or any employee benefits plan of the Corporation or its Subsidiaries, files, or is required by applicable law to file, a

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Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person has become the direct or indirect beneficial owner of shares with a majority of the total voting power of the Corporation’s outstanding Voting Stock; unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; or
(ii)   the Corporation amalgamates, consolidates with or merges with or into another person (other than a Subsidiary of the Corporation), or sells, conveys, transfers, leases or otherwise disposes of all or substantially all of the consolidated properties and assets of the Corporation and its Subsidiaries (excluding for purposes of the calculation non-controlling interests and third party minority interests) to any person (other than a Subsidiary of the Corporation) or any person (other than a Subsidiary of the Corporation) consolidates with, amalgamates or merges with or into the Corporation, provided that none of the circumstances set forth in this clause (ii) shall be a Fundamental Change if persons that beneficially own the Voting Securities of the Corporation immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding Voting Stock of the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of the Corporation’s Voting Stock immediately prior to the transaction.
(u)   “group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.
(v)   “hereof,” “herein” and “hereunder” and words of similar import refer to this Designation as a whole and not merely to any particular clause, provision, section or subsection.
(w)   “Investor” means Stagwell Agency Holdings LLC.
(x)   “Junior Securities” means the Common Shares and each other class or series of shares in the capital of the Corporation the terms of which do not expressly provide that they rank senior in preference or priority to or on parity, without preference or priority, with the Series 6 Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.
(y)   “Market Disruption Event” means, with respect to the Class A Shares, (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Class A Shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange, or otherwise) in the Class A Shares or in any options, contracts or future contracts relating to the Class A Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
(z)   “Nasdaq” means The NASDAQ Global Market.
(aa)   ”Original Purchase Price” means $1,000 per Series 6 Preferred Share.
(bb)   ”Parity Securities” means any shares in the capital of the Corporation the terms of which expressly provide that they will rank on parity, without preference or priority, with the Series 6 Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation. For the avoidance of doubt, the Series 4 Preference Shares and Series 5 Preference Shares of the Corporation and the Alternative Preference Shares are Parity Securities.
(cc)”Permitted Transferee” means any holder of Series 6 Preferred Shares who received such Series 6 Preferred Shares in a Permitted Transfer (as defined in the Securities Purchase Agreement), provided that such holder agrees, for the benefit of the Corporation, to comply with Section 4.05 of the Securities Purchase Agreement.
(dd)   ”person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “person” as contemplated by Section 13(d) of the Exchange Act.

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(ee)   ”Qualifying Transaction” means a Fundamental Change (i) with regard to which the holder of Series 6 Preferred Shares is entitled to receive, directly or indirectly, in respect of its Series 6 Preferred Shares, in connection with the consummation of such transaction (including pursuant to the conversion of the Series 6 Preferred Shares (without regard to limitations or restrictions on conversion) or the purchase or exchange of such Series 6 Preferred Shares in a tender or exchange offer), consideration consisting solely of cash, equity securities that are immediately tradable on a national securities exchange and that have (or the equity securities of the predecessor of the issuer of such equity securities have) an average trading volume per trading day over the thirty (30) trading days preceding public announcement of such transaction at least equal to that of the Class A Shares over the thirty (30) trading days preceding public announcement of such transaction, or a combination of cash and such equity consideration (collectively, “qualifying consideration”), which qualifying consideration is in an amount per outstanding Series 6 Preferred Share that is at least equal to the Base Liquidation Preference of such Series 6 Preferred Share plus all accrued but unpaid dividends thereon (with the value of any non-cash consideration being the Fair Market Value of such non-cash consideration at the time of signing of the definitive transaction agreement for the applicable transaction) or (ii) that is otherwise consented to by the holders of two-thirds of the outstanding Series 6 Preferred Shares.
(ff)   “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(gg)   ”Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of March 14, 2019, between the Corporation and the Investor.
(hh)   ”Senior Securities” means any shares in the capital of the Corporation the terms of which expressly provide that they will rank senior in preference or priority to the Series 6 Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.
(ii)   “Series 6 Original Issuance Date” means March 14, 20197.
(jj)   “share capital” means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person, and with respect to the Corporation includes, without limitation, any and all Common Shares and the Preference Shares.
(kk)   ”Specified Event” means the tenth (10th) Business Day after the consummation of a Fundamental Change that does not constitute a Qualifying Transaction.
(ll)   “Subsidiary” means with respect to any person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such person and one or more Subsidiaries of such person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Corporation.
(mm)   ”Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the Exchange is open for trading or, if the Class A Shares are not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant Exchange.
(nn)   ”Voting Stock” means the Class A Shares and the Class B Shares and securities of any class or kind ordinarily having the power to vote generally for the election of directors of the Board of Directors of the Corporation or its successor.

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(oo)   Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
Accretion Rate	SECTION 3(b)
Additional Class A Shares	SECTION 6(f)(v)(B)
Additional Dividends	SECTION 2(b)(i)
Aggregate Amount	SECTION 6(f)(iii)
Base Liquidation Preference	SECTION 3(b)
Class A Equivalents	SECTION 6(f)(v)(B)
Class A Shares	SECTION 3(a)
Class A Shares Outstanding	SECTION 6(f)(ii)
Class B Shares	SECTION 3(a)
Conversion Amount	SECTION 6(a)
Conversion Date	SECTION 6(a)
Conversion Price	SECTION 6(a)
Disposition Event	SECTION 6(f)(iv)
Dividends	SECTION 2(b)(i)
Expiration Date	SECTION 6(f)(iii)
Expiration Time	SECTION 6(f)(iii)(A)
Liquidation Preference	SECTION 3(a)
Maximum Voting Power	SECTION 6(b)
Participating Dividends	SECTION 2(a)
Purchased Shares	SECTION 6(f)(iii)
qualifying consideration	SECTION 9(ee)
Quarterly Compounding Date	SECTION 3(b)
Redemption Date	SECTION 7(a)(i)
Redemption Notice	SECTION 7(a)(ii)
Redemption Price	SECTION 7(a)(i)
Reference Property	SECTION 6(f)(iv)
Rights Trigger	SECTION 6(f)(xii)
Series 6 Preferred Shares	SECTION 1
Special Conversion Shares	SECTION 8(c)
SECTION 10.   Miscellaneous. For purposes of this Designation, the following provisions shall apply:
(a)   Withholding Tax. Notwithstanding any other provision of this Designation, the Corporation may deduct or withhold from any payment, distribution, issuance or delivery (whether in cash or in shares) to be made pursuant to this Designation any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and shall remit any such amounts to the relevant tax authority as required. If the cash component of any payment, distribution, issuance or delivery to be made pursuant to this Designation is less than the amount that the Corporation is so required or permitted to deduct or withhold, the Corporation shall be permitted to deduct and withhold from any noncash payment, distribution, issuance or delivery to be made pursuant to this Designation any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and to dispose of such property in order to remit any amount required to be remitted to any relevant tax authority. Notwithstanding the foregoing, the amount of any payment, distribution, issuance or delivery made to a holder of Series 6 Preferred Shares pursuant to this Designation shall be considered to be the amount of the payment, distribution, issuance or delivery received by such holder plus any amount deducted or withheld pursuant to this

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SECTION 10. In the absence of any such deduction or withholding by the Corporation, and unless agreed otherwise by the Corporation in writing, holders of Series 6 Preferred Shares shall be responsible for all withholding taxes in respect of any payment, distribution, issuance or delivery made or credited to them pursuant to this Designation and shall indemnify and hold harmless the Corporation on an after-tax basis (for this purpose, having regard only to taxes for which the Corporation is liable for any such taxes imposed on any payment, distribution, issuance or delivery made or credited to them pursuant to this Designation.
(b)   Wire or Electronic Transfer of Funds. Notwithstanding any other right, privilege, restriction or condition attaching to the Series 6 Preferred Shares, the Corporation may, at its option, make any payment due to registered holders of Series 6 Preferred Shares by way of a wire or electronic transfer of funds to such holders. If a payment is made by way of a wire or electronic transfer of funds, the Corporation shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Corporation that a payment is to be made by way of a wire or electronic transfer of funds, the Corporation shall provide a notice to the applicable registered holders of Series 6 Preferred Shares at their respective addresses appearing on the books of the Corporation. Such notice shall request that each applicable registered holder of Series 6 Preferred Shares provide the particulars of an account of such holder with a chartered bank in the United States to which the wire or electronic transfer of funds shall be directed. If the Corporation does not receive account particulars from a registered holder of Series 6 Preferred Shares prior to the date such payment is to be made, the Corporation shall deposit the funds otherwise payable to such holder in a special account or accounts in trust for such holder. The making of a payment by way of a wire or electronic transfer of funds or the deposit by the Corporation of funds otherwise payable to a holder in a special account or accounts in trust for such holder shall be deemed to constitute payment by the Corporation on the date thereof and shall satisfy and discharge all liabilities of the Corporation for such payment to the extent of the amount represented by such transfer or deposit.
(c)   Amendments. The provisions attaching to the Series 6 Preferred Shares may be deleted, varied, modified, amended or amplified by amendment with such approval as may then be required by the General Corporation Law of the State of Delaware.
(d)   U.S. Currency. Unless otherwise stated, all references herein to sums of money are expressed in lawful money of the United States.

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EXHIBIT D
DESIGNATION
OF
SERIES 7 CONVERTIBLE PREFERRED STOCK
OF
MDC PARTNERS INC.
SECTION 1.   Designation and Amount.   The designation of this series of Preferred Stock is “Series 7 Convertible Preferred Stock” (the “Series 7 Preferred Shares”), par value $0.001 per share, and the number of shares constituting such series is Twenty Million (20,000,000). Subject to the Certificate of Incorporation, such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Convertible Preferred Shares to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.
SECTION 2.   Dividends.
(a)   (i)   Each holder of issued and outstanding Series 7 Preferred Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends for each Series 7 Preferred Share, dividends of the same type as any dividends or other distribution, whether in cash, in kind or in other property, payable or to be made on outstanding Class A Subordinate Voting Shares of the Corporation (the “Class A Shares”), in an amount equal to the amount of such dividends or other distribution as would be made on the number of Class A Shares into which such Series 7 Preferred Shares could be converted on the applicable record date for such dividends or other distribution on the Class A Shares, without giving effect to the limitations set forth in SECTION 6(b) after aggregating all shares held by the same holder (the “Participating Dividends”) and disregarding any rounding for fractional amounts; provided, however, that notwithstanding the above, the holders of Series 7 Preferred Shares shall not be entitled to receive any dividends or distributions for which an adjustment to the Conversion Amount (as defined below) shall be made pursuant to SECTION 6(f)(i)(A) or SECTION 6(f)(ii) (and such dividends or distributions that are not payable to the holders of Series 7 Preferred Shares as a result of this proviso shall not be deemed to be Participating Dividends).
(ii)   Participating Dividends are payable at the same time as and when such dividends or other distributions on the Class A Shares are paid to the holders of Class A Shares and are payable to holders of record of Series 7 Preferred Shares on the record date for the corresponding dividend or distribution on the Class A Shares.
(b)   Holders of the Series 7 Preferred Shares are not entitled to any dividend, whether payable in cash, in kind or other property, in excess of the Participating Dividends as provided in this SECTION 2.
(c)   The Corporation shall pay Participating Dividends (less any tax required to be deducted and withheld by the Corporation), except in case of redemption or conversion in which case payment of Participating Dividends shall be made on surrender of the certificate, if any, representing the Series 7 Preferred Shares to be redeemed or converted, by electronic funds transfer or by sending to each holder of Series 7 Preferred Shares a check for such Participating Dividends payable to the order of such holder or, in the case of joint holders, to the order of all such holders failing written instructions from them to the contrary or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The making of such payment or the posting or delivery of such check on or before the date on which such Dividend is to be paid to a holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such Dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related Dividends as aforesaid and remitted to the proper taxing authority) unless such check is not honored when presented for payment. Subject to applicable law, Dividends which are represented by a check which has not been presented to the Corporation’s bankers for payment

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or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.
SECTION 3.   Liquidation Entitlement.
(a)   Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each Series 7 Preferred Share entitles the holder thereof to receive and to be paid out of the assets of the Corporation available for distribution, before any distribution or payment may be made to a holder of any Class A Shares, any Class B Shares of the Corporation (the “Class B Shares”) or any other shares ranking junior as to capital to the Series 7 Preferred Shares, an amount per Series 7 Preferred Share equal to the amount the holder of the Series 7 Preferred Share would have received if such holder had converted such Series 7 Preferred Share into a Class A Share immediately prior thereto, without giving effect to the limitations set forth in SECTION 6(b) and disregarding any rounding for fractional amounts (the “Liquidation Entitlement”).
(b)   After payment to the holders of the Series 7 Preferred Shares of the full Liquidation Entitlement to which they are entitled, the Series 7 Preferred Shares as such will have no right or claim to any of the assets of the Corporation.
(c)   The value of any property not consisting of cash that is distributed by the Corporation to the holders of the Series 7 Preferred Shares will equal the Fair Market Value thereof on the date of distribution.
SECTION 4.   Voting Rights.   The holders of the Series 7 Preferred Shares shall not be entitled as such, except as required by law, to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting but shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof. The approval of the holders of the Series 7 Preferred Shares with respect to any and all matters referred to in this Designation may be given in writing by all of the holders of the Series 7 Preferred Shares outstanding or by resolution duly passed and carried as may then be required by the General Corporation Law of the State of Delaware at a meeting of the holders of the Series 7 Preferred Shares duly called and held for the purpose of considering the subject matter of such resolution and at which holders of not less than a majority of all Series 7 Preferred Shares then outstanding are present in person or represented by proxy in accordance with the by-laws of the Corporation; provided, however, that if at any such meeting, when originally held, the holders of at least a majority of all Series 7 Preferred Shares then outstanding are not present in person or so represented by proxy within 30 minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being not less than fifteen (15) days later. Notice of any such original meeting of the holders of the Series 7 Preferred Shares shall be given not less than twenty-one (21) days prior to the date fixed for such meeting and shall specify in general terms the purpose for which the meeting is called, and notice of any such adjourned meeting shall be given not less than ten (10) days prior to the date fixed for such adjourned meeting, but it shall not be necessary to specify in such notice the purpose for which the adjourned meeting is called. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting and the conduct of it shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at any such original meeting or adjourned meeting, each holder of Series 7 Preferred Shares present in person or represented by proxy shall be entitled to one vote for each of the Series 7 Preferred Shares held by such holder.
SECTION 5.   Purchase for Cancellation.   Subject to such provisions of the General Corporation Law of the State of Delaware as may be applicable, the Corporation may at any time or times purchase (if obtainable) for cancellation all or any part of the Series 7 Preferred Shares outstanding from time to time: (a) through the facilities of any Exchange or market on which the Series 7 Preferred Shares are listed, (b) by invitation for tenders addressed to all the holders of record of the Series 7 Preferred Shares outstanding, or (c) in any other manner, in each case at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable.
SECTION 6.   Conversion.
Each Series 7 Preferred Share is convertible into Class A Shares as provided in this SECTION 6.

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(a)   Conversion at the Option of Holders of Series 7 Preferred Shares.   Subject to SECTION 6(b), each holder of Series 7 Preferred Shares is entitled to convert, in whole or in part, at any time and from time to time, at the option and election of such holder, each outstanding Series 7 Preferred Share held by such holder into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the number determined by dividing (i) one (1) by (ii) the Conversion Amount in effect at the time of conversion. The “Conversion Amount” initially is one (1), as adjusted from time to time as provided in SECTION 6(f). In order to convert the Series 7 Preferred Shares into Class A Shares, the holder must surrender the certificates representing such Series 7 Preferred Shares, accompanied by transfer instruments satisfactory to the Corporation, free of any adverse interest or liens at the office of the Corporation’s transfer agent for the Series 7 Preferred Shares, together with written notice that such holder elects to convert all or such number of shares represented by such certificates as specified therein. With respect to a conversion pursuant to this SECTION 6(a), the date of receipt of such certificates, together with such notice and such other information or documents as may be required by the Corporation (including any certificates delivered pursuant to SECTION 6(b)), by the transfer agent or the Corporation will be the date of conversion (the “Conversion Date”).
(b)   Limitations on Conversion.   Notwithstanding SECTION 6(a), the Corporation shall not effect any conversion of the Series 7 Preferred Shares or otherwise issue Class A Shares pursuant to SECTION 6(a), and no holder of Series 7 Preferred Shares will be permitted to convert Series 7 Preferred Shares into Class A Shares if, and to the extent that, following such conversion, either (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares would exceed 19.9% of the Maximum Voting Power (as defined below) or (ii) such holder would Beneficially Own more than 19.9% of the then outstanding Common Shares; provided, however, that such conversion restriction shall not apply to any conversion in connection with and subject to completion of (A) a public sale of the Class A Shares to be issued upon such conversion, if following consummation of such public sale such holder will not Beneficially Own in excess of 19.9% of the then outstanding Class A Shares or (B) a bona fide third party tender offer for the Class A Shares issuable thereupon. For purposes of the foregoing sentence, the number of Class A Shares Beneficially Owned by a holder shall include the number of Class A Shares issuable upon conversion of the Series 7 Preferred Shares with respect to which a conversion notice has been given, but shall exclude the number of Class A Shares which would be issuable upon conversion or exercise of the remaining, unconverted portion of the Series 7 Preferred Shares Beneficially Owned by such holder. Upon the written request of the holder, the Corporation shall within two (2) Business Days confirm in writing (which may be by email) to any holder the number of Class A Shares and Class B Shares then outstanding. In connection with any conversion and as a condition to the Corporation effecting such conversion, upon request of the Corporation, a holder of Series 7 Preferred Shares shall deliver to the Corporation a certificate, signed by a duly authorized officer of such holder, no less than twelve (12) Business Days prior to the applicable conversion, certifying that, after giving effect to such conversion, (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares will not exceed 19.9% of the Maximum Voting Power or (ii) such holder will not Beneficially Own more than 19.9% of the then outstanding Common Shares. For purposes hereof, “Maximum Voting Power” means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast by all shares of the Corporation’s capital on a matter subject to the vote of the Common Shares and any other securities that constitute Voting Stock voting together as a single class and after giving effect to any limitation on voting power set forth herein and the certificate of designation or other similar document governing other Voting Stock. For purposes of this SECTION 6(b), the aggregate voting power and Beneficial Ownership of Common Shares held b the Affiliates of a holder shall be attributed to such holder.
(c)   Automatic Conversion.
(i)   If at any time the limitations in SECTION 6(b) would not prevent the conversion of one or more Series 7 Preferred Shares into Class A Shares then, subject to any lapse or expiration of the applicable waiting period, or approval, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other applicable antitrust law, the maximum number of Series 7 Preferred Shares held by a holder and its Affiliates that can convert into Class A Shares without violating the limitations in SECTION 6(b) will automatically convert into Class A Shares, provided

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that such automatic conversion shall only occur if the number of Series 7 Preferred Shares that would be converted on the Conversion Date is equal to or greater than the lesser of (x) 1,000 and (y) all shares then held by such holder and its Affiliates; provided, further, that if the number of Series 7 Preferred Shares that may be converted pursuant to this SECTION 6(c)(i) is less than all shares of the Series 7 Preferred Shares Beneficially Owned by a holder and its Affiliates, the Corporation shall select the Series 7 Preferred Shares to be converted by lot or in such other equitable manner as the Corporation may determine.
(d)   Fractional Shares.   No fractional Class A Shares will be issued upon conversion of the Series 7 Preferred Shares. In lieu of fractional shares, the Corporation shall round, to the nearest whole number, the number of Class A Shares to be issued upon conversion of the Series 7 Preferred Shares. If more than one Series 7 Preferred Share is being converted at one time by or for the benefit of the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of Series 7 Preferred Shares converted by or for the benefit of such holder at such time.
(e)   Mechanics of Conversion.
(i)   Promptly after the Conversion Date (and in any event within three (3) Business Days), the Corporation shall (A) issue and deliver to such holder the number of Class A Shares to which such holder is entitled in exchange for the certificates formerly representing Series 7 Preferred Shares and (B) pay to such holder, to the extent of funds legally available therefor, all declared and unpaid Participating Dividends on the Series 7 Preferred Shares that are being converted into Class A Shares. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares on such Conversion Date. In case fewer than all the shares represented by any such certificate are to be converted, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for Class A Shares or Series 7 Preferred Shares are issued in a name other than the name of the converting holder. The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Class A Shares upon conversion or due upon the issuance of a new certificate for any Series 7 Preferred Shares not converted other than any such tax due because Class A Shares or a certificate for Series 7 Preferred Shares are issued in a name other than the name of the converting holder.
(ii)   From and after the Conversion Date, the Series 7 Preferred Shares to be converted on such Conversion Date will no longer be deemed to be outstanding, and all rights of the holder thereof as a holder of Series 7 Preferred Shares (except the right to receive from the Corporation the Class A Shares upon conversion, together with the right to receive any declared and unpaid Participating Dividends thereon) shall cease and terminate with respect to such shares; provided, that in the event that a Series 7 Preferred Share is not converted, such Series 7 Preferred Share will remain outstanding and will be entitled to all of the rights as provided herein.
(iii)   If the conversion is in connection with any sale, transfer or other disposition of the Class A Shares issuable upon conversion of the Series 7 Preferred Shares, the conversion may, at the option of any holder tendering any Series 7 Preferred Share for conversion, be conditioned upon the closing of the sale, transfer or the disposition of Class A Shares issuable upon conversion of Series 7 Preferred Shares with the underwriter, transferee or other acquirer in such sale, transfer or disposition, in which event such conversion of such Series 7 Preferred Shares shall not be deemed to have occurred until immediately prior to the closing of such sale, transfer or other disposition.
(iv)   All Class A Shares issued upon conversion of the Series 7 Preferred Shares will, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable.
(f)   Adjustments to Conversion Amount.
(i)   Adjustment for Change In Share Capital.
(A)   If the Corporation shall, at any time and from time to time while any Series 7 Preferred Shares are outstanding, issue a dividend or make a distribution on its Class A

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Shares payable in its Class A Shares to all or substantially all holders of its Class A Shares, then the Conversion Amount at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Amount by a fraction:
(1)   the numerator of which shall be the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and
(2)   the denominator of which shall be the sum of the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of Class A Shares constituting such dividend or other distribution.
If any dividend or distribution of the type described in this SECTION 6(f)(i)(A) is declared but not so paid or made, the Conversion Amount shall again be adjusted to the Conversion Amount which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Conversion Amount be increased pursuant to this SECTION 6(f)(i)(A).
(B)   If the Corporation shall, at any time or from time to time while any of the Series 7 Preferred Shares are outstanding, subdivide or reclassify its outstanding Class A Shares into a greater number of Class A Shares, then the Conversion Amount in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Corporation shall, at any time or from time to time while any of the Series 7 Preferred Shares are outstanding, combine or reclassify its outstanding Class A Shares into a smaller number of Class A Shares, then the Conversion Amount in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased. In each such case, the Conversion Amount shall be adjusted by multiplying such Conversion Amount by a fraction, the numerator of which shall be the number of Class A Shares outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of Class A Shares outstanding immediately after giving effect to such subdivision, combination or reclassification. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.
(ii)   Adjustment for Rights Issue. If the Corporation shall, at any time or from time to time, while any Series 7 Preferred Shares are outstanding, distribute rights, options or warrants to all or substantially all holders of its Class A Shares entitling them, for a period expiring within sixty (60) days after the record date for such distribution, to purchase Class A Shares, or securities convertible into, or exchangeable or exercisable for, Class A Shares, in either case, at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the distribution, then the Conversion Amount shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Amount in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction:
(A)   the numerator of which shall be the sum of (1) the number of Class A Shares Outstanding on the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus (2) the number of Class A Shares that the aggregate offering price of the total number of Class A Shares issuable pursuant to such rights, options or warrants would purchase at the Current Market Price of the Class A Shares on the declaration date for such distribution (determined by multiplying such total number of Class A Shares so offered by the exercise price of such rights, options or warrants and dividing the product so obtained by such Current Market Price); and
(B)   the denominator of which shall be the number of Class A Shares Outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the total number of additional Class A Shares issuable pursuant to such rights, options or warrants.

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The term “Class A Shares Outstanding” shall mean, without duplication, and include the following, and the following shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable, and without regard to any other limitations or restrictions on conversion or exercise:
(1)   the number of Class A Shares and Class B Shares then outstanding;
(2)   all Class A Shares issuable upon conversion of outstanding Series 7 Preferred Shares; and
(3)   all Class A Shares issuable upon exercise of outstanding options and any other Convertible Security.
Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.
To the extent that Class A Shares are not delivered pursuant to such rights, options or warrants or upon the expiration or termination of such rights, options or warrants, the Conversion Amount shall be readjusted to the Conversion Amount that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of Class A Shares actually delivered. In the event that such rights, options or warrants are not so distributed, the Conversion Amount shall again be adjusted to be the Conversion Amount which would then be in effect if the Ex-Dividend Date for such distribution had not occurred. In determining whether any rights, options or warrants entitle the holders to purchase Class A Shares at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the relevant distribution, and in determining the aggregate offering price of such Class A Shares, there shall be taken into account any consideration received for such rights, options or warrants and the value of such consideration if other than cash, to be determined in good faith by the Board of Directors. Except as set forth in this paragraph, in no event shall the Conversion Amount be increased pursuant to this SECTION 6(f)(ii).
(iii)   Adjustment for Certain Tender Offers or Exchange Offers.   In case the Corporation or any of its Subsidiaries shall, at any time or from time to time, while any Series 7 Preferred Shares are outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Corporation or any Subsidiary for all or any portion of the Class A Shares, where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value, as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per Class A Share validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged Class A Shares, the “Purchased Shares”) exceeds the Closing Price per share of the Class A Shares on the Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Amount shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Amount in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:
(A)   the numerator of which shall be equal to the product of (1) the number of Class A Shares outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) and (2) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date; and
(B)   the denominator of which is equal to the sum of (x) the Aggregate Amount and (y) the product of (I) an amount equal to (1) the number of Class A Shares outstanding as of

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the Expiration Time, less (2) the Purchased Shares and (II) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date.
An adjustment, if any, to the Conversion Amount pursuant to this SECTION 6(f)(iii) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Corporation or a Subsidiary is obligated to purchase Class A Shares pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Amount shall again be adjusted to be the Conversion Amount which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this SECTION 6(f)(iii) to any tender offer or exchange offer would result in an increase in the Conversion Amount, no adjustment shall be made for such tender offer or exchange offer under this SECTION 6(f)(iii).
(iv)   Disposition Events.
(A)   If any of the following events (any such event, a “Disposition Event”) occurs:
(1)   any reclassification or exchange of the Class A Shares (other than as a result of a subdivision or combination);
(2)   any merger, amalgamation, consolidation or other combination to which the Corporation is a constituent party; or
(3)   any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Corporation to any other person;
in each case, as a result of which all of the holders of Class A Shares shall be entitled to receive cash, securities or other property for their Class A Shares, the Series 7 Preferred Shares converted following the effective date of any Disposition Event shall be converted, in lieu of the Class A Shares otherwise deliverable, into the same amount and type (in the same proportion) of cash, securities or other property received by holders of Class A Shares in the relevant event (collectively, “Reference Property”) received upon the occurrence of such Disposition Event by a holder of Class A Shares holding, immediately prior to the transaction, the number of Class A Shares into which such Series 7 Preferred Shares would have been converted pursuant to SECTION 6(a) without giving effect to any limitations on conversion set forth in SECTION 6(b) immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Class A Shares with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Class A Shares.
(B)   The above provisions of this SECTION 6(f)(iv) shall similarly apply to successive Disposition Events. If this SECTION 6(f)(iv) applies to any event or occurrence, neither SECTION 6(f)(i) nor SECTION 6(f)(iii) shall apply; provided, however, that this SECTION 6(f)(iv) shall not apply to any share split or combination to which SECTION 6(f)(i) is applicable or to a liquidation, dissolution or winding up to which SECTION 3 applies. To the extent that equity securities of a company are received by the holders of Class A Shares in connection with a Disposition Event, the portion of the Series 7 Preferred Shares which will be convertible into such equity securities will continue to be subject to the anti-dilution adjustments set forth in this SECTION 6(f).
(v)   Minimum Adjustment.   Notwithstanding the foregoing, the Conversion Amount will not be reduced if the amount of such reduction would be an amount less than one percent (1%) of such Conversion Amount, but any such amount will be carried forward and reduction with respect thereto will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to one percent (1%) or more.

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(vi)   When No Adjustment Required.   Notwithstanding anything herein to the contrary, no adjustment to the Conversion Amount need be made:
(A)   for a transaction referred to in SECTION 6(f)(i) or SECTION 6(f)(ii) if the Series 7 Preferred Shares participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of the Class A Shares participate with respect to such transaction or event and on the same terms as holders of the Class A Shares participate with respect to such transaction or event as if the holders of Series 7 Preferred Shares, at such time, held a number of Class A Shares equal to the number of Class A Shares into which the Series 7 Preferred Shares were convertible at such time;
(B)   for rights to purchase Class A Shares pursuant to any present or future plan by the Corporation for reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in Class A Shares under any plan; or
(C)   for any event otherwise requiring an adjustment under this SECTION 6 if such event is not consummated.
(vii)   Rules of Calculation; Treasury Shares.   All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. Except as explicitly provided herein, the number of Class A Shares outstanding will be calculated on the basis of the number of issued and outstanding Class A Shares.
(viii)   Waiver.   Notwithstanding the foregoing, the Conversion Amount will not be reduced if the Corporation receives, prior to the effective time of the adjustment to the Conversion Amount, written notice from the holders representing at least a majority of the then outstanding Series 7 Preferred Shares, voting together as a separate class, that no adjustment is to be made as the result of a particular issuance of Class A Shares or other dividend or other distribution on Class A Shares. This waiver will be limited in scope and will not be valid for any issuance of Class A Shares or other dividend or other distribution on Class A Shares not specifically provided for in such notice.
(ix)   Tax Adjustment.   Anything in this SECTION 6 notwithstanding, the Corporation shall be entitled to make such downward adjustments in the Conversion Amount, in addition to those required by this SECTION 6, as the Board of Directors in its sole discretion shall determine to be advisable in order that any event treated for U.S. federal income tax purposes as a dividend or share split will not be taxable to the holders of Class A Shares.
(x)   No Duplication.   If any action would require adjustment of the Conversion Amount pursuant to more than one of the provisions described in this SECTION 6 in a manner such that such adjustments are duplicative, only one adjustment shall be made.
(xi)   Provisions Governing Adjustment to Conversion Amount. Rights, options or warrants distributed by the Corporation to all or substantially all holders of Class A Shares entitling the holders thereof to subscribe for or purchase shares of the Corporation’s capital (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Rights Trigger”): (A) are deemed to be transferred with such Class A Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of Class A Shares, shall be deemed not to have been distributed for purposes of SECTION 6(f)(i), (ii), (iii) or (iv) (and no adjustment to the Conversion Amount under SECTION 6(f)(i), (ii), (iii) or (iv) will be required) until the occurrence of the earliest Rights Trigger, whereupon such rights, options and warrants shall be deemed to have been distributed, and (x) if and to the extent such rights, options and warrants are exercisable for Class A Shares or the equivalents thereof, an appropriate adjustment (if any is required) to the Conversion Amount shall be made under SECTION 6(f)(ii) (without giving effect to the sixty (60) day limit on the exercisability of rights, options and warrants ordinarily subject to such SECTION 6(f)(ii)), and/or (y) if and to the extent such rights, options and warrants are exercisable for cash and/or any shares of the Corporation’s capital other than Class A Shares or Class A Share equivalents, shall be subject to the provisions of SECTION 2(a) applicable

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to Participating Dividends and shall be distributed to the holders of Series 7 Preferred Shares. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Series 7 Original Issuance Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Rights Trigger or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Amount under SECTION 6(f)(i), (ii), (iii) or (iv) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Amount shall be readjusted at the opening of business of the Corporation immediately following such final redemption or repurchase by multiplying such Conversion Amount by a fraction (x) the numerator of which shall be the Current Market Price per Class A Share on such date, less the amount equal to the per share redemption or repurchase price received by a holder or holders of Class A Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all or substantially all holders of Class A Shares as of the date of such redemption or repurchase and (y) the denominator of which shall be the Current Market Price, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Amount shall be readjusted as if such rights, options and warrants had not been issued. Notwithstanding the foregoing, (A) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for Class A Shares, the Conversion Amount shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this SECTION 6(f)(xi)) as if such rights, options or warrants had not been issued, and instead the Conversion Amount will be adjusted as if the Corporation had issued the Class A Shares issued upon such redemption or exchange as a dividend or distribution of Class A Shares subject to SECTION 6(f)(i)(A) and (B) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for any shares of the Corporation’s capital (other than Class A Shares) or any other assets of the Corporation, such redemption or exchange shall be deemed to be a distribution and shall be subject to, and paid to the holders of Series 7 Preferred Shares pursuant to, the provisions of SECTION 2(a) applicable to Participating Dividends.
(xii)   Notwithstanding anything herein to the contrary, any adjustment of the Conversion Amount or entitlement to acquire Class A Shares pursuant to this Designation shall be subject to the rules of the Exchange to the extent required to comply with such rules. If after the date of effectiveness of this Designation there is a change in the applicable rules of the Exchange on which the Class A Shares are listed at the time such change becomes effective or in the interpretation of such applicable rules that would cause the Class A Shares to be delisted by such Exchange as a result of the terms of this Designation, the rights of the holders of the Series 7 Preferred Shares set forth in this Designation shall thereafter be limited to the extent required by such changed rules in order for the Class A Shares to continue to be listed on such Exchange.
(xiii)   Notwithstanding anything to the contrary in this Designation, if an adjustment to the Conversion Amount becomes effective on any Ex-Dividend Date as described herein, and a holder of Series 7 Preferred Shares that have been converted on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of Class A Shares as of the related Conversion Date based on an adjusted Conversion Amount for such Ex-Dividend Date, then, notwithstanding such Conversion Amount adjustment provisions, the Conversion Amount adjustment relating to such Ex-Dividend Date will not be made for such converted Series 7 Preferred Shares. Instead, the holder of such converted Series 7 Preferred Shares will be treated as if such holder were the record owner of the Class A Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

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(g)   Notice of Record Date.   In the event of:
(i)   any share split or combination of the outstanding Class A Shares;
(ii)   any declaration or making of a dividend or other distribution to holders of Class A Shares in additional Class A Shares, any other share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness);
(iii)   any reclassification or change to which SECTION 6(f)(i)(B) applies;
(iv)   the dissolution, liquidation or winding up of the Corporation; or
(v)   any other event constituting a Disposition Event;
then the Corporation shall file with its corporate records and mail to the holders of the Series 7 Preferred Shares at their last addresses as shown on the records of the Corporation, at least ten (10) days prior to the record date specified in (A) below or ten (10) days prior to the date specified in (B) below, a notice stating:
(A)   the record date of such share split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Class A Shares of record to be entitled to such share split, combination, dividend or other distribution are to be determined, or
(B)   the date on which such reclassification, change, dissolution, liquidation, winding up or other event constituting a Disposition Event, is estimated to become effective, and the date as of which it is expected that holders of Class A Shares of record will be entitled to exchange their Class A Shares for the share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Disposition Event.
Disclosures made by the Corporation in any public filings made under the Exchange Act shall be deemed to satisfy the notice requirements set forth in this SECTION 6(g).
(h)   Certificate of Adjustments.   Upon the occurrence of each adjustment or readjustment of the Conversion Amount pursuant to this SECTION 6, the Corporation shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series 7 Preferred Shares a certificate, signed by an officer of the Corporation, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request of any holder of Series 7 Preferred Shares, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Amount then in effect, and (iii) the number of Class A Shares and the amount, if any, of share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) which then would be received upon the conversion of Series 7 Preferred Shares.
SECTION 7.   Additional Definitions.   For purposes of this Designation, the following terms shall have the following meanings:
(a)   “Affiliate” means, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person. Notwithstanding the foregoing, the Corporation, its subsidiaries and its other controlled Affiliates shall not be considered Affiliates of the Investor.
(b)   “Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” has the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes hereof the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time. For the avoidance of doubt, for purposes hereof, except where otherwise expressly provided herein, the Investor (or any other person) shall at all times be

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deemed to have Beneficial Ownership of Class A Shares issuable upon conversion of the Series 7 Preferred Shares directly or indirectly held by them, irrespective of any applicable restrictions on transfer, conversion or voting.
(c)   “Board of Directors” means the board of directors of the Corporation.
(d)   “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in New York City, New York.
(e)   “Closing Price” of the Class A Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Exchange or, if the Class A Shares are not listed or admitted for trading on an Exchange, as reported on the quotation system on which such security is quoted. If the Class A Shares are not listed or admitted for trading on an Exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Class A Shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Class A Shares are not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Class A Shares on the relevant date from each of at least three nationally recognized investment banking firms selected by the Corporation for this purpose.
(f)   “Common Shares” means the Class A Shares, the Class B Shares and any other common shares in the capital of the Corporation.
(g)   “control,” “controlling,” “controlled by” and “under common control with,” with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.
(h)“Convertible Security” means any debt or other evidences of indebtedness, shares of capital or other securities directly or indirectly convertible into or exercisable or exchangeable for Class A Shares.
(i)   “Corporation” means MDC Partners Inc., a Delaware corporation.
(j)   “Current Market Price” of Class A Shares on any day means the average of the Closing Prices per Class A Share for each of the five (5) consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.
(k)   “Designation” mean this Designation of the Series 7 Preferred Shares.
(l)   “Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the Class A Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.
(m)   “Exchange” means Nasdaq and, if the Class A Shares are not then listed on Nasdaq, the principal other U.S. national or regional securities exchange or market on which the Class A Shares are then listed.
(n)   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(o)   “Fair Market Value” of the Class A Shares or any other security or property means the fair market value thereof as determined in good faith by the Board of Directors, which determination must be set forth in a written resolution of the Board of Directors, in accordance with the following rules:
(i)   for Class A Shares or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the Closing Prices of such security on such Exchange over a ten (10) consecutive Trading Day period, ending on the Trading Day immediately prior to the date of determination; and

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(ii)   for any other property, the Fair Market Value shall be determined by the Board of Directors assuming a willing buyer and a willing seller in an arm’s-length transaction.
(p)   “group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.
(q)   “hereof,” “herein” and “hereunder” and words of similar import refer to this Designation as a whole and not merely to any particular clause, provision, section or subsection.
(r)   “Investor” shall mean Stagwell Agency Holdings LLC.
(s)   “Market Disruption Event” means, with respect to the Class A Shares, (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Class A Shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange, or otherwise) in the Class A Shares or in any options, contracts or future contracts relating to the Class A Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
(t)   “Nasdaq” means The NASDAQ Global Market.
(u)   “person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “person” as contemplated by Section 13(d) of the Exchange Act.
(v)   “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(w)   “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of March 14, 2019, between the Corporation and the Investor.
(x)   “Series 7 Original Issuance Date” means, with respect to any Series 7 Preferred Share, the original issue date of such Series 7 Preferred Share.
(y)   “share capital” means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person, and with respect to the Corporation includes, without limitation, any and all Common Shares and the Series 7 Preferred Shares.
(z)   “Subsidiary” means with respect to any person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such person and one or more Subsidiaries of such person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Corporation.
(aa)   “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the Exchange is open for trading or, if the Class A Shares are not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant Exchange.
(bb)   “Voting Stock” shall mean the Class A Shares and the Class B Shares and securities of any class or kind ordinarily having the power to vote generally for the election of directors of the Board of Directors of the Corporation or its successor.
(cc)   Each of the following terms is defined in the Section set forth opposite such term:

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Term	Section
Aggregate Amount	SECTION 6(f)(iii)
Class A Shares	SECTION 3(a)
Class A Shares Outstanding	SECTION 6(f)
Class B Shares	SECTION 3(a)
Conversion Amount	SECTION 6(a)
Conversion Date	SECTION 6(a)
Disposition Event	SECTION 6(f)(iv)
Expiration Date	SECTION 6(f)(iii)
Expiration Time	SECTION 6(f)(iii)(A)
Liquidation Entitlement	SECTION 3(a)
Maximum Voting Power	SECTION 6(b)
Participating Dividends	SECTION 2(a)
Purchased Shares	SECTION 6(f)(iii)
Reference Property	SECTION 6(f)(iv)
Rights Trigger	SECTION 6(f)(xi)
Series 7 Preferred Shares	SECTION 1
SECTION 8.   Miscellaneous.   For purposes of this Designation, the following provisions shall apply:
(a)   Withholding Tax.   Notwithstanding any other provision of this Designation, the Corporation may deduct or withhold from any payment, distribution, issuance or delivery (whether in cash or in shares) to be made pursuant to this Designation any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and shall remit any such amounts to the relevant tax authority as required. If the cash component of any payment, distribution, issuance or delivery to be made pursuant to this Designation is less than the amount that the Corporation is so required or permitted to deduct or withhold, the Corporation shall be permitted to deduct and withhold from any noncash payment, distribution, issuance or delivery to be made pursuant to this Designation any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and to dispose of such property in order to remit any amount required to be remitted to any relevant tax authority. Notwithstanding the foregoing, the amount of any payment, distribution, issuance or delivery made to a holder of Series 7 Preferred Shares pursuant to this Designation shall be considered to be the amount of the payment, distribution, issuance or delivery received by such holder plus any amount deducted or withheld pursuant to this SECTION 8. In the absence of any such deduction or withholding by the Corporation, and unless agreed otherwise by the Corporation in writing, holders of Series 7 Preferred Shares shall be responsible for all withholding taxes in respect of any payment, distribution, issuance or delivery made or credited to them pursuant to this Designation and shall indemnify and hold harmless the Corporation on an after-tax basis (for this purpose, having regard only to taxes for which the Corporation is liable for any such taxes imposed on any payment, distribution, issuance or delivery made or credited to them pursuant to this Designation.
(b)   Wire or Electronic Transfer of Funds.   Notwithstanding any other right, privilege, restriction or condition attaching to the Series 7 Preferred Shares, the Corporation may, at its option, make any payment due to registered holders of Series 7 Preferred Shares by way of a wire or electronic transfer of funds to such holders. If a payment is made by way of a wire or electronic transfer of funds, the Corporation shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Corporation that a payment is to be made by way of a wire or electronic transfer of funds, the Corporation shall provide a notice to the applicable registered holders of Series 7 Preferred Shares at their respective addresses appearing on the books of the Corporation. Such notice shall request that each applicable registered holder of Series 7 Preferred Shares provide the particulars of an account of such holder with a chartered bank in the United States to which the wire or electronic transfer of funds shall be directed. If the Corporation does

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not receive account particulars from a registered holder of Series 7 Preferred Shares prior to the date such payment is to be made, the Corporation shall deposit the funds otherwise payable to such holder in a special account or accounts in trust for such holder. The making of a payment by way of a wire or electronic transfer of funds or the deposit by the Corporation of funds otherwise payable to a holder in a special account or accounts in trust for such holder shall be deemed to constitute payment by the Corporation on the date thereof and shall satisfy and discharge all liabilities of the Corporation for such payment to the extent of the amount represented by such transfer or deposit.
(c)   Amendments.   The provisions attaching to the Series 7 Preferred Shares may be deleted, varied, modified, amended or amplified by amendment with such approval as may then be required by the General Corporation Law of the State of Delaware.
(d)   U.S. Currency.   Unless otherwise stated, all references herein to sums of money are expressed in lawful money of the United States.

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APPENDIX D
MDC PARTNERS INC.
BY-LAWS
Effective as of [           ], 2020
ARTICLE I
OFFICES
SECTION 1.1   Registered Office.   The registered office of MDC Partners Inc. (hereinafter, the “Corporation”) in the State of Delaware shall be at 1209 N Orange St, Wilmington, DE 19801, and the registered agent shall be The Corporation Trust Company, or such other office or agent as the Board of Directors of the Corporation (the “Board”) shall from time to time select.
SECTION 1.2   Other Offices.   The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or outside of the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
SECTION 2.1   Place of Meeting.   All meetings of the stockholders of the Corporation (the “stockholders”) shall be at a place either within or outside of the State of Delaware, or by means of remote communication, to be determined by the Board and as specified in the notice of meeting. In the absence of such a determination, a meeting of stockholders shall be held at the principal executive office of the Corporation.
SECTION 2.2   Annual Meetings.   The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour as shall from time to time be fixed by the Board. Any previously scheduled annual meeting of the stockholders may be postponed, rescheduled or cancelled by action of the Board taken prior to the time previously scheduled for such annual meeting of the stockholders.
SECTION 2.3   Special Meetings.   Except as otherwise required by law or the Certificate of Incorporation of the Corporation (the “Certificate”), and subject to the rights of the holders of any outstanding series of preferred stock of the Corporation (“Preferred Stock”), special meetings of the stockholders for any purpose or purposes may be called only by the Chairman of the Board or a majority of the Whole Board (as defined below in Section 3.2). Only such business as is specified in the Corporation’s notice of any special meeting of stockholders shall come before such meeting. A special meeting shall be held at such place (or remotely), on such date and at such time as shall be fixed by the Board. The Board may postpone, reschedule or cancel any such meeting.
SECTION 2.4   Notice of Meetings.   Except as otherwise provided by law, notice, including by electronic transmission in the manner provided by the General Corporation Law of the State of Delaware (the “DGCL”), of each meeting of the stockholders, whether annual or special, shall be given by the Corporation not less than 10 days nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the U.S. mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Each such notice shall state the place (or, if applicable, that the meeting will be held remotely), the date and the hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of the stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Article X of these By-laws. Notice of adjournment of a meeting of the stockholders need not be given if the time and place, if any, to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.
SECTION 2.5   Quorum.   Except as otherwise provided by law or by the Certificate, the holders of 33 1/3% in voting power of the shares of capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum at any meeting of the stockholders; provided, however, that in the case of any vote to be taken by classes or series, the holders of a majority in voting power of the shares of any such class or series of capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum of such class or series. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
SECTION 2.6   Adjournments.   The chairman of the meeting or the holders of a majority in voting power of the shares of capital stock of the Corporation entitled to vote and who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the chairman of the meeting or the holders of a majority in voting power of the shares of such class or series who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class or series. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.
SECTION 2.7   Order of Business.
(a)   At each meeting of the stockholders, the Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer or, in the absence of the Chairman of the Board and the Chief Executive Officer, such person as shall be selected by the Board, shall act as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.
(b)   At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the chairman of the meeting or (ii) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this Section 2.7, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.7 (such business, “Stockholder Business”). This Section 2.7 is the exclusive means by which a stockholder may bring business before a meeting of stockholders.
(c)   For business (other than nominations for election of directors, which are governed by Section 3.3) properly to be brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof (a “Notice of Business”) in proper written form to the Secretary of the Corporation (the “Secretary”). To be timely, a Notice of Business must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent); provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, a Notice of Business to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made; provided, further, that for the purpose of calculating the timeliness of a Notice of Business for the 2021 annual meeting of stockholders, the date of the immediately preceding annual meeting shall be deemed to be June 25, 2020. In no event shall the public announcement of an adjournment or postponement, or an adjournment or postponement, of a meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, the Notice of Business must set forth:
(i)   the name and record address of each stockholder proposing to bring business before the annual meeting (each, a “Proponent”), as they appear on the Corporation’s books;
(ii)   the name and address of each Stockholder Associated Person (as defined below in this Section 2.7);
(iii)   as to each Proponent and each Stockholder Associated Person, (A) the class or series and number of shares of stock directly or indirectly held of record and beneficially by such Proponent and Stockholder Associated Person, (B) a description of any agreement, arrangement or understanding, direct or indirect, with respect to the business to be brought before the annual meeting, between or among any Proponent and any Stockholder Associated Person, (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of the notice by, or on behalf of, any Proponent and any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, any Proponent and any Stockholder Associated Person with respect to shares of stock of the Corporation (a “Derivative”), (D) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which any Proponent and any Stockholder Associated Person has a right to vote any shares of stock of the Corporation and (E) any profit-sharing or any performance-related fees (other than an asset-based fee) that any Proponent or any Stockholder Associated Person is entitled to, based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of such notice. The information specified in Section 2.7(c)(i) to (iii) is referred to herein as “Stockholder Information”;
(iv)   a representation that each Proponent is a holder of record of stock of the Corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to propose such proposed business;
(v)   a brief description of the business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting;
(vi)   any material interest of any Proponent and any Stockholder Associated Person in such proposed business;
(vii)   a representation as to whether the Proponent(s) intend (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such Stockholder Business or (B) otherwise to solicit proxies from stockholders in support of such Stockholder Business;
(viii)   all other information that would be required to be filed with the U.S. Securities and Exchange Commission (“SEC”) if the Proponent(s) or Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor of such Section); and
(ix)   a representation that each Proponent shall provide any other information reasonably requested by the Corporation.
(d)   In addition, each Proponent shall affirm as true and correct the information provided to the Corporation in the Notice of Business or at the Corporation’s request pursuant to Section 2.7(c)(ix) (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting and (ii) the date that is 10 business days prior to the announced date of the annual meeting to which the Notice of Business relates. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the principal executive offices of the Corporation, addressed to the Secretary, by no later than five business days after the applicable date specified in clause (i) and (ii) of the foregoing sentence.
(e)   The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.7, and, if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
(f)   If the Proponent (or a qualified representative of the Proponent) does not appear at the meeting of stockholders to present the Stockholder Business such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. A “qualified representative” of the Proponent or any stockholder means a person who is a duly authorized officer, manager or partner of such stockholder or has been authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy with respect to the specific matter to be considered at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction (to the reasonable satisfaction of the person presiding over the meeting) of the writing or electronic transmission, at the meeting of stockholders prior to the taking of action by such person on behalf of the stockholder.
(g)   “Stockholder Associated Person” means with respect to any Proponent or Nominating Stockholder (as defined below), (i) any other beneficial owner of stock of the Corporation owned of record or beneficially by such Proponent or Nominating Stockholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, is under common control with such Proponent or Nominating Stockholder.
(h)   “Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.
(i)   The notice requirements of this Section 2.7 shall be deemed satisfied with respect to stockholder proposals that have been properly brought under Rule 14a-8 of the Exchange Act (or any such successor rule) and that are included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Further, nothing in this Section 2.7 shall be deemed to affect any rights of the holders of any series of Preferred Stock pursuant to any applicable provision of the Certificate.
SECTION 2.8   List of Stockholders.   It shall be the duty of the Secretary or other officer who has charge of the stock ledger to prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder’s name. Such list shall be produced and kept available at the times and places required by law.
SECTION 2.9   Voting.
(a)   Except as otherwise provided by law or by the Certificate, each stockholder of record of any series of Preferred Stock shall be entitled at each meeting of the stockholders to such number of votes, if any, for each share of such stock as may be fixed in the Certificate (or relevant Certificate of Designation) or in the resolution or resolutions adopted by the Board providing for the issuance of such stock, and each stockholder of record of (i) Class A Common Stock shall be entitled at each meeting of the stockholders to one vote for each share of such stock and (ii) Class B Common Stock shall be entitled at each meeting of the stockholders to twenty votes for each share of such stock, in each case, registered in such stockholder’s name on the books of the Corporation:
(i)   on the date fixed pursuant to Section 7.6 of these By-laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or
(ii)   if no such record date shall have been so fixed, then at the close of business on the day before the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held.

(b)   Each stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to act for such stockholder by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
(c)   Except as otherwise required by law and except as otherwise provided in the Certificate or these By-laws, at each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders shall be authorized by holders of a majority in voting power of the shares of capital stock of the Corporation entitled to vote thereon and who are present in person or represented by proxy, and where a separate vote by class or series is required, by holders of a majority in voting power of the shares of such class or series who are entitled to vote thereon and are present in person or represented by proxy shall be the act of such class or series.
(d)   Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including, without limitation, the election of directors, need not be by written ballot.
SECTION 2.10   Inspectors.   The chairman of the meeting shall appoint one or more inspectors to act at any meeting of the stockholders. Such inspectors shall perform such duties as shall be required by law or specified by the chairman of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector.
SECTION 2.11   Public Announcements.   For the purpose of Section 2.7 and Section 3.2(d), “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones Newswire, Business Wire, Reuters Information Service or any similar or successor news wire service or (ii) in a communication distributed generally to stockholders and in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
ARTICLE III
BOARD OF DIRECTORS
SECTION 3.1   General Powers.   The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation (or grant authority to exercise such powers) and do all such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders.
SECTION 3.2   Number, Qualification and Election.
(a)   The number of directors constituting the Whole Board shall be determined in accordance with the Certificate. The term “Whole Board” shall mean the total number of authorized directors, whether or not there exist any vacancies or unfilled previously authorized directorships. The terms of office of directors shall be governed by the Certificate.
(b)   Each director shall be at least 21 years of age. Directors need not be stockholders of the Corporation. No person shall qualify for service as a director of the Corporation (i) if he or she is a party to any compensatory, payment, indemnification or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or has received any such compensation or other payment from any person or entity other than the Corporation, in each case in connection with candidacy or service as a director of the Corporation, unless he or she discloses such compensatory, payment or other financial agreement, arrangement or understanding, or receipt of any such compensation or other payment, to the Corporation pursuant to the requirements and procedures set forth in Section 3.3(a)(iv) as if such person were a Stockholder Nominee (as defined below in Section 3.3(a)(iii)) thereunder or (ii) unless such person agrees to submit upon appointment, election or re-nomination to the Board an irrevocable resignation effective upon (x) such person’s failure to receive a majority of the votes cast in an uncontested election and (y) the acceptance of such resignation by the Board.

(c)   In any uncontested election of directors, each person receiving a majority of the votes cast shall be deemed elected. For purposes of this paragraph, a “majority of the votes cast” shall mean that the number of votes cast “for” a director must exceed the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director). In any contested election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected. A contested election is one in which, as of the date that is 14 calendar days in advance of the date the Corporation files its definitive proxy statement with the SEC (regardless of whether or not it is thereafter revised or supplemented), the number of nominees exceeds the number of directors to be elected. An uncontested election is any election that is not a contested election.
(d)   With respect to a resignation provided pursuant to Section 3.2(b)(ii), the Board shall consider such resignation and may either (i) accept the resignation or (ii) reject the resignation and seek to address the underlying cause(s) of the majority-withheld vote. While the Board may delegate to a committee the authority to assist the Board in its review of the matter, the Board shall decide whether to accept or reject the resignation within 90 days following the certification of the stockholder vote. Once the Board makes this decision, the Corporation will promptly make a public announcement of the Board’s decision in the manner described in Section 2.11. If the Board rejects the resignation, the public announcement will include a statement regarding the reasons for its decision.
(e)   The chairman of the nominating and governance committee established pursuant to Section 4.1 will have the authority to manage the Board’s review of the resignation. In the event it is the chairman of the nominating and governance committee who received a majority-withheld vote, the independent directors who did not receive majority-withheld votes shall select a director or group of directors to manage the process, and such director or directors shall have the authority otherwise delegated to the chairman of the nominating and governance committee by this Section 3.2. Any director whose resignation is being considered as a result of a majority-withheld vote shall not participate in the committee’s or the Board’s deliberations or vote on whether to accept or reject his or her resignation; provided that any director, regardless of whether such director received a majority-withheld vote, may participate in such deliberations or vote regarding another director’s resignation.
SECTION 3.3   Notification of Nominations.
(a)   Subject to the rights of the holders of any outstanding series of Preferred Stock, nominations for the election of directors may be made by the Board or by any stockholder pursuant to (i) this Section 3.3 who is a stockholder of record at the time of giving of the notice of nomination provided for in this Section 3.3 and who is entitled to vote for the election of directors or (ii) Section 3.15. This Section 3.3 and Section 3.15 are the exclusive means by which a stockholder may nominate a person for election to the Board. Any stockholder of record entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice (a “Notice of Nomination”) of such stockholder’s intent to make such nomination is given in proper written form to the Secretary. To be timely, a Notice of Nomination must be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting of the stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent); provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, a Notice of Nomination to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made; provided, further, that for the purpose of calculating the timeliness of stockholder notices for the 2021 annual meeting of stockholders, the date of the immediately preceding annual meeting shall be deemed to be June 25, 2020 and (ii) with respect to an election to be held at a special meeting of the stockholders for the election of directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of an adjournment or postponement, or an adjournment or postponement, of a meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, the Notice of Nomination shall set forth:
(i)   the Stockholder Information with respect to each stockholder nominating persons for election to the Board (each, a “Nominating Stockholder”) and each Stockholder Associated Person;
(ii)   a representation that each Nominating Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination;
(iii)   all information regarding each Nominating Stockholder, each nominee (each, a “Stockholder Nominee”) and each Stockholder Associated Person that would be required to be disclosed in a solicitation of proxies subject to Section 14 of the Exchange Act;
(iv)   (A) each Stockholder Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) a completed and duly executed written questionnaire completed and signed by each Stockholder Nominee with respect to the background, qualifications and independence of such Stockholder Nominee (in the form provided by the Secretary upon written request); (C) a completed and duly executed written questionnaire with respect to the background and qualification with respect to such Nominating Stockholder and any other person or entity on whose behalf, directly or indirectly, the nomination is being made (in the form provided by the Secretary upon written request), and (D) each Stockholder Nominee’s written representation and agreement (in the form provided by the Secretary upon written request), (i) that if elected as a director of the Corporation, such person will submit an irrevocable resignation effective upon (x) such person’s failure to receive a majority of the votes cast in an uncontested election and (y) the acceptance of such resignation by the Board, (ii) that such person currently intends to serve as a director for the full term for which such person is standing for election, (iii) that such person is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (iv) that such person is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (v) that in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and any other Corporation policies and guidelines applicable to Corporation directors;
(v)   a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a Nominating Stockholder, Stockholder Associated Person or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any such successor rule) if the Nominating Stockholder, Stockholder Associated Person or any person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive of such registrant;
(vi)   a duly executed representation as to whether the Nominating Stockholder(s) intend (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the

Corporation’s outstanding capital stock required to approve the nomination or (B) otherwise to solicit proxies from stockholders in support of such nomination;
(vii)   all other information that would be required to be filed with the SEC if the Nominating Stockholder(s) and Stockholder Associated Person were participants in a solicitation subject to Section 14 of the Exchange Act (or any such successor section); and
(viii)   a duly executed representation that each Nominating Stockholder shall provide any other information reasonably requested by the Corporation.
(b)   In addition, each Proponent shall affirm as true and correct the information provided to the Corporation in the Notice of Nomination or, at the Corporation’s request, such information provided pursuant to Section 3.3(a)(vii) (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting and (ii) the date that is 10 business days prior to the announced date of the meeting to which the Notice of Nomination relates. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the principal executive offices of the Corporation, addressed to the Secretary, by no later than five business days after the applicable date specified in clause (i) and (ii) of the foregoing sentence.
(c)   The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that the nomination was not made in accordance with the procedures set forth in this Section 3.3, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.
(d)   If the Nominating Stockholder (or a qualified representative of the stockholder) does not appear at the applicable stockholder meeting to nominate the Stockholder Nominees, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(e)   Nothing in this Section 3.3 shall be deemed to affect any rights of the holders of any series of Preferred Stock pursuant to any applicable provision of the Certificate or any Certificate of Designation.
(f)   Notwithstanding anything in the immediately preceding paragraph of this Section 3.3 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of the stockholders is increased and there is no public announcement specifying the size of the increased Board made by the Corporation at least 90 days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder’s notice required by this Section 3.3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
SECTION 3.4   Quorum and Manner of Acting.   Except as otherwise provided by law, the Certificate or these By-laws, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place, if any, whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.
SECTION 3.5   Place of Meeting.   Subject to Sections 3.6 and 3.7, the Board may hold its meetings at such place or places, if any, either within or outside of the State of Delaware, as the Board may from time to time determine, or as shall be specified or fixed in the respective notices or waivers of notice thereof.
SECTION 3.6   Regular Meetings.   Regular meetings of the Board shall be held at such times as the Board shall from time to time determine, at such locations as the Board may determine. No fewer than four meetings of the Board shall be held per year.
SECTION 3.7   Special Meetings.   Special meetings of the Board shall be held whenever called by the Chairman of the Board, the Chief Executive Officer or by a majority of the non-employee directors, and shall be held at such place, if any, on such date and at such time as he, she or they, as applicable, shall fix.

SECTION 3.8   Notice of Meetings.   Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director’s residence or usual place of business, at least 48 hours before the day on which the meeting is to be held or shall be sent to such director at such place by telecopy or by electronic transmission or shall be given personally or by telephone, not later than 24 hours before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Unless otherwise required by these By-laws, every such notice shall state the time and place, if any, but need not state the purpose of the meeting.
SECTION 3.9   Rules and Regulations.   The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these By-laws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.
SECTION 3.10   Participation in Meeting by Means of Communications Equipment.   Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other or as otherwise permitted by law, and such participation in a meeting shall constitute presence in person at such meeting.
SECTION 3.11   Action Without Meeting.   Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing or as otherwise permitted by law and, if required by law, the writing or writings are filed with the minutes or proceedings of the Board or of such committee.
SECTION 3.12   Chairman.   The Board of Directors shall annually select one of its members to be Chairman and shall fill any vacancy in the position of Chairman at such time and in such manner as the Board of Directors shall determine.
SECTION 3.13   Resignations.   Any director of the Corporation may at any time resign by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 3.14   Compensation.   Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash or stock-based compensation) for attendance at meetings of the Board or of committees of the Board, or both, and for acting as a chair of a committee of the Board, and/or any other compensation in each case as the Board or a committee thereof shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 3.14 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving compensation therefor.
SECTION 3.15   Proxy Access.
(a)   The Corporation shall include in its proxy statement and on its form of proxy for an annual meeting of stockholders the name of, and the Required Information (as defined below in Section 3.15(e)) relating to, any nominee for election or reelection to the Board who satisfies the eligibility requirements in this Section 3.15 (a “Proxy Access Nominee”) and who is identified in a notice that complies with Section 3.15(f) and that is timely delivered pursuant to Section 3.15(g) (the “Stockholder Notice”) by one stockholder, or a group of no more than twenty stockholders, who:
(i)   elects at the time of delivering the Stockholder Notice to have such Proxy Access Nominee included in the Corporation’s proxy materials;

(ii)   as of the date of the Stockholder Notice and the record date for determining stockholders entitled to vote at the annual meeting of stockholders, Owns (as defined below in Section 3.15(c)) a number of shares of the Corporation that represents at least 3% of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Required Shares”) and has Owned continuously the Required Shares (as adjusted for any stock splits, stock dividends or similar events) for at least three years; and
(iii)   satisfies the additional requirements in these By-laws (such stockholder or group of stockholders, collectively, an “Eligible Stockholder”).
(b)   For purposes of satisfying the Ownership requirement under Section 3.15(a):
(i)   the outstanding shares of the Corporation Owned by a group of one or more stockholders may be aggregated (for the avoidance of doubt, the number of stockholders and other beneficial owners whose ownership of shares is aggregated for such purpose shall not exceed twenty); and
(ii)   two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall, in each case, be treated as one stockholder.
(c)   For purposes of this Section 3.15, an Eligible Stockholder “Owns” only those outstanding shares of the Corporation as to which the stockholder or group of stockholders possesses both:
(i)   the full voting and investment rights pertaining to the shares, and
(ii)   the full economic interest in (including, without limitation, the opportunity for profit and risk of loss on) such shares;
provided that the number of shares calculated in accordance with clauses (i) and (ii) of this Section 3.15(c) shall not include any shares:
(A)   sold by such stockholder or any affiliate (as defined below in this Section 3.15(c)) in any transaction that has not been settled or closed, including, without limitation, any short sale;
(B)   borrowed by such stockholder or any affiliate for any purposes or purchased by such stockholder or any affiliate pursuant to an agreement to resell; or
(C)   subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of:
(1)   reducing in any manner, to any extent or at any time in the future, such stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares; and/or
(2)   hedging, offsetting or altering to any degree gain or loss arising from the full economic interest in such shares by such stockholder or affiliate.
A stockholder “Owns” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder. A stockholder’s Ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares; provided that the stockholder has the power to recall such loaned shares on five business days’ notice and has recalled such loaned shares as of the date of the Stockholder Notice and through the date of the annual meeting of stockholders. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of the Corporation are “Owned” for these purposes shall be determined by the Board.

For purposes of this Section 3.15, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(d)   No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder under this Section 3.15, and no shares of the Corporation may be attributed to more than one Eligible Stockholder or group constituting an Eligible Stockholder.
(e)   For purposes of this Section 3.15, the “Required Information” that the Corporation will include in its proxy materials is:
(i)   the information concerning the Proxy Access Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy materials by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and
(ii)   if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder, not to exceed 500 words, in support of its Proxy Access Nominee, which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy materials for the annual meeting of stockholders.
Notwithstanding anything to the contrary contained in this Section 3.15, the Corporation may omit from its proxy materials any information or statement that it, in good faith, believes would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 3.15 shall limit the Corporation’s ability to solicit against a stockholder nominee and include in its proxy materials its own statements relating to any Eligible Stockholder or Proxy Access Nominee.
(f)   The Stockholder Notice shall set forth the information required under Section 3.3(a) (replacing the term “Proponent” with “Eligible Stockholder” and the term “Stockholder Nominee” with “Proxy Access Nominee”), including the questionnaire, agreement and other materials required by Section 3.3(a)(iv), and, in addition, shall include:
(i)   a copy of the Schedule 14N that has been or concurrently is filed with the SEC under Exchange Act Rule 14a-18 (or any successor schedule or rule); and
(ii)   the written agreement of the Eligible Stockholder (or in the case of a group, each stockholder whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation (in the form provided by the Secretary upon written request), setting forth the following additional agreements, representations and warranties:
(A)   a certification as to the number of shares of the Corporation it Owns and has Owned continuously for at least three years as of the date of the Stockholder Notice and agreeing to continue to Own such shares through the date of the annual meeting of stockholders, which statement shall also be included in the written statements set forth in Item 4 of the Schedule 14N (or any successor schedule) filed by the Eligible Stockholder with the SEC;
(B)   the Eligible Stockholder’s agreement to provide the information required under Section 3.3(a) and the written statements from the record holder and intermediaries as required under Section 3.15(h) verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through and as of the business day immediately preceding the date of the annual meeting of stockholders;
(C)   the Eligible Stockholder’s representation and agreement that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 3.15):
(1)
acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent;

(2)
will provide facts, statements and other information in all communications with the Corporation and stockholders of the Corporation that are true and correct in all material respects and do not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(3)
has not nominated and will not nominate for election to the Board at the annual meeting of stockholders any person other than the Proxy Access Nominee(s) being nominated pursuant to this Section 3.15;

(4)
has not engaged and will not engage in a, and has not been and will not be a “participant” (as defined in Item 4 of the Exchange Act Schedule 14A) (or any successor schedule) in other person’s, “solicitation” within the meaning of Exchange Act Rule 14a-1(l) (or any successor rule), in support of the election of any individual as a director at the annual meeting of stockholders other than its Proxy Access Nominee or a nominee of the Board; and

(5)
will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation.

(D)   the Eligible Stockholder’s agreement to:
(1)
assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation;

(2)
indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 3.15; provided, however, that the indemnification by the Eligible Stockholder under this Section 3.15(f)(ii)(D)(2) shall no longer be required or apply with respect to any acts or omissions by the Proxy Access Nominee that occur after such Proxy Access Nominee’s election to the Board;

(3)
comply with all other laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting of stockholders;

(4)
file all materials described below in Section 3.15(h)(iii) with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A (or any successor regulation), or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A (or any successor regulation);

(5)
provide to the Corporation prior to the annual meeting of stockholders such additional information as necessary or reasonably requested by the Corporation;

(6)
promptly disclose to the Corporation if the Eligible Stockholder does not intend to continue to Own the Required Shares for at least one year following the annual meeting of stockholders; and

(7)
in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including, without limitation, any withdrawal of the nomination.

(g)   To be timely under this Section 3.15, the Stockholder Notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting of the stockholders, not less than 120 days nor more than 150 days prior to the first anniversary of the date the definitive proxy statement was first released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than 30 days earlier or more than 60 days later than such anniversary date, the Stockholder Notice to be timely must be so delivered or received not earlier than the 150th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 120th day prior to such annual meeting of stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made; provided, further, that for the purpose of calculating the timeliness of the Stockholder Notice for the 2021 annual meeting of stockholders, the date of the immediately preceding annual meeting of stockholders shall be deemed to be June 25, 2020 and (ii) with respect to an election to be held at a special meeting of the stockholders for the election of directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting. In no event shall any adjournment or postponement of an annual meeting of stockholders, or the announcement thereof, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above. For purposes of Rule 14a-18 under the Exchange Act (or any successor rule), the applicable “date specified by the registrant’s advance notice provision” shall be the date determined pursuant to this Section 3.15(g).
(h)   An Eligible Stockholder (or in the case of a group, each stockholder whose shares are aggregated for purposes of constituting an Eligible Stockholder) must:
(i)   within five business days after the date of the Stockholder Notice provide one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, verifying that the Eligible Stockholder Owns, and has Owned continuously for the preceding three years, the Required Shares;
(ii)   include in the written statements provided pursuant to Item 4 of Schedule 14N (or any successor schedule) filed with the SEC a statement certifying that it Owns and continuously has Owned the Required Shares for at least three years;
(iii)   file with the SEC any solicitation or other communication relating to the current year annual meeting of stockholders, one or more of the Corporation’s directors or director nominees or any Proxy Access Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A (or any successor regulation) or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A (or any successor regulation); and
(iv)   as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder, within five business days after the date of the Stockholder Notice, provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy Section 3.15(b)(ii).
(i)   Notwithstanding anything to the contrary contained in this Section 3.15, the Corporation may omit from its proxy materials any Proxy Access Nominee, and such nomination shall be disregarded and no vote on such Proxy Access Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:
(i)   the Secretary receives notice that a stockholder intends to nominate a person for election to the Board which stockholder does not elect to have its nominee(s) included in the Corporation’s proxy materials pursuant to this Section 3.15;
(ii)   the Eligible Stockholder or Proxy Access Nominee breaches any of its respective agreements, representations or warranties set forth in the Stockholder Notice or otherwise required by this Section 3.15, or if any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Section 3.15) was not, when provided, true, correct and complete or the requirements of this Section 3.15 have otherwise not been met;
(iii)   the Proxy Access Nominee or the stockholder or group of stockholders (including any member thereof) who has nominated such Proxy Access Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the meeting other than such Proxy Access Nominee or a nominee of the Board;
(iv)   the Proxy Access Nominee (A) is not independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, (B) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Corporation are listed, as a “non-employee director” under Exchange Act Rule 16b-3 (or any successor rule) or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (C) is or has been, within the three years preceding the date the Corporation first mails to the stockholders its notice of the meeting that includes the Proxy Access Nominee, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (D) is an officer, director or general partner of any legal entity where a fellow officer, director or general partner of such legal entity is an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (E) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the 10 years preceding the date the Corporation first mails to the stockholders its notice of the meeting that includes the Proxy Access Nominee, or (F) is subject to any order of the type specified in Rule 506(d) of Regulation D (or any successor rule) promulgated under the Securities Act of 1933, as amended; or
(v)   the election of the Proxy Access Nominee to the Board would cause the Corporation to be in violation of the Certificate, these By-laws or any applicable state or federal law, rule, regulation or listing standard.
Any such determination by the Board (or any other person or body authorized by the Board) regarding a nomination’s satisfaction of this Section 3.15(i) shall be binding on the Corporation and its stockholders.
(j)   The maximum number of Proxy Access Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders pursuant to this Section 3.15 (including, without limitation, any Proxy Access Nominee whose name was submitted for inclusion in the Corporation’s proxy materials for such annual meeting of stockholders but who is nominated by the Board as a Board nominee for such annual meeting of stockholders), together with:
(i)   any nominees who were previously elected to the Board as (A) Proxy Access Nominees pursuant to this Section 3.15 (including, without limitation, any Proxy Access Nominee whose name was submitted for inclusion in the Corporation’s proxy materials for such prior annual meeting of stockholders but who was nominated by the Board as a Board nominee for such prior annual meeting of stockholders) or (B) a nominee of any stockholder in any other manner, in either case at any of the preceding two annual meetings of stockholders and who are re-nominated for election at such annual meeting of stockholders by the Board, and
(ii)   any Proxy Access Nominee who was qualified for inclusion in the Corporation’s proxy materials for such annual meeting of stockholders but whose nomination is subsequently withdrawn, shall not exceed the greater of (x) two or (y) 20% of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 3.15 with respect to such annual meeting of stockholders, or if such amount as calculated in clause (y) of this Section 3.15(j) is not a whole number, the closest whole number below 20%; provided that if there is a vacancy on the Board and the number of directors is decreased prior to such annual meeting of stockholders, then the 20% of the number of directors shall be calculated based on the number of directors in office as of the date of such decrease in the number of directors. In the event that the number of Proxy Access Nominees submitted by Eligible Stockholders pursuant to this Section 3.15 exceeds this maximum number, each Eligible Stockholder will select one Proxy Access Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the number (largest to smallest) of shares of the Corporation each Eligible

Stockholder disclosed as Owned in its respective Stockholder Notice submitted to the Corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Proxy Access Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.
(k)   Notwithstanding the foregoing provisions of this Section 3.15, unless otherwise required by law or otherwise determined by the person presiding over the meeting, if none of (i) the Eligible Stockholder or (ii) a qualified representative of the Eligible Stockholder appears at the annual meeting of stockholders to present such Eligible Stockholder’s Proxy Access Nominees, such nomination or nominations shall be disregarded and conclusively deemed withdrawn, notwithstanding that proxies in respect of the election of the Proxy Access Nominees may have been received by the Corporation.
(l)   Any Proxy Access Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting of stockholders or (ii) does not receive at least 25% of the votes cast in favor of the Proxy Access Nominee’s election will be ineligible to be a Proxy Access Nominee pursuant to this Section 3.15 for the next two annual meetings of stockholders.
(m)   The Corporation may request such additional information as necessary to permit the Board to determine if each Proxy Access Nominee is independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors.
(n)   This Section 3.15 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.
ARTICLE IV
COMMITTEES OF THE BOARD OF DIRECTORS
SECTION 4.1   Committees of the Board.   The Board shall designate such committees as may be required by the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed and may from time to time designate other committees of the Board (including, without limitation, an executive committee), with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.
SECTION 4.2   Conduct of Business.   Any committee, to the extent allowed by law and provided in the resolution establishing such committee or the charter of such committee, shall have and may exercise all the duly delegated powers and authority of the Board in the management of the business and affairs of the Corporation. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, any such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, regular and special meetings and other actions of any such committee shall be governed by the provisions of Article III applicable to meetings and actions of the Board. Each committee shall keep regular minutes and report on its actions to the Board.
ARTICLE V
OFFICERS
SECTION 5.1   Number; Term of Office.   The officers of the Corporation shall be elected by the Board and may consist of: a Chief Executive Officer, a Chief Financial Officer, a General Counsel, a Chief Marketing Officer, one or more Vice Presidents (including, without limitation, Executive Vice Presidents or Senior Vice Presidents), a Chief Accounting Officer and Secretary and such other officers and agents with such titles and such duties as the Board may from time to time determine, each to have such authority, functions or duties as in these By-laws provided or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person’s successor shall have been chosen and shall qualify, or until such person’s death or resignation, or until such person’s removal in the manner hereinafter provided. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate or these By-laws to be executed, acknowledged or verified by two or more officers. The Board may require any officer or agent to give security for the faithful performance of such person’s duties.
SECTION 5.2   Removal.   Subject to Section 5.13, any officer may be removed, either with or without cause, by the Board at any meeting thereof called for the purpose, by the Chief Executive Officer, or by any other superior officer upon whom such power may be conferred by the Board.
SECTION 5.3   Resignation.   Any officer may resign at any time by giving notice to the Board, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 5.4   Chief Executive Officer.   The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board, and shall report directly to the Board.
SECTION 5.5   Chief Financial Officer.   The Chief Financial Officer shall perform all the powers and duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board may from time to time determine.
SECTION 5.6   General Counsel.   The General Counsel shall perform all the powers and duties of the office of the general counsel and in general have overall supervision of the legal operations of the Corporation. The General Counsel shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board may from time to time determine.
SECTION 5.7   Chief Marketing Officer.   The Chief Marketing Officer shall perform such senior duties in connection with the marketing of the Corporation as he or she may agree with the Chief Executive Officer or as the Board shall from time to time determine. The Chief Marketing Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board may from time to time determine.
SECTION 5.8   Vice Presidents.   Any Vice President shall have such powers and duties as shall be prescribed by his or her superior officer or the Board. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board may from time to time determine. A Vice President need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.
SECTION 5.9   Chief Accounting Officer.   The Chief Accounting Officer shall be the chief accounting officer of the Corporation. The Chief Accounting Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or the Chief Financial Officer or as the Board may from time to time determine.
SECTION 5.10   Secretary.   It shall be the duty of the Secretary to act as secretary at all meetings of the Board, of the committees of the Board and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation and when deemed necessary shall affix the seal or cause it to be affixed to all certificates of stock, if any, of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws; the Secretary shall have charge of the books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and in general shall perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board may from time to time determine.
SECTION 5.11   Controllers and Assistant Secretaries.   Any Assistant Controllers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Board or by the Chief Accounting Officer or Secretary, respectively, or by the Chief Executive Officer. A Controller or Assistant Secretary need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.
SECTION 5.12   Additional Matters.   The Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Chief Marketing Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer, Assistant Controller or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board or appointed by any duly elected officer or assistant officer authorized by the Board to appoint such person.
ARTICLE VI
INDEMNIFICATION
SECTION 6.1   Right to Indemnification.   The Corporation, to the fullest extent permitted or required by the DGCL or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceedings by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person, or another person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a “Covered Entity”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or agent or in any other capacity while serving as a director, officer or agent, against all expenses, liabilities and losses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection with such Proceeding and such indemnification shall continue as to a person who has ceased to be a director, officer or agent of the Corporation or a Covered Entity; provided, however, that, except as provided in Section 6.4(d) with respect to an adjudication of entitlement to indemnification, the Corporation shall indemnify and hold harmless any such person entitled to indemnification as provided in this Section 6.1 (an “Indemnitee”) in connection with a Proceeding initiated by such Indemnitee only if such Proceeding was authorized by the Board. Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of the DGCL or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader rights to payment of expenses than such law permitted the Corporation to provide prior to such amendment), and the other provisions of this Article VI; provided that payment of expenses incurred by a person other than a director or officer of the Corporation prior to the conclusion of any Proceeding shall be made, unless otherwise determined by the Board, only upon delivery to the Corporation of an undertaking by or on behalf of such person to the same effect as any undertaking required to be delivered to the Corporation by any director or officer of the Corporation pursuant to the DGCL or other applicable law.
SECTION 6.2   Insurance, Contracts and Funding.   The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or of any Covered Entity against any expenses, liabilities or losses as specified in Section 6.1 or incurred by any such director, officer, employee or agent in connection with any Proceeding referred to in Section 6.1, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation or of any Covered Entity in furtherance of the provisions of this Article VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article VI.
SECTION 6.3   Indemnification Not Exclusive Right.   The right of indemnification provided in this Article VI shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled, and the provisions of this Article VI shall inure to the benefit of the heirs and legal representatives of any Indemnitee under this Article VI and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VI, whether arising from acts or omissions occurring before or after such adoption.
SECTION 6.4   Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies.   In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VI:
(a)   Advancement of Expenses. All reasonable expenses (including, without limitation, attorneys’ fees) incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law or the provisions of this Article VI at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if ultimately it should be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VI.
(b)   Procedure for Determination of Entitlement to Indemnification.
(i)   To obtain indemnification under this Article VI, an Indemnitee shall submit to the Secretary a written request including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.
(ii)   The Indemnitee’s entitlement to indemnification under this Article VI shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as defined below in Section 6.4(e)), whether or not they constitute a quorum of the Board, or by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors; (B) by a written opinion of Independent Counsel (as defined below in Section 6.4(e)) if there are no Disinterested Directors or a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation; or (D) as provided in Section 6.4(c).
(iii)   In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6.4(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object.

(c)   Presumptions and Effect of Certain Proceedings. If the person or persons empowered under Section 6.4(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor, together with the Supporting Documentation, the Indemnitee shall be deemed to be, and shall be, entitled to indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 6.1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that the Indemnitee had reasonable cause to believe that such conduct was unlawful.
(d)   Remedies of Indemnitee.   (i)   In the event that a determination is made pursuant to Section 6.4(b) that the Indemnitee is not entitled to indemnification under this Article VI, (A) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification either, at the Indemnitee’s sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association and (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination.
(ii)   If a determination shall have been made or deemed to have been made, pursuant to Section 6.4(b) or 6.4(c), that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within 45 days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (X) advancement of expenses is not timely made pursuant to Section 6.4(a) or (Y) payment of indemnification is not made within 45 days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 6.4(b) or 6.4(c), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in sub-clause (A) or (B) of this clause (ii) (a “Disqualifying Event”); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.
(iii)   The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6.4(d) that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article VI.
(iv)   In the event that the Indemnitee, pursuant to this Section 6.4(d), seeks a judicial adjudication of or an award in arbitration to enforce rights under, or to recover damages for breach of, this Article VI, or in the event of a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication, arbitration or suit. If it shall be determined in such judicial adjudication, arbitration or suit that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication, arbitration or action shall be prorated accordingly.
(e)   Definitions. For purposes of this Article VI:

(i)   “Disinterested Director” means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.
(ii)   “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (x) the Corporation or the Indemnitee in any matter material to either such party or (y) any other party to the Proceeding giving rise to a claim for indemnification under this Article VI. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article VI.
SECTION 6.5   Severability.   If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or enforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
SECTION 6.6   Indemnification of Agents.   Notwithstanding any other provision or provisions of this Article VI, the Corporation, to the fullest extent of the provisions of this Article VI with respect to the indemnification of Indemnitees, may indemnify any person other than an Indemnitee, who is or was an employee or agent of the Corporation or a Covered Entity and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such person, or another person of whom such person is the legal representative, is or was a director, officer, employee or agent of the Corporation or of a Covered Entity, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all expenses, liabilities and losses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee or agent in connection with any such Proceeding, consistent with the provisions of this Article VI with respect to the advancement of expenses of Indemnitees.
ARTICLE VII
CAPITAL STOCK
SECTION 7.1   Certificates for Shares and Uncertificated Shares.
(a)   The shares of stock of the Corporation shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or shall be represented by certificates, or a combination of both. To the extent that shares are represented by certificates, such certificates whenever authorized by the Board shall be in such form as shall be approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation, and sealed with the seal of the Corporation, which may be a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue. Within a reasonable time after the issuance or transfer of uncertificated shares, written notice in accordance with Section 151(f) of the DGCL shall be sent to the registered owner thereof.

(b)   The stock ledger and blank share certificates, if any, shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.
SECTION 7.2   Transfer of Shares.   Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
SECTION 7.3   Registered Stockholders and Addresses of Stockholders.
(a)   The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
(b)   Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be given to such person, and, if any stockholder shall fail to designate such address, corporate notices may be given to such person by mail directed to such person at such person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address.
SECTION 7.4   Lost, Destroyed and Mutilated Certificates.   The holder of any certificate representing any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board, or a committee designated thereby, any officer of the Corporation or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
SECTION 7.5   Regulations.   The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of stock of each class and series of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.
SECTION 7.6   Fixing Date for Determination of Stockholders of Record.   In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
SECTION 7.7   Transfer Agents and Registrars.   The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.
ARTICLE VIII
SEAL
The Board shall approve a suitable corporate seal. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
ARTICLE IX
FISCAL YEAR
The fiscal year of the Corporation shall be as fixed by the Board from time to time. If the Board makes no determination to the contrary, the fiscal year of the Corporation shall end on the 31st day of December in each year.
ARTICLE X
WAIVER OF NOTICE
Whenever any notice whatsoever is required to be given by these By-laws, by the Certificate or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or as otherwise permitted by law, which shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.
ARTICLE XI
AMENDMENTS
These By-laws may be altered, amended or repealed, in whole or in part, or new By-laws may be adopted by the stockholders or by the Board at any meeting thereof; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of such meeting of the stockholders or in the notice of such meeting of the Board and, in the latter case, such notice is given not less than 24 hours prior to the meeting. Unless a higher percentage is required by the Certificate, all such amendments must be approved by either the holders of a majority of the combined voting power of the outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation, voting as a single class, or by a majority of the directors present at any meeting of the Board.
ARTICLE XII
MISCELLANEOUS
SECTION 12.1   Execution of Documents. The Board or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, indentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize (including, without limitation, authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.
SECTION 12.2   Deposits.   All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or any committee thereof or any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee or in these By-laws shall select.
SECTION 12.3   Checks.   All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board or of any committee thereof or by any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee thereof or as set forth in these By-laws.
SECTION 12.4   Proxies in Respect of Stock or Other Securities of Other Corporations.   The Board or any committee thereof shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation or other entity, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.
SECTION 12.5   Subject to Law and Certificate of Incorporation.   All powers, duties and responsibilities provided for in these By-laws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate and applicable laws.

APPENDIX E

MDC PARTNERS INC.
FORM OF PROXY FOR HOLDERS OF COMMON SHARES AND HOLDERS OF PREFERENCE SHARES (COLLECTIVELY, "SHAREHOLDERS") FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [ ], 2020

The undersigned shareholder of MDC Partners Inc. (the "Company"), hereby appoints Irwin D. Simon, Lead Independent Director OR

____

Print the name of the person you are appointing if this person is someone other than the individuals listed above as proxyholder for the undersigned, to attend, act and vote on behalf of the undersigned in accordance with the below directions (or if no directions have been given, as the proxyholder sees fit) at the special meeting of the shareholders of the Company (collectively, the "Shareholders") to be held at [ ] at [ ] [a.m./p.m.] on [ ] (the "Meeting"), and at any and all adjournments or postponements thereof in the same manner, to the same extent and with the same powers as if the undersigned were personally present, with full power of substitution.

2. To vote FOR ☐ OR AGAINST ☐ the resolution to transact such other business as may properly come before the Meeting or any adjournment thereof.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this proxy will be voted FOR by the Company board of directors' (the "Board") appointees or, if you appoint another proxyholder, as that other proxyholder sees fit. On any amendments or variations proposed or any new business properly submitted before the Meeting, I/We authorize you to vote as you see fit.**

____________________	____________________
Signature(s)	Date

Please sign exactly as your name(s) appear on this proxy. Please see reverse for instructions.
All proxies must be received by **[●]**, on **[●]**, 2020.

Notes to Proxy

1. This proxy must be signed by a holder or his or her attorney duly authorized in writing. If you are an individual, please sign exactly as your name appears on this proxy. If the holder is a corporation, a duly authorized officer or attorney of the corporation must sign this proxy, and if the corporation has a corporate seal, its corporate seal should be affixed.

2. If the securities are registered in the name of an executor, administrator or trustee, please sign exactly as your name appears on this proxy. If the securities are registered in the name of a deceased or other holder, the proxy must be signed by the legal representative with his or her name printed below his or her signature, and evidence of authority to sign on behalf of the deceased or other holder must be attached to this proxy.

3. Some holders may own securities as both a registered and a beneficial holder; in which case you may receive more than one copy of the proxy statement/prospectus of the Company dated as of [•] (the "Proxy Statement/Prospectus") and will need to vote separately as a registered and beneficial holder. Beneficial holders may be forwarded either a form of proxy already signed by the intermediary or a voting instruction form to allow them to direct the voting of securities they beneficially own. Beneficial holders should follow instructions for voting conveyed to them by their intermediaries.

4. If a security is held by two or more individuals, any one of them present or represented by proxy at the Meeting may, in the absence of the other or others, vote at the Meeting. However, if one or more of them are present or represented by proxy, they must vote together the number of securities indicated on the proxy.

5. To be treated as valid, this form of proxy must be completed and received by AST TRUST COMPANY (CANADA) no later than [•], on [•], 2020 via the pre-paid business reply envelope provided, or otherwise delivered to AST TRUST COMPANY (CANADA), P.O. Box 721, Agincourt, Ontario M1S 0A1, Attention: Proxy Department, or, if the Meeting is adjourned or postponed, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned or postponed meeting.

6. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the Meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided.

All holders should refer to the Proxy Statement/Prospectus for further information regarding completion and use of this proxy and other information pertaining to the Meeting.

This proxy is solicited by and on behalf of the Board of the Company.

How to Vote

INTERNET

Go to
www.astvotemyproxy.com
Cast your vote online
View Meeting documents

Internet voting is available 24 hours a day and will be accessible until [•], on [•], 2020

To vote using your smartphone,
please scan this QR Code
→

TELEPHONE

Use any touch-tone phone, call toll free in Canada and United States
1-888-489-5760 and follow the voice instructions

Telephone voting is available 24 hours a day and will be accessible until [•], on [•], 2020.

To vote by telephone or Internet you will need your control number. If you vote by Internet or telephone, do not return this proxy.

MAIL, FAX or EMAIL

Complete and return your signed proxy in the envelope provided or send to:

AST Trust Company (Canada)
P.O. Box 721
Agincourt, ON M1S 0A1

You may alternatively fax your proxy to 416-368-2502 or toll free in Canada and United States to 1-866-781-3111 or scan and email to proxyvote@astfinancial.com

All proxies must be received by [•], on [•], 2020.

An undated proxy is deemed to be dated on the day it was received by AST.

QUESTIONS? NEED HELP VOTING?

CONTACT US

North American Toll Free Phone

1.877.659.1821

E-mail: contactus@kingsdaleadvisors.com

Fax: 416.867.2271

Toll Free Facsimile: 1.866.545.5580

Outside North America, Banks and Brokers

Call Collect: 416.867.2272

KINGSDALE Advisors

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.
Indemnification of Directors and Officers.

Under Section 124 of the CBCA, the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful. The aforementioned individuals are entitled to the indemnification described above from the Registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and if the individual fulfills conditions (i) and (ii) above. The Registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out in (i) and (ii) above. The indemnification or the advance of any moneys may be made in connection with a derivative action only with court approval and only if the conditions in (i) and (ii) above are met. Under the CBCA, the Registrant may purchase and maintain insurance for the benefit of any of the aforementioned individuals against any liability incurred by the individual in their capacity as a director or officer of the Registrant, or in their capacity as a director or officer, or similar capacity, of another entity, if the individual acted in such capacity at the Registrant’s request.
The by-law of the Registrant provides that, subject to the limitations contained in the CBCA but without limit to the right of the Registrant to indemnify any person under the CBCA or otherwise, the Registrant shall indemnify every director and officer of the Company and his or her heirs, executors, administrators and other legal personal representatives, against any liability and all costs, charges and expenses that he or she sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him or her for or in respect of anything done or permitted by him or her in respect of the execution of the duties of his or her office; and all other costs, charges and expenses that he or she sustains or incurs in respect of the affairs of the Company.
See above under the heading “Description of Capital Stock — Limitations of Liability and Indemnification Matters” for a description of indemnification provisions and arrangements that will be applicable following the completion of the U.S. Domestication.
Item 21.
Exhibits and Financial Statement Schedules.

(a)   See Exhibit Index.
Item 22.
Undertakings.

The undersigned Registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(5)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(6)   That every prospectus (i) that is filed pursuant to paragraph (5) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one (1) Business Day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(8)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.
(9)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description
3.1	Articles of Amalgamation, dated January 1, 2004 (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on May 10, 2004);
3.1.1	Articles of Continuance, dated June 28, 2004 (incorporated by reference to Exhibit 3.3 to the Company’s Form 10-Q filed on August 4, 2004);
3.1.2	Articles of Amalgamation, dated July 1, 2010 (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on July 30, 2010);
3.1.3	Articles of Amalgamation, dated May 1, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on May 2, 2011);
3.1.4	Articles of Amalgamation, dated January 1, 2013 (incorporated by reference to Exhibit 3.1.4 to the Company’s Form 10-K filed on March 10, 2014);
3.1.5	Articles of Amalgamation, dated April 1, 2013 (incorporated by reference to Exhibit 3.1.5 to the Company’s Form 10-K filed on March 10, 2014);
3.1.6	Articles of Amalgamation, dated July 1, 2013 (incorporated by reference to Exhibit 3.1.6 to the Company’s Form 10-K filed on March 10, 2014);
3.1.7	Articles of Amendment, dated March 7, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on March 7, 2016);
3.1.8	Articles of Amendment, dated March 14, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on March 15, 2019);
3.2	General By-law No. 1, as amended on April 29, 2005 (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K filed on March 16, 2007);
3.3	Form of Certificate of Domestication*
3.4	Form of Certificate of Incorporation of MDC Partners Inc.*
3.5	Form of Bylaws of MDC Partners Inc.*
4.1	Indenture, dated as of March 23, 2016, among the Company, the Guarantors and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on March 23, 2016)
4.1.1	6.50% Senior Notes due 2024 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on March 23, 2016)
5.1	Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP regarding validity of the securities being registered*
8.1	Form of Opinion of Fasken Martineau DuMoulin LLP*
8.2	Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP*
10.1	Second Amended and Restated Credit Agreement, dated as of May 3, 2016, among the Company, Maxxcom Inc., a Delaware corporation, each of their subsidiaries party thereto, Wells Fargo Capital Finance, LLC, as agent, and the lenders from time to time party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on May 4, 2016);
10.1.1	Consent and First Amendment to the Second Amended and Restated Credit Agreement, dated as of May 3, 2016, among the Company, Maxxcom Inc., a Delaware corporation, each of their subsidiaries party thereto, Wells Fargo Bank, N.A., as agent, and the lenders from time to time party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on March 15, 2019);
10.1.2	Second Amendment, dated as of May 29, 2020, to the Second Amended and Restated Credit Agreement, dated as of May 3, 2016, among the Company, Maxxcom Inc., each of their subsidiaries party thereto, Wells Fargo Capital Finance, LLC, as agent and the lenders from time to time party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on June 1, 2020)

Exhibit No.	Description
10.2	Securities Purchase Agreement, by and between MDC Partners Inc. and Broad Street Principal Investments, L.L.C., dated as of February 14, 2017 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on February 15, 2016);
10.3	Securities Purchase Agreement, by and between MDC Partners Inc. and Stagwell Agency Holdings LLC, dated as of March 14, 2019 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on March 15, 2019);
10.4†	Employment Agreement, effective March 18, 2019, by and between the Company and Mark Penn (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed on March 15, 2019);
10.5†	Employment Agreement dated as of May 6, 2019, by and between the Company and Frank Lanuto (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on May 8, 2019);
10.6†	Employment Agreement dated as of May 6, 2019, by and between the Company and Jonathan Mirsky (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on May 8, 2019);
10.7†	Second Amended and Restated Employment Agreement between the Company and David Ross, dated as of February 27, 2017 (incorporated by reference to Exhibit 10.7 to the Company’s Form10-K filed on March 1, 2017);
10.8†	Employment Agreement between the Company and Vincenzo DiMaggio, dated as of May 8, 2018 (incorporated by reference to Exhibit 10.8 to the Company’s 10-K filed on March 18, 2019);
10.9†	Employment Agreement between the Company and Scott Kauffman, dated as of August 6, 2015 (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-K filed on February 26, 2016);
10.9.1†	Succession Agreement between the Company and Scott Kauffman, dated as of September 9, 2018 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on September 12, 2018);
10.10†	Amended and Restated Employment Agreement between the Company and David Doft, dated as of July 19, 2007 (effective August 10, 2007) (incorporated by reference to Exhibit 10.7 to the Company’s Form 10-Q filed on August 7, 2007);
10.10.1†	Amendment No. 1 dated March 7, 2011, to the Amended and Restated Employment Agreement made as of July 19, 2007, by and between the Company and David Doft (incorporated by reference to Exhibit 10.2 to the Company Form 10-Q filed on May 2, 2011;
10.10.2†	Separation and Release Agreement, dated as of May 8, 2019, by and between the Company and David Doft (incorporated by reference to Exhibit 10.5 to the Company’s Form 10-Q filed on May 9, 2019);
10.11†	Amended and Restated Employment Agreement between the Company and Mitchell Gendel, dated as of July 6, 2007 (incorporated by reference to Exhibit 10.5 to the Company’s Form 10-Q filed on August 7, 2007);
10.11.1†	Amendment No. 1 dated March 7, 2011, to the Amended and Restated Employment Agreement made as of July 6, 2007, by and between the Company and Mitchell Gendel (incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q filed on May 2, 2011);
10.11.2†	Separation and Release Agreement, dated as of May 6, 2019, by and between the Company and Mitchell Gendel (incorporated by reference to Exhibit 10.6 to the Company’s Form 10-Q filed on May 9, 2019);
10.12†	Amended and Restated Employment Agreement between the Company and Stephanie Nerlich, dated as of November 1, 2017 (incorporated by reference to Exhibit 10.9 to the Company’s Form 10-K filed on March 1, 2018);

Exhibit No.	Description
10.12.1†	Agreement of Settlement and Release, dated as of June 3, 2019, by and between the Company and Stephanie Nerlich (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on June 6, 2019);
10.13†	Amended and Restated Stock Appreciation Rights Plan, as adopted by the shareholders of the Company at the 2009 Annual and Special Meeting of Shareholders on June 2, 2009 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on June 5, 2009);
10.14†	Amended 2005 Stock Incentive Plan of the Company, as approved and adopted by the shareholders of the Company at the 2009 Annual and Special Meeting of Shareholders on June 2, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s 8-K filed on June 5, 2009);
10.15†	2008 Key Partner Incentive Plan, as approved and adopted by the shareholders of the Company at the 2008 Annual and Special Meeting of Shareholders on May 30, 2008 (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q filed on July 31, 2008);
10.16†	2011 Stock Incentive Plan of the Company, as approved and adopted by the shareholders of the Company on June 1, 2011 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on June 1, 2011);
10.17†	Form of Incentive/Retention Payment letter agreement (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on August 1, 2011);
10.18†	MDC Partners Inc. 2014 Long Term Cash Incentive Compensation Plan, as adopted March 6, 2014, including forms of 2014 Award Agreement (incorporated by reference to Exhibit 10.12 to the Company’s Form 10-K filed on March 10, 2014);
10.19†	2016 Stock Incentive Plan, as amended June 25, 2020 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on June 30, 2020);
10.20†	Form of Financial-Performance Based Restricted Stock Grant Agreement (2017) under the 2016 Stock Incentive Plan (incorporated by reference to Exhibit 10.14.1 to the Company’s 10-K filed on March 1, 2017);
10.21†	Amended Form of Senior Executive Retention Award (December 2018) (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on December 27, 2018);
10.22†	Form of Financial Performance-Based Restricted Stock Agreement (2019) (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q filed on November 6, 2019);
10.23†	Form of Long-Term Cash Incentive Compensation Plan 2019 Award Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q filed on November 6, 2019);
21	Subsidiaries of Registrant (incorporated by reference to Exhibit 21 to the Company’s Form 10-K filed on March 5, 2020);
23.1	Consent of Independent Registered Public Accounting Firm BDO USA, LLP*;
23.3	Consent of Fasken Martineau DuMoulin LLP (contained in Exhibit 8.1)*
23.4	Consent of Cleary Gottlieb Steen & Hamilton LLP (contained in Exhibit 5.1)*
23.5	Consent of Cleary Gottlieb Steen & Hamilton LLP (contained in Exhibit 8.2)*
24.1	Power of Attorney (included on the signature page of this Proxy Statement/Prospectus)*
99.1	Form of Proxy*

*
Filed electronically herewith.

†
Indicates management contract or compensatory plan

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on August 31, 2020.
MDC PARTNERS INC.
/s/ Frank Lanuto

Frank Lanuto
Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
/s/ Vincenzo DiMaggio

Vincenzo DiMaggio
Chief Accounting Officer
Date: August 31, 2020
/s/ Mark Penn

Mark Penn
Chief Executive Officer and Chairman of the Board
Date: August 31, 2020
/s/ Ambassador Charlene Barshefsky

Ambassador Charlene Barshefsky
Director
Date:August 31, 2020
/s/ Asha Daniere

Asha Daniere
Director
Date: August 31, 2020
/s/ Bradley Gross

Bradley Gross
Director
Date: August 31, 2020
/s/ Wade Oosterman

Wade Oosterman
Director
Date: August 31, 2020
/s/ Desirée Rogers

Desirée Rogers
Director
Date: August 31, 2020
/s/ Irwin D. Simon

Irwin D. Simon
Lead Independent Director
Date: August 31, 2020

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of MDC Partners Inc. in the United States, on August 31, 2020.
MDC PARTNERS INC.
By:
/s/ Frank Lanuto

Name:
Frank Lanuto

Title:
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank Lanuto and Vincenzo DiMaggio, jointly and severally, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this registration statement including post-effective amendments, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Exchange Act of 1934, this Proxy Statement/Prospectus has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.
MDC PARTNERS INC.
/s/ Mark Penn

Mark Penn
Chairman of the Board
August 31, 2020
/s/ Ambassador Charlene Barshefsky

Ambassador Charlene Barshefsky
Director
August 31, 2020
/s/ Asha Daniere

Asha Daniere
Director
August 31, 2020
/s/ Bradley Gross

Bradley Gross
Director
August 31, 2020
/s/ Wade Oosterman

Wade Oosterman
Director
August 31, 2020
/s/ Desirée Rogers

Desirée Rogers
Director
August 31, 2020
/s/ Irwin D. Simon

Irwin D. Simon
Lead Independent Director
August 31, 2020